Exhibit 99.2



THIS SOLICITATION IS BEING CONDUCTED TO OBTAIN SUFFICIENT ACCEPTANCES OF A JOINT PREPACKAGED LIQUIDATION PLAN PRIOR TO THE FILING OF VOLUNTARY CASES UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE. BECAUSE NO CHAPTER 11 CASES HAVE YET BEEN COMMENCED, THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING ADEQUATE INFORMATION WITHIN THE MEANING OF
SECTION 1125(a) OF THE BANKRUPTCY CODE. FOLLOWING THE COMMENCEMENT OF THEIR CHAPTER 11 CASES, RADIO UNICA COMMUNICATIONS CORP., AND CERTAIN OF ITS AFFILIATES, EXPECT TO PROMPTLY SEEK AN ORDER OF THE BANKRUPTCY COURT (1) APPROVING (a) THIS DISCLOSURE STATEMENT AS HAVING CONTAINED ADEQUATE INFORMATION AND (b) THE SOLICITATION OF VOTES AND (2) CONFIRMING THE JOINT PREPACKAGED PLAN OF LIQUIDATION DESCRIBED HEREIN.


                              DISCLOSURE STATEMENT


                              DATED OCTOBER 3, 2003


                        PREPETITION SOLICITATION OF VOTES
              WITH RESPECT TO JOINT PREPACKAGED PLAN OF LIQUIDATION

                                       OF

                        RADIO UNICA COMMUNICATIONS CORP.
                            AND ITS AFFILIATE DEBTORS


                     FROM THE HOLDERS OF RADIO UNICA CORP.'S


                     11 3/4% SENIOR DISCOUNT NOTES DUE 2006


 THIS DISCLOSURE STATEMENT SOLICITS ACCEPTANCES OF THE PLAN AND CONTAINS INFORMATION RELEVANT TO A DECISION TO ACCEPT OR REJECT THE PLAN. YOU ARE ENCOURAGED TO READ IT IN ITS ENTIRETY BEFORE MAKING A DECISION TO ACCEPT OR REJECT THE PLAN. NONE OF RADIO UNICA COMMUNICATIONS CORP. OR ITS SUBSIDIARIES HAS FILED A PETITION IN BANKRUPTCY, AND THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY ANY COURT OR GOVERNMENTAL AGENCY.

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                           INTRODUCTION AND DISCLAIMER

          Radio Unica Communications Corp. ("RADIO UNICA") and its affiliate debtors (collectively with Radio Unica, the "DEBTORS") submit this disclosure statement (the "DISCLOSURE STATEMENT") to certain holders of claims against the Debtors in connection with the solicitation of acceptances of the Joint Prepackaged Plan of Liquidation of Radio Unica Communications Corp. and its Affiliate Debtors, dated as of October 3, 2003, as the same may be amended (the "PLAN").

          Unless otherwise defined herein, all initially capitalized terms contained herein have the meanings ascribed to such terms in the Plan.

          This Disclosure Statement describes certain aspects of the Plan, the Debtors' operations, the Debtors' liquidation and projected results if the Debtors were to continue to operate as a going-concern, and other related matters. FOR A COMPLETE UNDERSTANDING OF THE PLAN, YOU SHOULD READ THIS DISCLOSURE STATEMENT, THE PLAN AND THE EXHIBITS THERETO IN THEIR ENTIRETY. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING.

          THE DEBTORS HAVE NOT COMMENCED CASES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE AT THIS TIME.

          BECAUSE NO BANKRUPTCY CASE HAS BEEN COMMENCED, THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY ANY BANKRUPTCY COURT WITH RESPECT TO WHETHER IT CONTAINS ADEQUATE INFORMATION WITHIN THE MEANING OF SECTION 1125(a) OF THE BANKRUPTCY CODE. NONETHELESS, IF CHAPTER 11 CASES ARE SUBSEQUENTLY COMMENCED, THE DEBTORS EXPECT TO PROMPTLY SEEK AN ORDER OF THE BANKRUPTCY COURT APPROVING THIS DISCLOSURE STATEMENT PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE AND DETERMINING THAT THE SOLICITATION OF VOTES ON THE PLAN BY MEANS OF THIS DISCLOSURE STATEMENT WAS IN COMPLIANCE WITH SECTION 1126(b) OF THE BANKRUPTCY CODE.

          NO PERSON IS AUTHORIZED BY THE DEBTORS IN CONNECTION WITH THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION REGARDING THIS DISCLOSURE STATEMENT OR THE PLAN OTHER THAN AS CONTAINED IN THIS DISCLOSURE STATEMENT AND THE EXHIBITS ATTACHED HERETO OR INCORPORATED HEREIN BY REFERENCE OR REFERRED TO HEREIN. IF SUCH INFORMATION OR REPRESENTATION IS GIVEN OR MADE, THEY MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEBTORS.

          THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. ANY CREDITOR DESIRING ANY SUCH ADVICE OR ANY OTHER ADVICE SHOULD CONSULT WITH ITS OWN ADVISORS.

          THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED HEREIN, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE INFORMATION STATED SINCE THE DATE HEREOF.

          CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL, FUTURE RESULTS. Except with respect to the projections set forth in Appendix E to this Disclosure Statement (the "PROJECTIONS"), and the chart entitled "The Estimation" in
Section IX.A "Feasibility of the Plan and Best Interest of Creditors -- Feasibility of the Plan" herein, and except as otherwise specifically and expressly stated herein, this

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Disclosure Statement does not reflect any events that may occur subsequent to the date hereof and that may have a material impact on the information contained in this Disclosure Statement. The Projections are premised on the assumption that the Plan will not be consummated and that the Debtors will instead continue to operate as a going-concern. The Debtors have included these Projections in this Disclosure Statement to enable creditors and interest holders to make a decision with respect to voting on whether to accept or reject the Plan. The Debtors believe that the Plan will be confirmed and consummated, and that therefore the Projections will not be applicable. The Debtors do not intend to update the Projections; thus, the Projections will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Projections. Further, the Debtors do not anticipate that any amendments or supplements to this Disclosure Statement will be distributed to reflect such occurrences. Accordingly, the delivery of this Disclosure Statement shall not under any circumstance imply that the information herein is correct or complete as of any time subsequent to the date hereof.

          THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT, INCLUDING THE INFORMATION REGARDING THE DEBTORS' HISTORY, BUSINESS AND OPERATIONS AND THE HISTORICAL FINANCIAL INFORMATION REGARDING THE DEBTORS IS INCLUDED FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN BUT, AS TO CONTESTED MATTERS AND ADVERSARY PROCEEDINGS WHICH MAY BE COMMENCED UPON THE FILING OF THE DEBTORS' CHAPTER 11 CASES, IS NOT TO BE CONSTRUED AS AN ADMISSION OR A STIPULATION BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

          THE DEBTORS ARE NOT SOLICITING VOTES FROM HOLDERS OF THE DEBTORS' COMMON STOCK. UPON THE COMMENCEMENT OF THEIR CHAPTER 11 CASES, THE DEBTORS WILL ASK THE BANKRUPTCY COURT TO WAIVE ANY SOLICITATION REQUIREMENT WITH RESPECT TO SUCH HOLDERS, DEEMING THEM TO HAVE REJECTED THE PLAN, EVEN THOUGH THEY ARE IMPAIRED AND WILL RECEIVE DISTRIBUTIONS AS A RESULT OF A SETTLEMENT WITH THE PREPETITION SENIOR NOTEHOLDERS, WHICH WILL BE IMPLEMENTED BY THE PLAN.

          THE DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR TO REJECT THE PLAN, AND NOTHING STATED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTOR OR ANY OTHER PARTY, OR BE DEEMED A REPRESENTATION OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR INTERESTS. CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. ALL HOLDERS OF CLAIMS SHOULD CAREFULLY READ AND CONSIDER THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY, INCLUDING SECTION VII, "RISK FACTORS TO BE CONSIDERED," OF THIS DISCLOSURE STATEMENT, BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

          EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, ALL INFORMATION CONTAINED HEREIN HAS BEEN PROVIDED BY THE DEBTORS.

          EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTING FIRM. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This Disclosure Statement contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21C of the Securities Exchange Act of 1934, including statements concerning possible or assumed future results of operations of the Debtors and those preceded by, followed by or that include the word may, will, should, could, expects, plans, anticipates, believes, estimates, predicts, potential, or continue or the negative of such terms and other comparable terminology. You should understand that the factors described below, in addition to those discussed elsewhere in this Disclosure Statement, could affect the Debtors' future results and could cause those results to differ materially from those expressed in such forward-looking statements. These factors include:

      - material adverse changes in economic conditions in the markets we serve;
      -   chapter 11 or chapter 7 filings by customers;
      -   future regulatory actions and conditions in our operating areas;
      -   competition from others in the industry;
      -   increases in labor costs;
      -   failure to obtain new customers or retain existing customers;
      -   inability to carry out strategies; and
      - other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings.

          ANY PROJECTIONS OR OTHER FORWARD-LOOKING ANALYSES CONTAINED HEREIN WERE NOT PREPARED WITH A VIEW TO COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE DEBTORS' INDEPENDENT ACCOUNTANTS HAVE NEITHER COMPILED NOR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF AND, ACCORDINGLY, HAVE NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

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                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
I.    OVERVIEW OF THE DEBTORS AND THE PLAN ............................................................. 1
          A.   BUSINESS OVERVIEW ....................................................................... 1
          B.   EXISTING CAPITAL STRUCTURE .............................................................. 1
          C.   PLAN NEGOTIATIONS ....................................................................... 1
          D.   GENERAL STRUCTURE OF THE PLAN ........................................................... 1
          E.   SUMMARY OF TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN ............................. 2
               1.    OVERVIEW OF TREATMENT ............................................................. 2
               2.    CLASSIFICATION OF DEBTORS' CLAIMS AND INTERESTS ................................... 3

II.   PLAN VOTING INSTRUCTIONS AND PROCEDURES .......................................................... 7
          A.   NOTICE TO HOLDERS OF CLAIMS ............................................................. 7
          B.   SOLICITATION PACKAGE .................................................................... 8
          C.   VOTING PROCEDURES AND BALLOTS AND VOTING DEADLINE ....................................... 8
               1.    BENEFICIAL OWNERS ................................................................. 8
               2.    NOMINEES .......................................................................... 9
               3.    MISCELLANEOUS .................................................................... 10
               4.    DELIVERY OF PREPETITION SENIOR NOTES ............................................. 10
          D.   CONFIRMATION HEARING AND DEADLINE FOR OBJECTIONS TO CONFIRMATION ....................... 10

III.  HISTORY AND STRUCTURE OF THE DEBTORS ............................................................ 11
          A.   OVERVIEW OF BUSINESS OPERATIONS ........................................................ 11
               1.    THE RADIO ASSETS ................................................................. 13
               2.    THE NETWORK ...................................................................... 13
               3.    MASS ............................................................................. 13
          B.   CAPITAL STRUCTURE OF THE COMPANY ....................................................... 14
               1.    MATERIAL PREPETITION DEBT OBLIGATIONS ............................................ 14
               2.    PREPETITION EQUITY ............................................................... 14
          C.   CORPORATE STRUCTURE OF THE COMPANY ..................................................... 15
               1.    CURRENT CORPORATE STRUCTURE ...................................................... 15
               2.    BOARD OF DIRECTORS AND SENIOR OFFICERS ........................................... 15
          D.   PENDING LITIGATION ..................................................................... 16
          E.   EVENTS LEADING TO THE BANKRUPTCY ....................................................... 17
          F.   SALE OF SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS ...................................... 18
               1.    DECISION TO SELL ................................................................. 18
               2.    SALE OF THE RADIO ASSETS ......................................................... 19
               3.    MARKETING AND SALE OF THE NETWORK AND MASS ....................................... 22

V.    THE ANTICIPATED CHAPTER 11 CASES ................................................................ 22
          A.   MOTIONS TO BE FILED .................................................................... 23
               1.    ESTABLISHMENT OF BAR DATE ........................................................ 23
               2.    APPROVAL OF PRE-PETITION SOLICITATION AND SCHEDULING OF CONFIRMATION HEARING ..... 23
               3.    CASH MANAGEMENT SYSTEM ........................................................... 23
               4.    INVESTMENT AND DEPOSIT POLICIES .................................................. 23
               5.    USE OF CASH COLLATERAL ........................................................... 24
               6.    PAYMENT OF  PRE-PETITION TRADE CLAIMS ............................................ 24
               7.    PAYMENT OF PRE-PETITION EMPLOYEE WAGES AND BENEFITS .............................. 24
               8.    RETENTION OF PROFESSIONALS ....................................................... 24

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
               9.    AUTHORIZATION TO PAY BREAK-UP PAYMENT UNDER ASSET PURCHASE
                     AGREEMENT AS ADMINISTRATIVE EXPENSE .............................................. 24
               10.   JOINT ADMINISTRATION ............................................................. 25
               11.   CUSTOMER PROGRAMS ................................................................ 25
               12.   SALES, USE AND OTHER TAXES ....................................................... 25
               13.   UTILITIES ........................................................................ 25
          B.   ANTICIPATED TIMETABLE FOR THE CHAPTER 11 CASES ......................................... 25

VI.   SUMMARY OF THE PLAN OF LIQUIDATION .............................................................. 25
          A.   OVERVIEW OF CHAPTER 11 ................................................................. 26
          B.   OVERALL STRUCTURE OF THE PLAN .......................................................... 27
          C.   CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS ................................... 27
               1.    PROFESSIONAL FEES ................................................................ 27
               2.    ADMINISTRATIVE CLAIMS ............................................................ 28
               3.    PRIORITY TAX CLAIMS .............................................................. 29
               4.    CLASS 1 - NON-TAX PRIORITY CLAIMS ................................................ 29
               5.    CLASS 2 - SECURED LENDER CLAIMS .................................................. 29
               6.    CLASS 3 - OTHER SECURED CLAIMS ................................................... 30
               7.    CLASS 4 - GENERAL UNSECURED CLAIMS ............................................... 30
               8.    CLASS 5 - PREPETITION SENIOR NOTE CLAIMS ......................................... 30
               9.    CLASS 6 - OLD EQUITY INTERESTS ................................................... 30
               10.   CLASS 7 - SUBORDINATED CLAIMS .................................................... 31
               11.   SPECIAL PROVISION REGARDING UNIMPAIRED CLAIMS .................................... 31
          D.   PROVISIONS GOVERNING DISTRIBUTIONS ..................................................... 31
               1.    DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE ........................ 31
               2.    INITIAL DISTRIBUTION AFTER THE EFFECTIVE DATE AND CLOSING OF THE ASSET
                     PURCHASE AGREEMENT ............................................................... 32
               3.    INTERIM DISTRIBUTION IN THE EVENT OF AN INITIAL AND SUBSEQUENT CLOSING ........... 32
               4.    INTEREST ON CLAIMS ............................................................... 32
               5.    DISTRIBUTIONS BY THE REORGANIZED DEBTOR .......................................... 32
               6.    DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS ........... 33
               7.    RECORD DATE FOR DISTRIBUTIONS .................................................... 33
               8.    PREPETITION SENIOR NOTES INDENTURE TRUSTEE AS CLAIM HOLDER ....................... 33
               9.    ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST .................. 34
               10.   MEANS OF CASH PAYMENT ............................................................ 34
               11.   WITHHOLDING AND REPORTING REQUIREMENTS ........................................... 34
               12.   SETOFFS .......................................................................... 34
               13.   FRACTIONAL DOLLARS; DE MINIMUS DISTRIBUTIONS ..................................... 34
          E.   PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS .................. 34
               1.    OBJECTION DEADLINE; PROSECUTION OF OBJECTIONS .................................... 34
               2.    NO DISTRIBUTIONS PENDING ALLOWANCE ............................................... 35
               3.    ACCOUNTS; ESCROWS; RESERVES ...................................................... 35
               4.    DISTRIBUTIONS AFTER ALLOWANCE .................................................... 35

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
          F.   MEANS FOR IMPLEMENTATION OF THE PLAN ................................................... 36
               1.    ASSET PURCHASE AGREEMENT; TRANSFER OF PURCHASE ASSETS FREE AND CLEAR ............. 36
               2.    SUBSTANTIVE CONSOLIDATION ........................................................ 36
               3.    MERGER OF SUBSIDIARIES INTO RADIO UNICA. ......................................... 38
               4.    CONTINUED CORPORATE EXISTENCE AND DISSOLUTION OF REORGANIZED RADIO UNICA. ........ 39
               5.    CERTIFICATE OF INCORPORATION ..................................................... 39
               6.    DIRECTORS AND OFFICERS; EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS ............. 39
               7.    THE PLAN ADMINISTRATOR ........................................................... 39
               8.    NO REVESTING OF ASSETS ........................................................... 42
               9.    PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT OF LITIGATION ....................... 42
               10.   CREDITORS' COMMITTEE AND PLAN COMMITTEE .......................................... 42
               11.   CANCELLATION OF SECURITIES, INSTRUMENTS AND AGREEMENTS EVIDENCING
                     CLAIMS AND INTERESTS ............................................................. 44
               12.   SOURCES OF CASH FOR PLAN DISTRIBUTIONS ........................................... 44
               13.   EXEMPTION FROM TRANSFER TAXES .................................................... 44
          G.   TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES .................................. 45
               1.    REJECTED CONTRACTS AND LEASES .................................................... 45
               2.    BAR TO REJECTION DAMAGES ......................................................... 45
               3.    ASSUMED CONTRACTS AND LEASES; ASSUMPTION OF ASSET PURCHASE AGREEMENT ............. 45
          H.   CONFIRMATION AND CONSUMMATION OF THE PLAN .............................................. 45
               1.    CONDITIONS TO CONFIRMATION ....................................................... 45
               2.    EFFECTIVE DATE ................................................................... 46
               3.    CONSEQUENCES OF NON-OCCURRENCE OF EFFECTIVE DATE ................................. 46
          I.   EFFECT OF PLAN CONFIRMATION ............................................................ 46
               1.    BINDING EFFECT ................................................................... 46
               2.    RELEASES ......................................................................... 46
               3.    DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS ................................. 47
               4.    EXCULPATION AND LIMITATION OF LIABILITY .......................................... 47
               5.    INJUNCTION ....................................................................... 48
               6.    TERM OF BANKRUPTCY INJUNCTION OR STAYS ........................................... 48
               7.    INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES ............................. 48
               8.    COMPENSATION AND BENEFIT PROGRAMS ................................................ 49
          J.   SUMMARY OF OTHER PROVISIONS OF THE PLAN ................................................ 49
               1.    EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS .................................. 49
               2.    CORPORATE ACTION ................................................................. 49
               3.    BAR DATES FOR CERTAIN CLAIMS ..................................................... 49
               4.    PAYMENT OF STATUTORY FEES ........................................................ 50
               5.    AMENDMENT OR MODIFICATION OF THE PLAN ............................................ 50
               6.    REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION ...................................... 50
               7.    RETENTION OF JURISDICTION ........................................................ 51

VII.  RISK FACTORS TO BE CONSIDERED ................................................................... 51
          A.   NON-CONFIRMATION OR DELAY OF CONFIRMATION OF THE PLAN .................................. 51
          B.   FAILURE TO CONSUMMATE OR DELAY IN CONSUMMATION OF THE ASSET SALE ....................... 51
          C.   METHODS OF SOLICITATION ................................................................ 51
          D.   CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS ............................ 52

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
VIII. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ........................................ 53
          A.   GENERAL ................................................................................ 53
          B.   U.S. FEDERAL INCOME TAX CONSEQUENCES TO A HOLDER OF A PREPETITION SENIOR
               NOTE CLAIM ............................................................................. 54
               1.    GENERAL .......................................................................... 54
               2.    MARKET DISCOUNT .................................................................. 54
               3.    ACCRUED INTEREST ................................................................. 54
          C.   INFORMATION REPORTING AND BACKUP WITHHOLDING ........................................... 55

IX.   FEASIBILITY OF THE PLAN AND BEST INTEREST OF CREDITORS .......................................... 55
          A.   FEASIBILITY OF THE PLAN ................................................................ 55
          B.   ACCEPTANCE OF THE PLAN ................................................................. 56
          C.   BEST INTERESTS TEST .................................................................... 56
          D.   CONFIRMATION WITHOUT ACCEPTANCE OF ALL IMPAIRED CLASSES:
               THE 'CRAMDOWN' ALTERNATIVE ............................................................. 57

X.    ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN ....................................... 59

XI.   THE SOLICITATION ................................................................................ 59
          A.   PARTIES IN INTEREST ENTITLED TO VOTE ................................................... 59
          B.   CLASSES IMPAIRED UNDER THE PLAN ........................................................ 60
          C.   NO REVOCATION; WAIVERS OF DEFECTS, IRREGULARITIES ...................................... 60
          D.   FURTHER INFORMATION; ADDITIONAL COPIES ................................................. 60

XII.  CONCLUSION AND RECOMMENDATION ................................................................... 61

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                               TABLE OF APPENDICES

APPENDIX                               NAME
--------                               ----
Appendix A           Joint Prepackaged Plan of Liquidation of Radio Unica Communications Corp.
                     and its Affiliate Debtors

Appendix B           Form 10-Q for Radio Unica Communications Corp. for Fiscal Quarter Ended
                     June 30, 2003

Appendix C           Corporate Organization Chart for Radio Unica Communications Corp. and its
                     Subsidiaries

Appendix D           Liquidation Analysis

Appendix E           Projections

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                     I. OVERVIEW OF THE DEBTORS AND THE PLAN

     This Disclosure Statement contains, among other things, descriptions and summaries of provisions of the Plan.

     THE FOLLOWING OVERVIEW IS A GENERAL SUMMARY ONLY, WHICH IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED DISCUSSIONS, INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS DISCLOSURE STATEMENT AND THE PLAN. A COPY OF THE PLAN IS ANNEXED HERETO AS APPENDIX A.

A.   BUSINESS OVERVIEW

     Radio Unica Communications Corp. ("RADIO UNICA") and certain of its direct and indirect subsidiaries (together with Radio Unica, the "COMPANY" or the "DEBTORS") produce, broadcast and distribute Spanish-language radio programming in the United States. The Company is the only national Spanish-language AM radio network in the U.S., broadcasting 24 hours a day, seven days a week. The Company employs approximately 260 employees and operates fifteen radio stations in thirteen cities nationwide.

B.   EXISTING CAPITAL STRUCTURE

     The principal obligations for funded debt on the Company's balance sheet are (i) obligations outstanding under the amended and restated credit agreement, dated as of June 25, 2002 (the "PREPETITION CREDIT AGREEMENT"), among Radio Unica Corp. ("RU CORP.") and subsidiaries as borrowers, General Electric Capital Corporation ("GECC"), as Prepetition Agent, and the lenders identified therein (including their respective successors and assigns, the "PREPETITION LENDERS"), which are secured by substantially all of the Company's assets and aggregate approximately $20 million as of August 31, 2003, and (ii) obligations outstanding under RU Corp.'s 11 3/4% Senior Discount Notes due 2006 (the "PREPETITION SENIOR NOTES"), which are unsecured and which total approximately $159,636,000 (inclusive of principal and accrued interest) as of August 31, 2003. The Company also has outstanding obligations to various suppliers, performers, vendors and service providers.

C.   PLAN NEGOTIATIONS

     The Company began to actively solicit parties interested in the acquisition of the Company in March 2003. After considering five proposals in July 2003, Radio Unica's board of directors decided to pursue the offer from Multicultural Radio Broadcasting Inc. and its affiliates ("MULTICULTURAL"). In early August 2003, the Company disclosed Multicultural's proposal to the ad hoc committee of holders of Prepetition Senior Notes (the "PREPETITION NOTEHOLDER COMMITTEE") and commenced negotiations with them regarding a plan of liquidation. These negotiations have resulted in the compromise reflected in the Plan.

     The Company intends to file the Plan and this Disclosure Statement upon the commencement of voluntary cases under chapter 11 of the Bankruptcy Code. If the requisite acceptances of the Plan have been obtained prior to such filing, the Company will seek approval of this Disclosure Statement and consummation of the Plan as quickly as possible.

D.   GENERAL STRUCTURE OF THE PLAN

     Under the Plan, there are three classes of Impaired Claims or Interests:
Class 5 Prepetition Senior Note Claims, Class 6 Old Equity Interests and Class 7 Subordinated Claims. All other Claims are Unimpaired by the Plan and will receive Cash payment or such other treatment that will not impair such Holders under section 1124 of the Bankruptcy Code on account of their Allowed Claims as provided in the Plan. The Holders of Unimpaired Claims are deemed to have accepted the Plan and are not entitled to vote on it. The Debtors are soliciting acceptances of the Plan from the Holders of the Class 5 Prepetition Senior Note Claims, but are not soliciting the Holders of Class 6 Old Equity Interests, and will seek an order (the

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"SOLICITATION ORDER") from the Bankruptcy Court providing that, INTER ALIA,
Holders of Class 6 Old Equity Interests are deemed to have rejected the Plan and are not entitled to vote on it. Holders of Class 7 Subordinated Claims are not entitled to any distribution under the Plan and are therefore deemed to have rejected it.

     The Plan provides for the liquidation of the Debtors' assets and distribution of Cash to the Debtors' creditors and Interest Holders. The Company has divided its assets into three different groups, which will be sold separately: (i) the Company's FCC licenses ("FCC LICENSES"), broadcast equipment, transmission towers, and related assets (collectively, the "RADIO ASSETS"), (ii) the assets of Radio Unica Network Inc. ("RADIO NETWORK"), consisting primarily of the Company's programing and related assets (the "NETWORK"), and (iii) and its equity interest in Mass Promotions Inc. ("MASS"), a non-filing subsidiary of RU Corp., which provides integrated promotional and merchandising services to the Hispanic market. The Company has entered into the asset purchase agreement (the "ASSET PURCHASE AGREEMENT"), dated as of October 3, 2003, as may be amended or modified, among Multicultural, Radio Unica, and RU Corp., for the sale of the Radio Assets (the "ASSET SALE"). Pursuant to the Asset Purchase Agreement, Multicultural has agreed to purchase the Radio Assets for approximately $149.5 million in Cash, subject to certain adjustments and contingencies, which will be distributed pursuant to the Plan. In addition, the Company has been marketing the Network and MASS for sale, and intends to liquidate these remaining assets in the near future. The Plan and the proposed distributions according to the Plan are not dependent upon the Company realizing any value from the sale of the Network or MASS.

     THE COMPANY INTENDS TO SEEK A COURT ORDER AUTHORIZING IT TO CONTINUE OPERATING ITS BUSINESSES IN CHAPTER 11 IN THE ORDINARY COURSE AND TO PAY ITS EMPLOYEES, TRADE CREDITORS AND CERTAIN OTHER CREDITORS IN FULL AND ON TIME DURING THE PENDENCY OF THE CHAPTER 11 CASES.

     The Plan is predicated upon entry of an order substantively consolidating the Debtors with respect to all actions associated with confirmation and consummation of the Plan. SEE Section VI.F.2 "Summary of the Plan of Liquidation -- Means for Implementation of the Plan -- Substantive Consolidation" herein.

E.   SUMMARY OF TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN

 1.  OVERVIEW OF TREATMENT

     As contemplated by the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified under the Plan. Allowed Administrative Claims are to be paid in full on the later of the Effective Date or the date upon which there is a Final Order allowing such Administrative Claims. SEE Section VI.C "Summary of the Plan of Liquidation -- Classification and Treatment of Claims and Interests" for a summary of the treatment proposed under the Plan for Administrative Claims and Priority Tax Claims.

     In addition, the Plan provides for payment in full of Non-Tax Priority Claims, Secured Lender Claims, Other Secured Claims and General Unsecured Claims or such other treatment that will not impair such Holders under section 1124 of the Bankruptcy Code.

     The below table summarizes the classification and treatment of the prepetition Claims and Interests under the Plan. For certain classes of Claims, estimated percentage recoveries are also set forth below. Estimated percentage recoveries have been calculated based upon a number of assumptions, including the estimated realizable value ascribed to the Company's assets.

     Estimated Claim amounts for each Class set forth below are based upon the Debtors' review of their books and records. With respect to the General Unsecured Claims in Class 4, such estimated claim amounts include estimates of a number of Claims that are contingent, disputed, and/or unliquidated. The Holders of Prepetition Senior Note Claims have agreed to receive 70% of the principal amount of their

Allowed Prepetition Senior Note Claims and to waive any interest accruing on such claims. The Holders of Prepetition Senior Note Claims have agreed to receive less than General Unsecured Creditors, and to provide value to the Holders of Old Equity Interests. Absent a willingness on the part of the Holders of Prepetition Senior Note Claims to provide value to Holders of Old Equity Interests, Holders of Old Equity Interests would most likely not receive any value under the Plan. Nevertheless, to facilitate consummation of the Plan, Holders of approximately 93% of Prepetition Senior Note Claims have agreed to provide to Holders of Old Equity Interests Cash equal to the Remaining Proceeds, PROVIDED, HOWEVER, in the event the Remaining Proceeds to be distributed to Holders of Allowed Class 6 Old Equity Interests exceeds in the aggregate 30% of the Allowed Prepetition Senior Note Claim (representing the value given up by such Class), any Remaining Proceeds in excess of such amount will be distributed equally between Holders of Allowed Class 6 Old Equity Interests and Allowed Class 7 Subordinated Claims.

     The Company intends to seek to consummate the Plan and cause the Effective Date to occur within six months from the Petition Date. There can be no assurance, however, as to when or whether the Effective Date will occur. There are several conditions to consummation of the Plan, including the approval by the Federal Communications Commission (the "FCC") of the transfers contemplated by the Asset Purchase Agreement, which could delay the Effective Date. See
Section VII "Risk Factors to be Considered" for a further discussion of certain factors which could delay the occurrence of the Effective Date.

     The Debtors believe that the Plan provides distributions to all Classes of Claims that reflect an appropriate resolution of the Claims, taking into account the differing nature and priority of such Claims.

 2.  CLASSIFICATION OF DEBTORS' CLAIMS AND INTERESTS

              DESCRIPTION AND AMOUNT
              OF CLAIMS OR INTERESTS                                 SUMMARY OF TREATMENT
              ----------------------                                 --------------------
CLASS 1 (NON-TAX PRIORITY CLAIMS)                        CLASS 1 IS UNIMPAIRED BY THE PLAN. Each Holder of
                                                         an Allowed Class 1 Claim is conclusively presumed
Class 1 consists of all Claims, other than               to have accepted the Plan and is not entitled to vote
Administrative Claims or Priority Tax Claims,            to accept or reject the Plan.
that are entitled to priority in payment pursuant
to section 507(a) of the Bankruptcy Code.                The legal, equitable and contractual rights of the
                                                         Holders of Class 1 Claims are unaltered by the Plan.
                                                         On, or as soon as reasonably practicable after, (i) the
                                                         Distribution Date if such Class 1 Claim is an
                                                         Allowed Class 1 Claim on the Effective Date or (ii)
                                                         the date on which such Class 1 Claim becomes an
                                                         Allowed Class 1 Claim, each Holder of an Allowed
                                                         Class 1 Claim will receive in full satisfaction,
                                                         settlement of, and in exchange for, such Allowed
                                                         Class 1 Claim: (A) Cash in accordance with the
                                                         terms thereof or (B) such other treatment as to which
                                                         the Holder of such Claim and the Debtors, the
                                                         Reorganized Debtor or the Plan Administrator agree
                                                         in writing.

                                                         ESTIMATED PERCENTAGE RECOVERY: 100%

              DESCRIPTION AND AMOUNT
              OF CLAIMS OR INTERESTS                                 SUMMARY OF TREATMENT
              ----------------------                                 --------------------
CLASS 2 (SECURED LENDER CLAIMS)                          CLASS 2 IS UNIMPAIRED BY THE PLAN. Each Holder of
                                                         an Allowed Class 2 Claim is conclusively presumed
Class 2 consists of the secured Claims of the            to have accepted the Plan and is not entitled to vote
Prepetition Lenders under the Prepetition Credit         to accept or reject the Plan.
Agreement, which Claims will be deemed,
pursuant to section 506 of the Bankruptcy Code,          The legal, equitable and contractual rights of the
Allowed pursuant to the Plan in an aggregate             Holders of Class 2 Claims are unaltered by the Plan.
amount to be established in the Confirmation             On, or as soon as reasonably practicable after, (i) the
Order.                                                   Distribution Date if such Class 2 Claim is an
                                                         Allowed Class 2 Claim on the Effective Date or (ii)
                                                         the date on which such Class 2 Claim becomes an
                                                         Allowed Class 2 Claim, each Holder of an Allowed
                                                         Class 2 Claim will receive in full satisfaction,
                                                         settlement of, and in exchange for, such Allowed
                                                         Class 2 Claim: (A) Cash equal to the amount of such
                                                         Allowed Class 2 Claim or (B) such less favorable
                                                         treatment as to which the Debtors, the Reorganized
                                                         Debtor or the Plan Administrator and the Holder of
                                                         such Allowed Secured Lender Claim have agreed
                                                         upon in writing; PROVIDED THAT no Holder of an
                                                         Allowed Class 2 Claim will retain any Claim, lien or
                                                         other interest in respect of the Purchased Assets. As
                                                         of the Effective Date, all of the Prepetition Lender's
                                                         mortgages, deeds of trust, liens, pledges or other
                                                         security interests against or in the property of any
                                                         Debtor's Estate will be fully released and discharged,
                                                         and all of the right, title and interest of any holder of
                                                         such mortgages, deeds of trust, liens, pledges or
                                                         other security interests will revert to the Debtors'
                                                         Estates.

                                                         ESTIMATED PERCENTAGE RECOVERY: 100%

CLASS 3 (OTHER SECURED CLAIMS)                           CLASS 3 IS UNIMPAIRED BY THE PLAN. Each Holder of
                                                         an Allowed Class 3 Claim is conclusively presumed
Class 3 consists of all Claims (other than               to have accepted the Plan and is not entitled to vote
Administrative Claims or Secured Lender                  to accept or reject the Plan.
Claims) that are secured by a lien on property in
which a Debtor's Estate has an interest or that is       The legal, equitable and contractual rights of the
subject to setoff under section 553 of the               Holders of Class 3 Claims are unaltered by the Plan.
Bankruptcy Code, to the extent of the value of           On, or as soon as reasonably practicable after, (i) the
the Claim Holder's interest in the applicable            Distribution Date if such Class 3 Claim is an
Estate's interest in such property or to the extent      Allowed Class 3 Claim on the Effective Date or (ii)
of the amount subject to setoff, as applicable, as       the date on which such Class 3 Claim becomes an
determined pursuant to section 506(a) of the             Allowed Class 3 Claim, each Holder of an Allowed
Bankruptcy Code or, in the case of the setoff,           Class 3 Claim will receive in full satisfaction,
pursuant to section 553 of the Bankruptcy Code.          settlement of, and in exchange for, such Allowed
                                                         Class 3 Claim: (A) Cash equal to the amount of such
                                                         Allowed Class 3 Claim or (B) such less favorable

              DESCRIPTION AND AMOUNT
              OF CLAIMS OR INTERESTS                                 SUMMARY OF TREATMENT
              ----------------------                                 --------------------
                                                         treatment as to which the Debtors, the Reorganized
                                                         Debtor or the Plan Administrator and the Holder of
                                                         such Allowed Other Secured Claim have agreed
                                                         upon in writing; PROVIDED THAT no Holder of an
                                                         Allowed Class 3 Claim will retain any Claim, lien or
                                                         other interest in respect of the Purchased Assets. As
                                                         of the Effective Date, all of the mortgages, deeds of
                                                         trust, liens, pledges or other security interests against
                                                         or in the property of any Debtor's Estate held by any
                                                         Holder of an Other Secured Claim will be fully
                                                         released and discharged, and all of the right, title and
                                                         interest of any holder of such mortgages, deeds of
                                                         trust, liens, pledges or other security interests will
                                                         revert to the Debtors' Estates.

                                                         ESTIMATED PERCENTAGE RECOVERY: 100%

CLASS 4 (GENERAL UNSECURED CLAIMS)                       CLASS 4 IS UNIMPAIRED. Each Holder of an Allowed
                                                         Class 4 Claim is conclusively presumed to have
Class 4 consists of all Claims that are not              accepted the Plan and is not entitled to vote to accept
Administrative Claims, Priority Tax Claims,              or reject the Plan.
Non-Tax Priority Claims, Secured Lender
Claims, Other Secured Claims, Prepetition                The legal, equitable and contractual rights of the
Senior Note Claims, Intercompany Claims or               Holders of Class 4 Claims are unaltered by the Plan.
Subordinated Claims.                                     On, or as soon as reasonably practicable after, (i) the
                                                         Distribution Date if such Class 4 Claim is an
                                                         Allowed Class 4 Claim on the Effective Date or (ii)
                                                         the date on which such Class 4 Claim becomes an
                                                         Allowed Class 4 Claim, each Holder of an Allowed
                                                         Class 4 Claim will receive in full satisfaction,
                                                         settlement of, and in exchange for, such Allowed
                                                         Class 4 Claim: (A) Cash in accordance with the
                                                         terms thereof or (B) such other treatment as to which
                                                         the Holder of such Claim and the Debtors, the
                                                         Reorganized Debtor or the Plan Administrator agree
                                                         in writing.

                                                         ESTIMATED PERCENTAGE RECOVERY: 100%

CLASS 5 (PREPETITION SENIOR NOTE CLAIMS)                 CLASS 5 IS IMPAIRED. Each Holder of an Allowed
                                                         Class 5 Claim is entitled to vote to accept or reject
Class 5 consists of all claims arising from or           the Plan.
related to the 11 3/4% Senior Notes due August 1,
2006, issued by RU Corp. under the Prepetition           Each Holder of an Allowed Prepetition Senior Note
Senior Note Indenture. The Prepetition Senior            Claim will receive Cash equal to 70% of the
Note Claims are Allowed in the aggregate                 principal amount of such Allowed Prepetition Senior
principal amount of $158,088,000 million. No             Note Claim. Holders of Allowed Class 5 Prepetition
amounts will be Allowed on account of any                Senior Note Claims will not receive any distribution
interest.                                                on account of interest accruing on the principal

              DESCRIPTION AND AMOUNT
              OF CLAIMS OR INTERESTS                                 SUMMARY OF TREATMENT
              ----------------------                                 --------------------
Estimated Amount of Allowed Claims:                      amount of such Allowed Class 5 Prepetition Senior
$158,088,000                                             Note Claims.

                                                         ESTIMATED PERCENTAGE RECOVERY: 70%

CLASS 6 (OLD EQUITY INTERESTS)                           CLASS 6 IS IMPAIRED. Each Holder of a Class 6
                                                         Interest is conclusively presumed to have rejected
Class 6 consists of all Interests directly arising       the Plan and is not entitled to vote to accept or reject
from, under, or relating in any way to, the              the Plan.
common stock of Radio Unica outstanding
immediately prior to the Petition Date, including        Old Equity is not entitled to, and will not receive or
treasury stock and all options, warrants, calls,         retain, any property or interest in property on
rights, puts, awards, commitments, or any other          account of such Old Equity. The Plan is predicated
agreements of any character to acquire such              upon, among other things, an agreement to the terms
common stock, but excluding Subordinated                 of the Plan by the Holders of Prepetition Senior
Claims.                                                  Note Claims and Holders of Old Equity Interests.
                                                         The Prepetition Senior Note Claims are of the same
                                                         priority as General Unsecured Claims, and are senior
                                                         to the Subordinated Claims and Old Equity Interests.
                                                         The Holders of Prepetition Senior Note Claims have
                                                         agreed to receive less than General Unsecured
                                                         Creditors, and to provide value to the Holders of Old
                                                         Equity Interests. Absent a willingness on the part of
                                                         the Holders of Prepetition Senior Note Claims to
                                                         provide value to Holders of Old Equity Interests,
                                                         Holders of Old Equity Interests would not receive
                                                         any value under the Plan. Nevertheless, to facilitate
                                                         consummation of the Plan, Holders of
                                                         approximately 93% of Prepetition Senior Note
                                                         Claims have agreed to provide to Holders of Old
                                                         Equity Interests Cash equal to the Remaining
                                                         Proceeds, PROVIDED, HOWEVER, in the event the
                                                         Remaining Proceeds to be distributed to Holders of
                                                         Allowed Class 6 Old Equity Interests exceeds in the
                                                         aggregate 30% of the Allowed Prepetition Senior
                                                         Note Claim (representing the value given up by such
                                                         Class), any Remaining Proceeds in excess of such
                                                         amount will be distributed equally between Holders
                                                         of Allowed Class 6 Old Equity Interests and Allowed
                                                         Class 7 Subordinated Claims.

                                                         ESTIMATED RECOVERY FROM THE PREPETITION SENIOR
                                                         NOTEHOLDERS APPROXIMATELY $0.47 TO $1.03 PER
                                                         SHARE

              DESCRIPTION AND AMOUNT
              OF CLAIMS OR INTERESTS                                 SUMMARY OF TREATMENT
              ----------------------                                 --------------------
CLASS 7 (SUBORDINATED CLAIMS)                            CLASS 7 IS IMPAIRED. Each Holder of a Class 7
                                                         Claim is conclusively presumed to have rejected the
Class 7 consists of all Claims that are                  Plan and is not entitled to vote to accept or reject the
subordinated pursuant to section 510(b) or               Plan.
510(c) of the Bankruptcy Code, and include any
Claims arising from the rescission of a purchase         The Holders of Subordinated Claims will not receive
or sale of any Old Equity, any Claims for                any distribution on account of such Subordinated
damages arising from the purchase or sale of             Claims, PROVIDED, HOWEVER, in the event the
Old Equity, and any Claims for reimbursement,            Remaining Proceeds to be distributed to Holders of
contribution, or indemnification on account of           Allowed Class 6 Old Equity Interests exceeds in the
any such Claims.                                         aggregate 30% of the Allowed Prepetition Senior
                                                         Note Claim (representing the value given up by such
                                                         Class), any Remaining Proceeds in excess of such
                                                         amount will be distributed equally between Holders
                                                         of Allowed Class 6 Old Equity Interests and Allowed
                                                         Class 7 Subordinated Claims. The Plan does not
                                                         prejudice or impair any rights of a Holder of a
                                                         Subordinated Claim to seek recovery under any
                                                         policy of insurance under which a Debtor is an
                                                         insured. The Plan will not expand the scope of, or
                                                         alter in any other way, the insurers' obligations under
                                                         their policies, and the insurers will retain any and all
                                                         defenses to coverage that they may have.

                                                         ESTIMATED PERCENTAGE RECOVERY: 0%

   THE DEBTORS BELIEVE THAT THE PLAN PROVIDES THE BEST RECOVERIES POSSIBLE FOR HOLDERS OF CLAIMS AGAINST THE DEBTORS AND THUS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

                   II. PLAN VOTING INSTRUCTIONS AND PROCEDURES

A.   NOTICE TO HOLDERS OF CLAIMS

     This Disclosure Statement will be transmitted to Holders of Claims that are entitled under the Bankruptcy Code to vote on the Plan. Holders of Claims in Class 5 are the only Holders of Claims or Interests that are entitled to vote on the Plan. The purpose of this Disclosure Statement is to provide adequate information to enable such Holders to make a reasonably informed decision with respect to the Plan prior to exercising their right to vote to accept or reject the Plan. The Holders of Claims in Classes 1 through 4 are unimpaired by the Plan and are deemed to accept it. Provided that the Bankruptcy Court enters the Solicitation Order, holders of Interests in Class 6 will be deemed to reject the Plan. The Holders of Claims in Class 7 will not receive or retain any property under the Plan and are also deemed to reject it.

     ALL HOLDERS OF CLASS 5 CLAIMS AGAINST THE DEBTORS ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND ITS APPENDICES CAREFULLY AND IN THEIR ENTIRETY BEFORE DECIDING TO VOTE EITHER TO ACCEPT OR TO REJECT THE PLAN. This Disclosure Statement contains important information about the Plan, and important considerations pertinent to acceptance or rejection of the Plan.

     THIS DISCLOSURE STATEMENT IS THE ONLY DOCUMENT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN. No solicitation of votes may be made except after distribution of this Disclosure Statement, and no person has been authorized to distribute any information concerning the Company other than the information contained herein.

B.   SOLICITATION PACKAGE

     In soliciting votes for the Plan pursuant to this Disclosure Statement from the Holders of Claims in Class 5, the Debtors will also send copies of the Plan and one or more Ballots (and return envelopes) to be used by you in voting to accept or to reject the Plan.

C.   VOTING PROCEDURES AND BALLOTS AND VOTING DEADLINE

     After carefully reviewing the Plan, this Disclosure Statement and the detailed instructions accompanying your Ballot, please indicate your acceptance or rejection of the Plan by voting in favor of or against the Plan on the enclosed Ballot. Please complete and sign your original Ballot (copies will not be accepted) and return it in the envelope provided.

     THE VOTING DEADLINE IS OCTOBER 27, 2003 AT 5:00 P.M. (PREVAILING EASTERN
TIME).

     IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT (AND/OR THE MASTER BALLOT CAST ON YOUR BEHALF) MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE BALLOT AND RECEIVED NO LATER THAN THE VOTING DEADLINE BY INNISFREE M&A INCORPORATED (THE "VOTING AGENT").

     If you have any questions about the procedure for voting your Claim or with respect to the packet of materials that you have received or the amount of your Claim, or if you wish to obtain an additional copy of the Plan, this Disclosure Statement or any appendices or exhibits to such documents, please contact:

                           Innisfree M&A Incorporated
                               501 Madison Avenue
                            New York, New York 10022
                                 (877) 750-2689
                      Banks and Brokers call (212) 750-5833

     The Voting Record Date for determining which holders of Prepetition Senior Notes are entitled to vote on the Plan is October 1, 2003. The Indenture Trustee for the Prepetition Senior Notes will not vote on behalf of the holders of such notes; holders must submit their own Ballots. Once submitted, Ballots are irrevocable.

 1.  BENEFICIAL OWNERS

     (a) A beneficial owner holding Prepetition Senior Notes as record holder in its own name should vote on the Plan by completing and signing the enclosed Ballot and returning it directly to the Voting Agent on or before the Voting Deadline using the enclosed self-addressed, postage-paid envelope.

     (b) A beneficial owner holding Prepetition Senior Notes in "street name" through a nominee may vote on the Plan by one of the following two methods (as selected by such beneficial owner's nominee):

         (i) Complete and sign the enclosed beneficial owner Ballot. Return the Ballot to your nominee as promptly as possible and in sufficient time to allow such nominee to process the Ballot and return it to the Voting Agent by the Voting Deadline. If no self-addressed, postage-paid envelope was enclosed for this purpose, contact the Voting Agent or your nominee for instructions; or

         (ii) Complete and sign the pre-validated Ballot (as described below) provided to you by your nominee. Return the pre-validated Ballot to the Voting Agent by the Voting Deadline using the return envelope provided in the solicitation package.

     Any Ballot returned to a nominee by a beneficial owner will not be counted for purposes of acceptance or rejection of the Plan until such nominee properly completes and delivers to the Voting Agent that Ballot or a Master Ballot that reflects the vote of such beneficial owner.

     If any beneficial owner owns Prepetition Senior Notes through more than one nominee, such beneficial owner may receive multiple mailings containing the Ballots. The beneficial owner should execute a separate Ballot for each block of Prepetition Senior Notes that it holds through any particular nominee and return each Ballot to the respective nominee in the return envelope provided therewith. Beneficial owners who execute multiple Ballots with respect to Prepetition Senior Notes held through more than one nominee must indicate on each Ballot the names of ALL such other nominees and the additional amounts of such Prepetition Senior Notes so held and voted. If a beneficial owner holds a portion of the Prepetition Senior Notes through a nominee and another portion as a record holder, the beneficial owner should follow the procedures described in subparagraph (1) (a) above to vote the portion held of record and the procedures described in subparagraph (1) (b) above to vote the portion held through a nominee or nominees.

 2.  NOMINEES

     A nominee that on the Voting Record Date is the registered holder of Prepetition Senior Notes for a beneficial owner can obtain the votes of the beneficial owners of such Prepetition Senior Notes, consistent with customary practices for obtaining the votes of securities held in "street name," in one of the following two ways:

     (a) PRE-VALIDATED BALLOTS. The nominee may "pre-validate" a Ballot by (i) signing the Ballot; (ii) indicating on the Ballot the name of the registered holder, the amount of Prepetition Senior Notes held by the nominee for the beneficial owner, and the account numbers for the accounts in which such Prepetition Senior Notes are held by the nominee; and (iii) forwarding such Ballot, together with the Disclosure Statement, return envelope and other materials requested to be forwarded, to the beneficial owner for voting. The beneficial owner must then complete the information requested in the Ballot, review the certifications contained in the Ballot, and return the Ballot directly to Innisfree in the pre-addressed, postage-paid envelope so that it is RECEIVED by the Voting Agent before the Voting Deadline. A list of the beneficial owners to whom "pre-validated" Ballots were delivered should be maintained by nominees for inspection for at least one year from the Voting Deadline; or

     (b) MASTER BALLOTS. If the nominee elects not to prevalidate Ballots, the nominee may obtain the votes of beneficial owners by forwarding to the beneficial owners the unsigned Ballots, together with the Disclosure Statement, a return envelope provided by, and addressed to, the nominee, and other materials requested to be forwarded. Each such beneficial owner must then indicate his/ her or its vote on the Ballot, complete the information requested in the Ballot, review the certifications contained in the Ballot, execute the Ballot, and return the Ballot to the nominee. After collecting the Ballots, the nominee should, in turn, complete a Master Ballot compiling the votes and other information from the Ballot, execute the Master Ballot, and deliver the Master Ballot to the Voting Agent so that it is RECEIVED by the Voting Agent before the Voting Deadline. All Ballots returned by beneficial owners should either be forwarded to the Voting Agent (along with the Master Ballot) or retained by nominees for inspection for at least one year from the Voting Deadline. EACH NOMINEE SHOULD ADVISE ITS BENEFICIAL OWNERS TO RETURN THEIR BALLOTS TO THE NOMINEE BY A DATE CALCULATED BY THE NOMINEE

TO ALLOW IT TO PREPARE AND RETURN THE MASTER BALLOT TO THE VOTING AGENT SO THAT IT IS RECEIVED BY THE VOTING AGENT BEFORE THE VOTING DEADLINE.

 3.  MISCELLANEOUS

     For purposes of voting to accept or reject the Plan, the beneficial owners of Prepetition Senior Notes will be deemed to be the "Holders" of the Claims represented by such Prepetition Senior Notes. Unless otherwise ordered by the Bankruptcy Court, Ballots or Master Ballots that are signed, dated and timely received, but on which a vote to accept or reject the Plan has not been indicated, will not be counted. The Company, in its sole discretion, may request that the Voting Agent attempt to contact such voters to cure any such defects in the Ballots or Master Ballots.

     Except as provided below, unless the Ballot or Master Ballot is timely submitted to the Voting Agent before the Voting Deadline together with any other documents required by such Ballot or Master Ballot, the Company may, in its sole discretion, reject such Ballot or Master Ballot as invalid, and therefore decline to utilize it in connection with seeking confirmation of the Plan.

     In the event of a dispute with respect to any Prepetition Senior Note Claim, any vote to accept or reject the Plan cast with respect to such Claim will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Bankruptcy Court orders otherwise.

 4.  DELIVERY OF PREPETITION SENIOR NOTES

     The Company is not at this time requesting the delivery of, and neither the Company nor the Voting Agent will accept, certificates representing any Prepetition Senior Notes. Information regarding remittance procedure (together with all appropriate materials) will be distributed by the Company after the Confirmation Date.

     FOR FURTHER INFORMATION AND INSTRUCTION ON VOTING TO ACCEPT OR REJECT THE PLAN, SEE SECTION XI "THE SOLICITATION" HEREIN.

D.   CONFIRMATION HEARING AND DEADLINE FOR OBJECTIONS TO CONFIRMATION

     Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a Confirmation Hearing. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Plan.

     When the Debtors file petitions for relief under chapter 11 of the Bankruptcy Code, they will request that the Bankruptcy Court schedule a Confirmation Hearing. Notice of the Confirmation Hearing will be provided to Holders of Claims and Interests or their representatives (the "CONFIRMATION NOTICE") as set forth in an order of the Bankruptcy Court. Objections to confirmation must be filed with the Bankruptcy Court by the date designated in the Confirmation Notice and are governed by Bankruptcy Rules 3020(b) and 9014 and local rules of the Bankruptcy Court. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

                    III. HISTORY AND STRUCTURE OF THE DEBTORS

A.   OVERVIEW OF BUSINESS OPERATIONS

     The Company produces, broadcasts and distributes Spanish-language radio programming in the United States. The Company is the only national Spanish-language AM radio network in the U.S., broadcasting 24 hours a day, seven days a week. The Company owns or operates radio stations reaching markets where approximately 62% of the Hispanic audience reside, and through its owned and affiliated stations, its programming reaches markets where approximately 75% of the Hispanic audience resides. The Company employs approximately 260 employees and operates fifteen radio stations in thirteen cities nationwide.

     The Company was founded in 1996 and launched its network on January 5, 1998. The Company acquired ten radio stations with the proceeds of an equity infusion by Warburg Pincus L.P. and the sale of the Prepetition Senior Notes. On October 19, 1999, the Company completed an initial public offering (the "IPO") of its common stock, using the net proceeds for the repayment of indebtedness under the Company's then-existing credit facility, the acquisition of an additional six radio stations, the upgrade of existing stations and general corporate purposes. On November 20, 2002, the Company entered into an asset purchase agreement with NRC Broadcasting, Inc., to sell its Denver radio station for approximately $3.3 million in cash. The sale of the Company's Denver station was completed on February 11, 2003.

     In addition to its fifteen owned stations, the Company provides programming to 24 affiliated stations, 20 of which are obligated to carry a minimum of eight hours per day of the Company's programming. The Company's owned stations are described in greater detail in the below chart.

              COMPANY OWNED RADIO STATIONS (AS OF AUGUST 31, 2003)
                (STATISTICAL INFORMATION AS OF DECEMBER 31, 2002)

                                                                             HISPANIC
    RANK BY                                 MARKET          HISPANIC       POPULATION AS       FCC
    HISPANIC         MARKET SERVED /      POPULATION     POPULATION AS %      % OF US        APPROVAL      PURCHASE
   POPULATION            STATION        (IN THOUSANDS)   OF TOTAL MARKET     HISPANICS         DATE       FINANCING
------------------ -------------------- --------------- ------------------ --------------- ------------- -------------
                   Los Angeles                                                                           Prepetition
        1              KBLA    (AM)         7,000             41.4%            18.1%         7/30/98     Senior Notes

                   New York
        2              WWRU    (AM)                                                                      Prepetition
                       WJDM    (AM)         3,971             19.2%            10.3%         1/14/99     Senior Notes

                   Miami
        3              WNMA    (AM)                                                                        Original
                       WJCC    (AM)         1,719             41.1%             4.5%         5/13/98        Equity

                   Chicago                                                                               Prepetition
        4              WNTD    (AM)         1,604             17.1%             4.2%         5/14/99     Senior Notes

                   Houston                                                                                 Original
        5              KXYZ    (AM)         1,584             29.7%             4.1%         10/27/97       Equity

                   San Francisco/
        6          San Jose                                                                                Original
                       KIQI    (AM)         1,357             19.6%             3.5%         4/30/98        Equity

                   Dallas/Ft. Worth                                                                      Prepetition
        7              KAHZ    (AM)         1,325             22.0%             3.4%         1/14/99     Senior Notes

                   San Antonio                                                                               IPO
        8              KZDC    (AM)         1,151             55.4%             3.0%         7/27/00       Proceeds

                   Phoenix                                                                               Prepetition
        9              KIDR    (AM)         1,035             25.0%             2.7%         1/14/99     Senior Notes

                   McAllen/
        10         Brownsville                                                                               IPO
                       KVJY    (AM)           983             94.8%             2.5%          6/1/00       Proceeds

                   Fresno                                                                                    IPO
        12             KWRU    (AM)           812             47.6%             2.1%         6/28/00       Proceeds

                   Sacramento                                                                                IPO
        13             KATD    (AM)           794             21.7%             2.1%         10/18/00      Proceeds

                   Tucson                                                                                    IPO
        25             KQTL    (AM)           347             31.8%             1.0%          8/4/00       Proceeds
                                           ------                              ----

                   TOTALS                  23,682                              61.5%
                                           ======                              ====

 1.  THE RADIO ASSETS

     The Company has entered into the Asset Purchase Agreement with Multicultural for the sale of the Radio Assets, as further described in Section III.F.2 "-- Sale of Substantially All of the Company's Assets -- Sale of the Radio Assets" below. As mentioned above, the Radio Assets consist of the Company's FCC Licenses, transmission towers, transmitters, broadcast equipment and the Company's owned buildings and land for its stations. The Company's FCC Licenses are its most significant Radio Assets. The Radio Assets do not include the assets or equity interests of Radio Network or MASS, which are being separately marketed and may be sold in the future.

 2.  THE NETWORK

     The Company began broadcasting network programming on January 5, 1998, producing 19 hours of live and first-run celebrity-based news/talk, sports and information programming each weekday and 20 hours of such programming each weekend. The Company provides listeners with uniform delivery of national programming to the Company's stations 24 hours a day, which differentiates its programming from other Spanish-language radio groups.

     The Company currently produces 17 hours per day of live and first-run programming, Monday through Friday, at its network production studios in Miami. The daily schedule features programs hosted by celebrities, many of whom also host or appear on popular shows on the Univision and Telemundo networks. These on-air personalities create radio shows exclusively for the Company.

     The Company's programming includes contemporary talk, entertainment and information programs, news segments, hourly local and national newscasts, sports talk programs, sports broadcasting, and other programming relevant to the Company's national Hispanic audience. Many of the Company's radio programs are fully-interactive talk shows that allow listeners nationwide to call in as active participants in the on-air dialogue. The Company's programming includes appearances by national personalities such as Dr. Isabel Gomez-Bassols, Jorge Ramos, Ricardo Brown, Hugo Cadelago, Paul Bouche, Guillermo Descalzi and Mauricio Zeilic.

     Live sporting events are an integral part of the Company's network programming. During major sporting events, the Company broadcasts live, play-by-play coverage and daily programs and interviews with players and participants. The Company has obtained the exclusive United States Spanish-language radio broadcasting rights for a number of popular sporting events, including the Summer Olympics, Copa America, Copa Oro, U.S. National Team Soccer, and certain Mexican soccer games.

          The Company's programming is differentiated from other radio groups by its focus on topics and issues relevant to today's Hispanic audience, its strong line-up of top Hispanic personalities and its national reach. The Company focuses its programming on the news/talk radio format, which has broad listener appeal. News/talk programming typically allows twice as many minutes of commercials per hour as music-based formats. As a result, the news/talk format permits stations to capture a larger share of advertising revenue relative to audience share. The news/talk format also enables on-air personalities to mention the names of their station, program and network more frequently, which promotes a high degree of name recognition and listener loyalty leading to higher ratings and higher advertising revenue.

 3.  MASS

     On April 30, 2001, the Company completed its acquisition of MASS, which provides integrated promotional and merchandising services to the Hispanic market. MASS provides its clients with a range of services related to advertising and marketing to the Hispanic community, including the creation of point of sale materials, displays, organization and development of promotions, ad placement, and the production of commercials. MASS' blue chip client base includes Unilever Best Foods, Gerber, General

Mills and Kimberly Clark, among others. The Company does not intend to file a bankruptcy petition for MASS, but intends to liquidate its equity interests in MASS and distribute the proceeds of such sale according to the Plan.

B. CAPITAL STRUCTURE OF THE COMPANY

   1.  MATERIAL PREPETITION DEBT OBLIGATIONS

       (a) PREPETITION CREDIT AGREEMENT. On June 25, 2002, RU Corp., a wholly-owned subsidiary of Radio Unica, and its subsidiaries entered into the Prepetition Credit Agreement, providing for a $20 million revolving credit line with GECC. As of the date hereof, approximately $20 million is outstanding in principal and $57,505 in accrued interest and fees (as of August 31, 2003) is due under the Prepetition Credit Agreement. The Company's obligations under the Prepetition Credit Agreement will mature on February 1, 2006. Amounts outstanding under the Prepetition Credit Agreement currently bear interest at a rate of either (i) the Index Rate (as defined) plus 3.75% or (ii) LIBOR plus 4.75%. The Company's obligations under the Prepetition Credit Agreement are guaranteed by Radio Unica, and secured by substantially all of the Company's assets.

       As of December 31, 2002, the Company was in violation of a financial covenant under the Prepetition Credit Agreement, but received a waiver of such violation on February 28, 2003. As of March 31, 2003, the Company was again in violation of a financial covenant under the Prepetition Credit Agreement, but that violation was waived on May 9, 2003. As of June 30, 2003, the Company was in violation of another financial covenant. The Company received a waiver for this violation on August 12, 2003 (the "AUGUST 12 WAIVER"), and further negotiated a waiver for certain financial covenant violations through December 31, 2004. In connection with the August 12 Waiver, the Company's borrowing rates were increased effective August 12, 2003 by 1.25% to the current rates discussed above. Pursuant to the August 12 Waiver, the Company's cash or availability under the Prepetition Credit Agreement (minus certain accounts payable, as defined) must exceed $2.5 million immediately following interest payments on the Prepetition Senior Notes. The Company incurred fees of approximately $125,000 associated with the August 12 Waiver.

       (b) PREPETITION SENIOR NOTES. On July 27, 1998, RU Corp. completed a private offering of $158,088,000 of unsecured 11 3/4% Senior Discount Notes due August 1, 2006 (the "OLD NOTES"). On December 17, 1998, RU Corp. exchanged the Old Notes for substantially identical notes that were registered under the Securities Act of 1933 (as defined above, the "PREPETITION SENIOR NOTES"). As of August 31, 2003, the amount outstanding under the Prepetition Senior Notes was approximately $159,636,000, which consists of $158,088,000 in principal and approximately $1,548,000 in accrued and unpaid interest. Cash interest on the Prepetition Senior Notes did not accrue until August 1, 2002, at which point cash interest began accruing at a rate of 11 3/4% per annum on the principal amount at maturity. Interest is payable semi-annually on August 1 and February 1 of each year. The Prepetition Senior Notes are general unsecured obligations of RU Corp. and rank pari-passu in right of payment with all existing and future unsecured and unsubordinated indebtedness of RU Corp. Payment of principal, premium (if any) and interest on the Prepetition Senior Notes is guaranteed on an unsecured basis by all of RU Corp.'s subsidiaries. The Company has paid the February 2003 and August 2003 interest payments.

   2.  PREPETITION EQUITY

       As of the date hereof, Radio Unica has authorized 40,000,000 shares of common stock, of which 21,420,456 shares are issued and 20,941,656 are outstanding. As of the date hereof, Radio Unica has authorized 5,000,000 shares of preferred stock, none of which are outstanding. As of the date hereof, Radio Unica holds 478,800 shares of treasury stock. Approximately 60% of Radio Unica's common stock is owned by Warburg Pincus Ventures L.P.

       On July 15, 2002, the Company received a Nasdaq Staff Determination indicating that the Company failed to comply with the minimum net tangible assets and shareholder equity standards for continued listing set forth in Marketplace Rule 4450(a)(3) and that its securities were, therefore, subject to delisting from Nasdaq. Effective September 12, 2002, the Company's stock was delisted from the Nasdaq National Market. The Company's stock now trades on the Over the Counter Bulletin Board.

C. CORPORATE STRUCTURE OF THE COMPANY

   1.  CURRENT CORPORATE STRUCTURE

       Radio Unica, the ultimate parent of the Debtors, is incorporated in Delaware and headquartered in Miami, Florida. SEE Appendix C for a chart depicting the Company's corporate structure.

   2.  BOARD OF DIRECTORS AND SENIOR OFFICERS

       The following table sets forth information concerning the directors and senior management of the Company as of October 3, 2003.

                  NAME                                              TITLE
     Joaquin F. Blaya                        Chairman of the Board and Chief Executive Officer

     Jose C. Cancela                         President and Director

     Mark Colodny                            Director

     Steven E. Dawson                        Chief Financial Officer, Executive Vice President,
                                             Secretary and Director

     Andrew C. Goldman                       Executive Vice President, Business Affairs and
                                             Director

     Sidney Lapidus                          Director

     Thomas P. Martin                        Director

     Justin Sadrian                          Director

     Manuel Borges                           Vice President of Finance

       JOAQUIN F. BLAYA. Mr. Blaya has been chairman of the board of directors and chief executive officer of Radio Unica since August 1997. From 1995 through 1996, Mr. Blaya served as the president of Solomon International Latino, the Latin American division of Solomon International Enterprises, an international telecommunications company. From 1992 through 1995, Mr. Blaya was the president, chief executive officer and a member of the board of directors of Telemundo, the second largest U.S. Spanish-language television network. Prior to that, Mr. Blaya was employed by Univision since 1971 in various positions, the latest being president and a member of Univision's board of directors.

       JOSE C. CANCELA. Mr. Cancela has been president of Radio Unica since September 1998. He initially joined the Company in July 1998 serving as president, network. From 1992 through 1998, Mr. Cancela served as executive vice president of Telemundo, responsible for the overall management of Telemundo's owned and operated television stations in Puerto Rico and Miami. From 1990 to 1992, Mr. Cancela was the vice president of the Univision Southwest Station Group.

       MARK COLODNY. Mr. Colodny, a director of Radio Unica since October 2002, is a general partner of Warburg Pincus & Co. ("WP") and a managing director and member of Warburg Pincus LLC

("WARBURG PINCUS"), where he has been employed since 2001. Warburg Pincus is the managing entity of Warburg Pincus Ventures, L.P., Radio Unica's controlling stockholder. From 1995 to 2001, Mr. Colodny was employed at Primedia Inc. and served as senior vice president of corporate development where he ran the mergers and acquisitions group. Mr. Colodny is also a director of several private companies.

       STEVEN E. DAWSON. Mr. Dawson has been chief financial officer, executive vice president, secretary and a director of Radio Unica since August 1997. From 1991 through 1997, Mr. Dawson was employed by Telemundo in several positions, the most recent being vice president, finance and controller. Prior to that, Mr. Dawson was employed at Coopers & Lybrand since 1986. Mr. Dawson is a Certified Public Accountant.

       ANDREW C. GOLDMAN. Mr. Goldman has been a director and executive vice president, business affairs of Radio Unica since August 1997. Mr. Goldman served in different capacities for Univision from 1981 to 1993 including as executive vice president and president of Galavision. Prior to joining Univision, Mr. Goldman was the senior vice president of marketing at Teleprompter Corporation. Mr. Goldman has served as president and director of Cable Television Administration and Marketing Society (CTAM), and as Founder and Director of the Cable Advertising Bureau.

       SIDNEY LAPIDUS. Mr. Lapidus, a director of Radio Unica since September 1998, is a general partner of WP and a managing director and member of Warburg Pincus, where he has been employed since 1967. Mr. Lapidus is also a director of Lennar Corp., Knoll, Inc., Information Holdings Inc. and several private companies.

       THOMAS P. MARTIN. Mr. Martin, a director of Radio Unica since November 2001, is president of Circle Advisors, Inc., a 25-year old firm specializing in executive compensation and benefits where he has been employed since 1982.

       JUSTIN SADRIAN. Mr. Sadrian, a director of Radio Unica since December 2001, is an associate with Warburg Pincus, where he has been employed since 2000. Prior to joining Warburg Pincus, he was employed at J.P. Morgan & Co. from 1995 to 1999 in their Investment Banking and Merchant Banking Groups. Mr. Sadrian is also a director of several private companies.

       MANUEL BORGES. Mr. Borges has served as Vice President of Finance since February 2000. From July 1998 through January 2000, Mr. Borges served as Director of Finance. From October 1992 through July 1998, Mr. Borges was employed at PriceWaterhouseCoopers LLP where he held several positions, the most recent being Manager in the Business Assurance practice. Mr. Borges is a Certified Public Accountant.

D. PENDING LITIGATION

       On November 8, 2001, a securities class action suit (the "SECURITIES LITIGATION") was filed in the United States District Court for the Southern District of New York against the Company, certain of its executive officers and directors (the "D&O DEFENDANTS"), and certain underwriters of the Company's IPO (the "UNDERWRITER DEFENDANTS"). The class is comprised of all persons who acquired Radio Unica's common stock between October 19, 1999 and December 6, 2000 and charges defendants with violations of the Securities Act and the Exchange Act for issuing a registration statement and prospectus containing material misrepresentations and/or omissions. The plaintiffs allege that the prospectus was false and misleading because it failed to disclose (i) the agreements between the Underwriter Defendants and certain investors to provide these investors with significant amounts of restricted Radio Unica shares in the IPO in exchange for excessive and undisclosed commissions, and (ii) the agreements between the Underwriter Defendants and certain customers under which the underwriters would allocate shares in the IPO to those customers in exchange for the customers' agreement to purchase Radio Unica's shares in the after-market at pre-determined prices. Plaintiffs seek an undisclosed amount of damages, as well as attorney fees.

       In July 2002, the Company and the D&O Defendants joined in an omnibus motion to dismiss the class action, challenging the legal sufficiency of plaintiffs' claims. Plaintiffs opposed the motion, and the court heard oral argument in November 2002. On February 19, 2003, the Court issued an opinion and order granting in part and denying in part the motion as to the Company. In addition, in October 2002, the D&O Defendants were dismissed from the case without prejudice. A special committee of Radio Unica's board of directors has authorized Radio Unica to negotiate a settlement of the pending claims substantially consistent with a memorandum of understanding negotiated among class plaintiffs, all issuer defendants and their insurers. Any such settlement would be subject to court approval. Any Allowed Claims against the Company arising from the Securities Litigation are Class 7 Claims. Their treatment is described herein at Section VI.C.10 "Summary of the Plan of Liquidation -- Classification and Treatment of Claims and Interests -- Class 7 -- Subordinated Claims."

E. EVENTS LEADING TO THE BANKRUPTCY

       The Company has had negative cash flows since its inception. It has expanded its radio network rapidly through a series of acquisitions, but has been unable to generate sufficient cash flow to pay related interest expenses and operational costs. Working capital and financing for the Company's acquisitions to date have been provided primarily by the proceeds from the Company's IPO, the issuance of the Prepetition Senior Notes, the issuance of promissory notes, common stock and preferred stock to the Company's shareholders and proceeds from the Prepetition Credit Agreement. The Company's business has developed more slowly than originally anticipated. This slower development, combined with the reduced demand for advertising experienced as a result of the general economic slowdown affecting the United States in 2001, was exacerbated by events of September 11th. Interest on the Prepetition Senior Notes first became payable in February of 2003, and the Company's lower than expected cash flow is unable to sustain both its operational costs and its approximate annual interest payments of $18.6 million. As a result, the Company has sought to raise additional capital, reduce its operating expenses and sell its assets.

       The Company engaged CIBC World Markets Corp. ("CIBC") on February 1, 2002 to advise on potential restructuring, recapitalization or sale alternatives for the Company. CIBC assisted the Company in obtaining the Prepetition Credit Agreement on June 25, 2002, which provided the Company with up to $20 million of additional liquidity. After the Prepetition Credit Agreement was established, CIBC contacted 47 parties to discuss recapitalization alternatives for the Company. Ultimately, 28 parties signed non-disclosure agreements and nine offers were received for the recapitalization or outright acquisition of Radio Unica.

       With the assistance of CIBC, Radio Unica's board of directors (the "BOARD") evaluated the proposals on several criteria, including, but not limited to: maximizing the value of the Company and its assets, the type and certainty of financing required by the offer and the certainty and timing of consummation of the offer.

       On November 20, 2002, the Company entered into an asset purchase agreement with NRC Broadcasting, Inc., for the sale of the Company's Denver radio station for approximately $3.3 million in cash. The sale was consummated on February 11, 2003. On December 13, 2002, the Board met to evaluate the four most attractive potential recapitalization proposals. During this meeting the Board requested that CIBC pursue the most attractive of the recapitalization proposals. Additionally, the Board instructed CIBC to consider restructuring the Senior Notes without a new equity investor. In January 2003, CIBC assisted in the formation of the Prepetition Noteholder Committee, and members of the Prepetition Noteholder Committee signed confidentiality agreements in order to further the recapitalization discussions. On February 4, 2003, the Company introduced one potential management team and financing source for a recapitalization transaction and presented three other recapitalization proposals to the Prepetition Noteholder Committee to determine if the Prepetition Senior Noteholders would have interest in this type of transaction. Based upon subsequent conversations, the recapitalization proposals were found to be insufficient by the Prepetition Noteholder Committee and further negotiations did not result in an acceptable proposal for the parties involved. Additionally, the Prepetition Noteholder Committee indicated its opposition to any restructuring without new equity financing at that time. After these initial negotiations for the recapitalization of Radio Unica ended, the Board instructed CIBC to widen their scope and seek additional parties who were interested in the outright purchase of Radio Unica. As a result, the Company undertook a thorough investigation to identify potential buyers of its assets, eventually signing an agreement with Multicultural for the sale of the Radio Assets, as further described in Section III.F "-- Sale of Substantially All of the Company's Assets" below.

       On or about August 5, 2003, Multicultural's proposal was disclosed to the Prepetition Noteholder Committee and negotiations concerning the recoveries to the creditors and Interest Holders took place. These negotiations have resulted in the compromise reflected in the Plan. To evidence this agreement, the Debtors, each member of the Prepetition Noteholder Committee, and representatives of certain other Prepetition Senior Noteholders have entered into a lockup agreement (the "LOCKUP AGREEMENT") pursuant to which such noteholders have agreed, subject to certain terms and conditions, to support and vote in favor of a plan of liquidation containing the terms specified in the Lockup Agreement. The agreed upon Plan contemplates the ultimate liquidation of the Company, with the proceeds from the sale of the Company's assets anticipated to be made to Holders of all Allowed Claims (with the exception of Holders of Subordinated Claims) upon the effectiveness of the Plan. Under the Plan, the Prepetition Senior Noteholders will recover approximately 70% of their Allowed Prepetition Senior Note Claims, permitting holders of Allowed General Unsecured Claims to recover 100%, and providing to Holders of Old Equity Interests Cash equal to the Remaining Proceeds, PROVIDED, HOWEVER, in the event the Remaining Proceeds to be distributed to Holders of Allowed Class 6 Old Equity Interests exceeds in the aggregate 30% of the Allowed Prepetition Senior Note Claim (representing the value given up by such Class), any Remaining Proceeds in excess of such amount will be distributed equally between Holders of Allowed Class 6 Old Equity Interests and Allowed Class 7 Subordinated Claims. Absent a willingness on the part of the Holders of Prepetition Senior Note Claims to provide value to Holders of Old Equity Interests, Holders of Old Equity Interests would not receive any value under the Plan. The Lockup Agreement has been entered into by holders of approximately 93% of the Prepetition Senior Notes.

F.   SALE OF SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS

     1.      DECISION TO SELL

             In March 2003, CIBC began to actively solicit parties who were interested in the outright acquisition of Radio Unica. In order to maximize returns to creditors and Interest Holders, the Company has divided its assets into three groups and is marketing them to targeted potential purchasers: (i) the Radio Assets; (ii) the Network, consisting of the Company's programing and related assets; and (iii) its equity interest in MASS, the Company's marketing and promotions business unit.

             On July 21, 2003 the Board met to evaluate five new acquisition proposals for Radio Unica. Of the five proposals, the Board, based in part on the advice of CIBC, decided that the proposal to purchase the Radio Assets from Multicultural represented the highest potential proceeds at closing for the Creditors and Interest Holders of Radio Unica, in addition to the highest surety of financing and FCC eligibility and decided to pursue this proposal. Following the July 21, 2003 meeting, both Multicultural and another bidder improved their proposals with Multicultural's proposal continuing to represent the highest potential proceeds, highest surety of financing and FCC eligibility. On July 30, 2003, an Exclusivity Letter was signed between Radio Unica and Multicultural, which granted Multicultural 25 business days to exclusively examine the assets, books and records of Radio Unica, in addition to allowing Multicultural to obtain a commitment letter for the financing of the acquisition of Radio Unica. On September 11, 2003, the exclusivity period with Multicultural was extended to September 24, 2003. On October 3, 2003, an Asset Purchase Agreement was signed between Radio Unica and Multicultural.

     2.      SALE OF THE RADIO ASSETS

             THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN MATERIAL PROVISIONS OF THE ASSET PURCHASE AGREEMENT. A COPY OF THE ASSET PURCHASE AGREEMENT IS ATTACHED AS EXHIBIT D TO THE PLAN. A COPY OF THE PLAN IS ATTACHED HERETO AS APPENDIX A. THE SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ASSET PURCHASE AGREEMENT. INITIALLY CAPITALIZED TERMS USED, BUT NOT DEFINED IN THIS SECTION III.F.2 HAVE THE MEANINGS SET FORTH IN THE ASSET PURCHASE AGREEMENT. YOU ARE URGED TO READ THE ASSET PURCHASE AGREEMENT IN ITS ENTIRETY FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE ASSET SALE.

             On October 3, 2003, Radio Unica and certain of its affiliates and Multicultural entered into the Asset Purchase Agreement, pursuant to which the Debtors will sell to Multicultural or one or more subsidiaries thereof the Radio Assets, and Multicultural will assume the related liabilities.

             Consummation of the Asset Sale is conditioned upon the satisfaction or waiver of customary closing conditions, including, among others receipt of the required consents from the Federal Communications Commission and approval of the Plan.

             The principal terms of the Asset Purchase Agreement are summarized as follows:

     (a) PURCHASE PRICE. On the terms and subject to the conditions set forth in the Asset Purchase Agreement, the purchase price for the Purchased Assets will be $149,525,000 plus or minus any adjustments to be made, and less the Earnest Money Deposit and the Holdback Amount (as so adjusted, the "ADJUSTED PURCHASE PRICE").

     (b) RADIO ASSETS. All of the legal and beneficial right, title and interest of the Sellers in and to all of their respective properties, assets, Contracts and rights used or useful in the Business. The Radio Assets include:

             - all licenses, permits and other authorizations issued to the Sellers by the FCC or any other Governmental Entity;

             - broadcast equipment, transmitters and related equipment, broadcast towers, electrical devices, antennae, cables, tools and hardware;

             - all of the office furniture and fixtures, office materials and supplies, inventory and other tangible personal property;

             - real property used at the tower site facility for each Acquired Station that is leased by each Seller or owned by each Seller;

             - Sellers' ownership or leasehold rights in and to any buildings, fixtures, and improvements located thereon;

             - the Assigned Contracts, together with all Contracts entered into or acquired by any Seller which the Purchaser has agreed to assume in writing at the Closing;

             - the call letters associated with the Acquired Stations, including without limitation all Trademark rights therein;

             - all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with the business;

             - all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items (and, in each case, security interests from third parties relating thereto);

             - all Software, including all Copyrights therein, held for use or useable by the Sellers in the conduct of the business;

             - all telephone numbers used by the Sellers in the conduct of the business;

             - all files, records, and books of account relating to, or which are located at the premises of, the Acquired Stations, including studies, consulting reports, marketing and demographic data, list of advertisers, technical information and engineering data, filings with the FCC, copies of all written Assigned Contracts, logs and the public inspection file;

             - all claims, lawsuits or other causes of action of the Sellers with respect to the Radio Assets or the Business; and

             - all broadcasting, production and other equipment, including office furniture and fixtures, related to or used by the Network operated by Radio Unica ("NETWORK EQUIPMENT").

     (c)     EXCLUSION OF NETWORK EQUIPMENT FROM RADIO ASSETS. Up until ninety
             (90) days from the date the Asset Purchase Agreement was signed, the Seller may elect to exclude the Network Equipment from the Radio Assets by sending written notice of such election to the Purchaser and paying $500,000 to the Purchaser for such Network Equipment.

     (d) ASSUMED LIABILITIES. Assumed Liabilities consist of (i) any liabilities and obligations relating to events or circumstances occurring from and after the Closing Date arising out of or resulting from the ownership, lease, license, operation or disposition of the Radio Assets by the Purchaser or any of its Designees; (ii) any liabilities and obligations relating to events or circumstances occurring after the Closing Date under the Assigned Contracts; (iii) liabilities related to the employment or termination of employment on and after the Closing of any person who becomes an employee of the Purchaser or any Affiliate thereof, including but not limited to any liability arising under the WARN Act; and (iv) liability for Taxes as set forth in sections 3.5 and 7.5(b) of the Asset Purchase Agreement.

     (e) EXCLUDED LIABILITIES. The Purchaser does not assume liability or responsibility for any Liabilities of Sellers other than the Assumed Liabilities.

     (f) ESCROW. The Asset Purchase Agreement provides for the creation of an escrow (the "ESCROW"), into which the Seller has deposited $7,500,000 (the "EARNEST MONEY DEPOSIT") to be transferred pursuant to the Escrow Agreement.

     (g) SALE FREE AND CLEAR. The Radio Assets are to be transferred free and clear of all claims (as defined by the Bankruptcy Code), interests, Liens (other than Permitted Liens) and Liabilities (other than Assumed Liabilities).

     (h) BREAK-UP PAYMENT. Under certain conditions, upon termination of the Asset Purchase Agreement, the Purchaser is entitled to payment of an amount equal to $4,500,000, (the "BREAK-UP PAYMENT") plus the reasonable and documented out-of-pocket expenses incurred by the Purchaser in an amount not to exceed $1,000,000.

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     (i)     TERMINATION. Upon termination of the Asset Purchase Agreement aggregate money damages payable to Radio Unica and the Sellers are not to exceed $37,500,000, less any portion of the Earnest Money Deposit received by Radio Unica. Depending upon the reasons for the termination, the Purchaser's money damages are not to exceed either: (i) $37,500,000, less the Break-up Payment or (ii) the Break-Up Payment.

     (j)     EXCLUDED ASSETS. Excluded assets include:

             -    Local and Network programs and programming materials;

             - Certain Intellectual Property, including Web site content and certain Domain Names;

             - all cash, cash equivalents or similar type investments of each Seller;

             - Contracts authorizing the Network to broadcast sporting events or sponsor promotional events, and all other Contracts to which the Network is a party, including satellite capacity, transmission or related services;

             -    all telephone numbers used by the Network operated by Radio
                  Unica;

             - the Network Equipment, if Radio Unica shall have elected to exclude such assets from Radio Assets;

             - the minute books, stockholder and transfer records, Tax, accounting and billing records and Tax Returns (except for the Purchaser's rights of access set forth herein) of the Sellers;

             - contracts of insurance and all insurance proceeds or claims made by the Sellers prior to the Closing Date;

             - any and all claims, lawsuits or other causes of action any Seller may have with respect to Excluded Assets or transactions with respect to Excluded Assets prior to the Closing Date and the proceeds thereof;

             -    any assets of or held in respect of any Employee Benefit Plan;

             - any stock or other equity interests or any debt securities or promissory notes or other securities convertible into or exchanged for the foregoing owned by Radio Unica or any of its Subsidiaries in, or issued by, any Subsidiaries, including, but not limited to, the Sellers, Radio Unica Network, Inc., Mass Promotions, Inc., Mass Inc., Radio Unica of San Diego Inc., Radio Unica of San Diego License Corp., UnicaLibros Publishing Corp., Radio Unica Sales Corp., Radio Unica of Denver Inc. and Radio Unica of Denver License Corp., or any other Person;

             - all refunds, rebates or similar payments with respect to Taxes to the extent such Taxes were paid by or on behalf of any Seller; and all claims, rights or causes of action by or of the Sellers or Radio Unica under Sections 544, 545, 547 and 548 of the Bankruptcy Code.

     (k) INITIAL CLOSING. In the event all preconditions to Closing are met with the exception of the FCC Consent for the two Miami Stations, then the Closing will occur as to all other Acquired Stations (the "INITIAL CLOSING"), and the Closing as to the Miami Stations will occur two business days after the FCC Consent for transfer of such stations becomes a Final Order (the "SUBSEQUENT CLOSING"). The Purchase Price for any Initial Closing will be $139,525,000, and the Purchase Price for any Subsequent Closing will be $10,000,000.

     (l) EARNEST MONEY DEPOSIT. Upon signing the Agreement, Multicultural will deposit $7,500,000 (the "EARNEST MONEY DEPOSIT") into escrow. Upon Closing, the Earnest Money Deposit will be applied toward the Purchase Price. In the event the Agreement is terminated, depending upon the circumstances of termination, (i) the Earnest Money Deposit may be returned in full to Multicultural (if, for example, the Agreement is terminated due to a breach by Radio Unica), (ii) the Earnest Money Deposit may be retained in full by Radio Unica as partial recovery of its damages (if, for example, the Agreement is terminated due to breach of the Agreement by Multicultural), or
             (iii) a portion of the Earnest Money Deposit may be paid to Radio Unica and a portion returned to Multicultural (if, for example, the Agreement is terminated because Multicultural does not have financing in place but Multicultural's failure to have financing does not result from its breach of its financing commitment letter or the Agreement).

     3.      MARKETING AND SALE OF THE NETWORK AND MASS

             The Network, consists of the Company's programing and related assets. The Company's Network includes 17 hours of original daily Spanish radio programing, along with the exclusive Spanish-language radio broadcast rights to certain high-profile sporting events. SEE Section III.A.2 "History and Structure of the Debtors -- Overview of Business Operations -- The Network."

             MASS is the Company's marketing and promotions business unit, which specializes in Hispanic marketing and promotions. The Company does not intend to file a bankruptcy petition for MASS, but intends to liquidate its equity interests in this company. SEE Section III.A.3 "History and Structure of the Debtors -- Overview of Business Operations -- MASS."

             The Company is actively seeking offers to purchase the Network and MASS, and hopes to sell these assets in the near future. The Company has had discussions with several companies regarding selling these assets. The Company has discussed the sale of MASS with eleven potential purchasers, and the sale of the Network with six potential purchasers, but has not yet reached an agreement for the sale of these assets. The Plan is not contingent upon the sale of these assets, but if the Debtors are able to sell these assets, any net proceeds will be distributed to the Holders of Claims and Interests in Classes 6 and 7 pursuant to the Plan.

                       V. THE ANTICIPATED CHAPTER 11 CASES

             If the Debtors receive the requisite acceptances in response to the solicitation occurring pursuant to this Disclosure Statement, the Debtors intend to commence promptly the Chapter 11 Cases. From and after the Petition Date, the Debtors will continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

             The Debtors do not expect the Chapter 11 Cases to be protracted. To expedite their emergence from chapter 11, the Debtors intend to seek, among other things, the relief detailed below from the Bankruptcy Court on the Petition Date. If granted, this relief will facilitate the administration of the Chapter 11 Cases; there can be no assurance, however, that the Bankruptcy Court will grant the requested relief. Bankruptcy courts customarily provide various other forms of administrative and other relief in the early stages of Chapter 11 Cases. The Debtors intend to seek all necessary and appropriate relief from the

Bankruptcy Court in order to facilitate their liquidation goals, including the matters described below. All votes to accept the Plan will be deemed to constitute consents to relief to be sought by the Debtors upon the commencement of the Chapter 11 Cases as identified below.

A.   MOTIONS TO BE FILED

     1.      ESTABLISHMENT OF BAR DATE

             In accordance with the Bankruptcy Code and the Bankruptcy Rules, the Debtors will request that the Bankruptcy Court issue an order establishing a deadline for filing proofs of claims against the Company (the "BAR DATE"). The Company intends to post a notice of the Bar Date on its website (http://www.radiounicaplan.com), to publish the notice in The Miami Herald, the Wall Street Journal (National Edition) and The New York Times (National Edition), and to mail it and a proof of claim form to all known Holders of Claims at least thirty (30) days before the Bar Date. We anticipate that the Bar Date for Holders (other than governmental units) of Claims will occur prior to the Confirmation Date. Under Bankruptcy Rule(c)(1), the Bar Date for governmental units holding Claims may not occur before 180 days after the Petition Date. Accordingly, we anticipate that the Bar Date for governmental units will occur after the Confirmation Date.

     2. APPROVAL OF PRE-PETITION SOLICITATION AND SCHEDULING OF CONFIRMATION HEARING

             The Debtors will seek a Bankruptcy Court order scheduling a hearing to consider confirmation of the Plan which will include the issues whether the solicitation of votes met the requirements of the Bankruptcy Code and whether this Disclosure Statement contained adequate information. The Debtors intend to post a notice of these hearings on its website (http://www.radiounicaplan.com), to publish the notice in The Miami Herald and The New York Times (National Edition), and to mail it to all known Holders of Claims and Interests at least 25 days before the date by which objections must be filed with the bankruptcy court.

     3.      CASH MANAGEMENT SYSTEM

             Because the Debtors expect the Chapter 11 Cases to last for less than four months, and because of the administrative hardship that any operating changes would impose on the Debtors, the Debtors intend to seek Bankruptcy Court authority to continue using their existing cash management system, bank accounts and business forms. Absent the Bankruptcy Court's authorization of the continued use of the cash management system, the Debtors' cash flow could be severely impeded, to the detriment of the Debtors' estates and creditors.

             Continued use of the existing cash management system will facilitate the Debtors' smooth and orderly transition into chapter 11, minimize the disruption to their businesses while in chapter 11, and expedite their emergence from chapter 11. Requiring the Debtors to adopt and implement a new cash management system would likely increase the costs of the Chapter 11 Cases, primarily as a result of the significant time and expense associated with the transition to a new cash management system. For the same reasons, requiring the Debtors to cancel their existing bank accounts and establish new accounts or requiring it to create new business forms would only frustrate the Debtors' efforts to reorganize expeditiously.

     4.      INVESTMENT AND DEPOSIT POLICIES

             Section 345 of the Bankruptcy Code establishes certain guidelines for the deposit and investment of funds of the Debtors' estates. Upon an appropriate showing, such guidelines may be waived by the Bankruptcy Court, and the Debtors may be authorized to continue to deposit and invest their funds pursuant to an existing investment policy. The Debtors believe that strict adherence to the requirements of section 345 would cause significant disruption to their cash management system, to the detriment of the

Debtors' businesses and creditors. The Debtors also believe that their existing investment policies provide for the secure and efficient investment and management of the Debtors' funds, and that the disruption that would result from compliance with section 345 is not warranted, particularly in light of the anticipated short duration of the Debtors' Chapter 11 Cases. Accordingly, the Debtors intend to seek a waiver of the requirements of section 345 so as to permit them to continue their existing deposit and investment policies.

     5.      USE OF CASH COLLATERAL

             The Debtors require the use of cash collateral under the Prepetition Credit Agreement to ensure normal operations of the Debtors. The Debtors will seek to enter into a stipulation with GECC permitting them to use cash collateral, as such term is defined under section 363(a) of the Bankruptcy Code, during the pendency of the Chapter 11 Cases.

     6.      PAYMENT OF PRE-PETITION TRADE CLAIMS

             Trade Claims ("TRADE CLAIMS") are prepetition General Unsecured Claims against any of the Debtors arising from or with respect to the delivery of goods and/or services to any of the Debtors in the ordinary course of business. They are among the Claims classified in Class 4 as General Unsecured Claims. Because the Plan does not impair such Claims, the Allowed Trade Claims will be paid in full on the Distribution Date. Notwithstanding provisions of the Bankruptcy Code that would otherwise require the Debtors to defer payment of Trade Claims until the Distribution Date, the Debtors intend to seek authority from the Bankruptcy Court to pay, in the ordinary course of business, the Trade Claims of those providers of goods and services that agree, in a manner satisfactory to the Debtors, to continue to provide the Debtors with customary trade terms on an ongoing basis. Because certain goods and services are essential to the Debtors' businesses, the relief sought in this motion is critical to the Debtors' uninterrupted operations during the Chapter 11 Cases.

     7.      PAYMENT OF PRE-PETITION EMPLOYEE WAGES AND BENEFITS

             The Debtors believe that any delay in paying pre-petition compensation or benefits would destroy their relationships with employees and irreparably harm employee morale at a time when the dedication, confidence and cooperation of the Debtors' employees is most critical. Accordingly, the Debtors will seek authority to pay compensation and benefits that had accrued but remained unpaid as of the Petition Date.

     8.      RETENTION OF PROFESSIONALS

             The Debtors intend to seek Bankruptcy Court authority to retain and employ certain professionals to represent them and assist them in connection with the Chapter 11 Cases. Some of these professionals have been intimately involved with the negotiation and development of the Plan and include, among others: (i) Skadden, Arps, Slate, Meagher & Flom LLP, as counsel for the Debtors, (ii) Ernst & Young LLP, as accountants to the Debtors; (iii) Innisfree M&A Incorporated, as voting and special noticing agent for the Debtors; and (iv) The Trumbull Group LLC, as claims and noticing agent for the Debtors. The Debtors also intend to seek authority to retain certain professionals to assist with the operations of their businesses in the ordinary course; these so-called "ordinary course professionals" will not be involved in the administration of the Chapter 11 Cases.

     9. AUTHORIZATION TO PAY BREAK-UP PAYMENT UNDER ASSET PURCHASE AGREEMENT AS ADMINISTRATIVE EXPENSE

             The Debtors will seek authority to allow Multicultural, as the prospective purchaser of the Radio Assets, an administrative expense in the event the Asset Purchase Agreement is terminated and certain conditions under the Asset Purchase Agreement are satisfied. Depending on the reason for the termination of the Asset Purchase Agreement, Multicultural may be entitled to a Break-Up Payment in the amount of $4.5 million or Reimbursable Expenses up to $1 million.

     10.     JOINT ADMINISTRATION

             The Debtors will seek authority to procedurally consolidate all filings under a single case name, in a single docket, for administrative purposes only. The Debtors believe that such relief will avoid the administrative burdens that would result if each of the Bankruptcy Court maintained entirely separate dockets for their cases and will reduce costs for parties making filings with the Bankruptcy Court.

     11.     CUSTOMER PROGRAMS

             The Debtors intend to seek authority to honor prepetition customer programs. The Debtors believe that continuing these services is essential to maintaining customer loyalty.

     12.     SALES, USE AND OTHER TAXES

             The Debtors intend to seek authority to pay certain prepetition tax claims owed to various state and local taxing authorities.

     13.     UTILITIES

             The Debtors intend to seek orders to restrain utilities from discontinuing, altering or refusing services and to establish appropriate procedures for the determination of requests by utilities for post-petition deposits.

B.   ANTICIPATED TIMETABLE FOR THE CHAPTER 11 CASES

             Following the Petition Date, the Debtors expect the Chapter 11 Cases to proceed on the following estimated timetable. There can be no assurance, however, that the Bankruptcy Court's orders to be entered on or shortly after the Petition Date will permit the Chapter 11 Cases to proceed as expeditiously as anticipated.

             The Debtors anticipate that the hearing to consider the adequacy of the Disclosure Statement and confirmation of the Plan will occur within 30-45 days after the Petition Date. Assuming that the Plan is confirmed at that hearing, the Plan provides that the Effective Date will be the first Business Day on which all conditions to the Plan's consummation (as set forth in Article 9 of the Plan) have been satisfied or waived. SEE Section VI.H.1 "Summary of the Plan of Liquidation -- Confirmation and Consummation of the Plan -- Conditions to Confirmation." Based upon information currently available, the Debtors believe that the Effective Date could occur as early as one to four months following the Confirmation Date. Under this timetable, the Debtors expect the Distribution Date to occur within two to six months after the Petition Date. There can be no assurance, however, that this projected timetable can be achieved.

                     VI. SUMMARY OF THE PLAN OF LIQUIDATION

             The Plan is predicated upon the complete liquidation of the Company. The primary objectives of the Plan are to (a) maximize the value of the ultimate recoveries to all creditor groups on a fair and equitable basis and (b) settle, compromise or otherwise dispose of certain Claims and Interests on terms that the Debtors believe to be fair and reasonable and in the best interests of their respective estates and creditors. The Plan provides for, among other things: (i) the cancellation of certain indebtedness in exchange for Cash and
(ii) the rejection, assumption and/or assignment of executory contracts and unexpired leases to which any Debtor is a party.

             After careful review of the estimated recoveries in a chapter 11 liquidation scenario and a chapter 7 liquidation scenario, the Debtors have concluded that the recovery to creditors and Interest Holders will be maximized by completing the liquidation of the Debtors under chapter 11 of the Bankruptcy Code and making distributions pursuant to the Plan. The Debtors believe that their Estates have value that would not be fully realized by creditors in a chapter 7 liquidation primarily due to (i) the difficulties that a chapter 7 trustee would encounter in resolving disputed, contingent and unliquidated claims, (ii) the additional administrative expenses that would be incurred in a chapter 7 liquidation and (iii) the delay in distributions that would occur if the Chapter 11 Cases were converted to cases under chapter 7. Additionally, because there are thirty-six (36) separate Debtors, there could be multiple chapter 7 trustees -- one for each Debtor -- whose interests and obligations conflict. This, in turn, would result in additional legal and other expenses. Accordingly, the Debtors believe the Estates are worth more to their creditors if the Debtors' liquidation is completed, and distributions are made, under chapter 11, pursuant to the Plan.

             The statements contained in this Disclosure Statement include summaries of the provisions contained in the Plan (a copy of which is annexed hereto as Appendix A) and in the documents referred to therein. The statements contained in this Disclosure Statement do not purport to be precise or complete statements of all the terms and provisions of the Plan or the documents referred to therein, and reference is made to the Plan and to such documents for the full and complete statements of such terms and provisions.

             The Plan itself and the documents referred to therein control the actual treatment of claims against and interests in the Debtors under the Plan and will, upon the Effective Date, be binding upon all Holders of Claims against and Interests in the Debtors and their Estates, the Reorganized Debtor, the Plan Administrator and other parties in interest. In the event of any conflict between this Disclosure Statement, on the one hand, and the Plan, the Plan Administrator Agreement or any other operative document, on the other hand, the terms of the Plan, the Plan Administrator Agreement and such other operative document are controlling.

A.   OVERVIEW OF CHAPTER 11

             Chapter 11 is one of the principal business chapters of the Bankruptcy Code. Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize or liquidate its business for the benefit of itself, its creditors and its interest holders. Another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated interest holders with respect to the distribution of a debtor's assets.

             The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor in possession."

             The consummation of a plan of reorganization or liquidation is the principal objective of a chapter 11 case. The plan sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan by the Bankruptcy Court makes that plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan and any creditor of or equity security holder in the debtor, whether or not such creditor or equity security holder (i) is impaired under or has accepted the plan or (ii) receives or retains any property under the plan.

             The Plan proposed by the Debtors is a plan of liquidation providing for the discontinuance and liquidation of the Debtors' business. The Debtors anticipate that the proceeds of the liquidation will be distributed as discussed below to certain holders of Claims against and Interests in the Debtors.

B.   OVERALL STRUCTURE OF THE PLAN

             The Debtors believe that the Plan provides the best and most prompt possible recovery to holders of Claims against and Interests in the Debtors. Under the Plan, Claims against and Interests in the Debtors are divided into different classes. If the Plan is confirmed by the Bankruptcy Court and consummated, on the Distribution Date, and at certain times thereafter as Claims are resolved, liquidated or otherwise allowed, the Debtors will make distributions in respect of certain Classes of Claims and Interests as provided in the Plan. The Classes of Claims against and Interests in the Debtors created under the Plan, the treatment of those Classes under the Plan and distributions, if any, to be made under the Plan are described below.

C.   CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

             The Plan classifies Claims and Interests separately and provides different treatment for different Classes of Claims and Interests in accordance with the Bankruptcy Code. As described more fully below, the Plan provides, separately for each Class, that Holders of certain Claims will receive types of consideration based on the different rights of the Holders of Claims in each Class. A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

             Procedures for the distributions pursuant to the Plan, including matters that are expected to affect the timing of the receipt of distributions by Holders of Claims in certain Classes and that could affect the amount of distributions ultimately received by such Holders, are described in Section VI.D "-- Provisions Governing Distributions" below.

             In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including Professional Fee Claims) and Priority Tax Claims have not been classified.

     1.      PROFESSIONAL FEES

             Professional Fees are Administrative Claims under sections 330(a), 331, 503, or 1103 of the Bankruptcy Code for compensation of Professionals or other entities for professional services rendered or expenses incurred in the Cases on or prior to the Effective Date. All payments to Professionals for Professional Fees will be made in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court relating to the payment of interim and final compensation for services rendered and reimbursement of expenses. The Bankruptcy Court will review and determine all applications for compensation for services rendered and reimbursement of expenses.

             In addition, section 503(b) of the Bankruptcy Code provides for payment of compensation to (a) creditors, indenture trustees and other entities making a "substantial contribution" to a chapter 11 case and (b) attorneys for and other professional advisors to such entities. The amounts, if any, which may be sought by entities for such compensation are not known by the Debtors at this time. Requests for compensation must be approved by the Bankruptcy Court after a hearing on notice at which the Debtors and other parties in interest may participate and, if appropriate, object to the allowance of any compensation and reimbursement of expenses.

             All Professionals and other entities requesting compensation or reimbursement of Professional Fee Claims pursuant to sections 327, 328, 330, 331 or 503(b) of the Bankruptcy Code for services rendered prior to the Effective Date will File and serve on the Reorganized Debtor and counsel for the Reorganized Debtor an application for final allowance of compensation and reimbursement of expenses no later than 60 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court.

Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be Filed and served on the Reorganized Debtor, counsel for the Reorganized Debtor and the requesting Professional or other entity no later than twenty (20) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable request for compensation or reimbursement was served. See
Section VI.J.3 "-- Summary of Other Provisions of the Plan -- Bar Dates for Certain Claims" below for further information.

             To the extent that the Indenture Trustee provides services related to distributions pursuant to the Plan, the Indenture Trustee will receive from the Debtors (or the Reorganized Debtor), without further court approval, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services. These payments will be made on terms agreed to among the Prepetition Senior Notes Indenture Trustee, the Debtors or the Reorganized Debtor, as the case may be.

             On or as soon as reasonably practicable after the Effective Date and entry of an order of the Bankruptcy Court authorizing the Reorganized Debtor to pay all amounts owing to Professionals for all outstanding amounts relating to prior periods through the Effective Date, the Reorganized Debtor will pay such amounts to such Professionals in accordance with such order; provided, however, that Professionals will continue to prepare monthly fee applications in accordance with any applicable orders up to the Effective Date. On the Effective Date, the Reorganized Debtor will fund an escrow account in an amount equal to the aggregate amount of outstanding fee applications not ruled upon by the Bankruptcy Court as of the Effective Date plus the aggregate amount of all estimated fees and expenses due for periods that have not been billed as of the Effective Date. Such escrow account will be used by the Reorganized Debtor to pay the remaining Professional Claims owing to the Professionals as and when Allowed by the Bankruptcy Court. SEE Section VI.J.3.c "-- Summary of Other Provisions of the Plan -- Bar Dates for Certain Claims -- Professional Fee Holdback".

     2.      ADMINISTRATIVE CLAIMS

             Administrative Claims are Claims for costs and expenses of administration of the Chapter 11 Cases Allowed under sections 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Debtors' Estates and operating the businesses of the Debtors (such as wages, salaries, and commissions for services and payments for inventory, leased equipment, and premises) and Claims of governmental units for taxes (including tax audit Claims related to tax years commencing after the Petition Date, but excluding Claims relating to tax periods, or portions thereof, ending on or before the Petition
Date); (b) compensation for legal, financial, advisory, accounting, and other services and reimbursement of expenses Allowed by the Bankruptcy Court under sections 330, 331, or 503(b) of the Bankruptcy Code to the extent incurred prior to the Effective Date; (c) all fees and charges assessed against the Debtors' Estates under section 1930, chapter 123, of title 28, United States Code; and
(d) all other claims entitled to administrative claim status pursuant to a Final Order of the Bankruptcy Code.

             Subject to the provisions of sections 330(a), 331, and 503(b) of the Bankruptcy Code, each Administrative Claim will be paid by the Debtors, at their election, (i) in full, in Cash, in such amounts as are incurred in the ordinary course of business by the Debtors, or in such amounts as such Administrative Claim is Allowed by the Bankruptcy Court upon the later of the Effective Date or the date upon which there is a Final Order allowing such Administrative Claim or (ii) upon such other terms as may be agreed upon between the Holder of such Administrative Claim and the Debtors.

             The Confirmation Order will establish the Administrative Claims Objection Deadline as the last day for filing an objection to any request for the payment of an Administrative Claim, which will be (i) the later of (A) 90 days after the Effective Date or (B) 60 days after the filing of such Administrative Claim, or (ii) such other date that the Bankruptcy Court may order; PROVIDED, HOWEVER, that the filing of a motion to extend the Administrative Claims Objection Deadline will automatically extend the Administrative Claims

Objection Deadline until a final order is entered on such motion. See Section VI.J.3 "-- Summary of Other Provisions of the Plan -- Bar Dates for Certain Claims" below for further information.

     3.      PRIORITY TAX CLAIMS

             Priority Tax Claims are Claims for taxes entitled to priority in payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.

             The legal and equitable rights of the Holders of Priority Tax Claims are unaltered by the Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim will receive in full satisfaction, settlement and release of and in exchange for such Allowed Priority Tax Claim, at the Debtors' (or Reorganized Debtor's) election: (A) Cash equal to the amount of such Allowed Priority Tax Claim; (B) such other treatment as to which the Debtors or the Reorganized Debtor and the Holder of such Allowed Priority Tax Claims will have agreed upon in writing; or (C) such Claim will be otherwise treated in any other manner such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code, including payment in accordance with the provisions of section 1129(a)(9)(C) of the Bankruptcy Code over a period of not more than six years from the date of assessment of any such Priority Tax Claim.

     4.      CLASS 1 - NON-TAX PRIORITY CLAIMS

             Non-Tax Priority Claims are all Claims, other than Administrative Claims or Priority Tax Claims, that are entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

             The legal, equitable and contractual rights of the Holders of Class 1 Claims are unaltered by the Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Class 1 Claim is an Allowed Class 1 Claim on the Effective Date or (ii) the date on which such Class 1 Claim becomes an Allowed Class 1 Claim, each Holder of an Allowed Class 1 Claim will receive in full satisfaction, settlement of, and in exchange for, such Allowed Class 1
Claim: (A) Cash in accordance with the terms thereof or (B) such other treatment as to which the Holder of such Claim and the Debtors, the Reorganized Debtor or the Plan Administrator agree in writing.

     5.      CLASS 2 - SECURED LENDER CLAIMS

             Secured Lender Claims are the secured Claims of the Prepetition Lenders under the Prepetition Credit Agreement, which Claims will be deemed, pursuant to section 506 of the Bankruptcy Code, Allowed pursuant to the Plan in an aggregate amount to be established in the Confirmation Order.

             The legal, equitable and contractual rights of the Holders of Class 2 Claims are unaltered by the Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Class 2 Claim is an Allowed Class 2 Claim on the Effective Date or (ii) the date on which such Class 2 Claim becomes an Allowed Class 2 Claim, each Holder of an Allowed Class 2 Claim will receive in full satisfaction, settlement of, and in exchange for, such Allowed Class 2
Claim: (A) Cash equal to the amount of such Allowed Class 2 Claim or (B) such less favorable treatment as to which the Debtors, the Reorganized Debtor or the Plan Administrator and the Holder of such Allowed Secured Lender Claim have agreed upon in writing; PROVIDED THAT no Holder of an Allowed Class 2 Claim will retain any Claim, lien or other interest in respect of the Purchased Assets. As of the Effective Date, all of the Prepetition Lender's mortgages, deeds of trust, liens, pledges or other security interests against or in the property of any Debtor's Estate will be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens, pledges or other security interests will revert to the Debtors' Estates.

     6.      CLASS 3 - OTHER SECURED CLAIMS

             Other Secured Claims are all Claims (other than Administrative Claims or Secured Lender Claims) that are secured by a lien on property in which a Debtor's Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of the setoff, pursuant to section 553 of the Bankruptcy Code.

             The legal, equitable and contractual rights of the Holders of Class 3 Claims are unaltered by the Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Class 3 Claim is an Allowed Class 3 Claim on the Effective Date or (ii) the date on which such Class 3 Claim becomes an Allowed Class 3 Claim, each Holder of an Allowed Class 3 Claim will receive in full satisfaction, settlement of, and in exchange for, such Allowed Class 3
Claim: (A) Cash equal to the amount of such Allowed Class 3 Claim or (B) such less favorable treatment as to which the Debtors, the Reorganized Debtor or the Plan Administrator and the Holder of such Allowed Other Secured Claim have agreed upon in writing; PROVIDED THAT no Holder of an Allowed Class 3 Claim will retain any Claim, lien or other interest in respect of the Purchased Assets. As of the Effective Date, all of the mortgages, deeds of trust, liens, pledges or other security interests against or in the property of any Debtor's Estate held by any Holder of an Other Secured Claim will be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens, pledges or other security interests will revert to the Debtors' Estates.

     7.      CLASS 4 - GENERAL UNSECURED CLAIMS

             General Unsecured Claims are all Claims that are not Administrative Claims, Priority Tax Claims, Non-Tax Priority Claims, Secured Lender Claims, Other Secured Claims, Prepetition Senior Note Claims, Intercompany Claims or Subordinated Claims.

             The legal, equitable and contractual rights of the Holders of Class 4 Claims are unaltered by the Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Class 4 Claim is an Allowed Class 4 Claim on the Effective Date or (ii) the date on which such Class 4 Claim becomes an Allowed Class 4 Claim, each Holder of an Allowed Class 4 Claim will receive in full satisfaction, settlement of, and in exchange for, such Allowed Class 4
Claim: (A) Cash in accordance with the terms thereof or (B) such other treatment as to which the Holder of such Claim and the Debtors, the Reorganized Debtor or the Plan Administrator agree in writing.

     8.      CLASS 5 - PREPETITION SENIOR NOTE CLAIMS

             Prepetition Senior Note Claims are all claims arising from or related to the 11 3/4% Senior Notes due August 1, 2006, issued by RU Corp. under the Prepetition Senior Note Indenture. The Prepetition Senior Note Claims are Allowed in the aggregate principal amount of $158,088,000 million. No amounts will be Allowed on account of any interest.

             Each Holder of an Allowed Prepetition Senior Note Claim will receive Cash equal to 70% of the principal amount of such Allowed Prepetition Senior Note Claim. Holders of Allowed Class 5 Prepetition Senior Note Claims will not receive any distribution on account of interest accruing on the principal amount of such Allowed Class 5 Prepetition Senior Note Claims.

     9.      CLASS 6 - OLD EQUITY INTERESTS

             Class 6 consists of all Interests directly arising from, under, or relating in any way to, the common stock of Radio Unica outstanding immediately prior to the Petition Date, including treasury stock and all options, warrants, calls, rights, puts, awards, commitments, or any other agreements of any character to acquire such common stock, but excluding Subordinated Claims.

             Old Equity is not entitled to, and will not receive or retain, any property or interest in property on account of such Old Equity. The Plan is predicated upon, among other things, an agreement to the terms of the Plan by the Holders of Prepetition Senior Note Claims and Holders of Old Equity Interests. The Prepetition Senior Note Claims are of the same priority as General Unsecured Claims, and are senior to the Subordinated Claims and Old Equity Interests. The Holders of Prepetition Senior Note Claims have agreed to receive less than General Unsecured Creditors, and to provide value to the Holders of Old Equity Interests. Absent a willingness on the part of the Holders of Prepetition Senior Note Claims to provide value to Holders of Old Equity Interests, Holders of Old Equity Interests would not receive any value under the Plan. Nevertheless, to facilitate consummation of the Plan, Holders of approximately 93% of Prepetition Senior Note Claims have agreed to provide to Holders of Old Equity Interests Cash equal to the Remaining Proceeds, PROVIDED, HOWEVER, in the event the Remaining Proceeds to be distributed to Holders of Allowed Class 6 Old Equity Interests exceeds in the aggregate 30% of the Allowed Prepetition Senior Note Claim (representing the value given up by such Class), any Remaining Proceeds in excess of such amount will be distributed equally between Holders of Allowed Class 6 Old Equity Interests and Allowed Class 7 Subordinated Claims.

     10.     CLASS 7 - SUBORDINATED CLAIMS

             Class 7 consists of all Claims that are subordinated pursuant to section 510(b) or 510(c) of the Bankruptcy Code, and include any Claims arising from the rescission of a purchase or sale of any Old Equity, any Claims for damages arising from the purchase or sale of Old Equity, and any Claims for reimbursement, contribution, or indemnification on account of any such Claims.

             The Holders of Subordinated Claims will not receive any distribution on account of such Subordinated Claims, PROVIDED, HOWEVER, in the event the Remaining Proceeds to be distributed to Holders of Allowed Class 6 Old Equity Interests exceeds in the aggregate 30% of the Allowed Prepetition Senior Note Claim (representing the value given up by such Class), any Remaining Proceeds in excess of such amount will be distributed equally between Holders of Allowed Class 6 Old Equity Interests and Allowed Class 7 Subordinated Claims. The Plan does not prejudice or impair any rights of a Holder of a Subordinated Claim to seek recovery under any policy of insurance under which a Debtor is an insured. The Plan will not expand the scope of, or alter in any other way, the insurers' obligations under their policies, and the insurers will retain any and all defenses to coverage that they may have.

     11.     SPECIAL PROVISION REGARDING UNIMPAIRED CLAIMS

             Except as otherwise provided in the Plan, nothing will affect the Debtors' or the Reorganized Debtor's rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

D.   PROVISIONS GOVERNING DISTRIBUTIONS

     1.      DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE

             Except as otherwise provided in the Plan or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Effective Date will be made on the Distribution Date or as soon thereafter as is practicable. Any distribution to be made on the Effective Date pursuant to the Plan will be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable. Any payment or distribution required to be made under the Plan on a day other than a Business Day will be made on the next succeeding Business Day. Distributions on account of Claims that first become Allowed Claims after the Effective Date will be made pursuant to the Plan Administrator Agreement.

     2. INITIAL DISTRIBUTION AFTER THE EFFECTIVE DATE AND CLOSING OF THE ASSET PURCHASE AGREEMENT

             As soon as practicable after the Effective Date and the closing of the Asset Purchase Agreement, the Reorganized Debtor will make an initial distribution of the Cash proceeds received by the Debtors (or Reorganized Debtor) from the Asset Purchase Agreement (less the reasonable Reserves established by the Reorganized Debtor and the Plan Administrator, as required by the Plan and the Plan Administrator Agreement, to, INTER ALIA, administer the Plan after the Effective Date) (the "INITIAL DISTRIBUTION PROCEEDS") first, on a pro rata basis, to the Holders of Allowed Secured Lender Claims and Allowed Other Secured Claims. If all Allowed Secured Lender Claims and Allowed Other Secured Claims are paid in full, the Reorganized Debtor will next make an initial distribution of the remaining Initial Distribution Proceeds to Holders of Allowed Administrative Claims. If all Allowed Administrative Claims are paid in full, the Reorganized Debtor will next make an initial distribution of the remaining Initial Distribution Proceeds, on a pro rata basis, to Holders of Allowed Non-Tax Priority Claims and Allowed Priority Tax Claims (unless the Reorganized Debtor elects to treat such Claims in accordance with 11 U.S.C.
Section 1129(a)(9)(C), in which case no initial distribution will be made to Holders of Allowed Priority Tax Claims at that time). If all Allowed Non-Tax Priority Claims and Allowed Priority Tax Claims (if applicable) are paid in full, the Reorganized Debtor will next make an initial distribution of the remaining Initial Distribution Proceeds, on a pro rata basis, to Holders of Allowed General Unsecured Claims and Allowed Prepetition Senior Note Claims. If all Allowed General Unsecured Claims and Allowed Prepetition Senior Note Claims are paid in full, the Reorganized Debtor will next make an initial distribution of the remaining Initial Distribution Proceeds to Holders of Allowed Old Equity Interests. All initial distributions made under Article 6.2 of the Plan will be applied against any future distributions made under the Plan.

     3.      INTERIM DISTRIBUTION IN THE EVENT OF AN INITIAL AND SUBSEQUENT
             CLOSING

             Notwithstanding Article 6.2 of the Plan, if the conditions of section 4.3 of the Asset Purchase Agreement become applicable, and an "Initial Closing" and "Subsequent Closing" are required, the Debtors will make an initial distribution in accordance with Article 6.2 of the Plan as soon as practicable after the Initial Closing, instead of the Effective Date. The Debtors (or Reorganized Debtor) are not prohibited from making additional distributions on or after the Effective Date provided such distributions are otherwise appropriate under the Plan and Plan Administrator Agreement. All initial distributions made under Article 6.2 of the Plan will be applied against any future distributions made under the Plan.

     4.      INTEREST ON CLAIMS

             Unless otherwise specifically provided for in the Plan or Confirmation Order, or required by applicable bankruptcy law, postpetition interest will not accrue or be paid on any Claims, and no Holder of a Claim will be entitled to interest accruing on or after the Petition Date on any Claim.

     5.      DISTRIBUTIONS BY THE REORGANIZED DEBTOR

             The Reorganized Debtor will make all distributions of Cash required to be distributed under applicable provisions of the Plan and Plan Administrator Agreement. The Reorganized Debtor and the Plan Administrator may employ or contract with other entities to assist in or make the distributions required by the Plan.

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

     6.      DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED
             DISTRIBUTIONS

             (a) DELIVERY OF DISTRIBUTIONS IN GENERAL. Distributions to Holders of Allowed Claims will be made at the addresses set forth in the Debtors' records unless such addresses are superseded by proofs of claim or transfers of claim filed pursuant to Bankruptcy Rule 3001.

             (b)  UNDELIVERABLE AND UNCLAIMED DISTRIBUTIONS.

                  (i) If the distribution to any Holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions will be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder's then current address. Undeliverable and unclaimed distributions will be deposited in a segregated, interest-bearing account, designated as an "unclaimed distribution reserve" (the "UNCLAIMED DISTRIBUTION RESERVE") for the benefit of all such similarly situated persons until such time as a distribution becomes deliverable or is unclaimed.

                  (ii) The Reorganized Debtor will make all distributions that have become deliverable or have been claimed since the Distribution Date as soon as practicable after such distribution has become deliverable.

                  (iii) Any Holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable or unclaimed distribution within one year after the Effective Date will be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and will be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed distribution against the Debtors or their Estates, the Reorganized Debtor, the Plan Administrator or their property. In such cases, any Cash in the Unclaimed Distribution Reserve for distribution on account of such claims for undeliverable or unclaimed distributions will become the property of the Estates free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary, and will be distributed in accordance with the terms of the Plan and Plan Administrator Agreement. Nothing contained in the Plan or the Plan Administrator Agreement will require any Disbursing Agent, including, but not limited to, the Plan Administrator or Reorganized Debtor, to attempt to locate any Holder of an Allowed Claim.

     7.      RECORD DATE FOR DISTRIBUTIONS

             As of the close of business on the Distribution Record Date, the transfer register for the Prepetition Senior Notes, as maintained by the Debtors, the Prepetition Senior Note Indenture Trustee, any other applicable trustee, or their respective agents will be closed and the transfer of such securities or any interest thereon prohibited. The Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute only to those Holders of Allowed Claims who are Holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date. The Disbursing Agent and the Reorganized Debtor will instead be entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the official claims register as of the close of business on the Distribution Record Date.

     8.      PREPETITION SENIOR NOTES INDENTURE TRUSTEE AS CLAIM HOLDER

             Consistent with Bankruptcy Rule 3003(c), the Debtors or Reorganized Debtor, as the case may be, will recognize a proof of claim filed by the Prepetition Senior Notes Indenture Trustee in respect of the Prepetition Senior Notes Claims. Accordingly, any Prepetition Senior Note Claim, proof of which is filed by the registered or beneficial Holder of a Prepetition Senior Note Claim, may be disallowed as duplicative of the Prepetition Senior Note Claims of the Prepetition Senior Note Trustee, without need for any further action or Bankruptcy Court order.

     9.      ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST

             To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution will, for all income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent that the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

     10.     MEANS OF CASH PAYMENT

             Payments of Cash made pursuant to the Plan will be in U.S. dollars and will be made, at the option and in the sole discretion of the Reorganized Debtor, by (a) checks drawn on or (b) wire transfer from a domestic bank selected by the Reorganized Debtor. Cash payments to foreign creditors may be made, at the option of the Reorganized Debtor, in such fund and by such means as are necessary or customary in a particular foreign jurisdiction.

     11.     WITHHOLDING AND REPORTING REQUIREMENTS

             In connection with the Plan and all distributions thereunder, the Reorganized Debtor will comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder will be subject to any such withholding and reporting requirements. The Reorganized Debtor will be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

     12.     SETOFFS

             The Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy laws, but will not be required to, set off against any Claim, the payments or other distributions to be made pursuant to the Plan in respect of such Claim, or claims of any nature whatsoever that the Debtors or the Reorganized Debtor may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder will constitute a waiver or release by the Reorganized Debtor of any such claim that the Debtors or the Reorganized Debtor may have against such Holder.

     13.     FRACTIONAL DOLLARS; DE MINIMUS DISTRIBUTIONS

             Notwithstanding any other provision of the Plan or the Plan Administrator Agreement, neither the Plan Administrator nor Reorganized Debtor will be required to make distributions or payments of fractions of dollars, and whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.

E.   PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS

     1.      OBJECTION DEADLINE; PROSECUTION OF OBJECTIONS

             No later than the Claims Objection Deadline or the Administrative Claims Objection Deadline, as applicable (unless either is extended by an order of the Bankruptcy Court), the Debtors or the Reorganized Debtor, the Plan Administrator, the Creditors' Committee or the Plan Committee, as the case may be, may file objections to Claims with the Bankruptcy Court and serve such objections upon the Holders of each of the Claims to which objections are made; provided, however, the Debtors, Reorganized Debtor, the Plan Administrator, the Creditors' Committee and the Plan Committee will not object to Claims Allowed pursuant to the Plan. The Reorganized Debtor has the right to object to Claims, if any, filed or amended after the Claims Objection Deadline. Subject to limitations set forth in the Plan Administrator

Agreement and the Plan, the Reorganized Debtor and the Plan Administrator will be authorized to, and will, resolve all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction the validity, nature, and/or amount thereof.

     2.      NO DISTRIBUTIONS PENDING ALLOWANCE

             No payments or distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

     3.      ACCOUNTS; ESCROWS; RESERVES

             The Reorganized Debtor and the Plan Administrator will, subject to and in accordance with the provisions of the Plan Administrator Agreement, (a) establish one or more general accounts into which will be deposited all funds not required to be deposited into any other account, Reserve or escrow and (b) create, fund and withdraw funds from, as appropriate, the Operating Reserve, Working Capital Reserve, Administrative Claims Reserve, Disputed Claims Reserve and Unclaimed Distribution Reserve. The Reorganized Debtor will sell non-Cash assets of the Estates, if any, in accordance with the provisions of the Plan and the Plan Administrator Agreement. The net proceeds of any such sales will be deposited in an account or Reserve pursuant to the terms of the Plan Administrator Agreement.

             (a) DISPUTED CLAIMS RESERVE. On the Effective Date (or as soon thereafter as is practicable) and each Quarterly Distribution Date, the Reorganized Debtor in consultation with the Plan Committee will create and fund the Disputed Claims Reserve with an amount of the Estates' Cash equal to one hundred percent (100%) of distributions to which holders of Disputed Unsecured Claims would be entitled under the Plan as of such date if such Disputed Unsecured Claims were Allowed Claims in their Disputed Claims Amount; provided, however, that the Debtors or the Reorganized Debtor may, at any time, File motion(s) pursuant to section 502(c) of the Bankruptcy Code for order(s) estimating and limiting the amount of Cash which will be deposited in the Disputed Claims Reserve in respect of any Disputed Unsecured Claims, with notice and an opportunity to be heard to the affected holders of such Disputed Unsecured Claims and the Plan Committee; provided, further, that the Debtors or the Reorganized Debtor must within sixty (60) days after the Effective Date (or such other date as the Bankruptcy Court may order) File a motion(s) seeking to estimate any contingent or unliquidated Claims, with a notice and an opportunity to be heard to the affected holders of such Disputed Claims and the Plan Committee. The Disputed Claims Reserve will be fully funded no later than ten
(10) days after the Bankruptcy Court has approved an order resolving such motion(s) and such order has been entered by the clerk of the Bankruptcy Court.

             (b) ADMINISTRATIVE CLAIMS RESERVE. On the Effective Date (or as soon thereafter as is practicable) and each Quarterly Distribution Date, the Reorganized Debtor in consultation with the Plan Committee will create and fund the Administrative Claims Reserve with an amount of the Estates' Cash equal to the aggregate Disputed Claim Amount of all Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Non-Tax Priority Claims, Disputed Secured Lender Claims and Disputed Other Secured Claims.

     4.      DISTRIBUTIONS AFTER ALLOWANCE

             Unless otherwise required to be paid on an earlier date under the Asset Purchase Agreement, the Reorganized Debtor will make payments and distributions from the appropriate Reserves to the holder of any Disputed Administrative Claim, Disputed Priority Tax Claim, Disputed Non-Tax Priority Claim, Disputed Secured Lender Claim, Disputed Other Secured Claim, Disputed Prepetition Senior Note Claim or Disputed General Unsecured Claim that has become an Allowed Claim, on the first Quarterly Distribution Date following the date that such Disputed Administrative Claim, Disputed Priority Tax Claim, Disputed Non-Tax Priority Claim, Disputed Secured Lender Claim, Disputed Other Secured Claim,

Disputed Prepetition Senior Note Claim or Disputed General Unsecured Claim, as the case may be, becomes an Allowed Claim. Such distributions will be made in accordance with the Plan and the Plan Administrator Agreement.

F.   MEANS FOR IMPLEMENTATION OF THE PLAN

     1.      ASSET PURCHASE AGREEMENT; TRANSFER OF PURCHASE ASSETS FREE AND
             CLEAR

             The Confirmation Order will be effective as an order under, inter alia, sections 105, 363, 365 and 1123(b)(4) of the Bankruptcy Code approving (i) the consummation of the Asset Purchase Agreement in accordance with the terms thereof and (ii) the sale of the Purchased Assets to Purchaser free and clear of any and all Claims, liens, encumbrances, charges, and interests other than those liabilities explicitly identified as "Assumed Liabilities" under, and to the extent provided in, the Asset Purchase Agreement. Without limiting the generality of the foregoing, in consideration of the Purchase Price, and upon the Closing under the Asset Purchase Agreement, the Debtors will transfer the Purchased Assets under the Asset Purchase Agreement to the Purchaser free and clear of any and all Claims, liens, encumbrances, charges, and interests, and neither the Purchaser nor any affiliate of the Purchaser will assume, or otherwise be responsible for, either directly or indirectly, any liabilities or obligations of the Debtors except for the "Assumed Liabilities" under the Asset Purchase Agreement. The Debtors are authorized to undertake and perform the transactions contemplated by the Asset Purchase Agreement, and the occurrence of the Closing under the Asset Purchase Agreement, in substantially the form of Exhibit D to the Plan, including such amendments as may be made from time to time in accordance with the terms of the Asset Purchase Agreement, the Plan and the Bankruptcy Code, will be a condition precedent to the occurrence of the Effective Date of the Plan, as provided in Article 9.2 of the Plan. The parties to the Asset Purchase Agreement are authorized to make nonmaterial modifications to such Asset Purchase Agreement in accordance with the terms thereof prior to the Effective Date without further notice or approval of the Bankruptcy Court. Nothing in the Plan precludes the parties to the Asset Purchase Agreement from also entering into a Local Management Agreement.

     2.      SUBSTANTIVE CONSOLIDATION.

             (a) SUBSTANTIVE CONSOLIDATION. The Plan contemplates and is predicated upon entry of an order substantively consolidating the Debtors' Estates and Chapter 11 Cases for the purposes of all actions associated with confirmation and consummation of the Plan. On the Effective Date (and after the closing of the Asset Purchase Agreement), (i) all Intercompany Claims by, between and among the Debtors will be eliminated, (ii) all assets and liabilities of the Affiliate Debtors will be merged or treated as if they were merged with the assets and liabilities of Radio Unica, (iii) any obligation of a Debtor and all guarantees thereof by one or more of the other Debtors will be deemed to be one obligation of Radio Unica, (iv) the Affiliate Interests will be cancelled, and (v) each Claim Filed or to be Filed against any Debtor will be deemed Filed only against Radio Unica and will be deemed a single Claim against and a single obligation of Radio Unica. On the Confirmation Date, and in accordance with the terms of the Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by the Debtors as to the obligations of another Debtor will be released and of no further force and effect.

             (b) SUBSTANTIVE CONSOLIDATION ORDER. Unless the Bankruptcy Court has approved the substantive consolidation of the Chapter 11 Cases by a prior order, the Plan will serve as, and will be deemed to be, a motion for entry of an order substantively consolidating the Debtors' Chapter 11 Cases. If no objection to substantive consolidation is timely Filed and served by any Holder of an Impaired Claim affected by the Plan before the deadline for Filing an objection to the confirmation of the Plan, or such other date as may be established by the Bankruptcy Court, the Substantive Consolidation Order (which may be the Confirmation Order) may be approved by the Bankruptcy Court. If any such objections are timely Filed and served, a hearing with respect to the substantive consolidation of the Chapter 11 Cases and the objections thereto will be scheduled by the Bankruptcy Court, which hearing may, but is not required to, coincide with the Confirmation Hearing.

             (c)  DISCUSSION OF SUBSTANTIVE CONSOLIDATION

                  (i) General Description. Substantive consolidation of the estates of multiple debtors in a bankruptcy case effectively combines the assets and liabilities of the multiple debtors for certain purposes under a plan. The effect of consolidation is the pooling the assets of, and claims against, the consolidated debtors; satisfying liabilities from a common fund; and combining the creditors of the debtors for purposes of voting on plans. IN RE AUGIE/RESTIVO BAKING CO., 860 F.2d 515, 518 (2d Cir. 1988). There is no statutory authority specifically authorizing substantive consolidation. The authority of a bankruptcy court to order substantive consolidation is derived from its general equitable powers under section 105(a) of the Bankruptcy Code, which provides that the court may issue orders necessary to carry out the provisions of the Bankruptcy Code. IN RE DRW PROPERTY CO., 54 B.R. 489, 494 (Bankr. N.D. Tex. 1985). Nor are there statutorily prescribed standards for substantive consolidation. Instead, judicially developed standards control whether substantive consolidation should be granted in any given case.

                  (ii) Legal Standards for Substantive Consolidation. The propriety of substantive consolidation must be made on a case-by-case basis. E.G., FDIC V. COLONIAL REALTY CO., 966 F.2d 57 (2d Cir. 1992). In deciding whether to consolidate, a number of earlier cases relied on the presence or absence of certain "elements" that are similar to factors relevant to piercing the corporate veil under applicable state law. E.G., IN RE GULFCO INV. CORP., 593 F.2d 921 (10th Cir. 1979). More recent cases, however, while not ignoring these elements, have applied a less mechanical approach. Thus, for example, the Second Circuit Court of Appeals, in IN RE AUGIE/RESTIVO, concluded that the extensive list of elements and factors frequently cited and relied upon by other courts in determining the propriety of substantive consolidation are "merely variants on two critical factors," namely, "(1) whether creditors dealt with the entities as a single economic unit and 'did not rely on their separate identity in extending credit, . . .' or (ii) whether the affairs of the debtors are so entangled that consolidation will benefit all creditors . . . ." 860 F.2d at
518. More recently the Eleventh Circuit, in EASTGROUP PROPERTIES V. SOUTHERN MOTEL ASSOC., LTD., 935 F.2d 245 (11th Cir. 1991), viewed those elements and factors "as examples of information that may be useful to courts charged with deciding whether there is substantial identity between the entities to be consolidated and whether consolidation is necessary to avoid some harm or to realize some benefit." ID. at 250. Under the EASTGROUP test, a proponent of substantive consolidation must show that there is substantial identity between the entities to be consolidated and that consolidation is necessary to avoid some harm or realize some benefit. Once the proponent makes this showing, a presumption arises that creditors have not relied solely on the credit of one of the entities involved, and the burden shifts to an objecting creditor to show that (i) it has relied on the separate credit of one of the entities to be consolidated and (ii) it will be prejudiced by substantive consolidation. EASTGROUP, 935 F.2d at 251; REIDER V. FDIC (IN RE REIDER), 31 F.3d 1102, 1108 (11th Cir. 1994).

             Regardless of which of the "two similar but not identical tests . . .. for assessing the propriety of substantive consolidation in the corporate context" is applied, IN RE REIDER, 31 F.3d at 1107, the "elements" enumerated in the earlier cases remain relevant, but not necessarily dispositive, as to whether substantive consolidation should be granted. These elements include:

             - the degree of difficulty in segregating and ascertaining the individual assets and liabilities of the entities to be consolidated;

             - the presence or absence of consolidated financial statements among the entities to be consolidated;

             - the commingling of assets and business functions among the entities to be consolidated;

             - the unity of interests and ownership among the various entities;

             - the existence of parent and intercorporate guarantees on loans to the various entities; and

             - the transfer of assets to and from the various entities without formal observance of corporate formalities.

IN RE VECCO CONSTR. INDUS., 4 B.R. 407, 410 (Bankr. E.D. Va. 1980).

                  (iii) Factual Basis for and Result of a Substantive Consolidation of the Debtors' Estates. The facts and circumstances surrounding the historical business operations of Radio Unica and the Affiliate Debtors support substantive consolidation in these Chapter 11 Cases. The Debtors believe that substantive consolidation of their Estates is appropriate in light of the substantial identity and extensive interrelationship and interdependence between and among Radio Unica and the Affiliate Debtors as evidenced by the fact that, among other things, (i) all officers and directors of the Affiliate Debtors are also officers and directors of Radio Unica, (ii) Radio Unica maintained umbrella insurance policies for itself and the Affiliate Debtors, (iii) corporate policy for all of the Debtors was always formulated by Radio Unica's officers and board of directors and implemented by the Affiliate Debtors according to express directives from Radio Unica, (iv) the supervision of financial operations of the Affiliate Debtors was traditionally conducted by Radio Unica officers and employees, located at Radio Unica's corporate headquarters offices, to whom a local employee in charge of financial matters would report, (v) all of the Affiliate Debtors' federal income tax returns were prepared on a consolidated basis and financial information disseminated to the public by the Debtors was almost always prepared and presented on a consolidated basis, (vi) Affiliate Debtors were not authorized to borrow money in their own right, nor did any Debtor Subsidiary independently maintain its own credit facilities (all borrowings for the benefit of and capital allocations to the Affiliate Debtors were effected by Radio Unica through its wholly-owned subsidiary, RU Corp.),
(vii) with no outside source of capital available to them, the Affiliate Debtors relied on Radio Unica's unified financial operations and centralized cash management system, which is monitored by Radio Unica's Chief Financial Officer, to conduct their business operations, (viii) Radio Unica guaranteed the performance obligations of the Affiliate Debtors under their equipment leases and various other contractual arrangements entered into by the Affiliate Debtors, and (ix) the Company's obligations under the Prepetition Credit Agreement were guaranteed by all of the Affiliate Debtors.

             Substantive consolidation is an equitable remedy that a bankruptcy court may be asked to apply in chapter 11 cases involving affiliated debtors. Substantive consolidation involves the pooling of the assets and liabilities of the affected debtors. All of the debtors in the substantively consolidated group are treated as if they were a single corporate and economic entity. Consequently, a creditor of one of the substantively consolidated debtors is treated as a creditor of the substantively consolidated group of debtors, and issues of individual corporate ownership of property and individual corporate liability on obligations are ignored. Substantive consolidation of two or more debtors' estates generally results in the deemed consolidation of the assets and liabilities of the debtors, the elimination of multiple and duplicative creditor claims, joint and several liability claims and guarantees and the payment of allowed claims from a common fund. The Debtors believe that substantive consolidation is warranted in light of the criteria established by the courts in ruling on the propriety of substantive consolidation in other cases.

     3.      MERGER OF SUBSIDIARIES INTO RADIO UNICA.

             On the Effective Date or as soon thereafter as practicable, (a) the members of the board of directors of each of the Affiliate Debtors will be deemed to have resigned, (b) each of the Affiliate Debtors will be deemed merged with and into Radio Unica and (c) the Chapter 11 Cases of the Affiliate Debtors will be closed, following which any and all proceedings that could have been brought or otherwise commenced in the Chapter 11 Case of any Affiliate Debtor will be brought or otherwise commenced in Radio Unica's Chapter 11 Case.

     4.      CONTINUED CORPORATE EXISTENCE AND DISSOLUTION OF REORGANIZED RADIO
             UNICA.

             Radio Unica will continue to exist as Reorganized Radio Unica after the Effective Date in accordance with the laws of the State of Delaware and pursuant to the certificate of incorporation and by-laws in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws are amended under the Plan, for the limited purposes of liquidating all of the assets of the Debtors' Estates, making distributions in accordance with the Plan and complying with and fulfilling its obligations under the Asset Purchase Agreement.

             As soon as practicable after the Plan Administrator liquidates or otherwise disposes of assets of the Debtors' Estates by making the final distribution under the Plan and the Plan Administrator Agreement and has complied with and fulfilled its obligations under the Asset Purchase Agreement, the Plan Administrator will, at the expense of the Debtors' Estates, (a) provide for the retention and storage of the books, records and files that will have been delivered to or created by the Plan Administrator until such time as all such books, records and files are no longer required to be retained under applicable law, and file a certificate informing the Bankruptcy Court of the location at which such books, records and files are being stored; (b) file a certification stating that the Plan Administrator has liquidated or otherwise disposed of the assets of the Debtors' Estates and made a final distribution under the Plan; (c) file the necessary paperwork with the Office of the Secretary of State for the State of Delaware to effectuate the dissolution of the Reorganized Debtor in accordance with the laws of the State of Delaware; and
(d) resign as the sole officer and sole director of the Reorganized Debtor. Upon the Filing of the certificate described in section (b) of the preceding sentence, the Reorganized Debtor will be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Reorganized Debtor or payments to be made in connection therewith.

     5.      CERTIFICATE OF INCORPORATION

             The certificate of incorporation of Radio Unica will be restated as necessary to satisfy the provisions of the Plan and the Bankruptcy Code. The certificate of incorporation of the Reorganized Debtor will be restated to, among other things: (a) authorize issuance to the Plan Administrator of one share of new common stock, $0.01 par value per share, (b) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, for a provision prohibiting the issuance of non-voting equity securities, and (c) limit the activities of the Reorganized Debtor to matters related to the implementation of the Plan, the Asset Purchase Agreement and to matters reasonably incidental thereto. The forms of the restated certificate of incorporation is attached as Exhibit A to the Plan.

     6.      DIRECTORS AND OFFICERS; EFFECTUATING DOCUMENTS; FURTHER
             TRANSACTIONS

             From and after the Effective Date, the Plan Administrator will serve as the sole shareholder of the Reorganized Debtor. As provided in the Plan Administrator Agreement, the Plan Administrator will designate an individual to act as the sole officer and director of the Reorganized Debtor. The Plan Administrator will be authorized to execute, deliver, file or record such documents, instruments, releases and other agreements and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and the Asset Purchase Agreement.

     7.      THE PLAN ADMINISTRATOR.

             (a) PLAN ADMINISTRATOR AGREEMENT. Prior to or on the Effective Date, the Debtors will execute the Plan Administrator Agreement in substantially the same form as Exhibit C to the Plan, and confirmation of the Plan will approve the Plan Administrator Agreement. The Debtors (or Reorganized Debtor) and Plan Administrator will be authorized to make nonmaterial modifications to Plan Administrator Agreement prior to the Effective Date without further notice or approval of the Bankruptcy Court.

             (b) APPOINTMENT. From and after the Effective Date, an entity designated by the Debtors prior to the Confirmation Date will serve as the Plan Administrator pursuant to the Plan Administrator Agreement and the Plan, until the resignation or discharge and the appointment of a successor Plan Administrator in accordance with the Plan Administrator Agreement and the Plan.

             (c) RIGHTS, POWERS AND DUTIES OF THE REORGANIZED DEBTOR AND THE PLAN ADMINISTRATOR. The Reorganized Debtor will retain and have all the rights, powers and duties necessary to carry out its responsibilities under the Plan and the Asset Purchase Agreement. Subject to the ultimate supervisory authority of the Plan Committee as set forth in Article 5 of the Plan, such rights, powers and duties, which will be exercisable by the Plan Administrator on behalf of the Reorganized Debtor and the Estates pursuant to the Plan and the Plan Administrator Agreement, will include, among others:

                  (i) performing the Debtors' obligations under the Asset Purchase Agreement;

                  (ii)   liquidating the Reorganized Debtor's assets;

                  (iii) investing the Estates' Cash, including, but not limited to, the Cash held in the Reserves in (A) direct obligations of the United States of America or obligations of any agency or instrumentality thereof that are backed by the full faith and credit of the United States of America, including funds consisting solely or predominantly of such securities; (B) money market deposit accounts, checking accounts, savings accounts or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (C) any other investments that may be permissible under
(I) section 345 of the Bankruptcy Code or (II) any order of the Bankruptcy Court approved in the Debtors' Chapter 11 cases waiving the requirements under section 345 of the Bankruptcy Code;

                  (iv) calculating and paying all distributions to be made under the Plan, the Plan Administrator Agreement and other orders of the Bankruptcy Court to holders of Allowed Claims;

                  (v) employing, supervising and compensating professionals retained to represent the interests of and serve on behalf of the Reorganized Debtor and the Estates;

                  (vi) making and filing tax returns for any of the Debtors or the Reorganized Debtor;

                  (vii) as provided in Article 5 of the Plan, objecting to Claims or Interests Filed against any of the Debtors' Estates on any basis;

                  (viii) seeking estimation of contingent or unliquidated claims under section 502(c) of the Bankruptcy Code;

                  (ix) seeking determination of tax liability under section 505 of the Bankruptcy Code;

                  (x) prosecuting avoidance actions under sections 544, 545, 547, 548, 549 and 553 of the Bankruptcy Code;

                  (xi) prosecuting turnover actions under sections 542 and 543 of the Bankruptcy Code;

                  (xii) prosecuting, settling, dismissing or otherwise disposing of the Litigation Claims;

                  (xiii) closing the Chapter 11 Cases;

                  (xiv)  dissolving and winding up the Reorganized Debtor;

                  (xv) exercising all powers and rights, and taking all actions, contemplated by or provided for in the Plan Administrator Agreement; and

                  (xvi) taking any and all other actions necessary or appropriate to implement or consummate the Plan and the provisions of the Plan Administrator Agreement.

             (d) COMPENSATION OF THE PLAN ADMINISTRATOR. The Plan Administrator will be compensated from the Operating Reserve pursuant to the terms of the Plan Administrator Agreement. Any professionals retained by the Plan Administrator will be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the Operating Reserve. The payment of the reasonable fees and expenses of the Plan Administrator and its retained professionals will be made in the ordinary course of business and will not be subject to the approval of the Bankruptcy Court; provided, however, that any disputes related to such fees and expenses may be brought before the Bankruptcy Court. The Prepetition Senior Note Indenture Trustee will be paid in accordance with Article 3 of the Plan.

             (e) INDEMNIFICATION. The Reorganized Debtor and the Estates will indemnify and hold harmless (i) the Plan Administrator (in its capacity as such and as officer and director of the Reorganized Debtor), (ii) such individuals that may serve as officers and directors of the Reorganized Debtor, (iii) the Prepetition Senior Note Indenture Trustee, and (iv) the Administrative Professionals (collectively, the "INDEMNIFIED PARTIES"), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, other than acts or omissions resulting from such Indemnified Party's willful misconduct or gross negligence, with respect to the Reorganized Debtor, the Estates or the implementation or administration of the Plan or Plan Administration Agreement. To the extent an Indemnified Party asserts a claim for indemnification as provided above, the legal fees and related costs incurred by counsel to the Indemnified Party in the defense of such claims giving rise to the asserted right of indemnification will be advanced to such Indemnified Party (and such Indemnified Party undertakes to repay such amounts if it ultimately will be determined that such Indemnified Party is not entitled to be indemnified therefore) out of the Operating Reserve. The indemnification provisions of the Plan Administrator Agreement will remain available to and be binding upon any former Plan Administrator or the estate of any decedent Plan Administrator and will survive the termination of the Plan Administrator Agreement.

             (f) INSURANCE. The Plan Administrator will be authorized to obtain and pay for out of the Operating Reserve all reasonably necessary insurance coverage for itself, its agents, representatives, employees or independent contractors, and the Reorganized Debtor, including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of the Reorganized Debtor or the Estates and (ii) the liabilities, duties and obligations of the Plan Administrator and its agents, representatives, employees or independent contractors under the Plan Administrator Agreement (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may, at the sole option of the Plan Administrator, remain in effect for a reasonable period (not to exceed seven years) after the termination of the Plan Administrator Agreement.

             (g) SUCCESSOR-IN-INTEREST TO CREDITORS' COMMITTEE CLAIMS. The Reorganized Debtor will be the successor-in-interest to (and assignee of) any and all causes of action, rights, claims or defenses, including objections to Claims and Interests, or proceedings to subordinate or recharacterize Claims and Interests, of the Creditors' Committee.

             (h) AUTHORITY TO OBJECT TO CLAIMS AND INTERESTS AND TO SETTLE DISPUTED CLAIMS. From and after the Effective Date, the Reorganized Debtor and the Plan Administrator will be authorized, with respect to those Claims or Interests which are not Allowed hereunder or by Court order, (i) to object to any Claims or Interests filed against any of the Debtors' Estates and (ii) pursuant to Fed. R. Bankr. P. 9019(b) and section 105(a) of the Bankruptcy Code, to compromise and settle Disputed Claims, in accordance with the following procedures, which will constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromises and settlements of claims:

                  (i) If the proposed amount at which the Disputed Claim is to be allowed is less than or equal to $250,000, the Reorganized Debtor and the Plan Administrator will be authorized and empowered to settle the Disputed Claim and execute necessary documents, including a stipulation of settlement or release, in their sole discretion and without notice to any party or Bankruptcy Court approval and the Plan Administrator will have no liability to any party for the reasonableness of such settlement.

                  (ii) If the proposed amount at which the Disputed Claim is to be allowed is greater than $250,000 but less than or equal to $10 million, the Reorganized Debtor and the Plan Administrator will be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only upon receipt of Plan Committee or Bankruptcy Court approval of such settlement.

                  (iii) If the proposed amount at which the Disputed Claim is to be allowed is greater than $10 million, the Reorganized Debtor and the Plan Administrator will be authorized and empowered to settle the Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only upon receipt of Bankruptcy Court approval of such settlement.

     8.      NO REVESTING OF ASSETS.

             The remaining property of the Debtors' Estates, after giving effect to the transactions contemplated by the Asset Purchase Agreement, will not be revested in the Debtors on or following the Confirmation Date or the Effective Date but will remain property of the Estate(s) and continue to be subject to the jurisdiction of the Bankruptcy Court following confirmation of the Plan until distributed to holders of Allowed Claims in accordance with the provisions of the Plan, Plan Administrator Agreement and Confirmation Order. From and after the Effective Date, all such property will be distributed in accordance with the provisions of the Plan, the Plan Administrator Agreement and the Confirmation Order, without further order of the Court (except as specifically required).

     9.      PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT OF LITIGATION.

             (a) PRESERVATION OF RIGHTS OF ACTION. Except as otherwise provided in the Plan, the Confirmation Order, or in any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor will retain the Litigation Claims. The Reorganized Debtor, may, subject to the ultimate supervisory authority of the Plan Committee as set forth in Article 5.9 of the Plan, enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of the Litigation Claims.

             (b) SETTLEMENT OF LITIGATION CLAIMS. At any time after the Confirmation Date and before the Effective Date, notwithstanding anything in the Plan to the contrary, the Debtors may settle any or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Fed. R. Bankr. P. 9019.

     10.     CREDITORS' COMMITTEE AND PLAN COMMITTEE.

             (a) DISSOLUTION OF CREDITORS' COMMITTEE. The Creditors' Committee will continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and will perform such other duties as it may have been assigned by the Bankruptcy Court prior to the Effective Date. On the Effective Date, the Creditors' Committee will be dissolved and its members will be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Creditors' Committee's attorneys, accountants, professionals and other agents will terminate, except with respect to (i) all Professional Fees and (ii) any appeals of the Confirmation Order. All expenses of Creditors' Committee members and the fees and expenses of their professionals through the Effective Date will be paid in accordance with any applicable orders of the Bankruptcy Court. Counsel to the Creditors' Committee will be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities authorized hereunder upon the submission of invoices to the Reorganized Debtor.

             (b) CREATION OF PLAN COMMITTEE; PROCEDURES. On the Effective Date, the Plan Committee, if any, may be formed and constituted. The Plan Committee will consist of one to three Creditors' Committee members who will be appointed by the Creditors' Committee and whose identities will be disclosed to the Bankruptcy Court on or before the Effective Date. Membership on the Plan Committee will be on an institutional and not on an individual basis. In the event that a member of the Plan Committee resigns from its position on the Plan Committee, such member will have the right to designate its successor on the Plan Committee. To the extent that a resigning member of the Plan Committee does not exercise its right to designate its successor on the Plan Committee within ten days after such member's resignation from the Plan Committee, the non-resigning members of the Plan Committee will have the right to designate a successor to the resigning member of the Plan Committee.

             In the event that there have been no Plan Committee members for a period of thirty (30) consecutive days, then the Plan Administrator may, during such vacancy and thereafter, in its sole discretion, ignore any reference in the Plan, the Plan Administrator Agreement or the Confirmation Order to a Plan Committee, and all references to the Plan Committee's ongoing duties and rights in the Plan, the Plan Administrator Agreement and the Confirmation Order will be null and void.

             (c) STANDING OF PLAN COMMITTEE. The Plan Committee will have independent standing to appear and be heard in the Bankruptcy Court as to any matter relating to the Plan, the Plan Administrator, the Estates or the Reorganized Debtor, including any matter as to which the Bankruptcy Court has retained jurisdiction pursuant to Article 11 of the Plan.

             (d) FUNCTION AND DURATION; COMPENSATION AND EXPENSES. The Plan Committee will have ultimate supervisory authority over the Plan Administrator, the Plan Administrator will report to the Plan Committee and the Plan Committee will have the power to remove the Plan Administrator. The Plan Committee (i) will be responsible for (A) instructing and supervising the Reorganized Debtor and the Plan Administrator with respect to their responsibilities under the Plan, the Asset Purchase Agreement and the Plan Administrator Agreement, (B) reviewing and approving the prosecution of adversary and other proceedings, if any, including approving proposed settlements thereof, (C) reviewing and approving objections to and proposed settlements of Disputed Claims, (D) performing such other duties that may be necessary and proper to assist the Plan Administrator and its retained professionals, and (ii) will remain in existence until such time as the final distributions under the Plan have been made by the Reorganized Debtor. The members of the Plan Committee will serve without compensation for their performance of services as members of the Plan Committee, except that they will be entitled to reimbursement of reasonable expenses by the Reorganized Debtor. The Plan Committee may retain counsel or other professionals who will be entitled to reasonable compensation and reimbursement of actual, necessary expenses upon the submission of invoices to the Reorganized Debtor, PROVIDED, HOWEVER, that any disputes related to such fees and expenses may be brought before the Bankruptcy Court.

             (e) LIABILITY; INDEMNIFICATION. Neither the Plan Committee, nor any of its members or designees, nor any duly designated agent or representative of the Plan Committee, or their respective employees, will be liable for the act or omission of any other member, designee, agent or representative of the Plan Committee, nor will any member be liable for any act or omission taken or omitted to be taken in its capacity as a member of the Plan Committee, other than acts or omissions resulting from such member's willful misconduct or gross negligence. Reorganized Debtor will indemnify and hold harmless the Plan Committee and its members and designees, and any duly designated agent or representative thereof (in their capacity as such), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, other than as a result of their willful misconduct or gross negligence, with respect to the Reorganized Debtor or the implementation or administration of the Plan. To the extent the Reorganized Debtor indemnifies and holds harmless the Plan Committee and its members and designees, or any duly designated agent or representative thereof (in their capacity as such), as provided above, the legal fees and related costs incurred by counsel to the Plan Committee in monitoring and participating in the defense of such claims giving rise to the right of indemnification will be paid out of the Operating Reserve.

     11. CANCELLATION OF SECURITIES, INSTRUMENTS AND AGREEMENTS EVIDENCING CLAIMS AND INTERESTS.

             Except as otherwise provided in the Plan and in any contract, instrument or other agreement or document created in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, the promissory notes, share certificates (including treasury stock), other instruments evidencing any Claims or Interests, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such Interests will be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtors under the notes, share certificates and other agreements and instruments governing such Claims and Interests will be discharged, provided, however, that each indenture or other agreement that governs the rights of a Claim holder and that is administered by an indenture trustee, agent, or servicer will continue in effect solely for the purposes of allowing such indenture trustee, agent, or servicer to make the distributions to be made on account of such Claims under the Plan. The holders of or parties to such canceled notes, share certificates and other agreements and instruments will have no rights arising from or relating to such notes, share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan.

     12.     SOURCES OF CASH FOR PLAN DISTRIBUTIONS.

             Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Reorganized Debtor and the Plan Administrator to make payments pursuant to the Plan will be obtained from the Debtors' Cash balances (including any proceeds from the Asset Purchase Agreement) and the liquidation of the Debtors' and the Estates' remaining non-Cash assets, if any. Cash payments to be made pursuant to the Plan will be made by the Reorganized Debtor (or any successor thereto) or, if the Disbursing Agent is an entity other than the Reorganized Debtor, the Disbursing Agent.

     13.     EXEMPTION FROM TRANSFER TAXES

             Pursuant to section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer or exchange of notes or equity securities under the Plan; (b) the creation of any mortgage, deed of trust, lien, pledge or other security interest; (c) the making or assignment of any contract, lease or sublease; or
(d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the transactions contemplated by the Asset Purchase Agreement, any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds; bills of sale; and transfers of tangible property, will not be subject to any stamp tax, recording tax, real estate transfer tax or other similar tax. Unless the Bankruptcy Court orders otherwise, all sales, transfers and assignments of owned and leased property, approved by the Bankruptcy Court on or prior to the Effective Date, will be deemed to have been in furtherance of, or in connection with, the Plan.

G.   TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     1.      REJECTED CONTRACTS AND LEASES

             Except as otherwise provided in the Confirmation Order, the Plan, the Asset Purchase Agreement, or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, the Confirmation Order will constitute an order under 11 U.S.C. Section 365 rejecting all prepetition executory contracts and unexpired leases to which any Debtor is a party, to the extent such contracts or leases are executory contracts or unexpired leases, on and subject to the occurrence of the Effective Date, unless such contract or lease (a) previously will have been assumed or rejected by the Debtors (including, but not limited to, those executory contracts and unexpired leases to be assumed and assigned pursuant to the Asset Purchase Agreement), (b) previously will have expired or terminated pursuant to its own terms before the Effective Date or (c) is identified in the Plan Exhibits as a contract or lease to be assumed; PROVIDED, HOWEVER, that the Debtors may amend the exhibit of assumed executory contracts and unexpired leases at any time prior to the Confirmation Date.

     2.      BAR TO REJECTION DAMAGES

             If the rejection of an executory contract or unexpired lease pursuant to Article 7.1 of the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against the applicable Debtor or its Estate, Reorganized Debtor, the Plan Administrator or their respective successors or properties unless a proof of Claim is Filed and served on the Reorganized Debtor and counsel for the Reorganized Debtor within thirty (30) days after service of a notice of entry of the Confirmation Order or such other date as prescribed by the Bankruptcy Court. Notwithstanding the foregoing, in no event will the Purchaser under the Asset Purchase Agreement or any affiliate thereof have any liability for any Claim resulting from the rejection of any executory contract or unexpired lease.

     3.      ASSUMED CONTRACTS AND LEASES; ASSUMPTION OF ASSET PURCHASE
             AGREEMENT.

             Except as otherwise provided in the Confirmation Order, the Plan, the Asset Purchase Agreement, or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, the Confirmation Order will constitute an order under 11 U.S.C. Section 365 assuming those executory contracts and unexpired leases listed on the Exhibit B to the Plan as of the Effective Date, PROVIDED, HOWEVER, that the Debtors may amend the exhibit of assumed executory contracts and unexpired leases at any time prior to the Confirmation Date. The Confirmation Order will constitute an order under 11 U.S.C. Section 365 assuming the Asset Purchase Agreement effective as of the Confirmation Date. As provided in the Asset Purchase Agreement, all cure costs and other obligations under section 365(b) of the Bankruptcy Code in connection with the assumption and assignment to the Purchaser under the Asset Purchase Agreement of unexpired lease and executory contracts will be the sole responsibility of the Debtors, and Purchaser will not have any liability whatsoever for any such cure costs and other obligations under section 365(b) of the Bankruptcy Code. Nothing in the Plan will constitute a release or modification of any obligation of the Debtors under the Break-Up Payment Order or the Break-Up Payment Claim Order.

H.   CONFIRMATION AND CONSUMMATION OF THE PLAN

     1.      CONDITIONS TO CONFIRMATION

             The Bankruptcy Court will not enter the Confirmation Order unless and until (a) the Confirmation Order will be reasonably acceptable in form and substance to the Debtors and the Purchaser, and (b) the Substantive Consolidation Order, which may be the Confirmation Order, will be reasonably acceptable in form and substance to the Debtors and the Purchaser and will have been approved by the Bankruptcy Court prior to or contemporaneously with the Confirmation Order.

     2.      EFFECTIVE DATE

             The Debtors intend to request that the Confirmation Order include a finding by the Bankruptcy Court that, notwithstanding Rule 3020(e) of the Federal Rules of Bankruptcy Procedure, the Confirmation Order will take effect immediately upon its entry. The following are conditions precedent to the occurrence of the Effective Date, which conditions may be waived by the Debtors with the consent of the Creditors' Committee: (a) the Confirmation Order will be a Final Order and no request for revocation of the Confirmation Order will have been made or, if made, will remain pending, and (b) any order necessary to satisfy any condition to the effectiveness of the Plan will have become a Final Order. In addition, the Effective Date is expressly conditioned upon the occurrence of the Closing of the Asset Purchase Agreement; PROVIDED, HOWEVER, that if the conditions of section 4.3 of the Asset Purchase Agreement become applicable, and an "Initial Closing" and "Subsequent Closing" are required, the Plan will become effective upon the Subsequent Closing.

     3.      CONSEQUENCES OF NON-OCCURRENCE OF EFFECTIVE DATE.

             If the Effective Date does not occur within (i) the time period specified in sections 10.1(b) and (c) of the Asset Purchase Agreement, as such period may be amended pursuant to the terms thereof, or (ii) by such later date, after notice and hearing, as is proposed by the Debtors and the Creditors' Committee, then upon motion by the Debtors or the Creditors' Committee and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if the Effective Date occurs before the Bankruptcy Court approves an order granting such motion. If the Confirmation Order is vacated pursuant to
Article 9.3 of the Plan, (a) the Plan will be null and void in all respects; (b) any settlement of Claims provided for hereby will be null and void without further order of the Bankruptcy Court; and (c) the time within which the Debtors may assume and assign, or reject all executory contracts and unexpired leases will be extended for a period of 60 days after the date the Confirmation Order is vacated. In the event that the Effective Date of the Plan does not occur following the Initial Closing under the Asset Purchase Agreement, or the Confirmation Order is vacated for any reason, all provisions of the Plan and the Confirmation Order relating to the transfer of the Purchased Assets to the Purchaser, and the rights and benefits of Purchaser under the Plan and the Asset Purchase Agreement, will continue to be effective and in full force and effect for the benefit of the Purchaser.

I.   EFFECT OF PLAN CONFIRMATION

     1.      BINDING EFFECT

             The Plan will be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, and their respective successors and assigns, including, but not limited to, the Reorganized Debtor.

     2.      RELEASES

             (a) RELEASES BY THE DEBTORS. On the Effective Date, each of the Debtors will release unconditionally, and each Debtor hereby is deemed to forever release unconditionally (i) the Creditors' Committee and the Plan Committee and, solely in their respective capacities as members or representatives of the Creditors' Committee and the Plan Committee, as applicable (and not as individual lenders or creditors to or on behalf of the Debtors), each member of the Creditors' Committee and the Plan Committee; (ii) the Plan Administrator; and (iii) each of their respective agents, advisors, accountants, investment bankers, consultants, attorneys and other representatives of any of the foregoing or of the Debtors, solely in their respective capacities as such, and only with respect to their activities and conduct during or in connection with the preparation, filing and prosecution of the Chapter 11 Cases; and (v) in consideration for their service to the Debtors during the pendency of the Chapter 11 Cases, the directors, officers and employees of the Debtors employed by the Debtors as of the Confirmation Date, or those former directors,

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

officers and employees of the Debtors who were terminated as a result of the sale of substantially all of the Debtors' assets pursuant to the Asset Purchase Agreement or who were offered and accepted employment by the Purchaser in connection with such asset sale, from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (other than the right to enforce the performance of their respective obligations, if any, to the Debtors or the Reorganized Debtor under the Plan, the Plan Administrator Agreement and the contracts, instruments, releases and other agreements delivered under the Plan and the Plan Administrator Agreement), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Plan or the Disclosure Statement.

             (b) RELEASES BY HOLDERS OF PREPETITION SENIOR NOTE CLAIMS. As of the Effective Date, each Holder of a Prepetition Senior Note Claim, in consideration for the obligations of the Debtors and the Reorganized Debtor under the Plan and the Cash to be delivered in connection with the Plan, forever release, waive and discharge all claims, demands, debts, rights, causes of action, or liabilities (other than the right to enforce the Debtors' or the Reorganized Debtor's obligations under the Plan, and the contracts, instruments, releases, agreements, and documents delivered under the Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or in part on any act or omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Plan, or the Disclosure Statement and that could have been asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtor against (i) the Debtors and the Reorganized Debtor, (ii) the directors, officers, employees, agents, and professionals of the Debtors as of the Petition Date and thereafter,
(iii) the Plan Administrator and (iv) the respective current professionals (as of the Petition Date and thereafter) of the entities released in subclauses (i)
- (iv) acting in such capacity.

             (c) INJUNCTION RELATED TO RELEASES. The Confirmation Order will permanently enjoin the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities released pursuant to the Plan, including but not limited to the claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities released in Article 10.2 of the Plan.

     3.      DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS

             Pursuant to section 1141(d)(3) of the Bankruptcy Code, the Confirmation Order will not discharge Claims against the Debtors; provided, however, that no Holder of a Claim against any Debtor may, on account of such Claim, seek or receive any payment or other distribution from, or seek recourse against, any Debtor, Reorganized Debtor or any of their affiliates, each of their respective successors or their respective property, except as expressly provided herein, and, as between the parties to the Asset Purchase Agreement, except as expressly provided in the Asset Purchase Agreement.

     4.      EXCULPATION AND LIMITATION OF LIABILITY

             Neither the Debtors, the Reorganized Debtor, the Creditors' Committee, the Plan Committee, the Plan Administrator, nor any of their respective present members, officers, directors, employees, advisors, or attorneys will have or incur any liability to, or be subject to any right of action by, any Holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or agents acting in such capacity, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, formulating, negotiating, or implementing the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their fraud, gross negligence, breach of fiduciary duty, malpractice or willful misconduct, and in all respects will be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

             None of (i) Multicultural, (ii) Purchaser or (iii) Multicultural's or Purchaser's directors, officers, partners, members, agents, representatives, accountants, financial advisors, investment bankers, dealer-managers, placement agents, attorneys or employees in their capacity as representatives of Multicultural or Purchaser will have or incur any liability for any claim, cause of action, or other assertion of liability for any act taken or omitted to be taken under or in connection with, or arising out of, the Chapter 11 Cases, formulating, negotiating, or implementing the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan, or the administration of the Plan, except for their fraud, gross negligence, breach of fiduciary duty, malpractice or willful misconduct; PROVIDED, HOWEVER, that nothing in section 10.4(b) of the Plan will relieve Multicultural of its obligations under the Asset Purchase Agreement or create any additional duties or obligations of Multicultural that do not otherwise exist.

     5.      INJUNCTION

             Except as otherwise provided in the Plan, the Confirmation Order will provide, among other things, that from and after the Confirmation Date all persons who have held, hold, or may hold Claims against or Interests in the Debtors are (i) permanently enjoined from taking any of the following actions against the Estate(s), the Plan Administrator, the Creditors' Committee (or any of its members from time to time), the Plan Committee (or any of its members from time to time), the Prepetition Senior Notes Indenture Trustee, or any of their property, on account of any such Claims or Interests and (ii) permanently enjoined from taking any of the following actions against any of the Debtors, the Reorganized Debtor or their property on account of such Claims or Interests:
(A) commencing or continuing, in any manner or in any place, any action, or other proceeding; (B) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting, or enforcing any lien or encumbrance; (D) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that (x) nothing contained in the Plan will preclude such persons from exercising their rights pursuant to and consistent with the terms of the Plan, and (y) the preliminary injunction of actions against the Debtors, the Reorganized Debtor and their property (if any) will be dissolved and terminate one day following the termination of the Plan Administrator Agreement in accordance with the terms of such agreement.

             By accepting distributions pursuant to the Plan, each Holder of an Allowed Claim or Interest will be deemed to have specifically consented to the injunctions set forth in Article 10 of the Plan.

     6.      TERM OF BANKRUPTCY INJUNCTION OR STAYS

             All injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, will remain in full force and effect until all of the property of the Estates of the Reorganized Debtor and the other Debtors has been distributed and the Reorganized Debtor has been dissolved.

     7.      INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES.

             Except as otherwise expressly provided in the Plan, the obligations of the Debtors to indemnify any person or entity serving at any time on or prior to the Effective Date as one of their directors, officers, or employees by reason of such person's or entity's service in such capacity, or as a director, officer, or employee of any other corporation or legal entity, to the extent provided in the Debtors' constituent documents or by a written agreement with the Debtors or the applicable states' general corporation law, each as applicable, will be deemed and treated as executory contracts that are assumed by the Debtors

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

pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such assumed indemnification obligations will be treated as Administrative Claims, and will survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

     8.      COMPENSATION AND BENEFIT PROGRAMS

             Except as otherwise expressly provided in the Plan, all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, retirees, and non-employee directors and the employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, life, and accidental death and dismemberment insurance plans are treated as executory contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of section 365 and 1123 of the Bankruptcy Code. All employment contracts and benefit plans assumed pursuant to Article 10.8 of the Plan will be deemed modified such that the transactions contemplated by the Plan will not be a "change of control" as defined in the relevant employment contracts.

J.   SUMMARY OF OTHER PROVISIONS OF THE PLAN

             The following paragraphs summarize certain other significant provisions of the Plan. The Plan should be referred to for the complete text of these and other provisions of the Plan.

     1.      EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS

             Each of the Debtors, the Reorganized Debtor or the Plan Administrator is authorized to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

     2.      CORPORATE ACTION

             Prior to, on, or after the Effective Date (as appropriate), all matters expressly provided for under the Plan that would otherwise require approval of the stockholders or directors of one or more of the Debtors or the Reorganized Debtor will be deemed to have occurred and will be in effect prior to, on, or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the states in which the Debtors or the Reorganized Debtor are incorporated without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Debtor.

     3.      BAR DATES FOR CERTAIN CLAIMS

             (a) ADMINISTRATIVE CLAIMS. The Confirmation Order will establish an Administrative Claims Bar Date for Filing Administrative Claims which date will be thirty (30) days after the Effective Date. Holders of asserted Administrative Claims not paid prior to the Confirmation Date must submit requests for the payment of administrative expenses on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to Fed. R. Bankr. P. 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtors, the Reorganized Debtor, or the Creditors' Committee or the Plan Committee as the case may be, will have until the Administrative Claims Bar Date to object to such claims.

             (b) PROFESSIONAL FEE CLAIMS. All Professionals and other entities requesting compensation or reimbursement of Fee Claims pursuant to section 327, 328, 330, 331 or 503(b) of the Bankruptcy Code for services rendered prior to the Effective Date must File and serve on the Reorganized Debtor and counsel for the Reorganized Debtor an application for final allowance of compensation and reimbursement of expenses no later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be Filed and served on the Reorganized Debtor, counsel for the Reorganized Debtor and the requesting Professional or other entity no later than twenty (20) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable request for compensation or reimbursement was served.

             (c) PROFESSIONAL FEE HOLDBACK. On or as soon as reasonably practicable after the Effective Date and entry of an order of the Bankruptcy Court authorizing the Reorganized Debtor to pay all amounts owing to Professionals for all outstanding amounts relating to prior periods through the Effective Date, the Reorganized Debtor will pay such amounts to such Professionals in accordance with such order; provided, however, that Professionals may continue to prepare monthly fee applications in accordance with any applicable orders up to the Effective Date. Professionals will estimate fees and expenses due for periods that have not been billed as of the Effective Date. On the Effective Date, the Reorganized Debtor will fund an escrow account in an amount equal to the aggregate amount of outstanding fee applications not ruled upon by the Bankruptcy Court as of the Effective Date plus the aggregate amount of all estimated fees and expenses due for periods that have not been billed as of the Effective Date. Such escrow account will be used by the Reorganized Debtor to pay the remaining Professional Claims owing to the Professionals as and when Allowed by the Bankruptcy Court. When all Professional Claims have been paid in full, amounts remaining in such escrow account, if any, will be returned to the Reorganized Debtor. To the extent that the escrow does not contain sufficient funds to pay all Professional Claims, such Professional Claims will be paid from funds held in the Operating Reserve.

             (d) EARNED FEES. CIBC has served as financial advisor to the Company in connection with the negotiation of the Asset Purchase Agreement and the Plan pursuant to an engagement letter providing for customary fees, reimbursement of reasonable expenses and indemnification. Pursuant to CIBC's engagement letter, CIBC's fees have been earned in full, will be a General Unsecured Claim, and will be paid at the conclusion of the Chapter 11 Cases. To the extent that the Company requires CIBC's services during the pendency of the Chapter 11 Cases, CIBC has agreed to provide such services for no additional compensation.

     4.      PAYMENT OF STATUTORY FEES

             All fees payable pursuant to section 1930 of title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid on the Effective Date.

     5.      AMENDMENT OR MODIFICATION OF THE PLAN

             Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, the Debtors reserve the right to alter, amend, or modify the Plan with consent of the Creditors' Committee or the Plan Committee, as applicable, at any time prior to or after the Confirmation Date but prior to the substantial consummation of the Plan. A Holder of a Claim that has accepted the Plan will be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such Holder.

     6.      REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION

             The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans of reorganization or liquidation. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if confirmation or consummation as to any or all of the Debtors does not occur, then, with respect to such Debtors,
(a) the Plan will be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the

Plan will be deemed null and void, and (c) nothing contained in the Plan will
(i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other person, (ii) prejudice in any manner the rights of such Debtors or any other person, or (iii) constitute an admission of any sort by the Debtors or any other person.

     7.      RETENTION OF JURISDICTION

             Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law.

                       VII. RISK FACTORS TO BE CONSIDERED

             Holders of Claims against the Debtors should read and consider carefully the information set forth below, as well as the other information set forth in this Disclosure Statement (and the documents delivered together herewith and/or incorporated by reference), prior to voting to accept or reject the Plan. This information, however, should not be regarded as the only risks involved in connection with the Plan and its implementation.

A.   NON-CONFIRMATION OR DELAY OF CONFIRMATION OF THE PLAN

             It is estimated that the Plan would take approximately one to two months to confirm. The Bankruptcy Court, which sits as a court of equity, may exercise substantial discretion. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, that the value of distributions to dissenting creditors and shareholders not be less than the value of distributions such creditors and shareholders would receive if the Company were liquidated under chapter 7 of the Bankruptcy Code. Although the Company believes that the Plan will meet such tests, there can be no assurance that the Bankruptcy Court would reach the same conclusion. Further, although the Company believes that the Effective Date and the Distribution Date will occur with a few months after the Confirmation Date, there can be no assurance as to such timing.

B.   FAILURE TO CONSUMMATE OR DELAY IN CONSUMMATION OF THE ASSET SALE

             Substantially all Cash to be distributed pursuant to the Plan will be generated from the sale of the Radio Assets pursuant to the Asset Purchase Agreement. There are several significant closing conditions in the Asset Purchase Agreement, one of which is FCC approval of the sale. Although the Company has no reason to believe such approval will not be granted, the Company cannot offer any assurance that such approval will be granted. The Company cannot make any assurance that this or any other closing conditions can or will be met. The sale of the Radio Assets is a condition to the consummation of the Plan. If the Company does not close the Asset Sale, the Company will not have sufficient assets to make the distributions contemplated by the Plan. Further, if the Asset Sale is delayed, as a result of delays in obtaining FCC approval or otherwise, the value of the Company's remaining assets may diminish substantially. Additionally, Multicultural is entitled to certain payments if the Asset Sale is not consummated, as well as certain purchase price adjustments under certain circumstances, which would reduce the total amount of distributions under the Plan. There can be no assurance that the Asset Sale will be consummated, or that the events that could result in a purchase price adjustment will not occur.

C.   METHODS OF SOLICITATION

             Section 1126(b) of the Bankruptcy Code provides that the holder of a claim against, or interest in, a debtor who accepts or rejects a plan before the commencement of a chapter 11 case is deemed to have accepted or rejected such plan under the Bankruptcy Code so long as the solicitation of such acceptance was made in accordance with applicable nonbankruptcy law governing the adequacy of disclosure in connection with such solicitations, or, if such laws do not exist, such acceptance was solicited after disclosure of "adequate information," as defined in section 1125 of the Bankruptcy Code.

             In addition, Bankruptcy Rule 3018(b) states that a Holder of a claim or interest who has accepted or rejected a plan before the commencement of the case under the Bankruptcy Code shall not be deemed to have accepted or rejected the plan if the court finds after notice and a hearing that the plan was not transmitted in accordance with reasonable solicitation procedures.
Section 1126(b) of the Bankruptcy Code provides that a holder of a claim or interest that has accepted or rejected a plan before the commencement of a case under the Bankruptcy Code is deemed to have accepted or rejected the plan if (i) the solicitation of such acceptance or rejection was in compliance with applicable nonbankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation or (ii) there is no such law, rule or regulation, and such acceptance or rejection was solicited in accordance with section 1125(b) of the Bankruptcy Code.

             The Debtors believe that their solicitation of votes to accept or reject the Plan from Class 5 is proper under applicable nonbankruptcy law, rules and regulations. The Debtors also believe that they are not required to solicit any other class under the Bankruptcy Code or applicable nonbankruptcy law, rules or regulations. The Debtors cannot be certain, however, that their solicitation of acceptances or rejections will be approved by the Bankruptcy Court. The Debtors will request that the Bankruptcy Court enter the Solicitation Order providing for, among other things, a waiver of any requirement that the Debtors solicit acceptances of the Plan from holders of Old Equity Interests, and deeming such holders to have rejected the Plan. The Debtors believe there is a reasonable basis for the Bankruptcy Court to determine that deeming Class 6 to have rejected the Plan is permissible under the Bankruptcy Code and the Bankruptcy Rules. If the Solicitation Order is not entered, then the Debtors may have to solicit votes to accept or reject the Plan from one or more Classes of Claims or Interests that were not previously solicited. There is also a risk that confirmation of the Plan would be denied by the Bankruptcy Court.

             The Debtors believe that the use of the Disclosure Statement and Ballots for the purpose of obtaining acceptances of the Plan and the Solicitation is in compliance with the Bankruptcy Code. However, there can be no assurance that the Bankruptcy Court will decide that the Solicitation meets the requirements of section 1126(b) of the Bankruptcy Code. If the Bankruptcy Court determines that the solicitation does not comply with the requirements of section 1126(b) of the Bankruptcy Code, the Company may seek to resolicit acceptances, and, in such event, confirmation of the Plan could be delayed and possibly jeopardized.

D.   CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

             Section 1122 of the Bankruptcy Code requires that the Plan classify Claims against and Interests in the Company. The Bankruptcy Code also provides that, except for certain Claims classified for administrative convenience, the Plan may place a Claim or Interest in a particular Class only if such Claim or Interest is substantially similar to the other Claims or Interests of such Class. The Debtors believe that all Claims and Interests have been appropriately classified in the Plan.

             To the extent that the Bankruptcy Court finds that a different classification is required for the Plan to be confirmed, the Debtors presently anticipate that they would seek (i) to modify the Plan to provide for whatever classification might be required for confirmation and (ii) to use the acceptances received from any creditor pursuant to this solicitation for the purpose of obtaining the approval of the Class or Classes of which such creditor ultimately is deemed to be a member. Any such reclassification of creditors, although subject to the notice and hearing requirements of the Bankruptcy Code, could adversely affect the Class in which such creditor was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required for approval of the Plan. There can be no assurance that the Bankruptcy Court, after finding that a classification was inappropriate and requiring a reclassification, would approve the Plan based upon such reclassification. Except to the extent that modification of classification in the Plan requires resolicitation, the Debtors will, in accordance with the

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Bankruptcy Code and the Bankruptcy Rules, seek a determination by the Bankruptcy
Court that acceptance of the Plan of any Holder of Claims pursuant to this solicitation will constitute a consent to the Plan's treatment of such Holder regardless of the Class as to which such Holder is ultimately deemed to be a member. The Debtors believe that under the Federal Rules of Bankruptcy
Procedure, the Debtors would be required to resolicit votes for or against the Plan only when a modification adversely affects the treatment of the claim of any creditor or equity holder.

             The Bankruptcy Code also requires that the Plan provide the same treatment for each Claim or Interest of a particular Class unless the Holder of a particular Claim or Interest agrees to a less favorable treatment of its Claim or Interest. The Debtors believe that they have complied with the requirement of equal treatment. To the extent that the Bankruptcy Court finds that the Plan does not satisfy such requirement, the Bankruptcy Court could deny confirmation of the Plan.

             Issues or disputes relating to classification and/or treatment could result in a delay in the confirmation and consummation of the Plan and could increase the risk that the Plan will not be consummated.

         VIII. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A.   GENERAL

             The following discussion summarizes certain anticipated U.S. federal income tax consequences of the Plan to Holders of Prepetition Senior Note Claims that are impaired and who are entitled to vote under the Plan. This summary is provided for informational purposes only and is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, judicial authorities, and current administrative rulings and practice, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effects that could significantly affect the U.S. federal income tax consequences described below.

             This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular Holder in light of its particular facts and circumstances or to certain types of Holders subject to special treatment under the Code (for example, non-U.S. taxpayers, financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, and partnerships (or other pass through entities) and interest holders therein). This summary assumes that Holders hold their Claims as capital assets for U.S. federal income tax purposes (generally, property held for investment) and also does not discuss any aspects of state, local, or non-U.S. taxation. Furthermore, this summary does not address the U.S. federal income tax consequences to Holders that are unimpaired under the Plan or Holders whose Claims are impaired but who are not entitled to vote on the Plan.

             A substantial amount of time may elapse between the date of this Disclosure Statement and the receipt of a final distribution under the Plan. Events after the date of this Disclosure Statement, such as additional tax legislation, court decisions, or administrative changes, could affect the U.S. federal income tax consequences of the Plan and the transactions contemplated thereunder. No ruling will be sought from the Internal Revenue Service ("IRS") with respect to any of the tax aspects of the Plan and no opinion of counsel has been or will be obtained by the Debtors with respect thereto. THE DEBTORS ARE NOT MAKING ANY REPRESENTATIONS REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE CONFIRMATION AND CONSUMMATION OF THE PLAN AS TO ANY HOLDERS AND ARE NOT RENDERING ANY FORM OF LEGAL OPINION AS TO SUCH TAX CONSEQUENCES. ACCORDINGLY, EACH HOLDER IS STRONGLY URGED TO CONSULT ITS TAX ADVISOR REGARDING THE U.S., STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF THE PLAN TO SUCH HOLDER.

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B.   U.S. FEDERAL INCOME TAX CONSEQUENCES TO A HOLDER OF A PREPETITION SENIOR
     NOTE CLAIM

             The U.S. federal income tax consequences to a Holder of a Prepetition Senior Note Claim and the character and amount of income, gain or loss recognized as a consequence of the Plan and the distributions provided for thereby will depend upon, among other things: (1) the manner in which the Holder acquired its Prepetition Senior Note, (2) the length of time its Prepetition Senior Note has been held, (3) whether its Prepetition Senior Note was acquired at a discount, (4) whether the Holder has taken a bad debt deduction with respect to its Prepetition Senior Note (or any portion thereof) in the current or prior years, (5) whether the Holder has previously included in income accrued but unpaid interest with respect to its Prepetition Senior Note, and (6) the method of tax accounting of the Holder.

     1.      GENERAL

             Generally, and subject to the discussion of accrued interest below, a Holder of a Prepetition Senior Note Claim will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between (i) the cash received pursuant to the Plan with respect to its Prepetition Senior Note Claim and (ii) its its adjusted tax basis in the Prepetition Senior Note Claim. A Holder's adjusted tax basis for its Prepetition Senior Note Claim will generally be equal to the amount paid for the Prepetition Senior Note, increased by the amount, if any, of the original issue discount ("OID") and, if the election referenced below in the discussion of market discount has been made, market discount previously included in such Holder's income. OID generally is the excess of the stated redemption price at maturity of the Prepetition Senior Note over its issue price, and a ratable daily portion thereof must be included in income by a Holder on a constant yield basis.

     2.      MARKET DISCOUNT

             If a Holder of a Prepetition Senior Note purchased such note after its original issuance at a price less than the revised issue price of the note, such difference would generally constitute market discount for U.S. federal income tax purposes, unless the difference is less than a statutory DE MINIMIS amount. Under such circumstance, any gain recognized by a Holder of a Prepetition Senior Note Claim pursuant to the Plan with respect to such claim (determined in the manner discussed above) should be treated as ordinary income to the extent market discount, if any, accrued between the date of purchase of the Prepetition Senior Note and the Effective Date (unless the Holder has elected to include market discount in income as it accrues).

     3.      ACCRUED INTEREST

             A Holder of a Prepetition Senior Note Claim may recognize ordinary income or loss to the extent that any portion of the cash received pursuant to the Plan with respect to such Claim is characterized as accrued interest. A Holder of a Prepetition Senior Note who did not previously include in income accrued but unpaid interest attributable to such note, will be treated as having received interest income to the extent that any cash received pursuant to the Plan with respect to its Prepetition Senior Note Claim is characterized for U.S. federal income tax purposes as interest, regardless of whether the Holder of the Prepetition Senior Note realizes an overall gain or loss pursuant to the Plan in respect of its Prepetition Senior Note Claim. A Holder of a Prepetition Senior Note who previously included in its income accrued but unpaid interest attributable to such note should recognize an ordinary loss to the extent that such accrued but unpaid interest is not satisfied, regardless of whether such Holder realizes an overall gain or loss pursuant to the Plan with respect to its Prepetition Senior Note Claim.

             Although the manner in which the cash received by a Holder of a Prepetition Senior Note Claim pursuant to the Plan with respect to such claim is to be allocated between accrued interest and principal for these purposes is unclear under present law, the Debtors intend to take the position that no portion of the cash received by a Holder of a Prepetition Senior Note Claim pursuant to the Plan with respect to such claim is allocable to accrued and unpaid interest on the Prepetition Senior Note. There is no assurance that such allocation will be respected by the IRS for U.S. federal income tax purposes.

C.   INFORMATION REPORTING AND BACKUP WITHHOLDING

             Certain payments, including payments pursuant to the Plan with respect to the Prepetition Senior Note Claims, are generally subject to information reporting to the IRS. Moreover, such reportable payments may be subject to backup withholding (currently at the rate of 28%) unless the taxpayer: (i) comes within certain exempt categories (which generally include corporations) or (ii) provides a correct taxpayer identification number and otherwise complies with the rules relating to backup withholding.

             Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a Holder's U.S. federal income tax liability, and a Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS.

           IX. FEASIBILITY OF THE PLAN AND BEST INTEREST OF CREDITORS

A.   FEASIBILITY OF THE PLAN

             Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successors to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan. The Plan proposed by the Company provides for a liquidation of the Company's remaining assets and a distribution of Cash to creditors in accordance with the priority scheme of the Bankruptcy Code and the terms of the Plan. The ability of the Reorganized Company to make the distributions described in the Plan does not depend on future earnings of the Debtors or the Debtors' ability to consummate a sale of the Network or MASS.

             To support their belief in the feasibility of the Plan, the Company has relied upon the Estimation of Recovery Analysis (the "ESTIMATION") set forth below. The Estimation indicates that the Reorganized Debtor should have sufficient cash to make payments required under the Plan. Accordingly, the Company believes the Plan is feasible and meets the requirements of section 1129(a)(11) of the Bankruptcy Code.

             THE ESTIMATION IS BY ITS NATURE FORWARD LOOKING, AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE INFORMATION SET FORTH THEREIN. Readers of this Disclosure Statement are cautioned not to place undue reliance on the Estimation, and should carefully review Section VII "Risk Factors To Be Considered" herein. While the Estimation was prepared on a reasonable basis and reflects the best currently available estimates and judgments, and presents, to the best of management's knowledge and belief, the expected recoveries of creditors and Interest Holders under the Plan, this information is not fact and should not be relied upon as necessarily indicative of future, actual recoveries. Neither the Company's independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Estimation, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Estimation.

             The Estimation is based on a number of assumptions, including the closing of the Asset Purchase Agreement. Although considered reasonable by the Company as of the date hereof, unanticipated events and circumstances occurring after the preparation of the Estimation may affect actual recoveries under the Plan. The Company does not intend to update the Estimation; thus, the Estimation will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Estimation.

THE CREDITORS SOLICITED HEREBY ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FOLLOWING ESTIMATION IN DETERMINING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN. SEE SECTION VII "RISK FACTORS TO BE CONSIDERED" HEREIN.

                                 THE ESTIMATION

             Radio Unica
             Estimation of Recoveries Analysis
             (Dollars in Thousands)

                                                         LOW             HIGH
                                                      ----------      ----------
             Estimated Cash                           $   10,000      $   12,000
             Estimated Radio Assets Sale
               Proceeds                                  149,525         149,525
             Estimated Net Working Capital &
               MASS/Network Sale Proceeds                 (1,500)          5,000
                                                      ----------      ----------
                                                      $  158,025      $  166,525

             Secured Lender Claims                    $   20,000      $   20,000
             MASS Debt                                         0             520
             Class 4 Recovery and Fees                    16,699          12,270
             Class 5 Recovery                            110,662         110,662
                                                      ----------      ----------
             Remaining Proceeds                       $   10,664      $   23,073

             Class 6 Recovery                         $   10,664      $   23,073
             Class 6 Shares                             22,454.6        22,454.6

             PER SHARE RECOVERY                       $     0.47      $     1.03

B.   ACCEPTANCE OF THE PLAN

             As a condition to confirmation, the Bankruptcy Code requires that each Class of Impaired Claims vote to accept the Plan, except under certain circumstances.

             Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of claims in that class, but for that purpose counts only those who actually vote to accept or to reject the Plan. Thus, Class 5 will have voted to accept the Plan only if two-thirds (2/3) in amount and a majority in number actually voting in each Class cast their Ballots in favor of acceptance. Holders of Claims who fail to vote are not counted as either accepting or rejecting a plan.

C.   BEST INTERESTS TEST

             As noted above, even if a plan is accepted by the holders of each class of claims and interests, the Bankruptcy Code requires a Bankruptcy Court to determine that the plan is in the best interests of all holders of claims or interests that are impaired by the plan and that have not accepted the plan. The "best interests" test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires a Bankruptcy Court to find either that all members of an impaired class of claims or interests have accepted the plan or that the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would recover if the debtor were liquidated under chapter 7 of the Bankruptcy Code.

             Although the Plan's proposed liquidation and a chapter 7 liquidation would have the same goal of liquidating the remainder of the Debtors' Estates and distributing all of the proceeds to creditors, the

Debtors believe that the Plan provides a more efficient vehicle to accomplish this goal. Liquidating the Debtors' Estates pursuant to a chapter 7 liquidation would require the appointment of a chapter 7 trustee. The appointment of the chapter 7 trustee, as well as any professionals retained by the chapter 7 trustee, would increase the operating costs associated with the liquidation of the Debtor's Estates. Further, like the Debtors, a chapter 7 trustee would complete the liquidation of the Debtors' remaining assets, resolve Disputed Claims and make distributions to creditors. A chapter 7 trustee, however, would not have the benefit of the historical knowledge of the Debtors to resolve the Disputed Claims efficiently. Therefore, the Debtors believe that a chapter 7 trustee, on average, would settle Disputed Claims for higher amounts than the Debtors, as a result of the Debtors' knowledge of their business and the resulting Claims. Additionally, the Debtors believe that Multicultural, the Plan's proposed acquirer of the Radio Assets, would no longer continue to be interested in some or all of the Radio Assets, or would decrease its offered price for the Radio Assets in a chapter 7 liquidation. Since the Debtors and CIBC have expended considerable resources and time exploring alternative sale transactions, the Debtors, accordingly, believe distributions could be materially less in a chapter 7 liquidation. The Debtors also believe that distributions would occur in a shorter time period pursuant to the Plan than if the Debtors' Estates were liquidated pursuant to a chapter 7 liquidation. A conversion to chapter 7 would take time. In addition, the chapter 7 trustee, once appointed, and any professionals hired by the chapter 7 trustee would need to gain familiarity with the Debtors and their creditors, thus delaying the initial distribution to creditors.

             After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 Cases, the Debtors have determined that a chapter 7 liquidation would result in a substantial diminution in the value to be realized by the holders of certain Claims and a delay in making distributions to all Classes of Claims entitled to a distribution. The Debtors believe that Holders of Claims in Classes 4 and 5 would receive less in a chapter 7 liquidation than under the Plan. Finally, the Debtors believe that holders of Claims or Interests in other Classes would receive the same distribution in a chapter 7 liquidation as under the Plan. Therefore, the Debtors believe that the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.

D. CONFIRMATION WITHOUT ACCEPTANCE OF ALL IMPAIRED CLASSES: THE 'CRAMDOWN' ALTERNATIVE

             In view of the deemed rejection by holders of Classes 6 and 7 Claims and Interests, the Debtors will seek confirmation of the Plan pursuant to the "cramdown" provisions of the Bankruptcy Code. Specifically, section 1129(b) of the Bankruptcy Code provides that a plan can be confirmed even if the plan is not accepted by all impaired classes, as long as at least one impaired class of claims has accepted it. The Bankruptcy Court may confirm a plan at the request of the debtors if the plan "does not discriminate unfairly" and is "fair and equitable" as to each impaired class that has not accepted the plan. A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if a dissenting class is treated equally with respect to other classes of equal rank.

             The Debtors believe the Plan does not discriminate unfairly with respect to Holders of Claims and Interests in Classes 6 and 7. Class 6 consists of all Interests directly arising from, under, or relating in any way to, the Old Equity (except Subordinated Claims), the holders of which are not entitled to payment under the absolute priority rule until all creditors have been paid in full. Class 7 is comprised of Claims that are subordinated pursuant to sections 510(b) or 510(c) of the Bankruptcy Code, and the holders of which are likewise not entitled to payment under the absolute priority rule until all other creditors have been paid in full. The Debtors submit that the Plan does not discriminate unfairly with respect to these classes, since their claims are subordinated under the Bankruptcy Code to the Holders of Class 5 Claims, which are not being paid in full.

             A plan is fair and equitable as to a class of unsecured claims which rejects a plan if the plan provides (a) for each holder of a claim included in the rejecting class to receive or retain on account of that claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (b) that the holder of any claim or interest that is junior to the claims of such class will not receive or retain on account of such junior claim or interest any property at all.

             A plan is fair and equitable as to a class of equity interests that rejects a plan if the plan provides (a) that each holder of an interest included in the rejecting class receive or retain on account of that interest property that has a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest; or (b) that the holder of any interest that is junior to the interests of such class will not receive or retain under the plan on account of such junior interest any property at all.

             To support their belief that the Plan represents the best interests of all creditors and Interest holders, the Company has relied upon the Projections set forth in Appendix E, which show that by the third quarter of 2004, if the Company were to continue as a going concern, the Company's cash reserves would be exhausted.

             The Projections were not prepared with a view toward compliance with the published guidelines of the American Institute of Certified Public Accountants or any other regulatory or professional agency or body or generally accepted accounting principles. Furthermore, the Company's independent certified public accountants have not complied or examined the Projections and accordingly do not express any opinion or any other form of assurance with respect thereto and assume no responsibility for the Projections.

             The Projections assume that (i) the Plan will not be confirmed and consummated in accordance with its terms, (ii) there will be no material change in legislation or regulations, or the administration thereof, including environmental legislation or regulations, that will have an unexpected effect on the Reorganized Debtor, (iii) there will be no change in United States generally accepted accounting principles that will have a material effect on the reported financial results of the Reorganized Debtor, (iv) there will be no material contingent or unliquidated litigation or indemnity claims applicable to the Reorganized Debtor, and (v) there will be no negative impact on the Reorganized Debtor's business as a result of the Chapter 11 Cases. To the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. In addition, although they are presented with numerical specificity and considered reasonable by the Company when taken as a whole, the assumptions and estimates underlying the Projections are subject to significant business, economic and competitive uncertainties and contingencies, many of which will be beyond the control of the Reorganized Debtor. Accordingly, the Projections are only an estimate that are necessarily speculative in nature. FURTHER, THE COMPANY BELIEVES THAT IT WILL CONFIRM AND CONSUMMATE THE PLAN. THE PROJECTIONS ONLY REFLECT THE COMPANY'S PROJECTED OPERATIONS IN THE EVENT THAT THE PLAN IS NOT CONFIRMED AND CONSUMMATED. Additionally, it should be expected that some or all of the assumptions in the Projections will not be realized, and that if the Company were to continue to operate as a going concern, its actual results will vary from the Projections, which variation may be material and are likely to increase over time. The Projections should therefore not be regarded as a representation by the Company, or any other person that the results set forth in the Projections could be achieved. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections.

             The Debtors do not intend to update or otherwise revise the Projections, including any revisions to reflect events or circumstances existing or arising after the date of this Disclosure Statement or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions do not come to fruition. Furthermore, the Debtors do not intend to update or revise the Projections to reflect changes in general economic or industry conditions.

             The Debtors believe that they will meet the "fair and equitable" requirements of section 1129(b) of the Bankruptcy Code with respect to Holders of Claims and Interests in Classes 6 and 7, in that no holders of junior claims or interests will receive distributions under the Plan. Moreover, because the Claims in Class 5 are not being paid in full, the Debtors further believe that they will meet the "fair and equitable" requirements of the Bankruptcy Code.

          X. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

             The Company does not believe that reorganization of its business is feasible, and has filed the Plan to prevent the wasting of corporate assets attendant on maintaining operations of a business that is unlikely to be able to generate revenues in excess of its costs. The Company believes that the Plan, which is the result of extensive negotiations between the Company and its various creditor constituencies, enables creditors and Interest Holders to realize the greatest possible value under the circumstances and that, compared to any alternative plan of liquidation, the Plan has the greatest chance to be confirmed and consummated.

             Although the Debtors could theoretically file a new plan if the requisite acceptances are not received, or the Plan is not confirmed and consummated, the most likely result will be the conversion of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code. In a chapter 7 liquidation, a trustee is elected or appointed to liquidate the debtor's assets for distribution to creditors in accordance with the priorities established by the Bankruptcy Code. Further, because there are thirty-six (36) separate Debtors, there could be multiple chapter 7 trustees -- one for each Debtor -- whose interests and obligations conflict. This, in turn, would result in additional legal and other expenses. It is impossible to predict precisely how the proceeds of a chapter 7 liquidation would be distributed to the respective Holders of Claims against or Interests in the Company. The Company believes that in a liquidation under chapter 7, before creditors received any distribution, additional administrative expenses involved in the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustee(s) would cause a substantial diminution in the value of the Estate. Additionally, the Company believes that conversion from chapter 11 to chapter 7 of the Bankruptcy Code would result in (i) significant delay in distributions to all creditors who would have received a distribution under the Plan and (ii) diminished recoveries for holders of Claims or Interests in Classes 4 and 5. Accordingly, the Debtors believe the Estates are worth more to their creditors if the Debtors' liquidation is completed, and distributions are made, under chapter 11, pursuant to the Plan.

                              XI. THE SOLICITATION

A.   PARTIES IN INTEREST ENTITLED TO VOTE

             Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be "impaired" under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

             In general, a holder of a claim or interest may vote to accept or to reject a plan if (i) the claim or interest is "allowed," which means generally that no party in interest has objected to such claim or interest, and
(ii) the claim or interest is impaired by the plan. If, however, the holder of an impaired claim or interest will not receive or retain any distribution under the plan on account of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan, and, accordingly, holders of such claims and interests do not actually vote on the plan. If a claim or interest is not impaired by the plan, the Bankruptcy Code deems the holder of such claim or interest to have accepted the plan and, accordingly, holders of such claims and interests are not entitled to vote on the plan.

             By signing and returning the Ballot, each Holder of a Class 5 Claim will also be confirming that (i) such holder and/or legal and financial advisors acting on its behalf has had the opportunity to ask questions of, and receive answers from, the Debtors concerning the terms of the Plan, the businesses of the Debtors and other related matters, (ii) the Debtors have made available to such holder or its agents all documents and information relating to the Plan and related matters reasonably requested by or on behalf of such holder and (iii) except for information provided by the Debtors in writing, and by its own agents, such holder has not relied on any statements made or other information received from any person with respect to the Plan.

B.   CLASSES IMPAIRED UNDER THE PLAN

             Class 5 is entitled to vote to accept or reject the Plan. By operation of law, each Unimpaired Class of Claims (Classes 1, 2, 3 and 4) is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan. The Companies intend to request that the Bankruptcy Court enter the Solicitation Order waiving the requirement, if any, to solicit acceptances or rejections of the Plan from holders of Class 6 Interests, and deeming such holders to have rejected the Plan. Because the Holders of Claims and Interests in Classes 6 and 7 are not entitled to receive any distributions under the Plan, under section 1126(g) of the Bankruptcy Code they are deemed to have rejected the Plan and are not entitled to vote to accept or reject it.

C.   NO REVOCATION; WAIVERS OF DEFECTS, IRREGULARITIES

             Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots will be determined by the Voting Agent and the Debtors in their sole discretion, which determination will be final and binding. Once a party delivers a valid Ballot for the acceptance or rejection of the Plan, such party may not withdraw or revoke such acceptance or rejection without the Debtors' written consent. The Debtors also reserve the right to reject any and all Ballots not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, be unlawful. The Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot. The interpretation (including the Ballot and the respective instructions thereto) by the Debtors, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Bankruptcy Court) determine. Neither the Debtors nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

D.   FURTHER INFORMATION; ADDITIONAL COPIES

             If you have any questions or require further information about the voting procedure for voting your Claim or about the packet of material you received, or if you wish to obtain an additional copy of the Plan, the Disclosure Statement, or any exhibits or appendices to such documents (at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d)), please contact the Voting Agent:

                           Innisfree M&A Incorporated
                               501 Madison Avenue
                            New York, New York 10022
                               Tel: (877) 750-2689
                      Banks and Brokers call (212) 750-5833

                       XII. CONCLUSION AND RECOMMENDATION

             The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will result in the greatest recoveries to Holders of Claims and Interests. Other alternatives would involve significant delay, uncertainty and substantial additional administrative costs.

             Consequently, the Debtors urge all Holders of Claims to vote to accept the Plan and to evidence their acceptance by duly completing and returning their Ballots so that they will be received on or before the 5:00 p.m., Prevailing Eastern Time, on October 27, 2003 by the Voting Agent.

Dated:  New York, New York
        October 3, 2003

                                   Respectfully Submitted,

                                   RADIO UNICA COMMUNICATIONS CORP.
                                   (for itself and on behalf of the Affiliate
                                   Debtors)


                                   By: /s/ Steven E. Dawson
                                       ---------------------------------------
                                       Name:  Steven E. Dawson
                                       Title: Executive Vice President & Chief
                                              Financial Officer

                                   Counsel:

                                   /s/ Cheri L. Hoff
                                   -------------------------------------------
                                   J. Gregory Milmoe (JM 0919)
                                   Cheri L. Hoff (CH 5193)
                                   Laura Engelhardt (LE 1689)
                                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                   LLP
                                   Four Times Square
                                   New York, New York 10036-6522
                                   (212) 735-3000

                                   Juliette Williams Pryor
                                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                   LLP
                                   1440 New York Avenue, N.W.
                                   Washington, D.C. 20005-2111
                                   (202) 371-7000

                                   Attorneys for Debtors and
                                     Debtors-in-Possession

                                   APPENDIX A

                      JOINT PREPACKAGED PLAN OF LIQUIDATION
          OF RADIO UNICA COMMUNICATIONS CORP. AND ITS AFFILIATE DEBTORS

J. Gregory Milmoe
Cheri L. Hoff
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

Juliette Williams Pryor
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
1440 New York Avenue, N.W.
Washington, D.C. 20005-2111
(202) 371-7000

Attorneys for Debtors and
Debtors-in-Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-------------------------------------------X
                                           :
                                           :             Chapter 11
      In re                                :
                                           :             Case No. 03-
RADIO UNICA COMMUNICATIONS                 :
      CORP., ET AL.,                       :             (Jointly Administered)
                                           :
                                           :
                        Debtors.           :
                                           :
-------------------------------------------X

                      JOINT PREPACKAGED PLAN OF LIQUIDATION
          OF RADIO UNICA COMMUNICATIONS CORP. AND ITS AFFILIATE DEBTORS

Dated:  New York, New York
        October 3, 2003

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
INTRODUCTION...........................................................................................1

                                    ARTICLE I

                     DEFINED TERMS AND RULES OF INTERPRETATION.........................................2

            1.1      Administrative Claim..............................................................2
            1.2      Administrative Claims Objection Deadline..........................................2
            1.3      Administrative Claims Reserve.....................................................2
            1.4      Administrative Professionals......................................................2
            1.5      Affiliate Debtor(s)...............................................................2
            1.6      Affiliate Interests...............................................................3
            1.7      Allowed Claim.....................................................................3
            1.8      "Allowed ... Claim"...............................................................3
            1.9      Asset Purchase Agreement..........................................................3
            1.10     Assumed Liabilities...............................................................3
            1.11     Ballot............................................................................3
            1.12     Bankruptcy Code...................................................................3
            1.13     Bankruptcy Court..................................................................3
            1.14     Bankruptcy Rules..................................................................3
            1.15     Bar Date..........................................................................3
            1.16     Break-Up Payment Claim Order......................................................3
            1.17     Break-Up Payment Order............................................................3
            1.18     Business Day......................................................................4
            1.19     Cash..............................................................................4
            1.20     Chapter 11 Cases..................................................................4
            1.21     Claim.............................................................................4
            1.22     Claims Objection Deadline.........................................................4
            1.23     Closing...........................................................................4
            1.24     Class.............................................................................4
            1.25     Confirmation Date.................................................................4
            1.26     Confirmation Hearing..............................................................4
            1.27     Confirmation Order................................................................4
            1.28     Creditors' Committee..............................................................4
            1.29     Debtor(s).........................................................................4
            1.30     Disbursing Agent..................................................................4
            1.31     Disclosure Statement..............................................................4
            1.32     Disputed Claim....................................................................4
            1.33     Disputed Claim Amount.............................................................5
            1.34     Disputed Claims Reserve...........................................................5
            1.35     Distribution Date.................................................................5
            1.36     Distribution Record Date..........................................................5
            1.37     Effective Date....................................................................5
            1.38     Estate(s).........................................................................5
            1.39     Exhibit...........................................................................5

            1.40     File, Filed, or Filing............................................................5
            1.41     Final Order.......................................................................5
            1.42     General Unsecured Claim...........................................................5
            1.43     Holder............................................................................6
            1.44     Initial Closing...................................................................6
            1.45     Impaired..........................................................................6
            1.46     Intercompany Claim................................................................6
            1.47     Interest..........................................................................6
            1.48     Litigation Claims.................................................................6
            1.49     Master Ballot.....................................................................6
            1.50     Multicultural.....................................................................6
            1.51     Non-Tax Priority Claim............................................................6
            1.52     Old Common Stock..................................................................6
            1.53     Old Equity........................................................................6
            1.54     Operating Reserve.................................................................6
            1.55     Other Secured Claim...............................................................6
            1.56     Petition Date.....................................................................6
            1.57     Plan..............................................................................7
            1.58     Plan Administrator................................................................7
            1.59     Plan Administrator Agreement......................................................7
            1.60     Plan Committee....................................................................7
            1.61     Prepetition Agent.................................................................7
            1.62     Prepetition Credit Agreement......................................................7
            1.63     Prepetition Lender................................................................7
            1.64     Prepetition Senior Note Claims....................................................7
            1.65     Prepetition Senior Note Indenture.................................................7
            1.66     Prepetition Senior Noteholders....................................................7
            1.67     Prepetition Senior Notes..........................................................7
            1.68     Prepetition Senior Note Indenture Trustee.........................................7
            1.69     Priority Tax Claim................................................................7
            1.70     Professional......................................................................8
            1.71     Professional Fees.................................................................8
            1.72     Purchaser.........................................................................8
            1.73     Purchased Assets..................................................................8
            1.74     Purchase Price....................................................................8
            1.75     Quarterly Distribution Date.......................................................8
            1.76     Radio Unica.......................................................................8
            1.77     Remaining Proceeds................................................................8
            1.78     Reorganized Debtor................................................................8
            1.79     Reorganized Radio Unica...........................................................8
            1.80     Reserves..........................................................................8
            1.81     Restated Certificate of Incorporation.............................................8
            1.82     Schedules.........................................................................8
            1.83     Secured Lender Claims.............................................................9
            1.84     Solicitation......................................................................9
            1.85     Subordinated Claims...............................................................9
            1.86     Subsequent Closing................................................................9
            1.87     Substantive Consolidation Order...................................................9

            1.88     Unclaimed Distribution Reserve....................................................9
            1.89     Unimpaired........................................................................9
            1.90     Voting Deadline...................................................................9
            1.91     Voting Record Date................................................................9
            1.92     Working Capital Reserve...........................................................9

                                   ARTICLE II

                     CLASSIFICATION OF CLAIMS AND INTERESTS...........................................10

            2.1      Unclassified Claims..............................................................10
            2.2      Unimpaired Classes of Claims.....................................................10
            2.3      Impaired Classes of Claims.......................................................11
            2.4      Impaired Classes of Interests and Subordinated Claims............................11

                                   ARTICLE III

                     TREATMENT OF CLAIMS AND INTERESTS................................................11

            3.1      Unclassified Claims..............................................................11
            3.2      Unimpaired Classes of Claims.....................................................11
            3.3      Impaired Classes of Claims.......................................................12
            3.4      Impaired Classes of Interests and Subordinated Claims............................13
            3.5      Special Provision Regarding Unimpaired Claims....................................13

                                   ARTICLE IV

                     ACCEPTANCE OR REJECTION OF THE PLAN..............................................13

            4.1      Impaired Classes of Claims Entitled to Vote......................................13
            4.2      Acceptance by an Impaired Class..................................................13
            4.3      Presumed Acceptances by Unimpaired Classes.......................................14
            4.4      Classes Deemed to Reject Plan....................................................14
            4.5      Summary of Classes Voting on the Plan............................................14
            4.6      Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code..................14

                                    ARTICLE V

                     MEANS FOR IMPLEMENTATION OF THE PLAN.............................................14

            5.1      Asset Purchase Agreement; Transfer of Purchased Assets Free and Clear............14
            5.2      Substantive Consolidation........................................................14
            5.3      Merger of Subsidiaries into Radio Unica..........................................15
            5.4      Continued Corporate Existence and Dissolution of Reorganized Radio Unica.........15
            5.5      Certificate of Incorporation.....................................................16
            5.6      Directors and Officers: Effectuating Documents; Further Transactions.............16
            5.7      The Plan Administrator...........................................................16
            5.8      No Revesting of Assets...........................................................19

            5.9      Preservation of Rights of Action; Settlement of Litigation.......................19
            5.10     Creditors' Committee and Plan Committee..........................................20
            5.11     Cancellation of Securities, Instruments and Agreements Evidencing Claims and
                     Interests........................................................................21
            5.12     Sources of Cash for Plan Distributions...........................................21
            5.13     Exemption from Transfer Taxes....................................................21

                                    ARTICLE VI

                     PROVISIONS GOVERNING DISTRIBUTIONS...............................................22

            6.1      Distributions for Claims Allowed as of the Effective Date........................22
            6.2      Initial Distribution After the Effective Date and Closing of the Asset Purchase
                     Agreement........................................................................22
            6.3      Interim Distribution in the Event of an Initial and Subsequent Closing...........22
            6.4      Interest on Claims...............................................................23
            6.5      Distributions by Reorganized Debtor..............................................23
            6.6      Delivery of Distributions and Undeliverable or Unclaimed Distributions...........23
            6.7      Record Date for Distributions....................................................24
            6.8      Prepetition Senior Notes Indenture Trustee as Claim Holder.......................24
            6.9      Allocation of Plan Distributions Between Principal and Interest..................24
            6.10     Means of Cash Payment............................................................24
            6.11     Withholding and Reporting Requirements...........................................24
            6.12     Setoffs..........................................................................24
            6.13     Fractional Dollars; De Minimis Distributions.....................................25

                                   ARTICLE VII

                     TREATMENT OF EXECUTORY CONTRACTS
                     AND UNEXPIRED LEASES.............................................................25

            7.1      Rejected Contracts and Leases....................................................25
            7.2      Bar to Rejection Damages.........................................................25
            7.3      Assumed Contracts and Leases; Assumption of Asset Purchase Agreement.............25

                                  ARTICLE VIII

                     PROCEDURES FOR RESOLVING DISPUTED,
                     CONTINGENT AND UNLIQUIDATED CLAIMS...............................................26

            8.1      Objection Deadline; Prosecution of Objections....................................26
            8.2      No Distributions Pending Allowance...............................................26
            8.3      Accounts; Escrows; Reserves......................................................26
            8.4      Distributions After Allowance....................................................27

                                   ARTICLE IX

                     CONFIRMATION AND CONSUMMATION OF THE PLAN........................................27
            9.1      Conditions to Confirmation.......................................................27
            9.2      Effective Date...................................................................27
            9.3      Consequences of Non-Occurrence of Effective Date.................................27

                                    ARTICLE X

                     EFFECT OF PLAN CONFIRMATION......................................................28

            10.1     Binding Effect...................................................................28
            10.2     Releases.........................................................................28
            10.3     Discharge of Claims and Termination of Interests.................................29
            10.4     Exculpation and Limitation of Liability..........................................29
            10.5     Injunction.......................................................................30
            10.6     Term of Bankruptcy Injunction or Stays...........................................30
            10.7     Indemnification of Directors, Officers and Employees.............................30
            10.8     Compensation and Benefit Programs................................................30

                                   ARTICLE XI

                     RETENTION OF JURISDICTION........................................................31

                                   ARTICLE XII

                     MISCELLANEOUS PROVISIONS.........................................................33

            12.1     Effectuating Documents and Further Transactions..................................33
            12.2     Corporate Action.................................................................33
            12.3     Bar Dates for Certain Claims.....................................................33
            12.4     Earned Fees. ....................................................................34
            12.5     Payment of Statutory Fees........................................................34
            12.6     Amendment or Modification of the Plan............................................34
            12.7     Severability of Plan Provisions..................................................34
            12.8     Successors and Assigns...........................................................34
            12.9     Revocation, Withdrawal, or Non-Consummation......................................34
            12.10    Notice...........................................................................35
            12.11    Governing Law....................................................................35
            12.12    Tax Reporting and Compliance.....................................................36
            12.13    Schedules........................................................................36
            12.14    Filing of Additional Documents...................................................37

                                    EXHIBITS

EXHIBIT A            RESTATED CERTIFICATE OF INCORPORATION OF REORGANIZED RADIO
                     UNICA

EXHIBIT B            ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

EXHIBIT C            PLAN ADMINISTRATOR AGREEMENT

EXHIBIT D            ASSET PURCHASE AGREEMENT

                                  INTRODUCTION

               Radio Unica Communications Corp. ("Radio Unica") and certain of its subsidiaries and affiliates (collectively with Radio Unica, the "Debtors" or the "Company") propose the following joint prepackaged plan of liquidation which contemplates the liquidation of the Debtors and the resolution of the outstanding claims against and interests in the Debtors. Reference is made to the Disclosure Statement (as that term is defined herein), distributed contemporaneously herewith, for a discussion of the Debtors' history, business, properties and operations, risk factors, a summary and analysis of this Plan (as that term is defined herein), and certain related matters including, among other things, the proposed substantive consolidation of the Debtors' for all purposes. Subject to certain restrictions and requirements set forth in 11 U.S.C. Section 1127 and Fed. R. Bankr. P. 3019, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this plan prior to its substantial consummation.

                                    ARTICLE I

                    DEFINED TERMS AND RULES OF INTERPRETATION

               DEFINED TERMS. As used herein, capitalized terms shall have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

               1.1 ADMINISTRATIVE CLAIM means a Claim for costs and expenses of administration of the Chapter 11 Cases Allowed under section 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Debtors' Estates and operating the businesses of the Debtors (such as wages, salaries, and commissions for services and payments for inventory, leased equipment, and premises) and Claims of governmental units for taxes (including tax audit Claims related to tax years commencing after the Petition Date, but excluding Claims relating to tax periods, or portions thereof, ending on or before the Petition
Date); (b) compensation for legal, financial, advisory, accounting, and other services and reimbursement of expenses Allowed by the Bankruptcy Court under section 330, 331, or 503(b) of the Bankruptcy Code to the extent incurred after the Petition Date and prior to the Effective Date; (c) all fees and charges assessed against the Debtors' Estates under section 1930, chapter 123, of title 28, United States Code; and (d) all other claims entitled to administrative claim status pursuant to a Final Order of the Bankruptcy Court.

               1.2 ADMINISTRATIVE CLAIMS OBJECTION DEADLINE means the last day for filing an objection to any request for the payment of an Administrative Claim, which shall be (i) the later of (A) 90 days after the Effective Date or
(B) 60 days after the filing of such Administrative Claim, or (ii) such other date that the Bankruptcy Court may order; PROVIDED, HOWEVER, that the filing of a motion to extend the Administrative Claims Objection Deadline shall automatically extend the Administrative Claims Objection Deadline until a Final Order is entered on such motion.

               1.3 ADMINISTRATIVE CLAIMS RESERVE means the reserve maintained by the Reorganized Debtor to pay Administrative Claims, Priority Tax Claims, Non-Tax Priority Claims, Secured Lender Claims and Other Secured Claims that become Allowed Claims after the Effective Date.

               1.4 ADMINISTRATIVE PROFESSIONALS means the agents, financial advisors, attorneys, consultants, independent contractors, representatives and other professionals of the Plan Administrator, the Reorganized Debtor, the Debtors, the Creditors' Committee and the Estates (in their capacities as such).

               1.5 AFFILIATE DEBTOR(S) means, individually or collectively, the following debtors and debtors-in-possession: Radio Unica Corp., Blaya Inc., Oro Spanish Broadcasting Inc., Radio Unica Network, Inc., Radio Unica of Chicago, Inc., Radio Unica of Chicago License Corp., Radio Unica of Dallas, Inc., Radio Unica of Dallas License Corp., Radio Unica of Denver, Inc., Radio Unica of Denver License Corp., Radio Unica of Fresno, Inc., Radio Unica of Fresno License Corp., Radio Unica of Houston License Corp., Radio Unica of Los Angeles, Inc., Radio Unica of Los Angeles License Corp., Radio Unica of McAllen, Inc., Radio Unica of McAllen License Corp., Radio Unica of Miami, Inc., Radio Unica of Miami License Corp., Radio Unica of New York, Inc., Radio Unica of
New York License Corp., Radio Unica of Phoenix, Inc., Radio Unica of Phoenix License Corp., Radio Unica of Sacramento, Inc., Radio Unica of Sacramento License Corp., Radio Unica of San Antonio, Inc., Radio Unica of San Antonio License Corp., Radio Unica of San Diego, Inc., Radio Unica of San Diego License Corp., Radio Unica of San Francisco Inc., Radio Unica of San Francisco License

Corp., Radio Unica Sales Corp., Radio Unica of Tucson, Inc., Radio Unica of Tucson License Corp., and Unicalibros Publishing Corp (but excluding Mass Promotions, Inc.).

               1.6 AFFILIATE INTERESTS means, collectively, the issued and outstanding shares of stock of any Affiliate Debtor as of the Petition Date.

               1.7 ALLOWED CLAIM means a Claim (a) as to which no objection or request for estimation has been filed on or before the Claims Objection Deadline or Administrative Claims Objection Deadline, as applicable, or the expiration of such other applicable period fixed by the Bankruptcy Court; (b) as to which any objection has been settled, waived, withdrawn with prejudice, or denied by a Final Order; or (c) that is Allowed (i) by a Final Order; (ii) by an agreement between the Holder of such Claim and the Debtors, the Reorganized Debtor, the Plan Administrator or the Plan Committee; or (iii) pursuant to the terms of this Plan.

               The term "Allowed Claim" shall not, for purposes of computing distributions under this Plan, include interest on such Claim from and after the Petition Date, except as provided in section 506(b) of the Bankruptcy Code or as otherwise expressly set forth in this Plan.

               1.8 "ALLOWED ... CLAIM" means an Allowed Claim of the type described.

               1.9 ASSET PURCHASE AGREEMENT means the asset purchase agreement, dated as of October 3, 2003, as amended, from time to time in accordance with its terms, among Radio Unica, Radio Unica Corp. and Multicultural Radio Broadcasting, Inc., in substantially the same form as EXHIBIT D hereto.

               1.10 ASSUMED LIABILITIES shall have the meaning ascribed to it in the Asset Purchase Agreement.

               1.11 BALLOT means each of the ballot forms distributed to each Holder of an Impaired Claim on which the Holder is to indicate acceptance or rejection of this Plan.

               1.12 BANKRUPTCY CODE means title 11 of the United States Code, as now in effect or hereafter amended.

               1.13 BANKRUPTCY COURT means the United States Bankruptcy Court for the Southern District of New York, or any other court with jurisdiction over the Chapter 11 Cases.

               1.14 BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

               1.15 BAR DATE means the bar date established by the Bankruptcy Court for Filing proofs of Claim in the Chapter 11 Cases.

               1.16 BREAK-UP PAYMENT CLAIM ORDER shall have the meaning ascribed to it in the Asset Purchase Agreement.

               1.17 BREAK-UP PAYMENT ORDER shall have the meaning ascribed to it in the Asset Purchase Agreement.

               1.18 BUSINESS DAY means any day, other than a Saturday, Sunday, or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

               1.19 CASH means legal tender of the United States of America and equivalents thereof.

               1.20 CHAPTER 11 CASES means (a) when used with reference to a particular Debtor, the case under chapter 11 of the Bankruptcy Code commenced by the Debtor in the Bankruptcy Court and (b) when used with reference to all Debtors, the cases under chapter 11 of the Bankruptcy Code commenced by Debtors in the Bankruptcy Court.

               1.21 CLAIM means a "claim," as defined in section 101(5) of the Bankruptcy Code.

               1.22 CLAIMS OBJECTION DEADLINE means the last day for Filing objections to Claims, which day shall be (i) the later of (a) 180 days after the Effective Date or (b) sixty (60) days after the Filing of a proof of claim for, or request for payment of, such Claim, or (ii) such other date as the Bankruptcy Court may order; PROVIDED, HOWEVER, that the filing of a motion to extend the Claims Objection Deadline shall automatically extend the Claims Objection Deadline until a Final Order is entered on such motion.

               1.23 CLOSING shall have the meaning ascribed to it in the Asset Purchase Agreement.

               1.24 CLASS means a category of Holders of Claims or Interests, as described in Article II hereof.

               1.25 CONFIRMATION DATE means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

               1.26 CONFIRMATION HEARING means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

               1.27 CONFIRMATION ORDER means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

               1.28 CREDITORS' COMMITTEE means the statutory committee of unsecured creditors, if any, appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

               1.29 DEBTOR(S) means, individually, Radio Unica or any of the Affiliate Debtors and, collectively, all of the above-captioned debtors and debtors-in-possession.

               1.30 DISBURSING AGENT means the Reorganized Debtor, or any party designated by the Reorganized Debtor, to serve as disbursing agent under this Plan.

               1.31 DISCLOSURE STATEMENT means the disclosure statement (including all exhibits and schedules thereto) dated October 3, 2003, relating to this Plan, which was distributed in accordance with Sections 1125 and 1126(b) of the Bankruptcy Code and Fed. R. Bankr. P. 3018.

               1.32 DISPUTED CLAIM means (a) any Claim as to which the Debtors have interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, or any claim otherwise disputed by the Debtors, Reorganized Debtor, the Plan Administrator, the Plan Committee or other party in interest in accordance with applicable law, which objection has not been withdrawn or determined by a Final Order, (b) any Subordinated Claim, and (c) any Claim scheduled by the Debtors as contingent, unliquidated or disputed.

               1.33 DISPUTED CLAIM AMOUNT means (a) with respect to contingent or unliquidated Claims, the amount estimated by the Bankruptcy Court for purposes of distributions in respect of such Claim in accordance with section 502(c) of the Bankruptcy Code; (b) with respect to any Disputed Claim that is not contingent or unliquidated, the amount set forth in a timely Filed proof of claim; or (c) with respect to a Subordinated Claim, $0.

               1.34 DISPUTED CLAIMS RESERVE means the reserve of Cash established and maintained by the Reorganized Debtor or Plan Administrator for Holders of General Unsecured Claims and Prepetition Senior Note Claims on account of Disputed General Unsecured Claims and Disputed Prepetition Senior Note Claims.

               1.35 DISTRIBUTION DATE means the date upon which the initial distributions will be made to Holders of Allowed Claims.

               1.36    DISTRIBUTION RECORD DATE means the Confirmation Date.

               1.37 EFFECTIVE DATE means the Business Day this Plan becomes effective as provided in Article IX hereof.

               1.38 ESTATE(S) means, individually, the estate of Radio Unica or any of the Affiliate Debtors and, collectively, the estates of all of the Debtors created under section 541 of the Bankruptcy Code.

               1.39 EXHIBIT means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement.

               1.40 FILE, FILED, OR FILING means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 cases.

               1.41 FINAL ORDER means an order of the Bankruptcy Court as to which the time to appeal, petition for CERTIORARI, or move for reargument or rehearing has expired and as to which no appeal, petition for CERTIORARI, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for CERTIORARI, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or the Reorganized Debtor, or, in the event that an appeal, writ of CERTIORARI or reargument, or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or CERTIORARI, reargument or rehearing shall have been denied and the time to take any further appeal, petition for CERTIORARI, or move for reargument or rehearing shall have expired; PROVIDED, HOWEVER, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.

               1.42 GENERAL UNSECURED CLAIM means a Claim that is not an Administrative Claim, Priority Tax Claim, Non-Tax Priority Claim, Secured Lender Claim, Other Secured Claim, Prepetition Senior Note Claim, Intercompany Claim or Subordinated Claim.

               1.43 HOLDER means an entity holding a Claim or Interest and, with respect to Prepetition Senior Note Claims, the beneficial holder as of the applicable Voting Record Date or any authorized agent who has completed and executed a Ballot or on whose behalf a Master Ballot has been completed and executed in accordance with the voting instructions.

               1.44 INITIAL CLOSING shall have the meaning ascribed to it in the Asset Purchase Agreement.

               1.45 IMPAIRED means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

               1.46 INTERCOMPANY CLAIM means (a) any account reflecting intercompany book entries by one Debtor with respect to any other Debtor OR (b) any Claim that is not reflected in such book entries and is held by a Debtor against any other Debtor.

               1.47 INTEREST means the legal, equitable, contractual, and other rights of the Holders of Old Equity, including the rights of any entity to purchase or demand the issuance of any of the foregoing, including (a) conversion, exchange, voting, participation, and dividend rights; (b) liquidation preferences; (c) stock options, warrants, and put rights; and (d) share-appreciation rights.

               1.48 LITIGATION CLAIMS means the claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that any Debtor or Estate may hold against any person.

               1.49 MASTER BALLOT means the ballot distributed to holders of record of the Prepetition Senior Notes to record the votes of the beneficial holders of the Prepetition Senior Notes.

               1.50    MULTICULTURAL means Multicultural Radio Broadcasting,
Inc.

               1.51 NON-TAX PRIORITY CLAIM means a Claim, other than an Administrative Claim or Priority Tax Claim, that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

               1.52 OLD COMMON STOCK means the common stock of Radio Unica outstanding immediately prior to the Petition Date, including treasury stock and all options, warrants, calls, rights, puts, awards, commitments, or any other agreements of any character to acquire such common stock.

               1.53    OLD EQUITY means the Old Common Stock.

               1.54 OPERATING RESERVE means the reserve account to be established and maintained by the Reorganized Debtor into which the Reorganized Debtor shall from time to time deposit Cash.

               1.55 OTHER SECURED CLAIM means a Claim (other than an Administrative Claim or Secured Lender Claim) that is secured by a lien on property in which a Debtor's Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of the setoff, pursuant to section 553 of the Bankruptcy Code.

               1.56 PETITION DATE means the date on which the Debtors file their Petitions for relief commencing the Chapter 11 Cases.

               1.57 PLAN means this chapter 11 plan of reorganization, including the Exhibits and all supplements, appendices, and schedules thereto, either in its present form or as the same may be altered, amended, or modified from time to time.

               1.58 PLAN ADMINISTRATOR means the person designated by the Debtors prior to the Confirmation Date and approved by the Bankruptcy Court pursuant to the Confirmation Order to administer the Plan in accordance with the terms of the Plan and the Plan Administrator Agreement and to take such other actions as may be authorized under the Plan Administrator Agreement, and any successor thereto.

               1.59 PLAN ADMINISTRATOR AGREEMENT means the agreement between and among the Debtors and the Plan Administrator specifying the rights, duties and responsibilities of and to be performed by the Plan Administrator under the Plan, in substantially the same form as the agreement attached to the Plan as EXHIBIT C.

               1.60 PLAN COMMITTEE means the Creditors' Committee, if any, as reconstituted after the Effective Date, to supervise and direct the Plan Administrator, to monitor implementation of the Plan, and to take such other actions and have such other rights as are set forth in the Plan, all as described in Article V of this Plan.

               1.61 PREPETITION AGENT means General Electric Capital Corporation, the agent under the Prepetition Credit Agreement.

               1.62 PREPETITION CREDIT AGREEMENT means the amended and restated credit agreement dated as of June 25, 2002, among Radio Unica Corp. and certain subsidiaries as borrowers and General Electric Capital Corporation, as Prepetition Agent and Prepetition Lender.

               1.63 PREPETITION LENDER means the entities identified as "Lenders" under the Prepetition Credit Agreement and their respective successors and assigns.

               1.64 PREPETITION SENIOR NOTE CLAIMS means Claims arising from or related to the Prepetition Senior Notes, which Claims shall be Allowed in the aggregate amount of $158,088,000. This Allowed amount represents principal only, and no amounts will be Allowed on account of any interest.

               1.65 PREPETITION SENIOR NOTE INDENTURE means the Indenture dated as of July 27, 1998, among Radio Unica Corp., as issuer, and Wilmington Trust Company, as trustee, relating to the Prepetition Senior Notes as amended, modified, or supplemented from time to time.

               1.66 PREPETITION SENIOR NOTEHOLDERS means the Holders of the Prepetition Senior Notes.

               1.67 PREPETITION SENIOR NOTES means the 11 3/4% Senior Notes due 2006 issued by Radio Unica Corp. under the Prepetition Senior Note Indenture.

               1.68 PREPETITION SENIOR NOTE INDENTURE TRUSTEE means Wilmington Trust Company, the indenture trustee under the Prepetition Senior
Note Indenture.

               1.69 PRIORITY TAX CLAIM means a Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

               1.70 PROFESSIONAL means (a) any professional employed in these Chapter 11 Cases pursuant to section 327, 328 or 1103 of the Bankruptcy Code or otherwise and (b) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

               1.71 PROFESSIONAL FEES means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses or other charges, and expenses incurred after the Petition Date and prior to and including the Effective Date.

               1.72    PURCHASER means Mulitcultural.

               1.73 PURCHASED ASSETS shall have the meaning ascribed to it in the Asset Purchase Agreement.

               1.74 PURCHASE PRICE shall have the meaning ascribed to it in the Asset Purchase Agreement.

               1.75 QUARTERLY DISTRIBUTION DATE means the last Business Day of the month following the end of each calendar quarter after the Effective Date; PROVIDED, HOWEVER, that if the Effective Date is within 30 days of the end of a calendar quarter, the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.

               1.76 RADIO UNICA means Radio Unica Communications Corp., a Delaware company, a debtor and debtor-in-possession in these Chapter 11 Cases pending in the Bankruptcy Court.

               1.77 REMAINING PROCEEDS means the Cash and other assets of the Reorganized Debtor remaining after the payment of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Non-Tax Priority Claims, Allowed Secured Lender Claims, Allowed Other Secured Claims, Allowed General Unsecured Claims, and Allowed Prepetition Senior Note Claims, PROVIDED, HOWEVER, that the Remaining Proceeds shall be subject to the fees and expenses of the Plan Administrator and Reorganized Debtor incurred in connection with the administration of this Plan and the Reserves established under the Plan. Nothing in this definition shall prohibit the Reorganized Debtor from making interim distributions to the Holders of Allowed Old Equity Interest or Allowed Subordinated Claims (if applicable), provided such interim distributions are otherwise appropriate under the Plan and Plan Administrator Agreement.

               1.78    REORGANIZED DEBTOR means Reorganized Radio Unica.

               1.79 REORGANIZED RADIO UNICA means the successor to Radio Unica on the Effective Date.

               1.80 RESERVES means, collectively, the Administrative Claims Reserve, Disputed Claims Reserve, Operating Reserve, Working Capital Reserve and Unclaimed Distribution Reserve.

               1.81 RESTATED CERTIFICATE OF INCORPORATION means the restated certificate of incorporation of the Reorganized Debtor in substantially the form attached to this Plan as EXHIBIT A.

               1.82 SCHEDULES means the schedules of assets and liabilities, the list of Holders of Interests and the statements of financial affairs, if any, Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rules, as such schedules have been or may be further modified, amended or supplemented in accordance with Fed. R. Bankr. P. 1009 or Orders of the Bankruptcy Court.

               1.83 SECURED LENDER CLAIMS means the secured Claims of the Prepetition Lenders under the Prepetition Credit Agreement, which Claims shall be deemed, pursuant to section 506 of the Bankruptcy Code, Allowed pursuant to this Plan in an aggregate amount to be established in the Confirmation Order.

               1.84 SOLICITATION means the solicitation by the Debtors from Holders of Prepetition Senior Notes of acceptances of the Plan pursuant to 1126(b) of the Bankruptcy Code.

               1.85 SUBORDINATED CLAIMS means any Claim which is subordinated pursuant to section 510(b) or 510(c) of the Bankruptcy Code, and shall include any Claim arising from the rescission of a purchase or sale of any Old Equity, any Claim for damages arising from the purchase or sale of Old Equity, or any Claim for reimbursement, contribution, or indemnification on account of any such Claim.

               1.86 SUBSEQUENT CLOSING shall have the meaning ascribed to it in the Asset Purchase Agreement.

               1.87 SUBSTANTIVE CONSOLIDATION ORDER means the order, or provision of the Confirmation Order, substantively consolidating the Chapter 11 Cases, as provided in Article V of this Plan.

               1.88 UNCLAIMED DISTRIBUTION RESERVE means the reserve established pursuant to Article VI of the Plan.

               1.89 UNIMPAIRED means a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

               1.90 VOTING DEADLINE means October 27, 2003 at 5:00 p.m. (Prevailing Eastern Time)

               1.91    VOTING RECORD DATE means October 1, 2003.

               1.92 WORKING CAPITAL RESERVE means the reserve account to be established and maintained by the Reorganized Debtor or the Plan Administrator on behalf of the Reorganized Debtor to fund certain of the Reorganized Debtor's obligations under the Asset Purchase Agreement.

               RULES OF INTERPRETATION AND COMPUTATION OF TIME. For purposes of this Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in this Plan to an existing document or schedule Filed or to be Filed means such document or schedule, as it may have been or may be amended, modified, or supplemented pursuant to this Plan; (d) any reference to an entity as a Holder of a Claim or Interest includes that entity's successors and assigns; (e) all references in this Plan to Sections and Articles are references to Sections and Articles of or to this Plan; (f) the words "herein," "hereunder," and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (h) subject to the provisions of any contract, certificates of incorporation, by-laws, instrument, release, or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and

Bankruptcy Rules; (i) the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and (j) in computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

               EXHIBITS. All Exhibits are incorporated into and are a part of this Plan as if set forth in full herein, and, to the extent not annexed hereto, such Exhibits shall be filed with the Bankruptcy Court on the Petition Date. Holders of Claims and Interests may obtain a copy of the Exhibits upon written request to the Debtors. Upon their filing, the Exhibits may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours. The documents contained in the Exhibits shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

                                   ARTICLE II

                     CLASSIFICATION OF CLAIMS AND INTERESTS

               All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

               This Plan constitutes a single plan of liquidation for all Debtors. A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is also placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date.

               2.1     UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE ON THE PLAN).

                       (a)     Administrative Claims.

                       (b)     Priority Tax Claims.

               2.2 UNIMPAIRED CLASSES OF CLAIMS (DEEMED TO HAVE ACCEPTED THE PLAN AND, THEREFORE, NOT ENTITLED TO VOTE ON THE PLAN).

                       (a) CLASS 1: NON-TAX PRIORITY CLAIMS. Class 1 consists of all Non-Tax Priority Claims.

                       (b) CLASS 2: SECURED LENDER CLAIMS. Class 2 consists of all Secured Lender Claims.

                       (c) CLASS 3: OTHER SECURED CLAIMS. Class 3 consists of all Other Secured Claims.

                       (d) CLASS 4: GENERAL UNSECURED CLAIMS. Class 4 consists of all General Unsecured Claims.

               2.3 IMPAIRED CLASSES OF CLAIMS (CLASS IS ENTITLED TO VOTE ON THE PLAN).

                       (a) CLASS 5: PREPETITION SENIOR NOTE CLAIMS. Class 5 consists of all Prepetition Senior Note Claims.

               2.4 IMPAIRED CLASSES OF INTERESTS AND SUBORDINATED CLAIMS (DEEMED TO HAVE REJECTED THE PLAN AND, THEREFORE, NOT ENTITLED TO VOTE ON THE
PLAN).

                       (a) CLASS 6: OLD EQUITY INTERESTS. Class 6 consists of all Interests directly arising from, under, or relating in any way to, the Old Equity (except Subordinated Claims).

                       (b) CLASS 7: SUBORDINATED CLAIMS. Class 7 consists of all Subordinated Claims.

                                   ARTICLE III

                        TREATMENT OF CLAIMS AND INTERESTS

               3.1     UNCLASSIFIED CLAIMS.

                       (a) ADMINISTRATIVE CLAIMS. Subject to the provisions of sections 330(a), 331, and 503(b) of the Bankruptcy Code, each Administrative Claim shall be paid by the Debtors, at their election, (i) in full, in Cash, in such amounts as are incurred in the ordinary course of business by the Debtors, or in such amounts as such Administrative Claim is Allowed by the Bankruptcy Court upon the later of the Effective Date or the date upon which there is a Final Order allowing such Administrative Claim or (ii) upon such other terms as may be agreed upon between the Holder of such Administrative Claim and the Debtors. To the extent that the Indenture Trustee provides services related to distributions pursuant to the Plan, the Indenture Trustee will receive from the Debtors (or Reorganized Debtor), without further court approval, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services. These payments will be made on terms agreed to among the Prepetition Senior Notes Indenture Trustee, the Debtors or Reorganized Debtor, as the case may be.

                       (b) PRIORITY TAX CLAIMS. The legal and equitable rights of the Holders of Priority Tax Claims are unaltered by this Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Effective Date or
(ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Priority Tax Claim, at the Debtors' (or Reorganized Debtor's) election: (A) Cash equal to the amount of such Allowed Priority Tax Claim; (B) such other treatment as to which the Debtors or the Reorganized Debtor and the Holder of such Allowed Priority Tax Claims shall have agreed upon in writing; or (C) such Claim will be otherwise treated in any other manner such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code, including payment in accordance with the provisions of section 1129(a)(9)(C) of the Bankruptcy Code over a period of not more than six years from the date of assessment of any such Priority Tax Claim.

               3.2     UNIMPAIRED CLASSES OF CLAIMS.

                       (a) CLASS 1: NON-TAX PRIORITY CLAIMS. The legal, equitable and contractual rights of the Holders of Class 1 Claims are unaltered by this Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Class 1 Claim is an Allowed Class 1 Claim on the Effective Date or (ii) the date on which such Class 1 Claim becomes an Allowed Class 1 Claim, each Holder of an Allowed Class 1 Claim shall receive in full satisfaction, settlement of, and in exchange for, such Allowed Class 1 Claim:
(A) Cash in accordance with the terms thereof or (B) such other treatment as to which the Holder of such Claim and the Debtors, the Reorganized Debtor or the Plan Administrator agree in writing.

                       (b) CLASS 2: SECURED LENDER CLAIMS. The legal, equitable and contractual rights of the Holders of Class 2 Claims are unaltered by this Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Class 2 Claim is an Allowed Class 2 Claim on the Effective Date or (ii) the date on which such Class 2 Claim becomes an Allowed Class 2 Claim, each Holder of an Allowed Class 2 Claim shall receive in full satisfaction, settlement of, and in exchange for, such Allowed Class 2 Claim:
(A) Cash equal to the amount of such Allowed Class 2 Claim or (B) such less favorable treatment as to which the Debtors, the Reorganized Debtor or the Plan Administrator and the Holder of such Allowed Secured Lender Claim have agreed upon in writing; PROVIDED THAT no Holder of an Allowed Class 2 Claim shall retain any Claim, lien or other interest in respect of the Purchased Assets. As of the Effective Date, all of the Prepetition Lender's mortgages, deeds of trust, liens, pledges or other security interests against or in the property of any Debtor's Estate shall be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens, pledges or other security interests shall revert to the Debtors' Estates.

                       (c) CLASS 3: OTHER SECURED CLAIMS. The legal, equitable and contractual rights of the Holders of Class 3 Claims are unaltered by this Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Class 3 Claim is an Allowed Class 3 Claim on the Effective Date or (ii) the date on which such Class 3 Claim becomes an Allowed Class 3 Claim, each Holder of an Allowed Class 3 Claim shall receive in full satisfaction, settlement of, and in exchange for, such Allowed Class 3 Claim:
(A) Cash equal to the amount of such Allowed Class 3 Claim or (B) such less favorable treatment as to which the Debtors, the Reorganized Debtor or the Plan Administrator and the Holder of such Allowed Other Secured Claim have agreed upon in writing; PROVIDED THAT no Holder of an Allowed Class 3 Claim shall retain any Claim, lien or other interest in respect of the Purchased Assets. As of the Effective Date, all of the mortgages, deeds of trust, liens, pledges or other security interests against or in the property of any Debtor's Estate held by any Holder of an Other Secured Claim shall be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens, pledges or other security interests shall revert to the Debtors' Estates.

                       (d) CLASS 4: GENERAL UNSECURED CLAIMS. The legal, equitable and contractual rights of the Holders of Class 4 Claims are unaltered by this Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Class 4 Claim is an Allowed Class 4 Claim on the Effective Date or (ii) the date on which such Class 4 Claim becomes an Allowed Class 4 Claim, each Holder of an Allowed Class 4 Claim shall receive in full satisfaction, settlement of, and in exchange for, such Allowed Class 4 Claim:
(A) Cash in accordance with the terms thereof or (B) such other treatment as to which the Holder of such Claim and the Debtors, the Reorganized Debtor or the Plan Administrator agree in writing.

               3.3     IMPAIRED CLASSES OF CLAIMS.

                       (a) CLASS 5: PREPETITION SENIOR NOTE CLAIMS. Holders of an Allowed Prepetition Senior Note Claim shall receive Cash equal to 70% of such Allowed Prepetition Senior Note Claim..

               3.4     IMPAIRED CLASSES OF INTERESTS AND SUBORDINATED CLAIMS.

                       (a) CLASS 6: OLD EQUITY INTERESTS. Old Equity shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Old Equity. The is Plan is predicated upon, among other things, an agreement to the terms of this Plan by the Holders of Prepetition Senior Note Claims and Holders of Old Equity Interests. The Prepetition Senior Note Claims are of the same priority as General Unsecured Claims, and are senior to the Subordinated Claims and Old Equity Interests. The Holders of Prepetition Senior Note Claims have agreed to receive less than General Unsecured Creditors, and to provide value to Holders of Old Equity Interests. Absent a willingness on the part of the Holders of Prepetition Senior Note Claims to provide value to Holders of Old Equity Interests, Holders of Old Equity Interests would not receive any value under the Plan. Nevertheless, to facilitate consummation of this Plan, Holders of approximately 93% of Prepetition Senior Note Claims have agreed to provide to Holders of Old Equity Interests Cash equal to the Remaining Proceeds, PROVIDED, HOWEVER, in the event the Remaining Proceeds to be distributed to Holders of Allowed Class 6 Old Equity Interests exceeds in the aggregate 30% of the Allowed Prepetition Senior Note Claim (representing the value given up by such Class), any Remaining Proceeds in excess of such amount shall be distributed equally between Holders of Allowed Class 6 Old Equity Interests and Allowed Class 7 Subordinated Claims.

                       (b) CLASS 7: SUBORDINATED CLAIMS. The Holders of Subordinated Claims shall not receive any distribution on account of such Subordinated Claims, PROVIDED, HOWEVER, in the event the Remaining Proceeds to be distributed to Holders of Allowed Class 6 Old Equity Interests exceeds in the aggregate 30% of the Allowed Prepetition Senior Note Claim (representing the value given up by such Class), any Remaining Proceeds in excess of such amount shall be distributed equally between Holders of Allowed Class 6 Old Equity Interests and Allowed Class 7 Subordinated Claims. Nothing in this Plan shall prejudice or impair any rights of a Holder of a Subordinated Claim to seek recovery under any policy of insurance under which a Debtor is an insured. The Plan shall not expand the scope of or alter in any other way the insurers' obligations under their policies, and the insurers shall retain any and all defenses to coverage that they may have.

               3.5 SPECIAL PROVISION REGARDING UNIMPAIRED CLAIMS. Except as otherwise provided in this Plan, nothing shall affect the Debtors' or the Reorganized Debtor's rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

                                   ARTICLE IV

                       ACCEPTANCE OR REJECTION OF THE PLAN

               4.1 IMPAIRED CLASSES OF CLAIMS ENTITLED TO VOTE. Subject to Sections 4.3 and 4.4 of this Plan, Holders of Claims in each Impaired Class of Claims are entitled to vote as a class to accept or reject this Plan.

               4.2     ACCEPTANCE BY AN IMPAIRED CLASS. In accordance with
section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted this Plan if this Plan is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject this Plan.

               4.3 PRESUMED ACCEPTANCES BY UNIMPAIRED CLASSES. Classes 1, 2, 3 and 4 are Unimpaired by this Plan. Under section 1126(f) of the Bankruptcy Code, Holders of such Claims are conclusively presumed to accept this Plan, and the votes of the Holders of such Claims will not be solicited.

               4.4 CLASSES DEEMED TO REJECT PLAN. Holders of Interests and Claims in Class 6 and 7 are not entitled to receive or retain any distribution or property under this Plan. Under section 1126(g) of the Bankruptcy Code, Holders of Classes 6 and 7 Interests or Claims are deemed to reject this Plan, and the votes of the Holders of such Interest or Claim will not be solicited.

               4.5 SUMMARY OF CLASSES VOTING ON THE PLAN. As a result of the provisions of Sections 4.3 and 4.4 of this Plan, the votes of Holders of Claims in Class 5 will be solicited with respect to this Plan.

               4.6 CONFIRMATION PURSUANT TO SECTION 1129(b) OF THE BANKRUPTCY CODE. To the extent that any Impaired Class rejects this Plan or is deemed to have rejected this Plan, the Debtors will request confirmation of this Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan or any Plan Exhibit or Schedule, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

                                    ARTICLE V

                      MEANS FOR IMPLEMENTATION OF THE PLAN

               5.1 ASSET PURCHASE AGREEMENT; TRANSFER OF PURCHASED ASSETS FREE AND CLEAR. The Confirmation Order shall be effective as an order under, INTER ALIA, sections 105, 363, 365 and 1123(b)(4) of the Bankruptcy Code approving (i) the consummation of the Asset Purchase Agreement in accordance with the terms thereof and (ii) the sale of the Purchased Assets to Purchaser free and clear of any and all Claims, liens, encumbrances, charges, and interests other than those liabilities explicitly identified as "Assumed Liabilities" under, and to the extent provided in, the Asset Purchase Agreement. Without limiting the generality of the foregoing, in consideration of the Purchase Price, and upon the Closing under the Asset Purchase Agreement, the Debtors shall transfer the Purchased Assets under the Asset Purchase Agreement to the Purchaser free and clear of any and all Claims, liens, encumbrances, charges, and interests, and neither Purchasers nor any affiliate of Purchaser shall assume, or otherwise be responsible for, either directly or indirectly, any liabilities or obligations of the Debtors except for the "Assumed Liabilities" under the Asset Purchase Agreement. The Debtors are authorized to undertake and perform the transactions contemplated by the Asset Purchase Agreement, and the occurrence of the Closing under the Asset Purchase Agreement, in substantially the form of EXHIBIT D to this Plan, including such amendments as may be made from time to time in accordance with the terms of the Asset Purchase Agreement, this Plan and the Bankruptcy Code, shall be a condition precedent to the occurrence of the Effective Date of this Plan, as provided in
Article 9.2 of this Plan. The parties to the Asset Purchase Agreement are authorized to make nonmaterial modifications to such Asset Purchase Agreement in accordance with the terms thereof prior to the Effective Date without further notice or approval of the Bankruptcy Court. Nothing in this Plan shall preclude the parties to the Asset Purchase Agreement from also entering into a Local Management Agreement.

               5.2     SUBSTANTIVE CONSOLIDATION.

                       (a) SUBSTANTIVE CONSOLIDATION. The Plan contemplates and is predicated upon entry of an order substantively consolidating the Debtors' Estates and Chapter 11 Cases for the purposes of all actions associated with confirmation and consummation of the Plan. On the Effective Date (and after the closing of the Asset Purchase Agreement) (i) all Intercompany Claims by, between and among the Debtors shall be eliminated, (ii) all assets and liabilities of the Affiliate Debtors shall be merged or treated as if they were merged with the assets and liabilities of Radio Unica, (iii) any obligation of a Debtor and all guarantees thereof by one or more of the other Debtors shall be deemed to be one obligation of Radio Unica, (iv) the Affiliate Interests shall be cancelled, and (v) each Claim Filed or to be Filed against any Debtor shall be deemed Filed only against Radio Unica and shall be deemed a single Claim against and a single obligation of Radio Unica. On the Confirmation Date, and in accordance with the terms of the Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by the Debtors as to the obligations of another Debtor shall be released and of no further force and effect.

                       (b) SUBSTANTIVE CONSOLIDATION ORDER. Unless the Bankruptcy Court has approved the substantive consolidation of the Chapter 11 Cases by a prior order, the Plan shall serve as, and shall be deemed to be, a motion for entry of an order substantively consolidating the Debtors' Chapter 11 Cases. If no objection to substantive consolidation is timely Filed and served by any Holder of an Impaired Claim affected by the Plan before the deadline for Filing an objection to the confirmation of the Plan, or such other date as may be established by the Bankruptcy Court, the Substantive Consolidation Order (which may be the Confirmation Order) may be approved by the Bankruptcy Court. If any such objections are timely Filed and served, a hearing with respect to the substantive consolidation of the Chapter 11 Cases and the objections thereto shall be scheduled by the Bankruptcy Court, which hearing may, but is not required to, coincide with the Confirmation Hearing.

               5.3 MERGER OF SUBSIDIARIES INTO RADIO UNICA. On the Effective Date or as soon thereafter as practicable, (a) the members of the board of directors of each of the Affiliate Debtors shall be deemed to have resigned, (b) each of the Affiliate Debtors shall be deemed merged with and into Radio Unica and (c) the Chapter 11 Cases of the Affiliate Debtors shall be closed, following which any and all proceedings that could have been brought or otherwise commenced in the Chapter 11 Case of any Affiliate Debtor shall be brought or otherwise commenced in Radio Unica's Chapter 11 Case.

               5.4 CONTINUED CORPORATE EXISTENCE AND DISSOLUTION OF REORGANIZED RADIO UNICA. Radio Unica shall continue to exist as Reorganized Radio Unica after the Effective Date in accordance with the laws of the State of Delaware and pursuant to the certificate of incorporation and by-laws in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws are amended under the Plan, for the limited purposes of liquidating all of the assets of the Debtors' Estates, making distributions in accordance with the Plan and complying with and fulfilling its obligations under the Asset Purchase Agreement.

               As soon as practicable after the Plan Administrator liquidates or otherwise disposes of assets of the Debtors' Estates by making the final distribution under the Plan and the Plan Administrator Agreement and has complied with and fulfilled its obligations under the Asset Purchase Agreement, the Plan Administrator shall, at the expense of the Debtors' Estates, (a) provide for the retention and storage of the books, records and files that shall have been delivered to or created by the Plan Administrator until such time as all such books, records and files are no longer required to be retained under applicable law, and file a certificate informing the Bankruptcy Court of the location at which such books, records and files are being stored; (b) file a certification stating that the Plan Administrator has liquidated or otherwise disposed of the assets of the Debtors' Estates and made a final distribution under the Plan; (c) file the necessary paperwork with the Office of the Secretary of State for the State of Delaware to effectuate the dissolution of the Reorganized Debtor in accordance with the laws of the State of Delaware; and
(d) resign as the sole officer and sole director of the Reorganized Debtor. Upon the Filing of the certificate described in section (b) of the preceding sentence, the Reorganized Debtor shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Reorganized Debtor or payments to be made in connection therewith.

               5.5 CERTIFICATE OF INCORPORATION. The certificate of incorporation of Radio Unica shall be restated as necessary to satisfy the provisions of the Plan and the Bankruptcy Code. The certificate of incorporation of the Reorganized Debtor shall be restated to, among other things: (a) authorize issuance to the Plan Administrator of one share of new common stock, $0.01 par value per share, (b) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, for a provision prohibiting the issuance of non-voting equity securities, and (c) limit the activities of the Reorganized Debtor to matters related to the implementation of the Plan, the Asset Purchase Agreement and to matters reasonably incidental thereto. The form of restated certificate of incorporation is attached hereto as EXHIBITS A.

               5.6 DIRECTORS AND OFFICERS: EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS. From and after the Effective Date, the Plan Administrator shall serve as the sole shareholder of the Reorganized Debtor. As provided in the Plan Administrator Agreement, the Plan Administrator shall designate an individual to act as the sole officer and director of the Reorganized Debtor. The Plan Administrator shall be authorized to execute, deliver, file or record such documents, instruments, releases and other agreements and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and the Asset Purchase Agreement.

               5.7     THE PLAN ADMINISTRATOR.

                       (a) PLAN ADMINISTRATOR AGREEMENT. Prior to or on the Effective Date, the Debtors shall execute the Plan Administrator Agreement in substantially the same form as EXHIBIT C hereto. The form of Plan Administrator Agreement is hereby approved. If the Plan Administrator Agreement is executed by the Company prior to the Petition Date, the Plan Administrator Agreement is hereby ratified. The Debtors (or Reorganized Debtor) and Plan Administrator are authorized to make nonmaterial modifications to Plan Administrator Agreement prior to the Effective Date without further notice or approval of the Bankruptcy Court.

                       (b) APPOINTMENT. From and after the Effective Date, an entity designated by the Debtors prior to the Confirmation Date shall serve as the Plan Administrator pursuant to the Plan Administrator Agreement and the Plan, until the resignation or discharge and the appointment of a successor Plan Administrator in accordance with the Plan Administrator Agreement and the Plan.

                       (c) RIGHTS, POWERS AND DUTIES OF THE REORGANIZED DEBTOR AND THE PLAN ADMINISTRATOR. The Reorganized Debtor shall retain and have all the rights, powers and duties necessary to carry out its responsibilities under the Plan and the Asset Purchase Agreement. Subject to the ultimate supervisory authority of the Plan Committee as set forth in Article V of the Plan, such rights, powers and duties, which shall be exercisable by the Plan Administrator on behalf of the Reorganized Debtor and the Estates pursuant to the Plan and the Plan Administrator Agreement, shall include, among others:

                               (i) performing the Debtors' obligations under the Asset Purchase Agreement;

                               (ii)    liquidating the Reorganized Debtor's
               assets;

                               (iii) investing the Estates' Cash, including, but not limited to, the Cash held in the Reserves in (A) direct obligations of the United States of America or obligations of any agency or instrumentality thereof that are backed by the full faith and credit of the United States of America, including funds consisting solely or predominantly of such securities; (B) money market deposit accounts, checking accounts, savings accounts or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (C) any other investments that may be permissible under (I) section 345 of the Bankruptcy Code or (II) any order of the Bankruptcy Court approved in the Debtors' Chapter 11 cases waiving the requirements under section 345 of the Bankruptcy Code;

                               (iv) calculating and paying all distributions to be made under the Plan, the Plan Administrator Agreement and other orders of the Bankruptcy Court to holders of Allowed Claims;

                               (v) employing, supervising and compensating profession als retained to represent the interests of and serve on behalf of the Reorganized Debtor and the Estates;

                               (vi) making and filing tax returns for any of the Debtors or the Reorganized Debtor;

                               (vii) as provided in Article V, objecting to Claims or Interests Filed against any of the Debtors' Estates on any basis;

                               (viii)  seeking estimation of contingent or
               unliquidated claims under section 502(c) of the Bankruptcy Code;

                               (ix) seeking determination of tax liability under section 505 of the Bankruptcy Code;

                               (x)     prosecuting avoidance actions under
               sections 544, 545, 547, 548, 549 and 553 of the Bankruptcy Code;

                               (xi)    prosecuting turnover actions under
               sections 542 and 543 of the Bankruptcy Code;

                               (xii)   prosecuting, settling, dismissing or
               otherwise disposing of the Litigation Claims;

                               (xiii)  closing the Chapter 11 Cases;

                               (xiv) dissolving and winding up the Reorganized Debtor;

                               (xv) exercising all powers and rights, and taking all actions, contemplated by or provided for in the Plan Administrator Agreement; and

                               (xvi)   taking any and all other actions
               necessary or appropriate to implement or consummate the Plan and the provisions of the Plan Administrator Agreement.

                       (c) COMPENSATION OF THE PLAN ADMINISTRATOR. The Plan Administrator shall be compensated from the Operating Reserve pursuant to the terms of the Plan Administrator Agreement. Any professionals retained by the Plan Administrator shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the Operating Reserve. The payment of the reasonable fees and expenses of the Plan Administrator and its retained professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court; PROVIDED, HOWEVER, that any disputes related to such fees and expenses may be brought before the Bankruptcy Court. The Prepetition Senior Note Indenture Trustee shall be paid in accordance with Article III of the Plan.

                       (d) INDEMNIFICATION. The Reorganized Debtor and the Estates shall indemnify and hold harmless (i) the Plan Administrator (in its capacity as such and as officer and director of the Reorganized Debtor), (ii) such individuals that may serve as officers and directors of the Reorganized Debtor, (iii) the Prepetition Senior Note Indenture Trustee, and (iv) the Administrative Professionals (collectively, the "Indemnified Parties"), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, other than acts or omissions resulting from such Indemnified Party's willful misconduct or gross negligence, with respect to the Reorganized Debtor, the Estates or the implementation or administration of the Plan or Plan Administration Agreement. To the extent an Indemnified Party asserts a claim for indemnification as provided above, the legal fees and related costs incurred by counsel to the Indemnified Party in the defense of such claims giving rise to the asserted right of indemnification shall be advanced to such Indemnified Party (and such Indemnified Party undertakes to repay such amounts if it ultimately shall be determined that such Indemnified Party is not entitled to be indemnified therefore) out of the Operating Reserve. The indemnification provisions of the Plan Administrator Agreement shall remain available to and be binding upon any former Plan Administrator or the estate of any decedent Plan Administrator and shall survive the termination of the Plan Administrator Agreement.

                       (e) INSURANCE. The Plan Administrator shall be authorized to obtain and pay for out of the Operating Reserve all reasonably necessary insurance coverage for itself, its agents, representatives, employees or independent contractors, and the Reorganized Debtor, including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of the Reorganized Debtor or the Estates and (ii) the liabilities, duties and obligations of the Plan Administrator and its agents, representatives, employees or independent contractors under the Plan Administrator Agreement (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may, at the sole option of the Plan Administrator, remain in effect for a reasonable period (not to exceed seven years) after the termination of the Plan Administrator Agreement.

                       (f) SUCCESSOR-IN-INTEREST TO CREDITORS' COMMITTEE CLAIMS. The Reorganized Debtor shall be the successor-in-interest to (and assignee of) any and all causes of action, rights, claims or defenses, including objections to Claims and Interests, or proceedings to subordinate or recharacterize Claims and Interests, of the Creditors' Committee.

                       (g) AUTHORITY TO OBJECT TO CLAIMS AND INTERESTS AND TO SETTLE DISPUTED CLAIMS. From and after the Effective Date, the Reorganized Debtor and the Plan Administrator shall be authorized, with respect to those Claims or Interests which are not Allowed hereunder or by Court order, (i) to object to any Claims or Interests filed against any of the Debtors' Estates and (ii) pursuant to Fed. R. Bankr. P. 9019(b) and section 105(a) of the Bankruptcy Code, to compromise and settle Disputed Claims, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromises and settlements of claims:

                               (i)     If the proposed amount at which the
               Disputed Claim is to be allowed is less than or equal to $250,000, the Reorganized Debtor and the Plan Administrator shall be authorized and empowered to settle the Disputed Claim and execute necessary documents, including a stipulation of settlement or release, in their sole discretion and without notice to any party or Bankruptcy Court approval and the Plan Administrator shall have no liability to any party for the reasonableness of such settlement.

                               (ii)    If the proposed amount at which the
               Disputed Claim is to be allowed is greater than $250,000 but less than or equal to $10 million, the Reorganized Debtor and the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only upon receipt of Plan Committee or Bankruptcy Court approval of such settlement.

                               (iii)   If the proposed amount at which the
               Disputed Claim is to be allowed is greater than $10 million, the Reorganized Debtor and the Plan Administrator shall be authorized and empowered to settle the Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only upon receipt of Bankruptcy Court approval of such settlement.

               5.8 NO REVESTING OF ASSETS. The remaining property of the Debtors' Estates, after giving effect to the transactions contemplated by the Asset Purchase Agreement, shall not be revested in the Debtors on or following the Confirmation Date or the Effective Date but shall remain property of the Estate(s) and continue to be subject to the jurisdiction of the Bankruptcy Court following confirmation of the Plan until distributed to holders of Allowed Claims in accordance with the provisions of the Plan, Plan Administrator Agreement and Confirmation Order. From and after the Effective Date, all such property shall be distributed in accordance with the provisions of the Plan, the Plan Administrator Agreement and the Confirmation Order, without further order of the Court (except as specifically required).

               5.9     PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT OF
LITIGATION.

                       (a) PRESERVATION OF RIGHTS OF ACTION. Except as otherwise provided in the Plan, the Confirmation Order, or in any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain the Litigation Claims. The Reorganized Debtor, may, subject to the ultimate supervisory authority of the Plan Committee as set forth in this Plan and the Plan Administrator Agreement, enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of the Litigation Claims.

                       (b) SETTLEMENT OF LITIGATION CLAIMS. At any time after the Confirmation Date and before the Effective Date, notwithstanding anything in the Plan to the contrary, the Debtors may settle any or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Fed. R. Bankr. P. 9019.

               5.10    CREDITORS' COMMITTEE AND PLAN COMMITTEE.

                       (a) DISSOLUTION OF CREDITORS' COMMITTEE. The Creditors' Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Bankruptcy Court prior to the Effective Date. On the Effective Date, the Creditors' Committee shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Creditors' Committee's attorneys, accountants, professionals and other agents shall terminate, except with respect to (i) all Professional Fees and (ii) any appeals of the Confirmation Order. All expenses of Creditors' Committee members and the fees and expenses of their professionals through the Effective Date shall be paid in accordance with any applicable orders of the Bankruptcy Court. Counsel to the Creditors' Committee shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities authorized hereunder upon the submission of invoices to the Reorganized Debtor.

                       (b) CREATION OF PLAN COMMITTEE; PROCEDURES. On the Effective Date, the Plan Committee, if any, shall be formed and constituted. The Plan Committee shall consist of one to three Creditors' Committee members who shall be appointed by the Creditors' Committee and whose identities shall be disclosed to the Bankruptcy Court on or before the Effective Date. Membership on the Plan Committee shall be on an institutional and not on an individual basis. In the event that a member of the Plan Committee resigns from its position on the Plan Committee, such member shall have the right to designate its successor on the Plan Committee. To the extent that a resigning member of the Plan Committee does not exercise its right to designate its successor on the Plan Committee within ten (10) days after such member's resignation from the Plan Committee, the non-resigning members of the Plan Committee shall have the right to designate a successor to the resigning member of the Plan Committee.

                       In the event that there have been no Plan Committee members for a period of thirty (30) consecutive days, then the Plan Administrator may, during such vacancy and thereafter, in its sole discretion, ignore any reference in the Plan, the Plan Administrator Agreement or the Confirmation Order to a Plan Committee, and all references to the Plan Committee's ongoing duties and rights in the Plan, the Plan Administrator Agreement and the Confirmation Order shall be null and void.

                       (c) STANDING OF PLAN COMMITTEE. The Plan Committee shall have independent standing to appear and be heard in the Bankruptcy Court as to any matter relating to the Plan, the Plan Administrator, the Estates or the Reorganized Debtor, including any matter as to which the Bankruptcy Court has retained jurisdiction pursuant to Article XI of the Plan.

                       (d) FUNCTION AND DURATION; COMPENSATION AND EXPENSES. The Plan Committee shall have ultimate supervisory authority over the Plan Administrator, the Plan Administrator shall report to the Plan Committee and the Plan Committee shall have the power to remove the Plan Administrator. The Plan Committee (i) shall be responsible for (A) instructing and supervising the Reorganized Debtor and the Plan Administrator with respect to their responsibilities under the Plan, the Asset Purchase Agreement and the Plan Administrator Agreement, (B) reviewing and approving the prosecution of adversary and other proceedings, if any, including approving proposed settlements thereof, (C) reviewing and approving objections to and proposed settlements of Disputed Claims, (D) performing such other duties that may be necessary and proper to assist the Plan Administrator and its retained professionals, and (ii) shall remain in existence until such time as the final distributions under the Plan have been made by the Reorganized Debtor. The members of the Plan Committee shall serve without compensation for their performance of services as members of the Plan Committee, except that they shall be entitled to reimbursement of reasonable expenses by the Reorganized Debtor. The Plan Committee may retain counsel or other professionals who shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses upon the submission of invoices to the Reorganized Debtor PROVIDED, HOWEVER, that any disputes related to such fees and expenses may be brought before the Bankruptcy Court.

                       (e) LIABILITY; INDEMNIFICATION. Neither the Plan Committee, nor any of its members or designees, nor any duly designated agent or representative of the Plan Committee, or their respective employees, shall be liable for the act or omission of any other member, designee, agent or representative of the Plan Committee, nor shall any member be liable for any act or omission taken or omitted to be taken in its capacity as a member of the Plan Committee, other than acts or omissions resulting from such member's willful misconduct or gross negligence. Reorganized Debtor shall indemnify and hold harmless the Plan Committee and its members and designees, and any duly designated agent or representative thereof (in their capacity as such), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, other than as a result of their willful misconduct or gross negligence, with respect to the Reorganized Debtor or the implementation or administration of the Plan. To the extent the Reorganized Debtor indemnifies and holds harmless the Plan Committee and its members and designees, or any duly designated agent or representative thereof (in their capacity as such), as provided above, the legal fees and related costs incurred by counsel to the Plan Committee in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid out of the Operating Reserve.

               5.11 CANCELLATION OF SECURITIES, INSTRUMENTS AND AGREEMENTS EVIDENCING CLAIMS AND INTERESTS. Except as otherwise provided in the Plan and in any contract, instrument or other agreement or document created in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to this Article V, the promissory notes, share certificates (including treasury stock), other instruments evidencing any Claims or Interests, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such Interests shall be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtors under the notes, share certificates and other agreements and instruments governing such Claims and Interests shall be discharged, PROVIDED, HOWEVER, that each indenture or other agreement that governs the rights of a Claim holder and that is administered by an indenture trustee, agent, or servicer shall continue in effect solely for the purposes of allowing such indenture trustee, agent, or servicer to make the distributions to be made on account of such Claims under the Plan. The holders of or parties to such canceled notes, share certificates and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan.

               5.12 SOURCES OF CASH FOR PLAN DISTRIBUTIONS. Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Reorganized Debtor and the Plan Administrator to make payments pursuant to the Plan shall be obtained from the Debtors' Cash balances (including any proceeds from the Asset Purchase Agreement) and the liquidation of the Debtors' and the Estates' remaining non-Cash assets, if any. Cash payments to be made pursuant to the Plan shall be made by the Reorganized Debtor (or any successor thereto) or, if the Disbursing Agent is an entity other than the Reorganized Debtor, the Disbursing Agent.

               5.13    EXEMPTION FROM TRANSFER TAXES. Pursuant to
section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer or exchange of notes or equity securities under the Plan; (b) the creation of any mortgage, deed of trust, lien, pledge or other security interest; (c) the making or assignment of any contract, lease or sublease; or (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the transactions contemplated by the Asset Purchase Agreement, any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds; bills of sale; and transfers of tangible property, will not be subject to any stamp tax, recording tax, real estate transfer tax or other similar tax. Unless the Bankruptcy Court orders otherwise, all sales, transfers and assignments of owned and leased property, approved by the Bankruptcy Court on or prior to the Effective Date, shall be deemed to have been in furtherance of, or in connection with, the Plan.

                                   ARTICLE VI

                       PROVISIONS GOVERNING DISTRIBUTIONS

               6.1 DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE. Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Distribution Date or as soon thereafter as is practicable. Any distribution to be made on the Effective Date pursuant to this Plan shall be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable. Any payment or distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to the Plan Administrator Agreement.

               6.2 INITIAL DISTRIBUTION AFTER THE EFFECTIVE DATE AND CLOSING OF THE ASSET PURCHASE AGREEMENT. As soon as practicable after the Effective Date and the closing of the Asset Purchase Agreement, the Reorganized Debtor shall make an initial distribution of the Cash proceeds received by the Debtors (or Reorganized Debtor) from the Asset Purchase Agreement (less the reasonable Reserves established by the Reorganized Debtor and the Plan Administrator, as required by the Plan and the Plan Administrator Agreement, to, INTER ALIA, administer the Plan after the Effective Date) (the "Initial Distribution Proceeds") first, on a pro rata basis, to the Holders of Allowed Secured Lender Claims and Allowed Other Secured Claims. If all Allowed Secured Lender Claims and Allowed Other Secured Claims are paid in full, the Reorganized Debtor shall next make an initial distribution of the remaining Initial Distribution Proceeds to Holders of Allowed Administrative Claims. If all Allowed Administrative Claims are paid in full, the Reorganized Debtor shall next make an initial distribution of the remaining Initial Distribution Proceeds, on a pro rata basis, to Holders of Allowed Non-Tax Priority Claims and Allowed Priority Tax Claims (unless the Reorganized Debtor elects to treat such Claims in accordance with 11 U.S.C. Section 1129(a)(9)(C), in which case no initial distribution shall be made to Holders of Allowed Priority Tax Claims at that time). If all Allowed Non-Tax Priority Claims and Allowed Priority Tax Claims (if applicable) are paid in full, the Reorganized Debtor shall next make an initial distribution of the remaining Initial Distribution Proceeds, on a pro rata basis, to Holders of Allowed General Unsecured Claims and Allowed Prepetition Senior Note Claims. If all Allowed General Unsecured Claims and Allowed Prepetition Senior Note Claims are paid in full, the Reorganized Debtor shall next make an initial distribution of the remaining Initial Distribution Proceeds to Holders of Allowed Old Equity Interests. All initial distributions made under this section shall be applied against any future distributions made under this Plan.

               6.3 INTERIM DISTRIBUTION IN THE EVENT OF AN INITIAL AND SUBSEQUENT CLOSING. Notwithstanding section 6.2 of this Plan, if the conditions of section 4.3 of the Asset Purchase Agreement become applicable, and an "Initial Closing" and "Subsequent Closing" are required, the Debtors shall make an initial distribution in accordance with section 6.2 of this Plan as soon as practicable after the Initial Closing, instead of the Effective Date. Nothing in this section shall prohibit the Debtors (or Reorganized Debtor) from making additional distributions on or after the Effective Date provided such distributions are otherwise appropriate under the Plan and Plan Administrator Agreement. All initial distributions made under this section shall be applied against any future distributions made under this Plan.

               6.4 INTEREST ON CLAIMS. Unless otherwise specifically provided for in this Plan or Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.

               6.5 DISTRIBUTIONS BY REORGANIZED DEBTOR. The Reorganized Debtor shall make all distributions of Cash required to be distributed under applicable provisions of the Plan and Plan Administrator Agreement. The Reorganized Debtor and the Plan Administrator may employ or contract with other entities to assist in or make the distributions required by this Plan.

               6.6 DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS.

                       (a) DELIVERY OF DISTRIBUTIONS IN GENERAL. Distributions to Holders of Allowed Claims shall be made at the addresses set forth in the Debtors' records unless such addresses are superseded by proofs of claim or transfers of claim filed pursuant to Bankruptcy Rule 3001.

                       (b)     UNDELIVERABLE AND UNCLAIMED DISTRIBUTIONS.

                               (i) HOLDING AND INVESTMENT OF UNDELIVERABLE AND UNCLAIMED DISTRIBUTIONS. If the distribution to any Holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder's then current address. Undeliverable and unclaimed distributions shall be deposited in a segregated, interest-bearing account, designated as an "unclaimed distribution reserve" (the "Unclaimed Distribution Reserve") for the benefit of all such similarly situated persons until such time as a distribution becomes deliverable or is unclaimed.

                               (ii) AFTER DISTRIBUTIONS BECOME DELIVERABLE. The Reorganized Debtor shall make all distributions that have become deliverable or have been claimed since the Distribution Date as soon as practicable after such distribution has become deliverable.

                               (iii)   FAILURE TO CLAIM UNDELIVERABLE
               DISTRIBUTIONS. Any Holder of an Allowed Claim that does not assert a claim pursuant to this Plan for an undeliverable or unclaimed distribution within one year after the Effective Date shall be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed distribution against the Debtors or their Estates, the Reorganized Debtor, the Plan Administrator or their property. In such cases, any Cash in the Unclaimed Distribution Reserve for distribution on account of such claims for undeliverable or unclaimed distributions shall become the property of the Estates free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary, and shall be distributed in accordance with the terms of the Plan and Plan Administrator Agreement. Nothing contained in this Plan or the Plan Administrator Agreement shall require any Disbursing Agent, including, but not limited to, the Plan Administrator or Reorganized Debtor, to attempt to locate any Holder of an Allowed Claim.

               6.7 RECORD DATE FOR DISTRIBUTIONS. As of the close of business on the Distribution Record Date, the transfer register for the Prepetition Senior Notes, as maintained by the Debtors, the Prepetition Senior
Note Indenture Trustee, any other applicable trustee, or their respective agents shall be closed and the transfer of such securities or any interest thereon prohibited. The Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute only to those Holders of Allowed Claims who are Holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date. The Disbursing Agent and the Reorganized Debtor shall instead be entitled to recognize and deal for all purposes under this Plan with only those record holders stated on the official claims register as of the close of business on the Distribution Record Date.

               6.8 PREPETITION SENIOR NOTES INDENTURE TRUSTEE AS CLAIM HOLDER. Consistent with Bankruptcy Rule 3003(c), the Debtors or Reorganized Debtor, as the case may be, shall recognize a proof of claim filed by the Prepetition Senior Notes Indenture Trustee in respect of the Prepetition Senior Notes Claims. Accordingly, any Prepetition Senior Note Claim, proof of which is filed by the registered or beneficial Holder of a Prepetition Senior Note Claim, may be disallowed as duplicative of the Prepetition Senior Note Claims of the Prepetition Senior Notes Trustee, without need for any further action or Bankruptcy Court order.

               6.9 ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST. To the extent that any Allowed Claim entitled to a distribution under this Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for all income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent that the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

               6.10 MEANS OF CASH PAYMENT. Payments of Cash made pursuant to this Plan shall be in U.S. dollars and shall be made, at the option and in the sole discretion of the Reorganized Debtor, by (a) checks drawn on or (b) wire transfer from a domestic bank selected by the Reorganized Debtor. Cash payments to foreign creditors may be made, at the option of the Reorganized Debtor, in such fund and by such means as are necessary or customary in a particular foreign jurisdiction.

               6.11 WITHHOLDING AND REPORTING REQUIREMENTS. In connection with this Plan and all distributions thereunder, the Reorganized Debtor shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Reorganized Debtor shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

               6.12 SETOFFS. The Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy laws, but shall not be required to, set off against any Claim, the payments or other distributions to be made pursuant to this Plan in respect of such Claim, or claims of any nature whatsoever that the Debtors or the Reorganized Debtor may have against the Holder of such Claim; PROVIDED, HOWEVER, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the

Reorganized Debtor of any such claim that the Debtors or the Reorganized Debtor may have against such Holder.

               6.13 FRACTIONAL DOLLARS; DE MINIMIS DISTRIBUTIONS. Notwithstanding any other provision of the Plan or the Plan Administrator Agreement, neither the Plan Administrator nor Reorganized Debtor shall be required to make distributions or payments of fractions of dollars, and whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.

                                   ARTICLE VII

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

               7.1 REJECTED CONTRACTS AND LEASES. Except as otherwise provided in the Confirmation Order, the Plan, the Asset Purchase Agreement, or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, the Confirmation Order shall constitute an order under 11 U.S.C. Section 365 rejecting all prepetition executory contracts and unexpired leases to which any Debtor is a party, to the extent such contracts or leases are executory contracts or unexpired leases, on and subject to the occurrence of the Effective Date, unless such contract or lease (a) previously shall have been assumed or rejected by the Debtors (including, but not limited to, those executory contracts and unexpired leases to be assumed and assigned pursuant to the Asset Purchase Agreement), (b) previously shall have expired or terminated pursuant to its own terms before the Effective Date or (c) is identified in the Plan Exhibits as a contract or lease to be assumed; PROVIDED, HOWEVER, that the Debtors may amend the exhibit of assumed executory contracts and unexpired leases at any time prior to the Confirmation Date.

               7.2 BAR TO REJECTION DAMAGES. If the rejection of an executory contract or unexpired lease pursuant to Section 7.1 above gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the applicable Debtor or its Estate, Reorganized Debtor, the Plan Administrator or their respective successors or properties unless a proof of Claim is Filed and served on the Reorganized Debtor and counsel for the Reorganized Debtor within thirty
(30) days after service of a notice of entry of the Confirmation Order or such other date as prescribed by the Bankruptcy Court. Notwithstanding the foregoing, in no event shall the Purchaser under the Asset Purchase Agreement or any affiliate thereof have any liability for any Claim resulting from the rejection of any executory contract or unexpired lease.

               7.3 ASSUMED CONTRACTS AND LEASES; ASSUMPTION OF ASSET PURCHASE AGREEMENT. Except as otherwise provided in the Confirmation Order, the Plan, the Asset Purchase Agreement, or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, the Confirmation Order shall constitute an order under 11 U.S.C. Section 365 assuming those executory contracts and unexpired leases listed on the EXHIBIT B to this Plan as of the Effective Date, PROVIDED, HOWEVER, that the Debtors may amend the exhibit of assumed executory contracts and unexpired leases at any time prior to the Confirmation Date. The Confirmation Order shall constitute an order under 11 U.S.C. Section 365 assuming the Asset Purchase Agreement effective the Confirmation Date. As provided in the Asset Purchase Agreement, all cure costs and other obligations under Bankruptcy Code section 365(b) the in connection with the assumption and assignment to the Purchaser under the Asset Purchase Agreement of unexpired leases and executory contracts shall be the sole responsibility of the Debtors and Purchaser shall have no liability whatsoever for any such cure costs and other obligations under Bankruptcy Code section 365(b). Nothing in this Plan shall constitute a release or modification of any obligation of the Debtors under the Break-Up Payment Order or the Break-Up Payment Claim Order.

                                  ARTICLE VIII

                       PROCEDURES FOR RESOLVING DISPUTED,
                       CONTINGENT AND UNLIQUIDATED CLAIMS

               8.1 OBJECTION DEADLINE; PROSECUTION OF OBJECTIONS. No later than the Claims Objection Deadline or the Administrative Claims Objection Deadline, as applicable, (unless either is extended by an order of the Bankruptcy Court) the Debtors or the Reorganized Debtor, the Plan Administrator, the Creditors' Committee or the Plan Committee, as the case may be, may file objections to Claims with the Bankruptcy Court and serve such objections upon the Holders of each of the Claims to which objections are made; PROVIDED, HOWEVER, the Debtors, Reorganized Debtor, the Plan Administrator, the Creditors' Committee and the Plan Committee shall not object to Claims Allowed pursuant to this Plan. Nothing contained herein, however, shall limit the Reorganized Debtor's right to object to Claims, if any, filed or amended after the Claims Objection Deadline or the Administrative Claims Objection Deadline, as applicable. Subject to limitations set forth in the Plan Administrator Agreement and the Plan, the Reorganized Debtor and the Plan Administrator shall be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction the validity, nature, and/or amount thereof.

               8.2 NO DISTRIBUTIONS PENDING ALLOWANCE. Notwithstanding any other provision of this Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

               8.3 ACCOUNTS; ESCROWS; RESERVES. The Reorganized Debtor and the Plan Administrator shall, subject to and in accordance with the provisions of the Plan Administrator Agreement, (a) establish one or more general accounts into which shall be deposited all funds not required to be deposited into any other account, Reserve or escrow and (b) create, fund and withdraw funds from, as appropriate, the Operating Reserve, Working Capital Reserve, Administrative Claims Reserve, Disputed Claims Reserve and Unclaimed Distributions Reserve. The Reorganized Debtor shall sell non-Cash assets of the Estates, if any, in accordance with the provisions of the Plan and the Plan Administrator Agreement. The net proceeds of any such sales shall be deposited in an account or Reserve pursuant to the terms of the Plan Administrator Agreement.

                       (a) DISPUTED CLAIMS RESERVE. On the Effective Date (or as soon thereafter as is practicable) and each Quarterly Distribution Date, the Reorganized Debtor in consultation with the Plan Committee shall create and fund the Disputed Claims Reserve with an amount of the Estates' Cash equal to one hundred percent (100%) of distributions to which holders of Disputed Unsecured Claims would be entitled under the Plan as of such date if such Disputed Unsecured Claims were Allowed Claims in their Disputed Claims Amount; PROVIDED, HOWEVER, that the Debtors or the Reorganized Debtor may, at any time, File motion(s) pursuant to section 502(c) of the Bankruptcy Code for order(s) estimating and limiting the amount of Cash which shall be deposited in the Disputed Claims Reserve in respect of any Disputed Unsecured Claims, with notice and an opportunity to be heard to the affected holders of such Disputed Unsecured Claims and the Plan Committee; PROVIDED, FURTHER, that the Debtors or the Reorganized Debtor must within sixty (60) days after the Effective Date (or such other date as the Bankruptcy Court may order) File a motion(s) seeking to estimate any contingent or unliquidated Claims, with a notice and an opportunity to be heard to the affected holders of

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such Disputed Claims and the Plan Committee. The Disputed Claims Reserve shall be fully funded no later than ten (10) days after the Bankruptcy Court has approved an order resolving such motion(s) and such order has been entered by the Clerk of the Bankruptcy Court.

                       (b) ADMINISTRATIVE CLAIMS RESERVE. On the Effective Date (or as soon thereafter as is practicable) and each Quarterly Distribution Date, the Reorganized Debtor in consultation with the Plan Committee shall create and fund the Administrative Claims Reserve with an amount of the Estates' Cash equal to the aggregate Disputed Claim Amount of all Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Non-Tax Priority Claims, Disputed Secured Lender Claims and Disputed Other Secured Claims.

               8.4 DISTRIBUTIONS AFTER ALLOWANCE. Unless otherwise required to be paid on an earlier date under the Asset Purchase Agreement, the Reorganized Debtor shall make payments and distributions from the appropriate Reserves to the holder of any Disputed Administrative Claim, Disputed Priority Tax Claim, Disputed Non-Tax Priority Claim, Disputed Secured Lender Claim, Disputed Other Secured Claim, Disputed Prepetition Senior Note Claim or Disputed General Unsecured Claim that has become an Allowed Claim, on the first Quarterly Distribution Date following the date that such Disputed Administrative Claim, Disputed Priority Tax Claim, Disputed Non-Tax Priority Claim, Disputed Secured Lender Claim, Disputed Other Secured Claim, Disputed Prepetition Senior Note Claim or Disputed General Unsecured Claim, as the case may be, becomes an Allowed Claim. Such distributions shall be made in accordance with the Plan and the Plan Administrator Agreement.

                                   ARTICLE IX

                    CONFIRMATION AND CONSUMMATION OF THE PLAN

               9.1 CONDITIONS TO CONFIRMATION. The Bankruptcy Court shall not enter the Confirmation Order unless and until (a) the Confirmation Order shall be reasonably acceptable in form and substance to the Debtors and the Purchaser (b) the Substantive Consolidation Order, which may be the Confirmation Order, shall be reasonably acceptable in form and substance to the Debtors and the Purchaser and shall have been approved by the Bankruptcy Court prior to or contemporaneously with the Confirmation Order.

               9.2 EFFECTIVE DATE. The Debtors intend to request that the Confirmation Order include a finding by the Bankruptcy Court that, notwithstanding Rule 3020(e) of the Federal Rules of Bankruptcy Procedure, the Confirmation Order shall take effect immediately upon its entry. The following are conditions precedent to the occurrence of the Effective Date, which conditions may be waived by the Debtors with the consent of the Creditors'
Committee: (a) the Confirmation Order shall be a Final Order and no request for revocation of the Confirmation Order shall have been made or, if made, shall remain pending and (b) any order necessary to satisfy any condition to the effectiveness of the Plan shall have become a Final Order. In addition, the Effective Date is expressly conditioned upon the occurrence of the Closing of the Asset Purchase Agreement; PROVIDED, HOWEVER that if the conditions of section 4.3 of the Asset Purchase Agreement become applicable, and an "Initial Closing" and "Subsequent Closing" are required, the Plan will become effective upon the Subsequent Closing.

               9.3 CONSEQUENCES OF NON-OCCURRENCE OF EFFECTIVE DATE. If the Effective Date does not occur within (i) the time period specified in sections 10.1(b) and (c) of the Asset Purchase Agreement, as such period may be amended pursuant to the terms thereof, or (ii) by such later date, after notice and hearing, as is proposed by the Debtors and the Creditors' Committee, then upon motion by the Debtors or the Creditors' Committee and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation

Order will be vacated by the Bankruptcy Court; PROVIDED, HOWEVER, that, notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if the Effective Date occurs before the Bankruptcy Court approves an order granting such motion. If the Confirmation Order is vacated pursuant to this Section 9.3, (a) the Plan shall be null and void in all respects; (b) any settlement of Claims provided for hereby shall be null and void without further order of the Bankruptcy Court; and (c) the time within which the Debtors may assume and assign, or reject all executory contracts and unexpired leases shall be extended for a period of 60 days after the date the Confirmation Order is vacated. Notwithstanding anything in Section 9.2 or this Section 9.3 to the contrary,in the event that the Effective Date of this Plan does not occur following the Initial Closing under the Asset Purchase Agreement, or the Confirmation Order is vacated for any reason, all provisions of this Plan and the Confirmation Order relating to the transfer of the Purchased Assets to the Purchaser, and the rights and benefits of Purchaser under this Plan and the Asset Purchase Agreement, including, without limitation, Section 5.1, 7.3, and section 10.4(b) shall continue to be effective and in full force and effect for the benefit of the Purchaser.

                                    ARTICLE X

                           EFFECT OF PLAN CONFIRMATION

               10.1 BINDING EFFECT. This Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, and their respective successors and assigns, including, but not limited to, the Reorganized Debtor.

               10.2    RELEASES.

                       (a) RELEASES BY THE DEBTORS. On the Effective Date, each of the Debtors shall release unconditionally, and each Debtor hereby is deemed to forever release unconditionally (i) the Creditors' Committee and the Plan Committee and, solely in their respective capacities as members or representatives of the Creditors' Committee and the Plan Committee, as applicable (and not as individual lenders or creditors to or on behalf of the Debtors), each member of the Creditors' Committee and the Plan Committee; (ii) the Plan Administrator; and (iii) each of their respective agents, advisors, accountants, investment bankers, consultants, attorneys and other representatives of any of the foregoing or of the Debtors, solely in their respective capacities as such, and only with respect to their activities and conduct during or in connection with the preparation, filing and prosecution of the Chapter 11 Cases; and (iv) in consideration for their service to the Debtors during the pendency of the Chapter 11 Cases, the directors, officers and employees of the Debtors employed by the Debtors as of the Confirmation Date, or those former directors, officers and employees of the Debtors who were terminated as a result of the sale of substantially all of the Debtors' assets pursuant to the Asset Purchase Agreement or who were offered and accepted employment by Purchaser in connection with such asset sale, from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (other than the right to enforce the performance of their respective obligations, if any, to the Debtors or the Reorganized Debtor under the Plan, the Plan Administrator Agreement and the contracts, instruments, releases and other agreements delivered under the Plan and the Plan Administrator Agreement), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Plan or the Disclosure Statement.

                       (b) RELEASES BY HOLDERS OF PREPETITION SENIOR NOTE CLAIMS. As of the Effective Date, each Holder of a Prepetition Senior Note Claim, in consideration for the obligations of the Debtors and the

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Reorganized Debtor under this Plan and the Cash to be delivered in connection with this Plan, forever release, waive and discharge all claims, demands, debts, rights, causes of action, or liabilities (other than the right to enforce the Debtors' or the Reorganized Debtor's obligations under this Plan, and the contracts, instruments, releases, agreements, and documents delivered under this
Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or in part on any act or omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, this Plan, or the Disclosure Statement and that could have been asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtor against (i) the Debtors and the Reorganized Debtor, (ii) the directors, officers, employees, agents, and professionals of the Debtors as of the Petition Date and thereafter, (iii) the Plan Administrator and (iv) the respective current professionals (as of the Petition Date and thereafter) of the entities released in subclauses (i) - (iii) acting in such capacity.

                       (c) INJUNCTION RELATED TO RELEASES. THE CONFIRMATION ORDER WILL PERMANENTLY ENJOIN THE COMMENCEMENT OR PROSECUTION BY ANY ENTITY, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE, OF ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION, OR LIABILITIES RELEASED PURSUANT TO THIS PLAN, INCLUDING BUT NOT LIMITED TO THE CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION, OR LIABILITIES RELEASED IN THIS SECTION 10.2.

               10.3 DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS. Pursuant to section 1141(d)(3) of the Bankruptcy Code, the Confirmation Order will not discharge Claims against the Debtors; PROVIDED, HOWEVER, that no Holder of a Claim against any Debtor may, on account of such Claim, seek or receive any payment or other distribution from, or seek recourse against, any Debtor, Reorganized Debtor or any of their affiliates, each of their respective successors or their respective property, except as expressly provided herein, and, as between the parties to the Asset Purchase Agreement, except as expressly provided in the Asset Purchase Agreement.

               10.4    EXCULPATION AND LIMITATION OF LIABILITY.

                       (a) Neither the Debtors, the Reorganized Debtor, the Creditors' Committee, the Plan Committee, the Plan Administrator, nor any of their respective present members, officers, directors, employees, advisors, or attorneys shall have or incur any liability to, or be subject to any right of action by, any Holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or agents acting in such capacity, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, formulating, negotiating, or implementing this Plan, the solicitation of acceptances of this Plan, the pursuit of confirmation of this Plan, the confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for their fraud, gross negligence, breach of fiduciary duty, malpractice or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.

                       (b) Notwithstanding anything herein to the contrary, none of (i) Multicultural, (ii) Purchaser or (iii) Multicultural's or Purchaser's directors, officers, partners, members, agents, representatives, accountants, financial advisors, investment bankers, dealer-managers, placement agents, attorneys or employees in their capacity as representatives of Multicultural or Purchaser shall have or incur any liability for any claim, cause of action, or other assertion of liability for any act taken or omitted to be taken under or in connection with, or arising out of, the Chapter 11 Cases, formulating, negotiating, or implementing this Plan, the solicitation of acceptances of this Plan, the pursuit of confirmation of this Plan, the confirmation of this Plan, the consummation of this Plan, or the administration of this Plan, except for their fraud, gross negligence, breach of fiduciary duty, malpractice or willful misconduct; PROVIDED, HOWEVER, that nothing in this section 10.4(b) shall relieve Multicultural of its obligations under the Asset Purchase Agreement or create any additional duties or obligations of Multicultural that do not otherwise exist.

               10.5 INJUNCTION. (a) EXCEPT AS OTHERWISE PROVIDED IN THIS PLAN, THE CONFIRMATION ORDER SHALL PROVIDE, AMONG OTHER THINGS, THAT FROM AND AFTER THE CONFIRMATION DATE ALL PERSONS WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS AGAINST OR INTERESTS IN THE DEBTORS ARE (i) PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST THE ESTATE(S), THE PLAN ADMINISTRATOR, THE CREDITORS' COMMITTEE (OR ANY OF ITS MEMBERS FROM TIME TO TIME), THE PLAN COMMITTEE (OR ANY OF ITS MEMBERS FROM TIME TO TIME), THE PREPETITION SENIOR NOTES INDENTURE TRUSTEE, OR ANY OF THEIR PROPERTY, ON ACCOUNT OF ANY SUCH CLAIMS OR INTERESTS AND (ii) PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST ANY OF THE DEBTORS, THE REORGANIZED DEBTOR OR THEIR PROPERTY ON ACCOUNT OF SUCH CLAIMS OR INTERESTS: (A) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY ACTION, OR OTHER PROCEEDING; (B) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER;
(C) CREATING, PERFECTING, OR ENFORCING ANY LIEN OR ENCUMBRANCE; (D) ASSERTING A SETOFF, RIGHT OF SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO THE DEBTORS; AND (E) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY ACTION THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THIS PLAN; PROVIDED, HOWEVER, THAT (x) NOTHING CONTAINED HEREIN SHALL PRECLUDE SUCH PERSONS FROM EXERCISING THEIR RIGHTS PURSUANT TO AND CONSISTENT WITH THE TERMS OF THIS PLAN, AND (y) THE PRELIMINARY INJUNCTION OF ACTIONS AGAINST THE DEBTORS, THE REORGANIZED DEBTOR AND THEIR PROPERTY (IF ANY) SHALL BE DISSOLVED AND TERMINATE ONE (1) DAY FOLLOWING THE TERMINATION OF THE PLAN ADMINISTRATOR AGREEMENT IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT.

                       (b) BY ACCEPTING DISTRIBUTIONS PURSUANT TO THIS PLAN, EACH HOLDER OF AN ALLOWED CLAIM OR INTEREST WILL BE DEEMED TO HAVE SPECIFICALLY CONSENTED TO THE INJUNCTIONS SET FORTH IN THIS ARTICLE X.

               10.6 TERM OF BANKRUPTCY INJUNCTION OR STAYS. All injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until all of the property of the Estates of the Reorganized Debtor and the other Debtors has been distributed and the Reorganized Debtor has been dissolved.

               10.7 INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. Except as otherwise expressly provided herein, the obligations of the Debtors to indemnify any person or entity serving at any time on or prior to the Effective Date as one of their directors, officers, or employees by reason of such person's or entity's service in such capacity, or as a director, officer, or employee of any other corporation or legal entity, to the extent provided in the Debtors' constituent documents or by a written agreement with the Debtors or the applicable states' general corporation law, each as applicable, shall be deemed and treated as executory contracts that are assumed by the Debtors pursuant to this Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such assumed indemnification obligations shall be treated as Administrative Claims, and shall survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

               10.8 COMPENSATION AND BENEFIT PROGRAMS. Except as otherwise expressly provided hereunder, all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, retirees, and non-employee directors and the employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, life, and accidental death and dismemberment insurance plans are treated as executory contracts under this Plan and on the Effective Date will be assumed pursuant to the provisions of section 365 and 1123 of the Bankruptcy Code.

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                                   ARTICLE XI

                            RETENTION OF JURISDICTION

               Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and this Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

                       (a) Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

                       (b) Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan for periods ending on or before the Effective Date;

                       (c) Resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any Debtor or the Reorganized Debtor may be liable and to hear, determine, and, if necessary, liquidate any Claims arising therefrom;

                       (d) Ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Plan;

                       (e) Decide or resolve any motions, adversary proceedings, contested, or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

                       (f) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan, the Disclosure Statement, or the Confirmation Order;

                       (g) Resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of this Plan or any contract, instrument, release, or other agreement or document that is executed or created pursuant to this Plan, or any entity's rights arising from or obligations incurred in connection with this Plan or such documents;

                       (h) Modify this Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement, or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan;

                       (i) Hear and determine all applications for compensation and reimbursement of expenses of Professionals under this Plan or under sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code, PROVIDED, HOWEVER, that from and after the Effective Date the payment of fees and expenses of the Reorganized Debtor, the Plan Committee and the Plan Administrator, including counsel fees, shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

                       (j) Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation, or enforcement of this Plan or the Confirmation Order;

                       (k) Hear and determine causes of action by or on behalf of the Debtors or the Reorganized Debtor;

                       (l) Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                       (m) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked, or vacated, or distributions pursuant to this Plan are enjoined or stayed;

                       (n) Determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order, the Asset Purchase Agreement or any contract, instrument, release, or other agreement, or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

                       (o) Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases;

                       (p) Hear and determine all matters related to (i) the property of the Estates from and after the Confirmation Date, (ii) the winding up of the Debtors' affairs and (iii) the activities of the Reorganized Debtor and the Plan Administrator, including (A) challenges to or approvals of the Reorganized Debtor's or the Plan Administrator's activities (B) resignation, incapacity or removal of the Plan Administrator and selection of a successor Plan Administrator, (C) reporting by, termination of and accounting by the Reorganized Debtor and the Plan Administrator and (D) release of the Plan Administrator from its duties;

                       (q) Hear and determine disputes with respect to compensation of (i) the Reorganized Debtor's professional advisors, (ii) the Plan Administrator and its professional advisors, and (iii) the Plan Committee, its members and its professional advisors;

                       (r) Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under the Bankruptcy Code; and

                       (s)     Enter an order closing the Chapter 11 Cases.

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                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

               12.1 EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS. Each of the Debtors, the Reorganized Debtor or the Plan Administrator is authorized to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of this Plan and any notes or securities issued pursuant to this Plan.

               12.2 CORPORATE ACTION. Prior to, on, or after the Effective Date (as appropriate), all matters expressly provided for under this Plan that would otherwise require approval of the stockholders or directors of one or more of the Debtors or the Reorganized Debtor shall be deemed to have occurred and shall be in effect prior to, on, or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the states in which the Debtors or the Reorganized Debtor are incorporated without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Debtor.

               12.3    BAR DATES FOR CERTAIN CLAIMS.

                       (a) ADMINISTRATIVE CLAIMS. The Confirmation Order will establish an Administrative Claims Bar Date for Filing Administrative Claims which date will be thirty (30) days after the Effective Date. Holders of asserted Administrative Claims not paid prior to the Confirmation Date shall submit requests for the payment of administrative expenses on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to Fed. R. Bankr. P. 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtors, the Reorganized Debtor, or the Creditors' Committee or the Plan Committee as the case may be, shall have until the Administrative Claims Bar Date to object to such claims.

                       (b) PROFESSIONAL FEE CLAIMS. All Professionals and other entities requesting compensation or reimbursement of Fee Claims pursuant to section 327, 328, 330, 331 or 503(b) of the Bankruptcy Code for services rendered prior to the Effective Date shall File and serve on the Reorganized Debtor and counsel for the Reorganized Debtor an application for final allowance of compensation and reimbursement of expenses no later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be Filed and served on the Reorganized Debtor, counsel for the Reorganized Debtor and the requesting Professional or other entity no later than twenty (20) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable request for compensation or reimbursement was served.

                       (c) PROFESSIONAL FEE HOLDBACK. On or as soon as reasonably practicable after the Effective Date and entry of an order of the Bankruptcy Court authorizing the Reorganized Debtor to pay all amounts owing to Professionals for all outstanding amounts relating to prior periods through the Effective Date, the Reorganized Debtor shall pay such amounts to such Professionals in accordance with such order; PROVIDED, HOWEVER, that Professionals may continue to prepare monthly fee applications in accordance with any applicable orders up to the Effective Date. Professionals shall estimate fees and expenses due for periods that have not been billed as of the Effective Date. On the Effective Date, the Reorganized Debtor shall fund an escrow account in an amount equal to the aggregate amount of outstanding fee applications not ruled upon by the Bankruptcy Court as of the Effective Date plus the aggregate amount of all estimated fees and expenses due for

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periods that have not been billed as of the Effective Date. Such escrow account shall be used by the Reorganized Debtor to pay the remaining Professional Claims owing to the Professionals as and when Allowed by the Bankruptcy Court. When all Professional Claims have been paid in full, amounts remaining in such escrow account, if any, shall be returned to the Reorganized Debtor. To the extent that the escrow does not contain sufficient funds to pay all Professional Claims, such Professional Claims shall be paid from funds held in the Operating Reserve.

               12.4 EARNED FEES. CIBC World Markets Corp. ("CIBC") has served as financial advisor to the Company in connection with the negotiation of the Asset Purchase Agreement and the Plan pursuant to an engagement letter providing for customary fees, reimbursement of reasonable expenses and indemnification. Pursuant to CIBC's engagement letter, CIBC's fees have been earned in full, will be a General Unsecured Claim, and will be paid at the conclusion of the Chapter 11 Cases. To the extent that the Company requires CIBC's services during the pendency of the Chapter 11 Cases, CIBC has agreed to provide such services for no additional compensation.

               12.5    PAYMENT OF STATUTORY FEES. All fees payable pursuant to
section 1930 of title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

               12.6 AMENDMENT OR MODIFICATION OF THE PLAN. Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, the Debtors reserve the right to alter, amend, or modify this Plan with consent of the Creditors' Committee or the Plan Committee, as applicable, at any time prior to or after the Confirmation Date but prior to the substantial consummation of this Plan. A Holder of a Claim that has accepted this Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such Holder.

               12.7 SEVERABILITY OF PLAN PROVISIONS. If, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

               12.8 SUCCESSORS AND ASSIGNS. This Plan shall be binding upon and inure to the benefit of the Debtors, and their respective successors and assigns, including, without limitation, the Reorganized Debtor. The rights, benefits, and obligations of any entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such entity.

               12.9 REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION. The Debtors reserve the right to revoke or withdraw this Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw this Plan as to any or all of the Debtors, or if confirmation or consummation as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) this Plan shall be null and void in all respects, (b) any settlement or compromise embodied in this Plan

(including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases affected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void, and (c) nothing contained in this Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person, or (iii) constitute an admission of any sort by the Debtors or any other Person.

               12.10 NOTICE. All notices, requests, and demands to or upon the Debtors or the Reorganized Debtor to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

               RADIO UNICA COMMUNICATIONS CORP.
               840 N.W. 52nd Street
               Suite 101
               Miami, Florida  33166
               Telephone:       (305) 463-5000
               Facsimile:       (305) 463-5022
               Attn:    Steven E. Dawson

               WITH A COPY TO:

               SKADDEN, ARPS, SLATE, MEAGHER
                 & FLOM LLP
               Four Times Square
               New York, New York  10036-6522
               Telephone:    (212) 735-3000
               Facsimile:    (212) 735-2000
               Attn:    Cheri L. Hoff, Esq.

               - and -

               VINSON & ELKINS L.L.P.
               666 Fifth Avenue
               New York, NY 10103
               Telephone:     (917) 206-8137
               Facsimile:     (917) 206-8100
               Attn:    Steven Abramowitz, Esq.

               Counsel to Purchaser


               12.11 GOVERNING LAW. Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent that an exhibit or schedule to this Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

               12.12 TAX REPORTING AND COMPLIANCE. The Reorganized Debtor is hereby authorized, on behalf of each of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through, and including, the Effective Date.

               12.13 SCHEDULES. All exhibits and schedules to this Plan, including the Exhibits, are incorporated and are a part of this Plan as if set forth in full herein.

               12.14 FILING OF ADDITIONAL DOCUMENTS. On or before substantial consummation of this Plan, the Debtors shall File such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

Dated:         New York, New York
               October 3, 2003

                                  Respectfully Submitted,

                                  RADIO UNICA COMMUNICATIONS CORP.
                                  (for itself and on behalf of the Affiliate
                                  Debtors)


                                  By:    /s/ Steven E. Dawson
                                       ------------------------------
                                  Name:  Steven E. Dawson
                                  Title: Executive Vice President &
                                          Chief Financial Officer


                                  Counsel:


                                   /s/ Cheri L. Hoff
                                  --------------------------------------
                                  J. Gregory Milmoe
                                  Cheri L. Hoff
                                  SKADDEN, ARPS, SLATE, MEAGHER
                                    & FLOM LLP
                                  Four Times Square
                                  New York New York  10036-6522
                                  (212) 735-3000

                                  Juliette Williams Pryor
                                  SKADDEN, ARPS, SLATE, MEAGHER
                                    & FLOM LLP
                                  1440 New York Avenue, N.W.
                                  Washington, D.C. 20005-2111
                                  (202) 371-7000

                                  Attorneys for Debtors and
                                   Debtors-in-Possession

                                    EXHIBIT A

                                       TO

              JOINT PREPACKAGED PLAN OF LIQUIDATION OF RADIO UNICA
                 COMMUNICATIONS CORP. AND ITS AFFILIATE DEBTORS

        RESTATED CERTIFICATE OF INCORPORATION OF REORGANIZED RADIO UNICA
                              COMMUNICATIONS CORP.

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        RADIO UNICA COMMUNICATIONS CORP.

          The undersigned, [Name], certifies that [he or she] is the [Title] of Radio Unica Communications Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

          (a) The name of the Corporation is Radio Unica Communications Corp.

          (b) The name under which the Corporation was originally incorporated was Radio Unica Holdings Corp. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 29, 1998.

          (c) This Amended and Restated Certificate of Incorporation was duly adopted by in accordance with the provisions of Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware.

          (d) The text of the Amended and Restated Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety, as follows:

          FIRST: The name of the Corporation is Radio Unica Communications Corp. (hereinafter, the "Corporation").

          SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to (i) implement the Joint Prepackaged Plan of Liquidation of the Corporation and its Affiliate Debtors, dated October 3, 2003, as it may be amended from time to time in accordance with its terms (the "Plan"), (ii) perform the obligations of the Corporation under and implement the provisions of the asset purchase agreement, dated as of October 3, 2003, as it may be amended from time to time in accordance with its terms, among the Corporation, Radio Unica Corp., and Multicultural Radio Broadcasting, Inc., and (iii) engage in such lawful activities as may be required to implement the purpose and intent of the Plan and Plan Administrator Agreement and matters reasonably incidental thereto.

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one share of Common Stock, having a par value of one cent ($0.01).

          FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

          (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

          (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the

     State of Delaware (the "GCL") or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

          SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

          SEVENTH: The Corporation shall indemnify its past, present and future directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; PROVIDED, HOWEVER, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any past, present or future director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

          The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to past, present and future employees and agents of the Corporation similar to those conferred in this Article SEVENTH to past, present and future directors and officers of the Corporation.

          The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

          Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a past, present or future director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

          EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          NINTH: The Corporation shall not issue nonvoting equity securities to the extent prohibited by Section 1123 of Title 11 of the United States Code (the "Bankruptcy Code") as in effect on the effective date of the Plan; PROVIDED, HOWEVER, that this Article NINTH (i) shall have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) shall have such force and effect, if any, only for so long as such section of the Bankruptcy Code is in effect and applicable to the Corporation, and (iii) in all events may be amended or eliminated in accordance with such applicable law as from time to time may be in effect.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed in its corporate name this ___ day of ____________, 200_.


                                            Radio Unica Communications Corp.


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT B

                                       TO

              JOINT PREPACKAGED PLAN OF LIQUIDATION OF RADIO UNICA
                 COMMUNICATIONS CORP. AND ITS AFFILIATE DEBTORS

                ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

PLAN EXHIBIT B - Assumed Equipment Leases
                                                                                          Date of
                                                                                     Agreement/Date of       Notice
   Type of Contract          Rado Unica Party             Counterparty                 Expiration          Address
------------------------------------------------------------------------------------------------------------------------------------
Copier                      Radio Unica/MASS             Systems + Solutions           6/25/2001       3250 Corporate Way
                            (Miami)                                                    6/24/2004       Miramar, FL  33025
------------------------------------------------------------------------------------------------------------------------------------

Color/Fax Interface         Radio Unica Corp.            GE Capital                    9/12/2001       GE Capital
                            (Los Angeles)                Lease #6925155 008            9/11/2004
------------------------------------------------------------------------------------------------------------------------------------

Copier/Fax Machines         Radio Unica Corp.            GE Capital                    1/17/2001       GE Capital
                            (Miami)                      Lease #90132224682            1/16/2004
------------------------------------------------------------------------------------------------------------------------------------

Copier/Fax Interface        Radio Unica Corp.            GE Capital                     3/7/2001       GE Capital
                            (Tucson)                     (Lease #6925155-004)           3/6/2004
------------------------------------------------------------------------------------------------------------------------------------

Fax Machine                 Radio Unica Corp.            Savin Credit Corp.             5/9/2001       Savin Credit Corp.
                            (Miami)                      Lease #90132258516             5/8/2004
------------------------------------------------------------------------------------------------------------------------------------

Fax Machine                 Radio Unica Corp.            Citicorp Vendor Finance,      1/11/2002       Citicorp Vendor Finance, Inc.
                            (Miami -- reception)                 Inc.                  1/12/2002
                                                         Lease #2308721
------------------------------------------------------------------------------------------------------------------------------------

Copier                      Radio Unica Corp.            Citicorp Vendor Finance,      1/11/2002       Citicorp Vendor Finance, Inc.
                            (Dallas)                           Inc.                    1/10/2005
                                                         Lease #2308721
------------------------------------------------------------------------------------------------------------------------------------

Fax Machine                 Radio Unica Corp.            Citicorp Vendor Finance,      7/12/2000       Citicorp Vendor Finance, Inc.
                            (Houston)                         Inc.                     7/11/2003
                                                         (Lease #2308720            (Month-to-Month)
------------------------------------------------------------------------------------------------------------------------------------

Copier                      Radio Unica Corp.            Citicorp Vendor Finance,      1/11/2002       Citicorp Vendor Finance, Inc.
                            (New York)                         Inc.                    1/10/2005
                                                         (Lease #2308723)
------------------------------------------------------------------------------------------------------------------------------------

Fax Machine                 Radio Unica Corp.            Citicorp Vendor Finance,      6/14/2000       Citicorp Vendor Finance, Inc.
                            (New York)                         Inc.                    6/13/2003
                                                         (Lease #0591139)           (Month-to-Month)
------------------------------------------------------------------------------------------------------------------------------------

Copier/Fax                  Radio Unica Corp.            Citicorp Vendor Finance,      1/11/2002       Citicorp Vendor Finance, Inc.
                            (Phoenix)                          Inc.                    1/10/2005
                                                         (Lease #2308725)
------------------------------------------------------------------------------------------------------------------------------------

Color Copier                Radio Unica Corp.            Citicorp Vendor Finance,      1/11/2002       Citicorp Vendor Finance, Inc.
                            (San Antonio)                       Inc.                   1/10/2005
                                                         (Lease #2308722)
------------------------------------------------------------------------------------------------------------------------------------

Fax Machine                 Radio Unica Corp.            De Lage Landen                12/26/2000      De Lage Landen Financial
                            (Houston -- transferred      Financial Services            12/25/2003      Services
                            from
                            Denver)                      Lease #24374192
------------------------------------------------------------------------------------------------------------------------------------


Copiers/Fax Machines        Radio Unica Corp.            HP Financial Services         3/19/2003       420 Mountain Avenue
                                                         Lease #500186B2               3/18/2006       P.O. Box 6
                                                                                                       Murray Hill, NJ  07974-0006
------------------------------------------------------------------------------------------------------------------------------------

Color Copier                Radio Unica Corp.            IOS Capital                   12/31/1998      IOS Capital
                            (Houston)                    Lease #661580                 12/30/2003
------------------------------------------------------------------------------------------------------------------------------------


Postage Meter/Scale         Radio Unica of Chicago, Inc. Pitney Bowes Credit           5/14/1999       PBCC
                                                         Corporation                   11/13/2005      P.O. Box 856460
                                                                                                       Louisville, KY  40285-6460
------------------------------------------------------------------------------------------------------------------------------------


Postage Meter               Radio Unica of Los Angeles,  Pitney Bowes Credit           7/31/2001       PBCC
                            Inc.
                                                         Corporation                   7/30/2006       P.O. Box 856460
                                                         A/C #6089602 001                              Louisville, KY  40285-6460
------------------------------------------------------------------------------------------------------------------------------------

Postage Meter/Mail Machine  Radio Unica Corp.            Pitney Bowes Credit           10/30/2001      PBCC
                                                         Corp.                          7/9/2004       P.O. Box 856460
                                                                                                       Louisville, KY  40285-6460
------------------------------------------------------------------------------------------------------------------------------------


Postage Meter               Radio Unica                  Pitney Bowes Credit           4/29/1999       PBCC
                            (Phoenix)                    Corporation                   10/28/2004      P.O. Box 856460
                                                                                                       Louisville, KY  40285-6460
------------------------------------------------------------------------------------------------------------------------------------

Postage Meter               Radio Unica Corp.            Pitney Bowes Credit            3/1/2001       PBCC
                            (Tucson)                     Corporation                   2/28/2006       P.O. Box 856460
                                                         (A/C #4372521 003)                            Louisville, KY  40285-6460

------------------------------------------------------------------------------------------------------------------------------------




Software                                                 Dalet Digital Media                           Dalet Digital Media Systems
                                                         Systems


------------------------------------------------------------------------------------------------------------------------------------





PLAN EXHIBIT B - Assumed Executory Contracts and Unexpired Leases
-----------------------------------------------------------------

Lease Location                                Radio Unica Contract Party          CounterParty/Notice Address
------------------------------------------------------------------------------------------------------------------------------
Los Angeles Studios & Admin Offices                                                Promenade Towers
123 S. Figueroa St., Suite 101A               Radio Unica Corporation              c/o Goldrich & Kest
Los Angeles, CA 90012-2469                                                         5150 Overland Avenue
                                                                                   Culver City, CA  90230


Los Angeles Storage                           Radio Unica of Los Angeles, Inc.     Stor It All
2856 Los Feliz Place                                                               2856 Los Feliz Place
#32, 40 and 77                                                                     Los Angeles, CA  90039
Los Angeles, CA  90039

------------------------------------------------------------------------------------------------------------------------------
New York Studios & Admin Offices              Radio Unica of New York              Stanford Realty LLC
51 East 25th Street, 7th Floor                                                     500 West 43rd Street, Suite 39A
New York, NY 10010-2945                                                            New York, NY  10036

51 East 25th Street, 1st and 2nd Floor        Radio Unica of New York              Stanford Realty LLC
New York, NY  10010-2945                                                           500 West 43rd Street, Suite 39A
                                                                                   New York, NY  10036

New York Storage Space                        Radio Unica                          SUSA Partnership
524 Grand Avenue                                                                   Storage USA -- 0639
Englewood, NJ  07631                                                               524 Grand Avenue
                                                                                   Englewood, NJ  07631

WWRU - Tower Site (1660)                      Radio Unica of New York, Inc.        Multicultural Radio Broadcasting, Inc.
350 Paterson Plank Road                                                            449 Broadway, 2nd Floor
Carlstadt, NJ 07072                                                                New York, NY  10013

WJDM - Tower Site (1530)                      Radio Unica of New York              Elizabethtown Water Co.
688 Morris Avenue                                                                  600 South Avenue
Kawameek Park                                                                      Westfield, NJ  07090
Union City, NJ  07083-7130                                                         Attn.:  Walter M. Braswell, Esq.
------------------------------------------------------------------------------------------------------------------------------

Corp Offices, Network Studios, WNMA-Miami                                          Jones Lang LaSalle Americas, Inc.
  Studios & Admin Offices & Mass Promtions    Radio Unica Corp.                    8300 NW 53rd Street, Suite 100
Inc                                                                                Miami, FL  33166
8400 NW 52nd Street
Miami, FL 33166-5307

WNMA Storage Space                            Radio Unica of Miami, Inc.           Frank Joseph Nesseler
8329 N.W. 64th Street                                                              c/o Waas Realty
Miami, FL  33166                                                                   5582 N.W. 79th Avenue
                                                                                   Miami, FL  33166

WNMA-Miami Tower Site                         Radio Unica Corp.                    May L. Rotolante
14025 NW 102nd Street                                                              5701 SW 77th Terrace
Miami Springs,  FL 33018-1212                                                      Miami, FL  33143-5410

------------------------------------------------------------------------------------------------------------------------------

Chicago Studios & Admin Offices                                                    Teachers Retirement System of
541 N. Fairbanks Court                        Radio Unica of Chicago, Inc.         the State of Illinois
Chicago, IL  60611                                                                 c/o Capital Associates Realty Advisors
                                                                                     Corp.
                                                                                   1201 N. Clark Street, Suite 300
                                                                                   Chicago, IL  60610-2270

WNTD-Chicago Tower Site                       Radio Unica of Chicago, Inc.         Midland Realty Company
1500 S. Western Avenue (Day Tower)                                                 1500 S. Western Avenue
Chicago, IL                                                                        Chicago, IL  60608
------------------------------------------------------------------------------------------------------------------------------

Houston Studios & Admin Offices               Radio Unica Corporation              Arena Towers Partners, L.P.
7322 Southwest Freeway                                                             c/o TCP Realty Services, LLC
Houston, TX 77074-2010                                                             7322 Southwest Freeway, Suite 100
                                                                                   Houston, TX  77074

Houston Storage Space                         Radio Unica                          Private Mini Storage
7939 Westheimer                                                                    Westheimer PMS
Houston, TX  77063                                                                 7939 Westheimer
                                                                                   Houston, TX  77063

------------------------------------------------------------------------------------------------------------------------------

San Antonio Admin Offices                     Radio Unica of San Antonio, Inc.     United States Fidelity and Guaranty Co.
2700 NE Loop 410                                                                   c/o St. paul Properties, Inc.
San Antonio, TX 78217                                                              385 Washington Street
                                                                                   Mail Code 511A
                                                                                   St. Paul, Minnesota  55102

San Antonio Storage Space                     Radio Unica                          Shurgard Storage of Blanco Road
7254 Blanco Road, Unit #502                                                        7254 Blanco Road
San Antonio, TX  78216                                                             San Antonio, TX  78216

San Antonio Tower - KZDC                      Radio Unica of San Antonio, Inc.     Sisters of the Holy Spirit
300 Yucca Street                                                                   and Mary Immaculate
San Antonio, TX                                                                    310 Yucca Street
                                                                                   San Antonio, TX  78203

------------------------------------------------------------------------------------------------------------------------------

Dallas Studios & Admin Offices                Radio Unica Corp.                    Gaedeke Landers
2501 Oak Lawn Avenue, Suite 690                                                    4131 N. Central Expressway
Dallas, TX 75219-4042                                                              Suite 230
                                                                                   Dallas, TX  75204

Dallas Storage Space                          Radio Unica of Dallas, Inc.          Rod-Mar, Inc.
6115 Denton Dr.                                                                    6115 Denton Dr.
Dallas, TX  75235                                                                  Dallas, TX  75235

KAHZ Transmitter Site                         Radio Unica of Dallas, Inc.          James M. Griffin, trustee for the John M.
                                                                                   Griffin,
2003 MacArthur Blvd.                                                               Julia D. Griffin and Justin A. Griffin
                                                                                   trusts, et al
Grand Prairie, TX  75050                                                           c/o Dorothy Jones Darby
                                                                                   501 Murl
                                                                                   Irving, TX  75062
------------------------------------------------------------------------------------------------------------------------------

Fresno Studios & Admin Offices                                                     Pert Ltd.
4910 E. Clinton Avenue Suite 107              Radio Unica of Fresno, Inc.          4910 E. Clinton Way, Suite 103
Fresno, CA 93727                                                                   Fresno, CA  93727

KWRV Tower Site (1 of 4 towers on this        Radio Unica of Fresno, Inc.          Bert/Francis Frazier
property)
11085 Ave 384                                                                      41825 Road 126
Fresno, CA                                                                         Orosi, CA  93647

KWRV -- Fresno Repeater Site                  Radio Unica of Fresno, Inc.          Ghiglia Ranch
30769 Bear Mountain Rd.                                                            Jerry Ghiglia
Orange Cove, CA  93675-9769                                                        32494 Rd. 132
(Section 5, Township 14 South                                                      Visalia, CA 93292
Range 25 East, Fresno County, CA)

------------------------------------------------------------------------------------------------------------------------------

Phoenix Studios & Admin Offices               Radio Unica of Phoenix, Inc.         3030 Group Limited Partnership
3030 N. Central Avenue, Suite 1110                                                 3030 North Central Avenue, Suite 508
Phoenix, AZ 85012-2707                                                             Phoenix, AZ  85012

Phoenix Storage Space                         Radio Unica of Phoenix, Inc.         Storage Solutions
Storage Solutions                                                                  4200 Black Canyon Hwy
4200 Black Canyon Hwy                                                              Phoenix, AZ  85017
Phoenix, AZ  85017


------------------------------------------------------------------------------------------------------------------------------

KVJY-McAllen Tower Site                       Radio Unica Corp.                    Louis C. Draper
3/4  miles north of Schunior St. on                                                2112 Ichabod Lane
Alamo Road                                                                         Edinburg, TX  78539
Edinburgh, TX 78539 (best address
 available)

KVJY - McAllen Office/Studios                                                      Telemundo KTLM-TV
3900 N. 10th St. 7th floor McAllen TX 78501                                        3900 N. 10th Street
                                                                                   McAllen, TX  78501

------------------------------------------------------------------------------------------------------------------------------
San Francisco Studios & Admin Offices         Radio Unica Corp.                    WestEd
730 Harrison Street, Suite 300                                                     730 Harrison Street
San Francisco, CA  94107                                                           San Francisco, CA  94107
                                                                                   Attention:  Matthew Sullivan
                                                                                   Director, Property Management

San Francisco Storage Space                   Radio Unica of San Francisco, Inc.   Shurgard
Shurgard                                                                           2679 Meath Dr.
2679 Meath Dr., Unit 9012                                                          South San Francisco, CA
South San Francisco, CA

KIQI- San Francisco Tower Site                Oro Spanish Broadcasting, Inc.       Port of Oakland
1 Radio Tower Road                                                                 530 Water Street
Oakland, CA 94607                                                                  Oakland, CA  94607
------------------------------------------------------------------------------------------------------------------------------

KATD - Sacramento Tower Site                  Radio Unica of Sacramento, Inc.     Pacific Gas and Electric Company
6300 Stratton Lane                                                                343 Sacramento Street
Rio Vista, CA  94571                                                              Auburn, CA  95603
                                                                                  Attn.:  Land Services Office
------------------------------------------------------------------------------------------------------------------------------



PLAN EXHIBIT B - Assumed Executory Contracts and Unexpired Leases - Cont'd
-----------------------------------------------------------------

                                                   Lease Date/        Expiration/
Lease Location                                   Amendment Date       Options
---------------------------------------------------------------------------------------
Los Angeles Studios & Admin Offices                                          6/30/2007
123 S. Figueroa St., Suite 101A                      3/1/97
Los Angeles, CA 90012-2469                      Amended 10/1/1998
                                              Superceded by 4/27/99
                                                   amendment.

Los Angeles Storage                                 No Lease            Month-to-Month
2856 Los Feliz Place
#32, 40 and 77
Los Angeles, CA  90039

---------------------------------------------------------------------------------------
New York Studios & Admin Offices                    02/24/99                 2/28/2009
51 East 25th Street, 7th Floor
New York, NY 10010-2945

51 East 25th Street, 1st and 2nd Floor              10/01/97                 2/28/2009
New York, NY  10010-2945                         Amended 2/24/99


New York Storage Space                              08/01/02            Month-to-Month
524 Grand Avenue
Englewood, NJ  07631


WWRU - Tower Site (1660)                            07/20/00                  1/1/2017
350 Paterson Plank Road                       Estoppel Certificate
Carlstadt, NJ 07072                               dated 6/20/03

WJDM - Tower Site (1530)                            03/27/01                 3/31/2007
688 Morris Avenue
Kawameek Park
Union City, NJ  07083-7130
---------------------------------------------------------------------------------------

Corp Offices, Network Studios, WNMA-Miami                                    2/28/2009
  Studios & Admin Offices & Mass Promtions       Sept. 19, 1997
Inc
8400 NW 52nd Street                              Amended 4/4/02
Miami, FL 33166-5307                             Amended 5/6/98
                                                 Amended 8/15/01
WNMA Storage Space                                  08/07/02                 8/31/2004
8329 N.W. 64th Street                           Extended 5/15/03
Miami, FL  33166


WNMA-Miami Tower Site                            April 20, 1983             11/30/2023
14025 NW 102nd Street                        1st Addendum -- 3/12/00
Miami Springs,  FL 33018-1212                2nd Addendum -- 1/30/01
                                               Addendum -- 2/28/01
---------------------------------------------------------------------------------------

Chicago Studios & Admin Offices                   Sept. 8, 1999             10/31/2009
541 N. Fairbanks Court
Chicago, IL  60611



WNTD-Chicago Tower Site
1500 S. Western Avenue (Day Tower)              December 7, 1998            12/31/2004
Chicago, IL                                   Assignment -- 5/14/99
                                                Amendment -- 2/01
---------------------------------------------------------------------------------------
Houston Studios & Admin Offices
7322 Southwest Freeway                              02/18/98                 7/31/2008
Houston, TX 77074-2010                        1st Amendement 6/4/98
                                              2nd Amendment 4/1/03

Houston Storage Space
7939 Westheimer                                     01/21/03            Month-to-Month
Houston, TX  77063


---------------------------------------------------------------------------------------
San Antonio Admin Offices
2700 NE Loop 410                                    08/22/00                 8/31/2007
San Antonio, TX 78217



San Antonio Storage Space
7254 Blanco Road, Unit #502                         06/18/01            Month-to-Month
San Antonio, TX  78216

San Antonio Tower - KZDC
300 Yucca Street                                    07/31/82            Month to Month
San Antonio, TX                                     Assignment &
                                                    Assumption
                                                    07/26/00
---------------------------------------------------------------------------------------
Dallas Studios & Admin Offices
2501 Oak Lawn Avenue, Suite 690                     06/15/98                 6/30/2008
Dallas, TX 75219-4042                            Amended 5/1/03


Dallas Storage Space
6115 Denton Dr.                                     10/15/02            Month-to-Month
Dallas, TX  75235

KAHZ Transmitter Site
                                                    02/26/01                 11/31/2021
2003 MacArthur Blvd.
                                                    11/01/01
Grand Prairie, TX  75050
                                                     (rent commencement date)

---------------------------------------------------------------------------------------
Fresno Studios & Admin Offices
4910 E. Clinton Avenue Suite 107                    07/08/00                  8/4/2010
Fresno, CA 93727                                  Commencement
                                                 Date -- 8/5/03
KWRV Tower Site (1 of 4 towers on this
property)                                           05/20/00                 7/15/2004
11085 Ave 384
Fresno, CA                                              .

KWRV -- Fresno Repeater Site
30769 Bear Mountain Rd.                             12/01/02                11/30/2007
Orange Cove, CA  93675-9769
(Section 5, Township 14 South
Range 25 East, Fresno County, CA)

---------------------------------------------------------------------------------------
Phoenix Studios & Admin Offices
3030 N. Central Avenue, Suite 1110                  06/10/97                 8/31/2004
Phoenix, AZ 85012-2707                        1st Amendment 5/5/99

Phoenix Storage Space
Storage Solutions                                   No Lease           Month-to-Month
4200 Black Canyon Hwy
Phoenix, AZ  85017


---------------------------------------------------------------------------------------
KVJY-McAllen Tower Site
3/4  miles north of Schunior St. on                 06/10/95                11/30/2011
Alamo Road
Edinburgh, TX 78539 (best address                 Assignment &
 available)

KVJY - McAllen Office/Studios                    Amendment 2/00
3900 N. 10th St. 7th floor McAllen TX 78501      Month-to-month         Month to Month
                                                                          No lease

---------------------------------------------------------------------------------------
San Francisco Studios & Admin Offices
730 Harrison Street, Suite 300                      05/03/02                 4/29/2009
San Francisco, CA  94107



San Francisco Storage Space
Shurgard                                            No Lease          Month-to-Month
2679 Meath Dr., Unit 9012
South San Francisco, CA

KIQI- San Francisco Tower Site
1 Radio Tower Road                                  10/21/97                12/31/2007
Oakland, CA 94607                                Amended 2/4/03
---------------------------------------------------------------------------------------
KATD - Sacramento Tower Site
6300 Stratton Lane                                  10/12/00            Month to Month
Rio Vista, CA  94571                           4/1/1996 agreement
                                                    with PG&E
---------------------------------------------------------------------------------------

Radio Unica Property

--------------------------------------------------------------------------

KBLA- LA Tower Site
1700 N. Alvarado Street
Los Angeles, CA 90026-1726

--------------------------------------------------------------------------

WNTD-Chicago Tower Site (Night Time)
14101 S. Muskegon Rd.
Northbrook, IL  60062

--------------------------------------------------------------------------

KXYZ-Houston Tower Site
2700 Hwy 225
Pasadena, TX 77506

--------------------------------------------------------------------------

KFRE - Fresno Tower Site
11085 Avenue 384
Cutler, CA

--------------------------------------------------------------------------

KIDR-Phoenix Tower Site
8815 S 23rd Ave.
Phoenix, AZ 85041-9416


--------------------------------------------------------------------------

Tuscon Tower Site
11850 S. Nogales
Tuscon, AZ 85706

--------------------------------------------------------------------------

Tucson Studios/Offices
2955 East Broadway
Tucson, AZ  85716

--------------------------------------------------------------------------

                                    EXHIBIT C

                                       TO

              JOINT PREPACKAGED PLAN OF LIQUIDATION OF RADIO UNICA
                 COMMUNICATIONS CORP. AND ITS AFFILIATE DEBTORS

                          PLAN ADMINISTRATOR AGREEMENT

                         PLAN ADMINISTRATOR AGREEMENT

                                    BETWEEN

                RADIO UNICA COMMUNICATIONS CORPORATION, ET AL.

                                      AND

                           [                        ]

                         DATED AS OF ___________, 2003

                               TABLE OF CONTENTS

                                   ARTICLE I

                                  DEFINITIONS

Section 1.1.  Defined Terms..................................................2


                                  ARTICLE II

                          ACCEPTANCE OF POSITIONS AND
                           OBLIGATION TO PAY CLAIMS

Section 2.1.   Acceptance....................................................3

Section 2.2.   Designation of Representative.................................3

Section 2.3.   Payment of Claims.............................................3


                                  ARTICLE III

                     OBLIGATIONS OF THE PLAN ADMINISTRATOR

Section 3.1.   Establishment and Maintenance of Accounts, Reserves and
               Escrows.......................................................4

Section 3.2.   Disputed Claims Reserve.......................................5

Section 3.3.   Administrative Claims Reserve.................................6

Section 3.4.   Operating Reserve.............................................7

Section 3.5.   Working Capital Reserve.......................................8

Section 3.6.   Unclaimed Distributions Reserve...............................9

Section 3.7.   Distributions to Holders of Allowed Claims...................10

Section 3.8.   De Minimis Distributions.....................................10

Section 3.9.   Conversion of Assets to Cash.................................10

Section 3.10.  Transactions with Related Persons............................11

Section 3.11.   Investment of Cash..........................................11

Section 3.12.   Treatment of Accounts.......................................12

Section 3.13.   Use of Assets...............................................12

Section 3.14.   Books, Records and Tax Returns..............................12

Section 3.15.   Reports to be Filed by the Plan Administrator...............12

Section 3.16.   No Other Duties.............................................12



                                  ARTICLE IV

                 POWERS AND RIGHTS OF THE PLAN ADMINISTRATOR

Section 4.1.   Ultimate Authority of Plan Committee.........................12

Section 4.2.   Powers of the Plan Administrator.............................13

Section 4.3    Authority to Object to Claims and Interests and to Settle
               Claims.  .....................................................14

                                   ARTICLE V

                            THE PLAN ADMINISTRATOR

Section 5.1.   Resignation..................................................15

Section 5.2.   Removal......................................................16

Section 5.3.   Appointment of Successor Plan Administrator..................16

Section 5.4.   Continuity...................................................17

Section 5.5.   Compensation.................................................17

Section 5.6.   Standard of Care; Indemnification; Exculpation...............19

Section 5.7.   Insurance....................................................19

Section 5.8.   Reliance by Plan Administrator...............................20

Section 5.9.   Reliance by Persons Dealing with the Plan Administrator......20


                                  ARTICLE VI

                                  TERMINATION

Section 6.1.   Termination..................................................21


                                  ARTICLE VII

                           MISCELLANEOUS PROVISIONS

Section 7.1.   Descriptive Headings.........................................21

Section 7.2.   Amendment, Waiver............................................21

Section 7.3.   Governing Law................................................22

Section 7.4.   Counterparts; Effectiveness..................................22

Section 7.5.   Severability; Validity.......................................22

Section 7.6.   Notices......................................................22

Section 7.7.   Relationship to Plan.........................................23

Section 7.8.   Retention of Jurisdiction....................................23

                         PLAN ADMINISTRATOR AGREEMENT

                                   PREAMBLE

         This Plan Administrator Agreement (the "Agreement") is made this ____ day of __________, 2003, by and among Radio Unica Communications Corporation and its affiliated debtors and debtors in possession (the "Debtors"), and [o] (the "Plan Administrator"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Joint Prepackaged Plan of Liquidation of Radio Unica Communications Corp. and its affiliate debtors, dated ____________, 2003, as the same may from time to time be amended (the "Plan").

                                   RECITALS

         WHEREAS, on _____________, 2003, each of the Debtors filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code, (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"); and

         WHEREAS, on __________, 2003, the Debtors filed the Plan with the Bankruptcy Court; and

         WHEREAS, on __________, 2003, the Bankruptcy Court confirmed the Plan; and

         WHEREAS, pursuant to, and upon the Effective Date of, the Plan, the Debtors' Estates will be substantively consolidated and the Affiliate Debtors will be merged with and into Radio Unica Communications Corp. and

         WHEREAS, the rights, powers and duties of Radio Unica under the Plan shall be exercised by [o] or its representative designated pursuant to Section __ hereof (as Plan Administrator, sole shareholder, sole officer or sole director of Radio Unica, as applicable), subject to the ultimate authority of the Plan Committee as provided in Article V of the Plan.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, the parties hereto agree as follows:


                                   ARTICLE I

                                 DEFINITIONS

         1.1 Section Defined Terms. As used herein, the terms below shall have the following meanings:

         "Plan Administrator" has the meaning set forth in the Preamble.

         "Administrative Claims Reserve" has the meaning set forth in Section 3.1(a)(iii) hereof.

         "Agreement" has the meaning set forth in the Preamble.

         "Available Cash" means, cash of the Reorganized Debtor less all Reserves including, without limitation, Operating Reserves and Disputed Claims.

         "Designee" has the meaning set forth in Section 2.2 hereof.

         "Disputed ... Claim" has the meaning set forth in Section 1.32 of the Plan.

         "Disputed Claims Reserve" has the meaning set forth in Section 3.1(a)(ii) hereof.

         "General Account(s)" has the meaning set forth in Section 3.1(a)(i) hereof.

         "General Distributions" has the meaning set forth in Section 3.1(a)(i) hereof.

         "Initial Distribution" means, with respect to an Allowed Claim, the first distribution of Cash made on account of such Allowed Claim to the holder thereof.

         "Indemnified Parties" has the meaning set forth in Section 5.6 hereof.

         "Supplemental Distribution" means, on each Quarterly Distribution Date, the amount of Available Cash to be distributed to holders of Allowed Unsecured Claims under the Plan.

         "Underfunded Reserve/Account" means, any of the Reserves or accounts in which there are insufficient funds to pay operating expenses or Allowed Claims which should have been paid from such Reserves or accounts.

         "Working Capital Reserve" has the meaning set forth in Section 3.1(a)(v) hereof.


                                II ARTICLE II


                           ACCEPTANCE OF POSITIONS
                         AND OBLIGATION TO PAY CLAIMS

         2.1 Section Acceptance. (a) [o] accepts employment as the Plan Administrator and sole shareholder of Reorganized Radio Unica; (b) [o] agrees to observe and perform all duties and obligations imposed upon the Plan Administrator (as Plan Administrator or sole shareholder of Reorganized Radio Unica, as applicable), or to cause its representative designated pursuant to
Section 2.2 hereof to observe and perform all duties and obligations imposed upon the sole officer and director of Reorganized Radio Unica, under the Agreement, the Plan, orders of the Bankruptcy Court and applicable law.

         2.2 Section Designation of Representative. [o] agrees that it will designate [o] to act as the sole officer and director of Reorganized Radio Unica and that [o]'s obligations as Plan Administrator and sole shareholder of Reorganized Radio Unica shall be performed by [o]. Upon [o]'s death, incapacity or resignation from [o], [o] shall identify another employee of [o] reasonably acceptable to the Plan Committee to serve as sole officer and director of Reorganized Radio Unica and to perform [o]'s obligations as Plan Administrator and sole shareholder of Reorganized Radio Unica ([o], together with any such replacement, the "Designee").

         2.3 Section Payment of Claims. [o], solely in its capacity as the Plan Administrator, agrees to cause Reorganized Radio Unica to pay all Allowed Claims in accordance with the terms and conditions of the Plan, the Agreement and orders of the Bankruptcy Court.


                                  ARTICLE III

                    OBLIGATIONS OF THE PLAN ADMINISTRATOR

         3.1 Section Establishment and Maintenance of Accounts, Reserves and Escrows.

               (a) Initial Establishment of Accounts and Reserves. On the Effective Date or as soon thereafter as practicable, the Plan Administrator shall establish the following accounts and reserves:

                    (i) General Account(s): One or more general accounts (the "General Account(s)"), (A) into which shall be deposited all funds not required or permitted to be deposited into any other account or Reserve described in or contemplated by the Agreement, and (B) from which shall be made all distributions ("General Distributions") (1) on the Distribution Date on account of Claims that were Allowed Claims on or before the Effective Date and (2) on each subsequent Quarterly Distribution Date.

                    (ii) Disputed Claims Reserve: An account, designated as a "disputed claims reserve," as described more fully in Section 3.2 below (the "Disputed Claims Reserve").

                    (iii) Administrative Claims Reserve: An account, designated as an "administrative claims reserve," as described more fully in Section 3.3 below (the "Administrative Claims Reserve").

                    (iv) Operating Reserve: An account, designated as an "operating reserve," as described more fully in Section 3.4 below (the "Operating Reserve").

                    (v) Working Capital Reserve: An account, designated as a "working capital reserve," as described more fully in Section 3.5 below (the "Working Capital Reserve").

               (b) Subsequent Establishment of Accounts, Reserves and Escrows. On or after the Effective Date, the Plan Administrator (i) shall establish and maintain an Unclaimed Distributions Reserve as defined in Section 3.6 of the Agreement and such additional accounts, reserves and escrows as may be required by applicable law or by order of the Bankruptcy Court and (ii) may establish and maintain such additional accounts, reserves and escrows as it deems necessary or desirable to carry out the provisions of the Plan and the Agreement.

               (c) Underfunding and Overfunding of Reserves. To the extent that the provisions of this Agreement require the Plan Administrator to fund an account or Reserve or to transfer Cash to any Underfunded Reserve/Account and there does not exist sufficient Cash to fully fund all Reserves and accounts, the Plan Administrator shall fund the accounts, Reserves and/or the Underfunded Reserve/Accounts as directed by the Plan Committee.

         3.2   Section Disputed Claims Reserve.

               (a) On the Effective Date (or as soon thereafter as is practicable) and from time to time thereafter, including on each Quarterly Distribution Date, Reorganized Radio Unica in consultation with the Plan Committee shall create and fund the Disputed Claims Reserve with an amount of the Estates' Cash equal to one hundred percent (100%) of distributions to which holders of Disputed Unsecured Claims would be entitled under the Plan as of such date if such Disputed Unsecured Claims were Allowed Claims in their Disputed Claim Amount; provided, however, that the Debtors, Reorganized Radio Unica or the Plan Administrator may, at any time, file motion(s) pursuant to section 502(c) of the Bankruptcy Code for order(s) estimating and limiting the amount of Cash which shall be deposited in the Disputed Claims Reserve in respect of any Disputed Unsecured Claims, with notice and an opportunity to be heard to the affected holders of such Disputed Unsecured Claims and the Plan Committee; provided, further, that the Debtors, Reorganized Radio Unica or the Plan Administrator, if directed by the Plan Committee to do so, must within sixty (60) days after the Effective Date (or such other date as the Bankruptcy Court may order) file a motion(s) seeking to estimate any contingent or unliquidated Claims, with a notice and an opportunity to be heard to the affected holders of such Disputed Claims and the Plan Committee.

               (b) From time to time and in any event on each Quarterly Distribution Date, the Plan Administrator in consultation with the Plan Committee shall determine the amount of Cash required to adequately maintain the Disputed Claims Reserve on and after such date and maintain a reserve of Cash in such amount. If, and to the extent that, after making and giving effect to the determination referred to in the immediately preceding sentence and the distributions described in Section 3.7(b)(i)(A) below, the Plan Administrator, in consultation with the Plan Committee, determines that the Disputed Claims Reserve (i) contains Cash in an amount in excess of the amount then required to adequately maintain the Disputed Claims Reserve, then at any such time the Plan Administrator shall transfer such surplus Cash, first, to any Underfunded Reserve/Account (but only to the extent of any underfunding) and, next, to the General Account(s), or (ii) does not contain Cash in an amount sufficient to adequately maintain the Disputed Claims Reserve, then at any such time the Plan Administrator shall transfer Cash from any overfunded Reserve or account until the deficit in the Disputed Claims Reserve is eliminated.

               (c) After a final order has been entered, or other final resolution has been reached, with respect to any given Disputed Claim for which Cash was reserved in the Disputed Claims Reserve, the balance, if any, of Cash remaining in the Disputed Claims Reserve on account of such Disputed Claim after making any Initial Distribution to which the holder of such Claim may have become entitled by virtue of such final order or other final resolution shall be transferred, first, to any Underfunded Reserve/Account (but only to the extent of any underfunding) and, next, to the General Account(s).

         3.3 Section Administrative Claims Reserve.

               (a) On the Effective Date (or as soon thereafter as is practicable) and from time to time thereafter, including on each Quarterly Distribution Date, the Plan Administrator in consultation with the Plan Committee shall create and fund the Administrative Claims Reserve with an amount of the Estates' Cash equal to the aggregate Disputed Claim Amount of all Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Non-Tax Priority Claims and Disputed Secured Claims.

               (b) From time to time and in any event on each Quarterly Distribution Date, the Plan Administrator in consultation with the Plan Committee shall determine the amount of Cash required to adequately maintain the Administrative Claims Reserve on and after such date and maintain a reserve of Cash in such amount. If, and to the extent that, after making and giving effect to the determination referred to in the immediately preceding sentence and the distributions described in Section 3.7(b)(i)(B) below, the Plan Administrator, in consultation with the Plan Committee, determines that the Administrative Claims Reserve (i) contains Cash in an amount in excess of the amount then required to adequately maintain the Administrative Claims Reserve, then at any such time the Plan Administrator shall transfer such surplus Cash, first, to any Underfunded Reserve/Account (but only to the extent of any underfunding) and, next, to the General Account(s), or (ii) does not contain Cash in an amount sufficient to adequately maintain the Administrative Claims Reserve, then at any such time the Plan Administrator shall transfer Cash from any overfunded Reserve or account until the deficit in the Administrative Claims Reserve is eliminated.

               (c) After a final order has been entered, or other final resolution has been reached, with respect to any given Disputed Claim for which Cash was reserved in the Administrative Claims Reserve, the balance, if any, of Cash remaining in the Administrative Claims Reserve on account of such Disputed Claim after making any Initial Distribution to which the holder of such Claim may have become entitled by virtue of such final order or other final resolution shall be transferred, first, to any Underfunded Reserve/Account (but only to the extent of any underfunding) and, next, to the General Account(s).

         3.4 Section Operating Reserve.

               (a) On the Effective Date or as soon thereafter as practicable, the Plan Administrator shall establish the Operating Reserve and deposit Cash to meet Reorganized Radio Unica's obligations (other than Claims whose treatment is prescribed in Article III of the Plan) and to fund the compensation of the Plan Administrator and the expenses of the Plan Administrator, the Plan Committee and Reorganized Radio Unica.

               (b) On each Quarterly Distribution Date, the Plan Administrator shall deposit Cash to maintain the Operating Reserve on and after such date. If, and to the extent that, after making and giving effect to the determination referred to in the immediately preceding sentence, the Plan Administrator, in consultation with the Plan Committee, determines that the Operating Reserve contains (i) Cash in excess of the amount required to adequately maintain the Operating Reserve, then the Plan Administrator shall transfer such surplus Cash, first, to any Underfunded Reserve/Account (but only to the extent of any underfunding) and, next, to the General Account(s), or (ii) does not contain Cash in an amount sufficient to adequately maintain the Operating Reserve, then the Plan Administrator shall transfer Cash from any overfunded Reserve or account until the deficit in the Operating Reserve is eliminated.

         3.5  Section Working Capital Reserve.

               (a) On the Effective Date or as soon thereafter as practicable, the Plan Administrator in consultation with the Plan Committee shall establish the Working Capital Reserve by reserving that amount of the Estate(s)' Cash necessary to fund certain of the Debtors' obligations under the Asset Purchase Agreement and the Confirmation Order, in addition to any amounts included in the Escrow.

               (b) From time to time and in any event on each Quarterly Distribution Date, the Plan Administrator in consultation with the Plan Committee and [o] shall determine the amount of Cash required to adequately maintain the Working Capital Reserve on and after such date and maintain a reserve of Cash in such amount. If, and to the extent that, after making and giving effect to the determination referred to in the immediately preceding sentence, the Plan Administrator, in consultation with the Plan Committee [o], determines that the Working Capital Reserve contains (i) Cash in excess of the amount required to adequately maintain the Working Capital Reserve, then at any such time the Plan Administrator shall transfer such surplus Cash, first, to any Underfunded Reserve/Account (but only to the extent of any underfunding) and, next, to the General Account(s), or (ii) does not contain Cash in an amount sufficient to adequately maintain the Working Capital Reserve, then at any such time the Plan Administrator shall transfer Cash from any overfunded Reserve or account until the deficit in the Working Capital Reserve is eliminated.

         3.6  Section Unclaimed Distributions Reserve.

               (a) If the distribution to any holder of an Allowed Claim is returned to the Plan Administrator as undeliverable or is otherwise unclaimed, such distributions shall be deposited in a segregated, interest-bearing account, designated as an "unclaimed distributions reserve" (the "Unclaimed Distributions Reserve"), for the benefit of all such similarly situated persons until such time as a distribution becomes deliverable or is claimed.

               (b) On each Quarterly Distribution Date, Reorganized Radio Unica shall make all distributions that have become deliverable or have been claimed since the Distribution Date or the immediately preceding Quarterly Distribution Date, as the case may be, together with any interest actually earned thereon.

               (c) Any holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable or unclaimed distribution within one
(1) year after the Effective Date shall be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed distribution against the Debtors and the Estates, Reorganized Radio Unica, the Plan Administrator or their property. In such cases, any Cash in the Unclaimed Distributions Reserve for distribution on account of such claims for undeliverable or unclaimed distributions shall be transferred first to any Underfunded Reserve Account (but only to the extent of any underfunding) and, next, to the General Account(s). Nothing contained in the Plan or herein shall require any Disbursing Agent, including, but not limited to, the Plan Administrator or Reorganized Radio Unica, to attempt to locate any holder of an Allowed Claim.

        3.7  Section Distributions to Holders of Allowed Claims.

               (a) Initial Distributions. Except as otherwise provided for in the Plan, and subject to the requirements set forth therein, on, or as soon as reasonably practicable after the Distribution Date, the Plan Administrator shall, pursuant to the Plan, cause Reorganized Radio Unica to make a distribution of Cash from the General Account to each holder of an Allowed Claim as of the Effective Date (to the extent such creditors are entitled to Cash).

               (b) Quarterly Distributions. The Plan Administrator shall make additional quarterly distributions from the appropriate General Account, Reserve or other account, if any, to holders of Allowed Claims when and as required under the Plan and the Agreement, as more fully set forth below.
Specifically:

                    (i) On each Quarterly Distribution Date, the Plan Administrator, pursuant to the Plan, shall cause Reorganized Radio Unica to:

                          (A) make a distribution of Cash from the Disputed Claims Reserve to each holder of a Disputed Unsecured Claim that has become an Allowed Claim since the last date of distribution, in the amount determined under the Plan (to the extent such creditor is entitled to Cash);

                          (B) make a distribution of Cash from the Administrative Claims Reserve to each holder of a Disputed Claim that has become an Allowed Administrative Claim, Allowed Priority Tax Claim, Allowed Non-Tax Priority Claim or Allowed Secured Claim since the last date of distribution, in an amount equal to the allowed amount of such Allowed Claim; and

                          (C) make a distribution of Cash from the General Account to each holder of an Allowed Unsecured Claim in an amount equal to the Supplemental Distribution.

         3.8 Section De Minimis Distributions. Notwithstanding any other provision of the Plan or the Agreement, the Plan Administrator (a) shall have no obligation to make distributions or payments of fractions of dollars, and whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down and (b) except as specifically required in the Asset Purchase Agreement, shall have no obligation to make a distribution on account of an Allowed Claim from any Reserve or account (i) to any holder of an Allowed Claim if the aggregate amount of all distributions authorized to be made from all such Reserves or accounts on the Quarterly Distribution Date in question is less than $250,000, in which case such distributions shall be deferred to the next Quarterly Distribution Date, or (ii) to a specific holder of an Allowed Claim if the amount to be distributed to that holder on the particular Distribution Date is less than $50.00, unless such distribution constitutes the final distribution to such holder.

         3.9 Section Conversion of Assets to Cash. The Plan Administrator shall sell or otherwise dispose of, and liquidate or convert into Cash, any non-Cash assets of the Estate(s) in a manner compatible with the best interests of the holders of Allowed Claims. The Plan Administrator shall transfer such Cash, first, to any Underfunded Reserve/Account (but only to the extent of any underfunding) and, next, to the General Account(s).

         3.10 Section Transactions with Related Persons. Notwithstanding any other provisions of the Agreement, the Plan Administrator shall not knowingly, directly or indirectly, sell or otherwise transfer all or any part of the assets of the Estate(s) to, or contract with, (a) any relative, employee or agent (acting in their individual capacities) of the Plan Administrator or (b) any person of which any employee or agent of the Plan Administrator is an affiliate by reason of being a trustee, director, officer, partner or direct or indirect beneficial owner of five percent (5%) or more of the outstanding capital stock, shares or other equity interest of such persons unless, in each such case, after full disclosure of such interest or affiliation, such transaction is approved by the Plan Committee and the Plan Committee determines that the terms of such transaction are fair and reasonable to Reorganized Radio Unica and no less favorable to Reorganized Radio Unica than terms available for a comparable transaction with unrelated persons.

         3.11 Section Investment of Cash. The Plan Administrator shall invest the Estate(s)' Cash, including the Cash in the Reserves, in (a) direct obligations of the United States of America or obligations of any agency or instrumentality thereof that are backed by the full faith and credit of the United States of America, including funds consisting solely or predominantly of such securities; (b) money market deposit accounts, checking accounts, savings accounts or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (c) any other investments that may be permissible under (i) section 345 of the Bankruptcy Code or (ii) any order of the Bankruptcy Court approved in the Debtors' Chapter 11 Cases. Such investments shall mature in such amounts and at such times as the Plan Administrator, in the Plan Administrator's sole discretion, shall deem appropriate to provide funds when needed to transfer funds or make payments in accordance with the Plan and the Agreement. The interest or other income earned on the investments of the Cash in any given Reserve, General Account or other reserve, account or escrow established pursuant to the Agreement, the Plan or any order of the Bankruptcy Court shall constitute a part of such reserve, account or escrow unless and until transferred or distributed pursuant to the terms of the Plan, the Agreement or order of the Bankruptcy Court.

         3.12 Section Treatment of Accounts. For purposes of the Agreement, unless otherwise ordered by the Bankruptcy Court, the Plan Administrator may pool for investment purposes any funds which may or which are required to be segregated or placed into separate Reserves, escrows or accounts under the Plan or the Agreement; provided, however, that the Plan Administrator shall treat such funds as segregated accounts in its books and records. In addition, notwithstanding any requirement that distributions hereunder to any holder of an Allowed Claim on the Distribution Date or any Quarterly Distribution Date be made from a specified Reserve, escrow or account, disbursements may be made as a single aggregate to such holder of an Allowed Claim; provided, further, that the Plan Administrator shall treat the funds so distributed as having been distributed from the appropriate Reserve or account in the Plan Administrator's books and records.

         3.13 Section Use of Assets. All Cash or other property held or collected by the Plan Administrator shall be used solely for the purposes contemplated by the Plan or the Agreement.

         3.14 Section Books, Records and Tax Returns. The Plan Administrator shall maintain books and records and prepare and file such tax forms and returns as are required to be filed by Reorganized Radio Unica under applicable law.

         3.15 Section Reports to be Filed by the Plan Administrator. Within thirty (30) Business Days after each Quarterly Distribution Date, the Plan Administrator shall file with the Bankruptcy Court and deliver to each member of the Plan Committee a report covering the period since the Distribution Date or the immediately preceding Quarterly Distribution Date, as the case may be,
(a) itemizing the receipt and disposition of all funds by the Plan Administrator (including all payments in respect of professional fees and expenses), (b) listing or summarizing all unresolved or outstanding Disputed Claims, (c) describing the status of any pending objection or other litigation with respect to the unresolved Disputed Claims, (d) setting forth the amounts (if any) of any overfunding or underfunding of any Reserve and the transfer(s) proposed to be made to eliminate such overfunding or underfunding, and (e) listing the Estate(s)' non-Cash assets remaining to be liquidated.

         3.16 Section No Other Duties. Other than the duties and obligations of the Plan Administrator specifically set forth in the Agreement or under the Plan, the Plan Administrator shall have no duties or obligations of any kind or nature with respect to its employment or position as such.

                                  ARTICLE IV

                 POWERS AND RIGHTS OF THE PLAN ADMINISTRATOR

         4.1 Section Ultimate Authority of Plan Committee. The Plan Committee shall have ultimate supervisory authority over the Plan Administrator, the Plan Administrator shall report to the Plan Committee and the Plan Committee shall have the power to remove the Plan Administrator. All powers given to the Plan Administrator under this Agreement are subject to the ultimate supervisory authority of the Plan Committee as set forth in Article V of the Plan. In no event shall the Plan Administrator be obligated to take any action (or refrain from taking any action) which it or its Designee believes in good faith to be unlawful or inconsistent with their fiduciary duties as the Plan Administrator, sole shareholder, sole officer and/or sole director of Reorganized Radio Unica, as applicable.

         4.2 Section Powers of the Plan Administrator. The Plan Administrator shall have the following specific powers in addition to any powers conferred upon the Plan Administrator by any other section or provision of the Agreement or the Plan; provided, however, that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Plan Administrator to act as specifically authorized by any other section or provision of the Agreement; provided, further, that the Designee, as the sole officer and director of Reorganized Radio Unica, shall act for Reorganized Radio Unica and exercise such powers in a fiduciary capacity as applicable to a board of directors:

               (a) performing the Debtors' obligations under the Asset Purchase Agreement;

               (b) liquidating the Reorganized Debtor's assets;

               (c) investing the Estates' Cash, including, but not limited to, the Cash held in the Reserves in (A) direct obligations of the United States of America or obligations of any agency or instrumentality thereof that are backed by the full faith and credit of the United States of America, including funds consisting solely or predominantly of such securities; (B) money market deposit accounts, checking accounts, savings accounts or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (C) any other investments that may be permissible under (I) section 345 of the Bankruptcy Code or (II) any order of the Bankruptcy Court approved in the Debtors' Chapter 11 cases waiving the requirements under section 345 of the Bankruptcy Code;

               (d) calculating and paying all distributions to be made under the Plan, the Plan Administrator Agreement and other orders of the Bankruptcy Court to holders of Allowed Claims;

               (e) employing, supervising and compensating professionals retained to represent the interests of and serve on behalf of the Reorganized Debtor and the Estates;

               (f) making and filing tax returns for any of the Debtors or the Reorganized Debtor;

               (g) as provided in Article V, objecting to Claims or Interests Filed against any of the Debtors' Estates on any basis;

               (h) seeking estimation of contingent or unliquidated claims under section 502(c) of the Bankruptcy Code;

               (i) seeking determination of tax liability under section 505 of the Bankruptcy Code;

               (j) prosecuting avoidance actions under sections 544, 545, 547, 548, 549 and 553 of the Bankruptcy Code;

               (k) prosecuting turnover actions under sections 542 and 543 of the Bankruptcy Code;

               (l) prosecuting, settling, dismissing or otherwise disposing of the Litigation Claims;

               (m) closing the Chapter 11 Cases;

               (n) dissolving and winding up the Reorganized Debtor;

               (o) exercising all powers and rights, and taking all actions, contemplated by or provided for in the Plan Administrator Agreement; and

               (p) taking any and all other actions necessary or appropriate to implement or consummate the Plan and the provisions of the Plan Administrator Agreement.

         4.3 Section Authority to Object to Claims and Interests and to Settle Disputed Claims.

               (a) The Plan Administrator shall be authorized to object to any Claims or Interests filed against any of the Debtors' Estates.

               (b) The Plan Administrator shall be authorized to compromise and settle Disputed Claims, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromises and settlements of claims:

                    (i) If the proposed amount at which the Disputed Claim is to be allowed is less than or equal to $250,000, Reorganized Radio Unica and the Plan Administrator shall be authorized and empowered to settle the Disputed Claim and execute necessary documents, including a stipulation of settlement or release, in their sole discretion and without notice to any party, and the Plan Administrator shall have no liability to any party for the reasonableness of such settlement.

                    (ii) If the proposed amount at which the Disputed Claim is to be allowed is greater than $250,000 but less than or equal to $10 million, Reorganized Radio Unica and the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only upon receipt of Plan Committee or Bankruptcy Court approval of such settlement, and the Plan Administrator shall have no liability to any party for the reasonableness of such settlement.

                    (iii) If the proposed amount at which the Disputed Claim is to be allowed is greater than $10 million, Reorganized Radio Unica and the Plan Administrator shall be authorized and empowered to settle the Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only upon receipt of Bankruptcy Court approval of such settlement, and the Plan Administrator shall have no liability to any party for the reasonableness of such settlement.


                                   ARTICLE V
                            THE PLAN ADMINISTRATOR

         5.1 Section Resignation. The Plan Administrator may resign by giving not less than sixty (60) days' prior written notice thereof to the Plan Committee. Such resignation, which shall be applicable to the Plan Administrator in its capacity as Plan Administrator and sole shareholder of Reorganized Radio Unica and to the Designee as sole officer and director of Reorganized Radio Unica, shall become effective upon the appointment and Bankruptcy Court approval of a successor Plan Administrator in accordance with
Section 5.3 hereof.

         5.2 Section Removal. The Plan Administrator may be removed for cause at any time by (i) the Bankruptcy Court, upon the request of any party in interest, or (ii) the Plan Committee. For purposes of this Section 5.2, "cause" shall mean (a) an act of fraud, embezzlement or theft in connection with the Plan Administrator's duties or in the course of its employment in such capacity, (b) the intentional wrongful damage to property of Reorganized Radio Unica, (c) the intentional wrongful disclosure of confidential information of Reorganized Radio Unica, (d) neglect by the Plan Administrator of its duties under the Agreement, (e) the failure of the Plan Administrator to act in accordance with the instructions of the Plan Committee (unless such instructions would require the Plan Administrator to act unlawfully or in violation of its or its Designee's fiduciary duties), (f) the failure of ___________ to continue to serve as sole officer and director or Reorganized Radio Unica or as [o]'s Designee to perform [o]'s obligations as Plan Administrator and sole shareholder of Reorganized Radio Unica, or (g) gross negligence by the Plan Administrator in connection with the performance of its duties under the Agreement. Unless the Bankruptcy Court orders immediate removal, the Plan Administrator shall continue to serve until a successor Plan Administrator is appointed, and such appointment becomes effective, in accordance with Section 5.3 hereof.

         Section 5.3. Appointment of Successor Plan Administrator. In the event of a vacancy by reason of the immediate removal of the Plan Administrator or prospective vacancy by reason of resignation or removal, the Plan Committee shall appoint a successor Plan Administrator to become and serve as the sole shareholder of Reorganized Radio Unica and to designate an individual to serve as the sole officer and director of Reorganized Radio Unica, which appointment shall be effective upon the approval of the Bankruptcy Court after a hearing before the Bankruptcy Court on not less than twenty (20) days' notice to parties requesting notice in the Chapter 11 Cases pursuant to Bankruptcy Rule 2002. If, after receiving notice of resignation from the Plan Administrator, the Plan Committee shall fail to seek appointment of a successor Plan Administrator in accordance with the prior sentence, the Plan Administrator may file a motion with the Bankruptcy Court seeking the appointment of a replacement Plan Administrator.

         Every successor Plan Administrator appointed hereunder shall execute, acknowledge and deliver to the Bankruptcy Court and the retiring Plan Administrator, if any, an instrument accepting such appointment subject to the terms and provisions hereof. The successor Plan Administrator, without any further act, shall (a) become vested with all the rights, powers and duties of the Plan Administrator and (b) become the sole shareholder of Reorganized Radio Unica; provided, however, that no Plan Administrator shall be liable for the acts or omissions of any prior or subsequent Plan Administrator.

         Section5.4. Continuity. Unless otherwise ordered by the Bankruptcy Court, the resignation or removal of the Plan Administrator shall not operate to terminate any agency or employment created by the Agreement or invalidate any action theretofore taken by the Plan Administrator. In the event of the immediate removal of [o], ownership of the sole share of Reorganized Radio Unica's common stock held by [o] shall pass to the Plan Committee, to be held by Plan Committee in trust for the benefit of the creditors' of Reorganized Radio Unica until a successor Plan Administrator is approved by the Bankruptcy Court. In the event of the resignation or removal of [o], [o] shall (a) execute and deliver by the effective date of such resignation or removal such documents, instruments and other writings as may be reasonably requested by the Plan Committee or the Bankruptcy Court to effect the termination of the Plan Administrator's capacity under the Agreement, including, but not limited to, the Plan Administrator's capacity as the sole shareholder of Reorganized Radio Unica; and (b) assist and cooperate in effecting the assumption of such Plan Administrator's obligations and functions by a successor Plan Administrator. If for any reason [o] fails to execute the documents described in section (a) of the preceding sentence, the Plan Committee shall be authorized to obtain an order of the Bankruptcy Court effecting the termination of such Plan Administrator's capacity under the Agreement.

         Section 5.5 Compensation. The Plan Administrator shall be compensated for services performed by the Plan Administrator or its Designee in connection with the Agreement on an hourly basis at the rates set forth in the engagement letter agreement, by and between Reorganized Radio Unica and [o], dated _________, 2003, as adjusted from time to time by [o] for its clients generally; provided, however, that any rate increase imposed by [o] shall reflect a 20% discount from [o]'s standard hourly rates. The Plan Administrator also shall be reimbursed for reasonable out-of-pocket expenses incurred by the Plan Administrator or its Designee in connection with performing the duties provided hereunder.

         In addition, the Plan Administrator shall be entitled to incentive compensation based on the aggregate percentage recovery distributed to holders of Allowed Class 5 Claims. The incentive compensation shall be determined as follows:

        ---------------------------- -----------------------------------

          Aggregate Percentage           Incentive Compensation
                Recovery
        ---------------------------- -----------------------------------

                 <[]%                   $0
        ---------------------------- -----------------------------------

The incentive compensation shall be paid on all recoveries in excess of [o]%, so that no set increment above [o]% must be achieved for incentive compensation to be paid (e.g., a [o]% recovery entitles the Plan Administrator to _________ in incentive compensation). The incentive compensation shall be paid to the Plan Administrator (or to its Designee) on the first Quarterly Distribution Date for which, after giving effect to the distributions to be made on such date, the [o]% recovery is achieved and thereafter on each subsequent Quarterly Distribution Date for which, after giving effect to the distributions to be made on such date, an additional recovery is achieved. If a successor Plan Administrator is appointed, the Plan Administrator being replaced shall be paid incentive compensation on the effective date of its resignation based on the recoveries achieved through such date.

         The Plan Administrator shall be entitled to a retainer in the amount of __________.

         The Plan Administrator shall provide to the Plan Committee monthly bills for services performed. Compensation and expenses to be paid or reimbursed to the Plan Administrator as provided herein shall be paid from the Operating Reserve. Any successor Plan Administrator shall receive such reasonable compensation from the Operating Reserve for service as the Plan Administrator as may be approved by the Bankruptcy Court and reimbursement from the Operating Reserve for expenses reasonably incurred in performing the duties of the Plan Administrator.

         In the event that the Plan Committee seeks to alter the amount, terms or conditions of the Plan Administrator's compensation, the Plan Committee shall file a motion seeking to have the matter determined by the Bankruptcy Court; provided, however, that the Plan Committee shall not have the right to object to the hourly rates at which the Plan Administrator is compensated (except that the Plan Committee may object to any change in [o]'s hourly rates from those in effect for [o]'s engagement by the Reorganized Debtor on the date hereof on the grounds that the rates as increased are not reasonable) or to the reasonable out-of-pocket expenses already incurred by the Plan Administrator; provided, further, that the Plan Committee shall not have the right to object to the incentive compensation described above.

         The expenses for which the Plan Administrator is entitled to be reimbursed include (without limitation) travel, lodging, duplicating, postage, computer research, messenger service and telephone service and the fees and expenses of the Administrative Professionals, including, without limitation,
(x) the fees and expenses for financial and accounting services provided to the Plan Administrator in the performance by the Plan Administrator or its Designee of the duties imposed hereunder, and (y) the fees and expenses of counsel for services rendered to the Plan Administrator in the performance by the Plan Administrator or its Designee of the duties imposed hereunder and also in connection with the review of relevant documentation and the negotiation and enforcement of the Agreement and related provisions under the Plan, the certificate of incorporation and bylaws of Reorganized Radio Unica and related documents and agreements.

         Section 5.6 Standard of Care; Indemnification; Exculpation . Reorganized Radio Unica and the Estates shall indemnify and hold harmless (i) the Plan Administrator (in its capacity as such and as officer and director of Reorganized Radio Unica), (ii) such individuals that may serve as officers and directors of Reorganized Radio Unica, (iii) the Plan Committee, and (iv) the Administrative Professionals (collectively, the "Indemnified Parties"), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, other than acts or omissions resulting from such Indemnified Party's willful misconduct or gross negligence, with respect to Reorganized Radio Unica, the Estates or the implementation or administration of the Plan. To the extent an Indemnified Party asserts a claim for indemnification as provided above, the legal fees and related costs incurred by counsel to the Indemnified Party in the defense of such claims giving rise to the asserted right of indemnification shall be advanced to such Indemnified Party (and such Indemnified Party undertakes to repay such amounts if it ultimately shall be determined that such Indemnified Party is not entitled to be indemnified therefore) out of the Operating Reserve. The indemnification provisions of the Agreement shall remain available to and be binding upon any former Plan Administrator or the estate of any decedent Plan Administrator and shall survive the termination of the Agreement.

         Section 5.7 Insurance. The Plan Administrator shall be authorized to obtain and pay for out of the Operating Reserve all reasonably necessary insurance coverage for the Plan Committee and for itself, its agents, representatives, employees or independent contractors, and Reorganized Radio Unica, including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of Reorganized Radio Unica or the Estates and (ii) the liabilities, duties and obligations of the Plan Administrator and its agents, representatives, employees or independent contractors under the Agreement (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may, at the sole option of the Plan Administrator, remain in effect for a reasonable period (not to exceed seven years) after the termination of the Agreement.

         Section 5.8 Reliance by Plan Administrator. The Plan Administrator may rely, and shall be fully protected in acting or refraining from acting if it relies, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other instrument or document that the Plan Administrator reasonably believes to be genuine and to have been signed or presented by the party or parties properly authorized to do so or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties, and the Plan Administrator may conclusively rely as to the truth of the statements and correctness of the opinions expressed therein. The Plan Administrator may consult with counsel and other professionals with respect to matters in their area of expertise, and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or not taken by the Plan Administrator. The Plan Administrator shall be entitled to rely upon the advice of such professionals in acting or failing to act, and shall not be liable for any act taken or not taken in reliance thereon. The Plan Administrator shall have the right at any time to seek and rely upon instructions from the Bankruptcy Court concerning the Agreement, the Plan or any other document executed in connection therewith, and the Plan Administrator shall be entitled to rely upon such instructions in acting or failing to act and shall not be liable for any act taken or not taken in reliance thereon. In addition to the exculpation provided for in the Plan, the Plan Administrator shall have no liability for any action taken or failed to have been taken at the direction of the Plan Committee, except for the Plan Administrator's fraud, gross negligence, breach of fiduciary duty, malpractice, or willful misconduct.

         Section 5.9 Reliance by Persons Dealing with the Plan Administrator. In the absence of actual knowledge to the contrary, any person dealing with Reorganized Radio Unica and the Estate(s) shall be entitled to rely on the authority of the Plan Administrator to act on behalf of the Estates and Reorganized Radio Unica, and shall have no obligation to inquire into the existence of such authority.


                                VI ARTICLE VI

                                 TERMINATION

         Section 6.1 Termination. As soon as practicable after the Plan Administrator exhausts the assets of the Debtors' Estates by making the final distribution of Cash under the Plan and the Agreement and has complied with and fulfilled its obligations under the Asset Purchase Agreement, the Plan Administrator shall, at the expense of the Debtors' Estates, (a) provide for the retention and storage of the books, records and files that shall have been delivered to or created by the Plan Administrator until such time as all such books, records and files are no longer required to be retained under applicable law, and file a certificate informing the Bankruptcy Court of the location at which such books, records and files are being stored; (b) file a certification stating that the assets of the Debtors' Estates have been exhausted and final distributions of Cash have been made under the Plan; (c) file the necessary paperwork with the Office of the Secretary of State for the State of Delaware to effectuate the dissolution of Reorganized Radio Unica in accordance with the laws of the State of Delaware; and (d) resign (or cause its Designee to resign) as the sole officer and sole director of Reorganized Radio Unica. Upon the Plan Administrator's exhaustion of the assets of the Debtors' Estates and completion of the actions specified in the preceding sentence, the Agreement shall terminate.

         Except as otherwise specifically provided herein, after the termination of the Agreement pursuant to Section 6.1 above, the Plan Administrator shall have no further duties or obligations hereunder.


                                  ARTICLE VII

                           MISCELLANEOUS PROVISIONS

         Section 7.1 Descriptive Headings. The headings contained in the Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

         Section 7.2 Amendment, Waiver and Modification. The Agreement may not be amended except by an instrument executed (a) by the Debtors and the Plan Administrator on or before the Effective Date and (b) by the Plan Committee, Reorganized Radio Unica and the Plan Administrator following the Effective Date. Notwithstanding paragraph [] of the Confirmation Order, to the extent that any amendment or modification of this Agreement directly and adversely affects __________ or its affiliates or materially modifies their rights or obligations under the Plan or the Asset Purchase Agreement the consent of ___________ shall be obtained prior to such amendment or modification, which consent shall not be unreasonably withheld.

         Section 7.3 Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the rules of conflict of laws of the State of New York or any other jurisdiction.

         Section 7.4 Counterparts; Effectiveness. The Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. The Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

         Section 7.5 Severability; Validity. If any provision of the Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of the Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of the Agreement are agreed to be severable.

         Section 7.6 Notices. Any notice or other communication hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows (or at such other address for such entity as shall be specified by like notice):

             (a) If to the Plan Administrator or to Reorganized Radio Unica, to:

          RADIO UNICA COMMUNICATIONS CORP.
          840 N.W. 52nd Street
          Suite 101
          Miami, Florida 33166
          Telephone: (305) 463-5000
          Facsimile: (305) 463-5022
          Attn: Steven E. Dawson

with copies to:

          SKADDEN ARPS SLATE MEAGHER & FLOM LLP
          Four Times Square
          New York, New York 10036
          Telephone: (212) 735-3000
          Facsimile: (212) 735-2000
          Attn: J. Gregory Milmoe, Esq.

         7.7 Section Relationship to Plan. The principal purpose of the Agreement is to aid in the implementation of the Plan and, therefore, the Agreement incorporates and is subject to the provisions of the Plan. To that end, the Plan Administrator shall have full power and authority to take any action consistent with the purposes and provisions of the Plan. In the event that the provisions of the Agreement are found to be inconsistent with the provisions of the Plan, the provisions of the Plan shall control; provided, however, that provisions of the Agreement adopted by amendment and approved by the Bankruptcy Court following substantial consummation (as such term is used in section 1127(b) of the Bankruptcy Code) shall control over provisions of the Plan.

         7.8 Section Retention of Jurisdiction. As provided in Article XI of the Plan, the Bankruptcy Court shall retain jurisdiction over the Estate(s) and Reorganized Radio Unica to the fullest extent permitted by law, including, but not limited to, for the purposes of interpreting and implementing the provisions of the Agreement; provided, however, that the retention of jurisdiction shall not require the retention or payment of Administrative Professionals to be approved by the Bankruptcy Court.

         IN WITNESS WHEREOF, the parties have either executed and acknowledged the Agreement or caused it to be executed and acknowledged on their behalf by their duly authorized officers at of the date first above written.

                                 RADIO UNICA COMMUNICATIONS CORP.
                                 (for itself and on behalf of the Affiliate
                                 Debtors)



                                 By:_________________________________________
                                 Name:
                                 Title:


                                 _______________________________________in its
                                 capacity as Plan Administrator



                                 By: ________________________________________
                                 Name:
                                 Title:

                                    EXHIBIT D

                                       TO

              JOINT PREPACKAGED PLAN OF LIQUIDATION OF RADIO UNICA
                 COMMUNICATIONS CORP. AND ITS AFFILIATE DEBTORS

                            ASSET PURCHASE AGREEMENT

The Asset Purchase Agreement is separately attached to this 8-K filing and incorporated by reference.

                                   APPENDIX B

                  FORM 10-Q FOR RADIO UNICA COMMUNICATIONS CORP
                     FOR FISCAL QUARTER ENDED JUNE 30, 2003

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-Q

|X| Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

             For the Quarterly Period Ended June 30, 2003

                                       OR

|_| Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Commission File No. 001-15151


                        Radio Unica Communications Corp.
             (Exact name of registrant as specified in its charter)

                     Delaware                             65-0856900
             (State of Incorporation)                  (I.R.S. Employer
                                                      Identification Number)

                        8400 N.W. 52nd Street, Suite 101
                                Miami, FL 33166
              (Address of principal executive offices) (Zip Code)


                                  305-463-5000
              (Registrant's telephone number, including area code)

                                      N/A
        (Former name, former address and former fiscal year, if changed since last report)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES |X| NO |_|

Indicate by check mark whether the registrant is an accelerated filer (as defined in Exchange Act Rule 12b-2) YES |X| NO |_|

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

As of August 13, 2003, 20,941,656 shares of Common Stock, $.01 par value were outstanding.

                        RADIO UNICA COMMUNICATIONS CORP.

                               TABLE OF CONTENTS

PART I.      FINANCIAL INFORMATION


Item 1.  Consolidated Financial Statements
Item 2.  Management's Discussion and Analysis
Item 3.  Quantitative and Qualitative Disclosures about Market Risk
Item 4.  Controls and Procedures

PART II.     OTHER INFORMATION


Item 1.  Legal Proceedings
Item 4.  Submission of Matters to a Vote of Security Holders
Item 6.  Exhibits and Reports on Form 8-K

RADIO UNICA COMMUNICATIONS CORP.

CONSOLIDATED BALANCE SHEETS

                                                                                              June 30,          December 31,
                                                                                                2003                2002
                                                                                          ------------------  ------------------
                                                                                             (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents                                                                 $      12,963,577   $      11,054,978
Accounts receivable, net of allowance for doubtful accounts of $1,022,391 and
$1,148,228, respectively                                                                          8,256,498           9,494,925
Prepaid expenses and other current assets                                                         4,222,300           2,774,480
Assets held for sale                                                                                     --           2,925,554
                                                                                          ------------------  ------------------
Total current assets                                                                             25,442,375          26,249,937

Property and equipment, net                                                                      21,927,423          23,071,043
Broadcast licenses, net of accumulated amortization of $10,336,623                               96,433,935          96,433,935
Other intangible assets, net                                                                      8,404,017           8,971,849
Other assets                                                                                        524,009             437,085
                                                                                          ------------------  ------------------
                                                                                          $     152,731,759   $     155,163,849
                                                                                          ------------------  ------------------

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable                                                                          $         719,722   $       1,295,971
Accrued expenses                                                                                  2,686,870           2,905,277
Interest payable                                                                                  7,746,391           7,784,537
Deferred revenue                                                                                    445,553             608,218
Current portion of notes payable                                                                    503,663             641,741
                                                                                          ------------------  ------------------
Total current liabilities                                                                        12,102,199          13,235,744

Other liabilities                                                                                    75,500              75,000
Notes payable                                                                                            --             500,810
Deferred taxes                                                                                      988,460             988,460
Revolving credit facility                                                                        12,000,000                  --
Senior discount notes                                                                           158,088,000         158,088,000

Commitments and contingencies

Stockholders' deficit:
Preferred stock; $.01 par value; 5,000,000 shares authorized; no shares issued or
outstanding                                                                                              --                  --
Common stock; $.01 par value; 40,000,000 shares authorized; 21,420,456 shares issued
and 20,941,656 shares outstanding                                                                   214,205             214,205
Additional paid-in capital                                                                      161,562,206         161,562,206
Treasury stock at cost; 478,800 shares                                                           (1,315,644)         (1,315,644)
Stockholders notes receivable                                                                      (789,657)           (789,657)
Deferred compensation expense                                                                       (31,282)            (96,226)
Accumulated deficit                                                                            (190,162,228)       (177,299,049)
                                                                                          ------------------  ------------------
Total stockholders' deficit                                                                     (30,522,400)        (17,724,165)
                                                                                          ------------------  ------------------
                                                                                          $     152,731,759    $    155,163,849
                                                                                          ------------------  ------------------




The accompanying notes are an integral part of these consolidated financial statements.



RADIO UNICA COMMUNICATIONS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                                    Three months ended                   Six months ended
                                                                         June 30,                            June 30,
                                                            -----------------------------------  ----------------------------------
                                                                 2003               2002              2003              2002
                                                            ----------------  -----------------  ----------------  ----------------

Net revenue                                                 $    12,306,411   $     12,178,532   $    21,903,805   $    20,340,268

Operating expenses:
Direct operating (exclusive of depreciation shown
seperately below)                                                 1,493,303          1,302,953         2,505,838         2,498,426
Selling, general and administrative                               4,249,151          4,397,813         8,391,911         8,368,505
Network (exclusive of depreciation shown seperately
below)                                                            3,103,316          3,712,702         5,903,595         7,473,748
Corporate                                                         1,000,626          1,014,339         1,963,495         1,939,611
Cost of promotion services                                        2,172,897          1,478,502         4,681,488         2,490,859
Depreciation and amortization                                       822,179            752,700         1,620,879         1,491,950
Stock option compensation                                            43,202            151,321            64,945           311,466
                                                            ----------------  -----------------  ----------------  ----------------
                                                                 12,884,674         12,810,330        25,132,151        24,574,565
                                                            ----------------  -----------------  ----------------  ----------------
Loss from operations                                               (578,263)          (631,798)       (3,228,346)       (4,234,297)

Other income (expense):
Interest expense                                                 (5,021,367)        (4,602,403)       (9,982,450)       (9,115,868)
Interest income                                                      58,259             88,395            97,694           193,644
Other                                                                 7,003             (4,437)          249,923           (52,920)
                                                            ----------------  -----------------  ----------------  ----------------
                                                                 (4,956,105)        (4,518,445)       (9,634,833)       (8,975,144)
                                                            ----------------  -----------------  ----------------  ----------------
Loss before income taxes                                         (5,534,368)        (5,150,243)      (12,863,179)      (13,209,441)
Income tax benefit                                                       --             39,018                --            78,036
                                                            ----------------  -----------------  ----------------  ----------------
Net loss                                                    $    (5,534,368)  $     (5,111,225)  $   (12,863,179)  $   (13,131,405)
                                                            ----------------  -----------------  ----------------  ----------------

Net loss per common share - basic and diluted               $         (0.26)  $          (0.24)  $         (0.61)  $         (0.63)
                                                            ----------------  -----------------  ----------------  ----------------

Weighted average common shares outstanding - basic and
diluted                                                          20,941,656         20,941,656        20,941,656        20,941,656
                                                            ----------------  -----------------  ----------------  ----------------


The accompanying notes are an integral part of these consolidated financial statements.





RADIO UNICA COMMUNICATIONS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

                                                                                                Six months ended June 30,
                                                                                          ---------------------------------------
                                                                                                 2003                2002
                                                                                          -------------------  ------------------

Operating activities
Net loss                                                                                  $      (12,863,179)  $     (13,131,405)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization                                                                      1,620,879           1,491,950
Provision for bad debts                                                                             (126,013)             31,939
Accretion of interest on senior discount notes                                                            --           8,691,171
Amortization of deferred financing costs                                                             453,342             319,962
Stock option compensation expense                                                                     64,945             311,466
Deferred income taxes                                                                                     --             (78,036)
Gain on sale of radio station assets                                                                (225,616)                 --
Other                                                                                                (18,006)           (118,835)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable                                                                                1,364,440            (193,093)
Prepaid expenses and other current assets                                                         (1,395,346)           (260,428)
Other assets                                                                                        (243,059)           (230,036)
Accounts payable                                                                                    (576,250)         (1,719,982)
Accrued expenses                                                                                    (258,407)            385,721
Interest payable                                                                                     (38,146)                 --
Deferred revenue                                                                                    (144,659)            107,442
Other liabilities                                                                                        500              20,000
                                                                                          -------------------  ------------------
Net cash used in operating activities                                                            (12,384,575)         (4,372,164)
                                                                                          -------------------  ------------------

Investing activities
Acquisition of property and equipment                                                               (479,664)         (2,157,440)
Proceeds from sale of radio station assets                                                         3,411,726                  --
                                                                                          -------------------  ------------------
Net cash provided by (used in) investing activities                                                2,932,062          (2,157,440)
                                                                                          -------------------  ------------------

Financing activities
Borrowings under revolving credit facility                                                        12,000,000                  --
Repayment of notes payable                                                                          (638,888)            (17,878)
Deferred financing costs                                                                                  --            (828,307)
                                                                                          -------------------  ------------------
Net cash provided by (used in) financing activities                                               11,361,112            (846,185)
                                                                                          -------------------  ------------------

Net increase (decrease) in cash and cash equivalents                                               1,908,599          (7,375,789)
Cash and cash equivalents at beginning of period                                                  11,054,978          19,909,952
                                                                                          -------------------  ------------------
Cash and cash equivalents at end of period                                                $       12,963,577   $      12,534,163
                                                                                          -------------------  ------------------


The accompanying notes are an integral part of these consolidated financial statements.

RADIO UNICA COMMUNICATIONS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

1.      Basis of Presentation

The accompanying unaudited consolidated condensed financial statements of Radio Unica Communications Corp. and subsidiaries (the "Company") for the periods indicated herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and in accordance with generally accepted accounting principles ("GAAP") for interim financial information. Accordingly, the financial statements do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three and six months ended June 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003. The consolidated condensed financial statements include the accounts of the Company and all majority owned subsidiaries over which the Company has control. All significant intercompany accounts and transactions have been eliminated in consolidation. For further information, refer to the Company's 2002 consolidated financial statements and notes thereto.

The Company's revenue and cash flows are typically lowest in the first calendar quarter. Seasonal fluctuations are common in the radio broadcasting industry and are due primarily to fluctuations in consumer spending.

2.      Segment Operating Results

Pursuant to the provisions of Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosure About Segments of a Business Enterprise and Related Information", the Company is required to report segment information. The Company classified its businesses into two reporting segments: radio broadcasting and promotion services. The radio broadcasting segment includes the operations of the Company's radio network, the operations of all owned and operated radio stations and corporate expenses. The promotion services segment includes the operations of the Company's marketing and promotions business. The Company evaluates performance based on several factors, of which the primary financial measures are business segment net revenue, operating income (loss) and earnings (loss) before interest, taxes, depreciation and amortization. ("EBITDA").

The Company utilizes a financial measure that is not calculated in accordance with GAAP to assess its financial performance. A non-GAAP financial measure is defined as a numerical measure of a company's financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. The Company believes that the presentation of EBITDA provides useful information to investors regarding the Company's financial condition because it is a commonly used financial analysis tool for measuring and comparing media companies. EBITDA should not be considered as an alternative to net cash provided by (used in) operating activities as a measure of liquidity. This non-GAAP financial measure may not be comparable to similarly titled measures used by other companies.


Results by segment are as follows:

                                                             Three months ended                       Six months ended
                                                                  June 30,                                June 30,
                                                   --------------------------------------- ----------------------------------------
                                                         2003                 2002                2003                 2002
                                                   ------------------  ------------------- -------------------  -------------------
                                                                  (Unaudited)                              (Unaudited)
Net revenue
Radio broadcasting                                 $       9,732,797   $        9,978,077  $       16,571,620   $       16,626,974
Promotion services                                         2,573,614            2,200,455           5,332,185            3,713,294
                                                   ------------------  ------------------- -------------------  -------------------
Consolidated                                       $      12,306,411   $       12,178,532  $       21,903,805   $       20,340,268
                                                   ------------------  ------------------- -------------------  -------------------

Operating income (loss)
Radio broadcasting                                 $        (644,858)  $         (898,214) $       (3,181,752)  $       (4,631,881)
Promotion services                                            66,595              266,416             (46,594)             397,585
                                                   ------------------  ------------------- -------------------  -------------------
Consolidated                                       $        (578,263)  $         (631,798) $       (3,228,346)  $       (4,234,296)
                                                   ------------------  ------------------- -------------------  -------------------

EBITDA
Radio broadcasting                                 $         120,467   $         (199,302) $       (1,437,633)  $       (3,298,253)
Promotion services                                           130,452              315,767              80,089              502,986
                                                   ------------------  ------------------- -------------------  -------------------
Consolidated                                       $         250,919   $          116,465  $       (1,357,544)  $       (2,795,267)
                                                   ------------------  ------------------- -------------------  -------------------

Total assets
Radio broadcasting                                                                         $      147,663,085   $      151,772,907
Promotion services                                                                                  5,068,674            6,011,573
                                                                                           -------------------  -------------------
Consolidated                                                                               $      152,731,759   $      157,784,480
                                                                                           -------------------  -------------------

Below is a reconciliation of net (loss) income to EBITDA for the Company's radio broadcasting and promotion services segments:
                                                             Three Months Ended                      Six months ended
                                                                  June 30,                               June 30,
                                                   --------------------------------------- --------------------------------------
                                                         2003                 2002               2003                2002
                                                   ------------------  ------------------- ------------------  ------------------
Radio broadcasting:
Net loss                                           $      (5,586,288)  $       (5,321,840) $     (12,777,047)  $     (13,434,500)
Adjustments:
Interest expense, net                                      4,948,219   $        4,464,505          9,845,820           8,832,462
Income taxes                                                      --              (39,018)                --             (78,036)
Depreciation and amortization                                758,536              697,051          1,493,594           1,381,821
                                                   ------------------  ------------------- ------------------  ------------------
                                                     ----------------    -----------------   ----------------    ----------------
EBITDA                                             $         120,467   $         (199,302) $      (1,437,633)  $      (3,298,253)
                                                   ------------------  ------------------- ------------------  ------------------

Promotion services:
Net income (loss)                                  $          51,920   $          210,615  $         (86,132)  $         303,095
Adjustments:
Interest expense, net                                         14,889   $           49,503             38,936              89,762
Income taxes                                                      --                   --                 --                  --
Depreciation and amortization                                 63,643               55,649            127,285             110,129
                                                   ------------------  ------------------- ------------------  ------------------
EBITDA                                             $         130,452   $          315,767  $          80,089   $         502,986
                                                   ------------------  ------------------- ------------------  ------------------




3.                                      Stock Option Plan

As permissible under SFAS No. 123, "Accounting for Stock-Based Compensation", the Company accounts for all stock-based compensation arrangements using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", as interpreted by FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation", and discloses pro forma net loss and loss per share amounts as if the fair value method had been adopted.
 Accordingly, no compensation cost is recognized for stock option awards granted to employees at or above fair market value. The Company's pro forma net loss, pro forma net loss per common share and pro forma weighted average fair value of options granted, with related assumptions, assuming the Company had adopted the fair value method of accounting for all stock-based compensation arrangements consistent with the provisions of SFAS No. 123, using the Black-Scholes option pricing model for all options granted, are indicated below:

                                                            Three months ended                      Six months ended
                                                                 June 30,                               June 30,
                                                   -------------------------------------- --------------------------------------
                                                         2003                2002               2003                2002
                                                   -----------------  ------------------- ------------------  ------------------

Net loss, as reported                              $     (5,534,368)  $       (5,111,225) $     (12,863,179)  $     (13,131,405)
Deduct:
Stock-based compensation expense determined
under fair value method                                     618,028              699,105          1,375,715           1,347,228
                                                   -----------------  ------------------- ------------------  ------------------
Net loss, pro forma                                $     (6,152,396)  $       (5,810,330) $     (14,238,894)  $     (14,478,633)
                                                   -----------------  ------------------- ------------------  ------------------

Net loss per share, basic and diluted
As reported                                        $          (0.26)  $            (0.24) $           (0.61)  $           (0.63)
                                                   -----------------  ------------------- ------------------  ------------------
Pro forma                                          $          (0.29)  $            (0.28) $           (0.68)  $           (0.69)
                                                   -----------------  ------------------- ------------------  ------------------

Weighted average fair value                        $             --   $               --  $              --   $            1.09
                                                   -----------------  ------------------- ------------------  ------------------
Expected life (in years)                                          8                   10                  8                  10
                                                   -----------------  ------------------- ------------------  ------------------
Risk free interest rate                                         4.0%                 5.0%               4.0%                5.0%
                                                   -----------------  ------------------- ------------------  ------------------
Expected volatility                                             154%                 136%               186%                124%
                                                   -----------------  ------------------- ------------------  ------------------
Dividend yield                                                   --                   --                 --                  --
                                                   -----------------  ------------------- ------------------  ------------------





4.   Revolving Credit Facility

At June 30, 2003, the Company was in breach of its Minimum Senior Interest Coverage Ratio covenant (as defined). The Company has received a waiver for this breach from the lender. In addition, the Company has received a waiver for the Minimum Senior Interest Coverage Ratio and the Maximum Senior Secured Debt covenants through December 31, 2004. In connection with the waiver of these covenants, effective August 12, 2003, the Company's borrowing rate inceases to the Index Rate (as defined) plus 3.75% or LIBOR plus 4.75%. Also, in connection with the waiver, the Company's cash or availability under the Revolving Credit Facility (minus certain accounts payable, as defined) must exceed $2.5 million immediately following interest payments on its Senior Discount Notes. The Company will incur fees of approximately $125,000 associated with the above mentioned waivers. As of June 30, 2003, the Company had approximately $8.0 million of availability under the Revolving Credit Facility.

The Company is subject to other financial covenants. There is no assurance that the Company will be able to comply with its other financial covenants or that any future covenant breaches will be waived. Any breach that is not waived could result in an event of default, permitting the lenders to suspend commitments to make any advance, and to declare amounts outstanding and interest thereon due and payable, which could have a material adverse effect on our business, financial condition and results of operations.

5.   New Accounting Standards

In January 2003, the FASB issued Financial Interpretation No. ("FIN") 46, Consolidation of Variable Interest Entities, which addresses the consolidation of variable interest entities in which an enterprise absorbs a majority of the entity's expected losses, receives a majority of the entity's expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity. FIN No. 46 was effective upon issuance for certain disclosure requirements and for variable interest entities created after January 1, 2003, and in the first fiscal year or interim period beginning after June 15, 2003 for all other variable interest entities. The Company does not expect any impact on its consolidated financial position, results of operations or cash flows from adoption.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). The adoption of SFAS No. 150 will not have an impact on the Company's consolidated financial position, results of operations or cash flows.

6.   Litigation

On November 8, 2001, a securities class action suit was filed against the Company and the following executive officers and directors: Joaquin F. Blaya, Steven E. Dawson, and Manuel A. Borges, and the following underwriters of our initial public offering ("IPO"): Salomon Smith Barney Holdings; The Bear Stearns Companies Inc.; Credit Suisse First Boston Corp.; CIBC World Markets; FleetBoston Robertson Stephens, Inc; Deutsche Banc Alex Brown Incorporated; Merrill Lynch, Pierce, Fenner & Smith Inc.; Morgan Stanley Dean Witter & Co.; and Prudential Securities Incorporated (collectively the "Underwriters"). An Amended Complaint, captioned In re Radio Unica Communications Corp. Initial Public Offering Securities Litigation, 01 Civ. 9978 (SAS), was filed on April 20, 2002 ("Amended Complaint"). The Amended Complaint was filed in the United States District Court for the Southern District of New York on behalf of all persons who acquired our common stock between October 19, 1999 and December 6, 2000. The Amended Complaint charges defendants with violations of Sections 11, 12 and 15 of the Securities Act of 1933 and Section 10(b) and 20(a) of the Securities Exchange Act of 1934 (and Rule 10b-5 promulgated thereunder), for issuing a registration statement and prospectus that contained material misrepresentations and/or omissions.

The Amended Complaint alleges that the prospectus was false and misleading because it failed to disclose (i) the agreements between the Underwriters and certain investors to provide them with significant amounts of restricted Radio Unica Communications Corp. shares in the IPO in exchange for excessive and undisclosed commissions; and (ii) the agreements between the Underwriters and certain customers under which the underwriters would allocate shares in the IPO to those customers in exchange for the customers' agreement to purchase Radio Unica Communications Corp.'s shares in the after-market at pre-determined prices. The Amended Complaint seeks an undisclosed amount of damages, as well as attorney fees.

In July 2002, the Company, Joaquin F. Blaya, Steven E. Dawson and Manuel A. Borges joined in an omnibus motion to dismiss challenging the legal sufficiency of plaintiffs' claims. The motion was filed on behalf of hundreds of issuer and individual defendants named in similar lawsuits. Plaintiffs opposed the motion, and the Court heard oral argument on the motion in November 2002. On February 19, 2003, the Court issued an opinion and order granting in part and denying in part the motion as to the Company. In addition, in October 2002, Joaquin F. Blaya, Steven E. Dawson and Manuel A. Borges were dismissed from this case without prejudice. A special committee of the board of directors has authorized the Company to negotiate a settlement of the pending claims substantially consistent with a memorandum of understanding negotiated among class plaintiffs, all issuer defendants and their insurers. Any such settlement would be subject to approval by the Court.

We consider this claim, as it relates to the Company, to be wholly without merit and we will vigorously defend against such claim. Pursuant to the underwriting agreement between the Company and the Underwriters, we believe that the Underwriters must indemnify the Company with respect to all written information relating to the Underwriters and furnished by them to the Company. Accordingly, the ultimate loss, if any, that may result cannot be reasonably determined and, accordingly, no accrual for this matter has been recorded as of June 30, 2003.

7.   Subsequent Events

On August 1, 2003, the Company elected not to pay the interest payment due on such date in the amount of $9,287,670 with respect to its 11 3/4% Senior Discount Notes due 2006 issued under an Indenture dated July 27, 1998. The Company is presently in discussions with representatives of the holders of the notes. Under the Indenture pursuant to which the notes were issued, the Company has until September 2, 2003 to make such interest payment before the occurrence of an event of default exists under the Indenture. If the Company fails to make the payment on or before that date, then the approximately $158 million principal amount of notes, and accrued interest, may be declared immediately due and payable. Subject to the results of the discussions with representatives of the holders of the notes, the Company intends to make the interest payment on or prior to September 2, 2003.


RADIO UNICA COMMUNICATIONS CORP.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements concerning the Company's outlook for 2003 and beyond, the Company's expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. The forward-looking statements in this report are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.

Overview

We generate radio broadcasting revenue from sales of network advertising time, and sales of local and national advertising time on radio stations that we own and operate ("O&Os"). Advertising rates are, in large part, based upon the network's and each station's ability to attract audiences in demographic groups targeted by advertisers. All radio broadcasting revenue is stated net of any agency commissions. We recognize radio broadcasting revenue when the commercials are broadcast. We also generate revenue from our promotion services company, MASS Promotions, Inc. ("MASS"). We recognize revenue generated by MASS when the promotion services are performed.

Our operating expenses consist of programming expenses, marketing and selling costs, including commissions paid to our sales staff, technical and engineering costs, cost of promotion services and general and administrative expenses.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of our financial statements. In general, we base our estimates on historical experience, on information from third party professionals and on various other assumptions that we believe are reasonable under the facts and circumstances. We continually evaluate our accounting policies and estimates we use to prepare our consolidated financial statements. Actual results may differ from these estimates under different assumptions or conditions.

During the three and six months ended June 30, 2003, our critical accounting policies and the nature of our estimates have not changed from those disclosed in our annual report on Form 10-K for the year ended December 31, 2002.

Results of Operations

Three Months Ended June 30, 2003 Compared to the Three Months Ended June 30,
2002

NET REVENUE. Net revenue increased by approximately $0.1 million or 1% to approximately $12.3 million for the three months ended June 30, 2003 from approximately $12.2 million for the comparable period in the prior year. The increase in net revenue related to increased revenue generated by promotional and merchandising services associated with MASS of approximately $0.4 million, increased local spot and network revenue of approximately $0.4 million, offset by a decrease in national spot revenue of approximately $0.5 million and decreased barter revenue of approximately $0.2 million.

Direct operating expenses increased by approximately $0.2 million or 15% to approximately $1.5 million for the three months ended June 30, 2003 from approximately $1.3 million for the comparable period in the prior year. The increase in direct operating expenses was primarily due to increased barter expense, primarily related to advertising, and increased costs associated with promotional events, offset in part by the sale of assets and termination of operations at the Denver station as of February 11, 2003.

Selling, general and administrative expenses decreased by approximately $0.2 million or 3% to approximately $4.2 million for the three months ended June 30, 2003 from approximately $4.4 million for the comparable period in the prior year. The decrease in selling, general and administrative expenses primarily relates to a decrease in headcount at MASS, and the sale of assets and termination of operations at the Denver station as of February 11, 2003.

Network expenses decreased approximately $0.6 million or 16% to approximately $3.1 million for the three months ended June 30, 2003 from approximately $3.7 million for the comparable period in the prior year. The decrease in network expenses was mainly due to a decrease in the cost of network programming, decreased personnel costs, and decreased spending associated with the promotion and marketing of the network.

Corporate expenses remained constant at approximately $1.0 million for the three months ended June 30, 2003 and 2002. Corporate expenses are comprised of the cost of corporate management, legal and professional fees and insurance.

Cost of promotion services increased by approximately $0.7 million or 47% to $2.2 million for the three months ended June 30, 2003 from approximately $1.5 million for the comparable period in the prior year. The increase in the cost of promotion services was related to the variable costs associated with the increase in MASS' revenue, as well as higher out of pocket costs associated with certain client's marketing programs.

Depreciation and amortization increased by approximately $0.1 million or 9% to approximately $0.8 million for the three months ended June 30, 2003 from approximately $0.7 million for the comparable period in the prior year. The increase in depreciation and amortization was due to the additions of fixed assets arising from signal upgrades completed during 2002.

Stock option compensation expense decreased by approximately $0.1 million or 71% to approximately $43,000 for the three months ended June 30, 2003 from approximately $0.2 million for the comparable period in the prior year. Stock option compensation expense represents a non-cash charge relating to the vesting of stock options granted to employees to purchase shares of the Company's common stock. The decrease in stock option compensation expense is due to stock options granted becoming fully vested during 2002.

OTHER INCOME (EXPENSE). Other income (expense) decreased by approximately $0.5 million or 10% to approximately $(5.0) million for the three months ended June 30, 2003 from approximately $(4.5) million for the comparable period in the prior year. Other income (expense) for the three months ended June 30, 2003 included interest expense of approximately $(5.0) million and interest income and other income of approximately $0.1 million primarily. Interest expense primarily relates to the interest on the Senior Discount Notes.

NET LOSS. Net loss increased by approximately $0.4 million or 8% to approximately $(5.5) million for the three months ended June 30, 2003 from approximately $(5.1) million for the comparable period in the prior year. The increase in net loss was mainly the result of increased interest expense of approximately $0.4 million.

EBITDA. EBITDA increased by approximately $0.1 million or 115% to approximately $0.3 million for the three months ended June 30, 2003 from approximately $0.1 million for the comparable period in the prior year. The increase in EBITDA was mainly the result of a decrease in radio expenses, offset in part by an increase in the cost of promotion services for the three months ended June 30, 2003.

Six Months Ended June 30, 2003 Compared to the Six Months Ended June 30, 2002

NET REVENUE. Net revenue increased by approximately $1.6 million or 8% to approximately $21.9 million for the six months ended June 30, 2003 from approximately $20.3 million for the comparable period in the prior year. The increase in net revenue relates to increased revenue generated by promotional and merchandising services associated with MASS of approximately $1.6 million, increased local spot and network revenue of approximately $0.8 million, increased barter revenue of approximately $0.1 million, offset by a decrease in national spot revenue of approximately $0.9 million.

Direct operating expenses remained constant at approximately $2.5 million for the six months ended June 30, 2003 and 2002. Direct operating expenses are comprised of technical and programming costs at the O&Os.

Selling, general and administrative expenses remained constant at approximately $8.4 million for the six months ended June 30, 2003 and 2002. Selling, general and administrative expenses for the radio broadcasting business increased by approximately $0.2 million due to increased local sales cost. This increase was offset by a decrease in general and administrative costs associated with MASS of approximately $0.2 million due to a reduction in headcount.

Network expenses decreased by approximately $1.6 million or 21% to approximately $5.9 million for the six months ended June 30, 2003 from approximately $7.5 million for the comparable period in the prior year. The decrease in network expenses is primarily due to decreased cost of network programming, including sports rights for the 2002 Gold Cup soccer event and decreased advertising spending.

Corporate expenses remained constant at approximately $2.0 million for the six months ended June 30, 2003 and 2002. Corporate expenses are comprised of the cost of corporate management, legal and professional fees and insurance.

Cost of promotion services increased by approximately $2.2 million or 88% to $4.7 million for the six months ended June 30, 2003 from approximately $2.5 million for the comparable period in the prior year. The increase in the cost of promotion services was related to the variable costs associated with the increase in MASS' revenue, as well as higher out of pocket costs associated with certain client's marketing programs.

Depreciation and amortization increased by approximately $0.1 million or 9% to approximately $1.6 million for the six months ended June 30, 2003 from approximately $1.5 million for the comparable period in the prior year. The increase in depreciation and amortization was due to the additions of fixed and intangible assets arising from signal upgrades completed during 2002.

Stock option compensation expense decreased by approximately $0.2 million or 79% to approximately $0.1 million for the six months ended June 30, 2003 from approximately $0.3 million for the comparable period in the prior year. Stock option compensation expense represents a non-cash charge relating to the vesting of stock options granted to employees to purchase shares of the Company's common stock. The decrease in stock option compensation expense is due to stock options granted becoming fully vested during 2002.

OTHER INCOME (EXPENSE). Other income (expense) decreased by approximately $0.6 million or 7% to approximately $(9.6) million for the six months ended June 30, 2003 from approximately $(9.0) million for the comparable period in the prior year. Other income (expense) for the six months ended June 30, 2003 is mainly comprised of interest expense of approximately $(10.0) million and interest income and other income of approximately $0.3 million primarily related to the gain on the sale of the Denver radio station assets in February 2003. Interest expense primarily relates to the interest on the Senior Discount Notes.

INCOME TAX BENEFIT. The Company recorded an income tax benefit of approximately $0.1 million for the six months ended June 30, 2002. The benefit resulted from the Company's ability to utilize a portion of its net operating tax loss carryforwards to offset existing deferred tax liabilities. The Company did not record any benefit during the six months ended June 30, 2003.

NET LOSS. Net loss decreased by approximately $0.3 million or 2% to approximately $12.8 million for the six months ended June 30, 2003 from approximately $13.1 million for the comparable period in the prior year. The decrease in net loss is mainly the result of the increase in the Company's revenue of approximately $1.6 million offset by an increase in operating expenses of approximately $0.6 million, increased interest expense related to the Senior Discount Notes of approximately $0.9 million and increased interest income and other income of approximately $0.2 million.

EBITDA. EBITDA increased by approximately $1.4 million or 51% to approximately $(1.4) million for the six months ended June 30, 2003 from approximately $(2.8) million for the comparable period in the prior year. The increase in EBITDA was mainly the result of the increase in revenue, decreased network expenses and the gain on the sale of the Denver radio station assets, offset by the increase in cost of promotion services.


Use of Non-GAAP Financial Measures

The Company utilizes a financial measure that is not calculated in accordance with GAAP to assess its financial performance. A non-GAAP financial measure is defined as a numerical measure of a company's financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of operations or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. EBITDA is defined as earnings (loss) before interest, taxes, depreciation and amortization. The Company believes that the presentation of EBITDA provides useful information to investors regarding the Company's financial condition because it is a commonly used financial analysis tool for measuring and comparing media companies. EBITDA should not be considered as an alternative to net cash provided by (used in) operating activities as a measure of liquidity. This non-GAAP financial measure may not be comparable to similarly titled measures used by other companies. Below is a reconciliation of net loss to EBITDA for the three and six months ended June 30, 2003 and 2002:


                                                                                   Consolidated
                                                      -----------------------------------------------------------------------
                                                              Three Months Ended                   Six Months Ended
                                                                   June 30,                            June 30,
                                                      ----------------------------------- -----------------------------------
                                                            2003              2002              2003              2002
                                                      ----------------- ----------------- ----------------- -----------------
Net loss                                              $     (5,534,368) $     (5,111,225) $    (12,863,179) $    (13,131,404)
Adjustments:
Interest expense, net                                        4,963,108         4,514,008         9,884,756         8,922,224
Income taxes                                                        --           (39,018)               --           (78,036)
Depreciation and amortization                                  822,179           752,700         1,620,879         1,491,950
                                                      ----------------- ----------------- ----------------- -----------------
EBITDA                                                $        250,919  $        116,465  $     (1,357,544) $     (2,795,266)
                                                      ----------------- ----------------- ----------------- -----------------


Liquidity and Capital Resources

The Company has had negative cash flows since inception. Working capital and financing for the Company's acquisitions to date have been provided primarily by the proceeds from the Company's initial public offering, the issuance of the 11 3/4% Senior Discount Notes due August 1, 2006, the issuance of promissory notes, common stock and preferred stock to the Company's shareholders and proceeds from the Revolving Credit Facility.

Net cash used in operating activities increased by approximately $8.0 million or 183% to approximately $12.4 million for the six months ended June 30, 2003 from approximately $4.4 million for the comparable period in the prior year. Net cash provided by (used in) investing activities increased by $5.1 million or 236% to $2.9 million for the six months ended June 30, 2003 from approximately $(2.2) million for the comparable period in the prior year. The increase of approximately $5.1 million from 2002 to 2003 was primarily due to the proceeds received from the sale of the Denver radio station assets of approximately $3.4 million and a decrease in capital expenditures of approximately $1.7 million. Net cash provided by (used in) financing activities increased by approximately $12.2 million to approximately $11.4 million for the six months ended June 30, 2003 from approximately $(1.0) million for the comparable period in the prior year. The increase of approximately $12.2 million was due to the Company borrowing $12.0 million under its Revolving Credit Facility during the six months ended June 30, 2003.

Capital expenditures primarily relate to the purchase of broadcast equipment for the network and O&Os, leasehold improvements, computer equipment and telecommunications equipment. Capital expenditures were approximately $0.5 million and $2.2 million for the six months ended June 30, 2003 and 2002, respectively. The decrease in capital expenditures is primarily due to signal upgrades completed during 2002.

The Company believes that its current cash on hand and its borrowing availability under its Revolving Credit Facility, will at a minimum provide adequate resources to fund the Company's operating expenses, debt service, working capital requirements and capital expenditures through June 30, 2004.

On August 1, 2003, the Company elected not to pay the interest payment due on such date in the amount of $9,287,670 with respect to its 11 3/4% Senior Discount Notes due 2006 issued under an Indenture dated July 27, 1998. The Company is presently in discussions with representatives of the holders of the notes. Under the Indenture pursuant to which the notes were issued, the Company has until September 2, 2003 to make such interest payment before the occurrence of an event of default exists under the Indenture. If the Company fails to make the payment on or before that date, then the approximately $158 million principal amount of notes, and accrued interest, may be declared immediately due and payable. Subject to the results of the discussions with representatives of the holders of the notes, the Company intends to make the interest payment on or prior to September 2, 2003.

The Company through its financial advisor, CIBC World Markets Corp. ("CIBC") is currently in discussions with representatives of the Senior Discount Notes (the "Notes") in order to restructure the terms of the Notes. In addition, the Company through CIBC is in discussions with several potential investors to secure additional equity financing. There can be no assurance that the Company will be able to restructure its Notes or secure additional equity financing. In connection with the above mentioned efforts the Company has incurred approximately $1.6 million in fees through June 30, 2003. These fees are included in the balance sheet at June 30, 2003 in prepaid expenses and other currents assets. If the Company is successful in its efforts to restructure its Notes, the fees paid will be capitalized and amortized accordingly. If the Company is successful in its efforts to raise equity, the fees paid will be recorded as a reduction of the equity proceeds. If the Company is unsuccessful in its efforts to restructure its Notes or raise equity, the fees paid will be expensed.

At June 30, 2003, the Company was in breach of its Minimum Senior Interest Coverage Ratio covenant (as defined). The Company has received a waiver for this breach from the lender. In addition, the Company has received a waiver for the Minimum Senior Interest Coverage Ratio and the Maximum Senior Secured Debt covenants through December 31, 2004. In connection with the waiver of these covenants effective August 12, 2003, the Company's borrowing rate inceases to the Index Rate (as defined) plus 3.75% or LIBOR plus 4.75%. Also, in connection with the waiver, the Company's cash or availability under the Revolving Credit Facility (minus certain accounts payable, as defined) must exceed $2.5 million immediately following interest payments on its Senior Discount Notes. The Company will incur fees of approximately $125,000 associated with the above mentioned waivers. As of June 30, 2003, the Company had approximately $8.0 million of availability under the Revolving Credit Facility.

The Company is subject to other financial covenants under its Revolving Credit Facility. There is no assurance that the Company will be able to comply with its other financial covenants or that any future covenant breaches will be waived. Any breach that is not waived could result in an event of default, permitting the lenders to suspend commitments to make any advance, and to declare amounts outstanding and interest thereon due and payable, which could have a material adverse effect on our business, financial condition and results of operations.

If the Company is unable to generate sufficient cash flow, is unable to restructure its Notes, or is unable to secure additional equity financing, it may have to adopt one or more alternatives after June 30, 2004, such as further reducing or restructuring its operating costs, reducing or delaying planned capital expenditures or selling assets. There can be no assurance that any of these financing strategies could be effected on satisfactory terms, if at all.


Item 3. Quantitative and Qualitative Disclosures about Market Risk

Our exposure to interest rate risk arises principally from the variable rates associated with our Revolving Credit Facility. On June 30, 2003, we had borrowings of $12.0 million under our Revolving Credit Facility that were subject to variable rates, based on amounts outstanding as of June 30, 2003, an adverse change of 1.0% in the interest rate on our Revolving Credit Facility would have caused us to incur an increase in interest expense of approximately $0.1 million on an annual basis.

Item 4. Controls and Procedures

The Company's Chief Executive Officer and Chief Financial Officer, based on their evaluation of the Company's disclosure controls and procedures at June 30, 2003, have concluded that such disclosure controls and procedures were effective to ensure that material information relating to the Company and required to be disclosed by the Company has been made known to them and has been recorded, processed, summarized and reported timely. During the quarter ended June 30, 2003 there have not been any significant changes in the Company's internal controls or in other factors that could significantly affect these controls subsequent to the date of evaluation.

RADIO UNICA COMMUNICATIONS CORP.

 PART II - OTHER INFORMATION

 Item 1 - Legal Proceedings

On November 8, 2001, a securities class action suit was filed against the Company and the following executive officers and directors: Joaquin F. Blaya, Steven E. Dawson, and Manuel A. Borges, and the following underwriters of our initial public offering ("IPO"): Salomon Smith Barney Holdings; The Bear Stearns Companies Inc.; Credit Suisse First Boston Corp.; CIBC World Markets; FleetBoston Robertson Stephens, Inc; Deutsche Banc Alex Brown Incorporated; Merrill Lynch, Pierce, Fenner & Smith Inc.; Morgan Stanley Dean Witter & Co.; and Prudential Securities Incorporated (collectively the "Underwriters"). An Amended Complaint, captioned In re Radio Unica Communications Corp. Initial Public Offering Securities Litigation, 01 Civ. 9978 (SAS), was filed on April 20, 2002 ("Amended Complaint"). The Amended Complaint was filed in the United States District Court for the Southern District of New York on behalf of all persons who acquired our common stock between October 19, 1999 and December 6, 2000. The Amended Complaint charges defendants with violations of Sections 11, 12 and 15 of the Securities Act of 1933 and Section 10(b) and 20(a) of the Securities Exchange Act of 1934 (and Rule 10b-5 promulgated thereunder), for issuing a registration statement and prospectus that contained material misrepresentations and/or omissions. The Amended Complaint alleges that the prospectus was false and misleading because it failed to disclose (i) the agreements between the Underwriters and certain investors to provide them with significant amounts of restricted Radio Unica Communications Corp. shares in the IPO in exchange for excessive and undisclosed commissions; and (ii) the agreements between the Underwriters and certain customers under which the underwriters would allocate shares in the IPO to those customers in exchange for the customers' agreement to purchase Radio Unica Communications Corp.'s shares in the after-market at pre-determined prices. The Amended Complaint seeks an undisclosed amount of damages, as well as attorney fees.

In July 2002, the Company, Joaquin F. Blaya, Steven E. Dawson and Manuel A. Borges joined in an omnibus motion to dismiss challenging the legal sufficiency of plaintiffs' claims. The motion was filed on behalf of hundreds of issuer and individual defendants named in similar lawsuits. Plaintiffs opposed the motion, and the Court heard oral argument on the motion in November 2002. On February 19, 2003, the Court issued an opinion and order granting in part and denying in part the motion as to the Company. In addition, in October 2002, Joaquin F. Blaya, Steven E. Dawson and Manuel A. Borges were dismissed from this case without prejudice. A special committee of the board of directors has authorized the Company to negotiate a settlement of the pending claims substantially consistent with a memorandum of understanding negotiated among class plaintiffs, all issuer defendants and their insurers. Any such settlement would be subject to approval by the Court.

We consider this claim, as it relates to the Company, to be wholly without merit and we will vigorously defend against such claim. Pursuant to the underwriting agreement between the Company and the Underwriters, we believe that the Underwriters must indemnify the Company with respect to all written information relating to the Underwriters and furnished by them to the Company. Accordingly, the ultimate loss, if any, that may result cannot be reasonably determined and, accordingly, no accrual for this matter has been recorded as of June 30, 2003.

 Item 4 - Submission of Matters to a Vote of Security Holders

The Company held an annual meeting of stockholders on June 6, 2003, at which the following matters were voted upon: 1. Election of the eight directors.

2. Approval of appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2003.

The results of the meeting were as follows:

Directors                          For                 Withheld                Broker
                                                                             Non-Votes
------------------------- ---------------------- ---------------------- ---------------------
Joaquin F. Blaya                     20,098,907                197,687                    --
Jose C. Cancela                      20,098,907                197,687                    --
Mark Colodny                         20,098,907                197,687                    --
Steven E. Dawson                     20,098,907                197,687                    --
Andrew C. Goldman                    20,098,907                197,687                    --
Sidney Lapidus                       20,098,907                197,687                    --
Thomas P. Martin                     20,144,479                152,115                    --
Justin Sadrian                       20,144,479                152,115                    --



                                                                                            Broker
                              For                Against              Abstain              Non-Votes
                      -------------------- -------------------- --------------------  --------------------
Proposal 2                     20,189,682               32,706               74,206                    --


Item 6.           Exhibits and Reports on Form 8-K.

(a)          Exhibits required by Item 601 of Regulation S-K.

Exhibit
No.                                                        Description
------------  -------------------------------------------------------------------------------------------------------
31.1          Certification of Chief Executive Officer pursuant to Section 302 of Sarbanes-Oxley Act of 2002. Filed herewith.

31.2          Certification of Chief Financial Officer pursuant to Section 302 of Sarbanes-Oxley Act of 2002. Filed herewith.

32.1          Certification of Chief Executive Officer pursuant to Section 906 of Sarbanes-Oxley Act of 2002. Filed herewith.

32.2          Certification of Chief Financial Officer pursuant to Section 906 of Sarbanes-Oxley Act of 2002. Filed herewith.

(b)         Reports on Form 8-K

None.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     Radio Unica Communications Corp.


                                     By:  /s/ Steven E. Dawson
                                          -----------------------
                                          Steven E. Dawson
                                          Chief Financial Officer


Date:     August 13, 2003

                                                                    Exhibit 31.1

                           Certification pursuant to
              Rule 13a-14 of the Securities Exchange Act of 1934,
                             as adopted pursuant to
                 Section 302 of the Sarbanes-Oxley Act of 2002

I, Joaquin F. Blaya, Chief Executive Officer of Radio Unica Communications Corp. (the "Company"), certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of the Company;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to material affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


Date:  August 13, 2003
                                                  /s/ Joaquin F. Blaya
                                                  -----------------------
                                                  Joaquin F. Blaya
                                                  Chief Executive Officer

                                                                    Exhibit 31.2

                           Certification pursuant to
              Rule 13a-14 of the Securities Exchange Act of 1934,
                             as adopted pursuant to
                 Section 302 of the Sarbanes-Oxley Act of 2002

I, Steven E. Dawson, Chief Financial Officer of Radio Unica Communications Corp. (the "Company"), certify that:

1 I have reviewed this Quarterly Report on Form 10-Q of the Company;

2 Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3 Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4 The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to material affect, the registrant's internal control over financial reporting; and

5 The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


Date:  August 13, 2003                           /s/ Steven E. Dawson
                                                 -----------------------
                                                 Steven E. Dawson
                                                 Chief Financial Officer

                                                                    Exhibit 32.1

                           Certification Pursuant to
                            18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002

I, Joaquin F. Blaya, Chief Executive Officer of Radio Unica Communications Corp. (the "Company"), pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, do hereby certify as follows:

1. The quarterly report on Form 10-Q of the Company for the three and six months ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and 2. The information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company. IN WITNESS WHEREOF, I have executed this Certification this 13th day of August, 2003.

                                           /s/ Joaquin F. Blaya
                                           -------------------------------------
                                           Joaquin F. Blaya
                                           Chairman and Chief Executive Officer



A signed original of this written statement required by Section 906 has been provided to Radio Unica Communications Corp. and will be retained by Radio Unica Communications Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

                                                                   Exhibit 32.2

                           Certification Pursuant to
                            18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002


I, Steven E. Dawson, Chief Financial Officer of Radio Unica Communications Corp. (the "Company"), pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, do hereby certify as follows:

1. The quarterly report on Form 10-Q of the Company for the three and six months ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (c) The information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company. IN WITNESS WHEREOF, I have executed this Certification this 13th day of August, 2003.

                                                  /s/ Steven E. Dawson
                                                  -----------------------
                                                  Steven E. Dawson
                                                  Chief Financial Officer



A signed original of this written statement required by Section 906 has been provided to Radio Unica Communications Corp. and will be retained by Radio Unica Communications Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

                                   APPENDIX C

                     CORPORATE ORGANIZATION CHART FOR RADIO
                 UNICA COMMUNICATION CORP. AND ITS SUBSIDIARIES


                               Appendix C - Page 0

                                [CHART OMITTED]

                               Appendix C - Page 1

                                   APPENDIX D

                              LIQUIDATION ANALYSIS

                              LIQUIDATION ANALYSIS

                  The Bankruptcy Code requires that each holder of an Impaired Claim or Interest either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. The first step in meeting this test is to determine the dollar amount that would be generated from the liquidation of the Debtors' assets and properties in the context of a chapter 7 liquidation case. The gross amount of cash available would be the sum of the proceeds from the disposition of the Debtors' assets and the cash held by the Debtors at the time of the commencement of the chapter 7 case. Such amount is reduced by the amount of any Claims secured by such assets, the costs and expenses of the liquidation, and such additional administrative expenses that may result from the termina tion of the Debtors' business and the use of chapter 7 for the purposes of liquidation. Any remaining net cash would be allocated to creditors and shareholders in strict priority in accordance with section 726 of the Bankruptcy Code.

                  A general summary of the assumptions used in preparing the liquidation analysis follows.

ESTIMATE OF NET PROCEEDS

                  Estimates were made of the cash proceeds which might be realized from the liquidation of the Debtors' assets. The chapter 7 liquidation period is assumed to commence on September 30, 2003. There can be no assurance that the liquidation can be completed in a limited time frame nor is there any assurance that the recoveries assigned to the assets can in fact be realized. Under section 704 of the Bankruptcy Code, an appointed trustee must, among other duties, collect and convert the property of the estate as expeditiously as is compatible with the best interests of the parties-in-interest. The liquidation analysis assumes that there would be pressure to complete the liquidation process within twelve months. The need to convert property to cash may have an adverse impact on the proceeds realized from the sale of the Debtors' assets. For certain assets, such as prepaid expenses and other current assets, estimates of the liquidation proceeds were made for each asset individually. For other assets, such as accounts receivable, liquidation values were assessed for general classes of assets by estimating the percentage recoveries which the Debtors might achieve through their disposition.

ESTIMATE OF COSTS

                  The Debtors' cost of liquidation under chapter 7 would include the existing infrastructure expenses associated with managing the liquidation process, fees payable to a chapter 7 trustee (or trustees, as the case may be), as well as those which might be payable to attorneys and other professionals that such a trustee or trustees may engage. Further, costs of liquidation would include any obligations and unpaid expenses incurred by the Debtors during the Chapter 11 Cases and allowed in the chapter 7 case, such as trade obligations, compensation for attorneys, financial advisors, appraisers, accountants and other professionals, and costs and expenses of members of any statutory committee of unsecured creditors appointed by the United States Trustee pursuant to section 1102 of the Bankruptcy Code.

                  Additional claims would arise by reason of the breach or rejections or obligations incurred from executory contracts or leases entered into by the Debtors both prior to, and during the pendency of, the Chapter 11 Cases. It is possible that a conversion to a chapter 7 case could result in wind-down expenses being greater or less than the estimated amount. Such expenses are in part dependent on the length of time of the liquidation.

DISTRIBUTION OF NET PROCEEDS

                  The foregoing types of claims, costs, expenses, and fees and such other Claims that may arise in a liquidation case would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay pre-chapter 11 priority and unsecured Claims.

                  Moreover, the Debtors believe that the value of any distributions from the liquidation proceeds to Allowed Claims in the chapter 7 cases would be the same or less than the value of distribution under the plan because such distribution may not occur for a substantial period of time. In this regard, it is


                               Appendix D - Page 1
possible that distribution of the proceeds of the liquidation could be delayed for a year or more after the completion of such liquidation. In the event litigation were necessary to resolve the Claims, the delay could be further prolonged and administrative expenses further increased. The effects of this delay on the value of distributions under the hypothetical liquidation have not been considered.

                  THE DEBTORS' LIQUIDATION ANALYSIS IS AN ESTIMATE OF THE PROCEEDS THAT MAY BE GENERATED AS A RESULT OF A HYPOTHETICAL CHAPTER 7 LIQUIDATION OF THE ASSETS OF THE DEBTORS. Underlying the liquidation analysis are a number of estimates and assumptions that are inherently subject to significant economic, competitive and operational uncertainties and contingencies beyond the control of the Debtors or a chapter 7 trustee. Additionally, various liquida tion decisions upon which certain assumptions are based are subject to change. Therefore, there can be no assurance that the assumptions and estimates employed in determining the liquidation values of the Debtors' assets will result in an accurate estimate of the proceeds that would be realized were the Debtors to undergo an actual liquidation. The actual amounts of Claims against the Estates could vary significantly from the Debtors' estimates, depending upon the Claims asserted during the pendency of the chapter 7 case. Moreover, this liquidation analysis does not include liabilities that may arise as a result of litigation, certain new tax assessments, or other potential Claims. This analysis also does not include potential recoveries from avoidance actions. Therefore, the actual liquidation value of the Debtors could vary materially from the estimates provided herein.

                  The liquidation analysis set forth on the following page is based on the estimated values of the Debtors' assets as of August 31, 2003. These values have not been subject to any review, compilation or audit by any independent accounting firm.


                               Appendix D - Page 2

LIQUIDATION ANALYSIS
ESTIMATE AS OF AUGUST 31, 2003 -- CONSOLIDATED BASIS
(Dollars in thousands)

                                                                                               Forced
                                                        31-Aug-2003          Recovery       Liquidation
                                                          Balance             Percent         Recovery          Notes
Cash & Equivalents                                          $  10,694            100%             10,694         A1
Accounts Receivable                                             6,987             80%              5,589         A2
Prepayments and Other Current Assets                            3,855              7%                270         A3
                                                     ----------------                     --------------
Total Current Assets                                           21,536                             16,553

Net Property, Plant & Equipment                                21,313            100%             21,313         A4
Broadcast Licenses                                             96,434            100%             96,434         A5
Other Intangible Assets                                         6,089              0%                  -         A6
Other Assets                                                    2,905             10%                290         A7
                                                     ----------------                     --------------
Total Assets                                                $ 148,276                          $ 134,591
                                                     ================                     ==============


Gross Proceeds of Liquidation                               $ 134,591

Estimated Liquidation Costs:
  Fee to Chapter 7 Trustee (3%)                                 4,038
   Professional Fees                                            2,000
  Administrative Wrap-Up Costs                                  3,000
  Commissions on Property & Equipment Sales (3%)                3,532
                                                     ----------------
Funds Available to Pay Debts                                $ 122,021
                                                     ================

                                                       Estimate as of        Recovery
                                                            31-Aug-03          Amount
                                                     ----------------    ------------
Secured Claims:
Revolving Credit Facility                                      19,996            100%
General Unsecured Claims:
Senior Discount Notes                                         158,088             59%
Other General Unsecured Claims                                 15,282             59%
                                                     ----------------
                                                            $ 193,366
                                                     ================


                               Appendix D - Page 3

A1)      Cash and cash equivalents are considered fully collectible.

A2) Net of allowance for doubtful accounts. Accounts receivable are related to the Debtors' normal trade customers, and accrued/unbilled amounts.

A3) Primarily deferred costs. Also includes prepaid expenses, which are considered to be either fully or partially collectible, depending on the specific expense.

A4) Primarily broadcast equipment as well as land, a building, office equipment, computers and software, furniture and fixtures, and automobiles.

A5)      Net of accumulated amortization.

A6)      Goodwill, deferred financing costs and covenants not to compete.

A7) Primarily consists of the Company's investment in MASS, which is not anticipated to be sold for any significant proceeds under a liquidation scenario, and deposits, which are considered to be mostly collectible.


                               Appendix D - Page 4

                                   APPENDIX E

                                   PROJECTIONS

                                   PROJECTIONS

                  The Company's management analyzed the Company's ability to meet its obligations with sufficient liquidity and capital resources to conduct its business if the Plan is not consummated. The Company's management has prepared certain projections of the Company's consolidated cash flow for the second half of fiscal year 2003 through fiscal year 2004 (the "PROJECTION PERIOD"). Such projections summarized below are based upon assumptions and have been adjusted to reflect additional assumptions, including those set forth below (as adjusted, the "PROJECTIONS").

                  These Projections are based solely on the facts and circumstances known at this time with respect to the Company. Because the Projections are based on forecasts of key economic variables, including, but not limited to, the Company continuing as a going-concern, the Company's anticipated future performance, industry performance, general business and economic conditions and other matters, most of which are beyond the Company's control and involve judgments based upon past performance and industry trends which may not necessarily be indicative of future performance or trends, and some of which may not materialize, the estimates and assumptions underlying the Projections are inherently uncertain. Although considered reasonable by the Company as of the date hereof and based on the assumption that the Plan is not consummated, unanticipated events and circumstances occurring after the preparation of the Projections may affect the Company's actual financial results. Accordingly, such projections, estimates and assump tions are not necessarily indicative of current value or future performance, which may be significantly less favorable or more favorable than as set forth herein. In any contested matter or other proceeding, the statements made in this Disclosure Statement, including the Projections set forth herein, shall not constitute an admission of any fact or liability, but shall be deemed statements made in settlement negotiations.

                  The Company does not as a matter of course make public projections as to future sales, earnings, or other results. However, management has prepared the following Projections to assess whether the Company could meet its consolidated financial obligations in the event the Plan is not consummated. The accompanying Projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but in the view of the Company's management, were prepared on a reasonable basis, reflect the best currently available estimates and judgments and present, to the best of management's knowledge and belief, the expected course of action and the Company's expected future financial performance. However, this information is not fact and should not be relied upon as necessarily indicative of future results, and readers of this Disclosure Statement are cautioned not to place undue reliance on the Projections. Neither the Company's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with the Projections. There can be no assurance that the assumptions underlying the Projections will prove correct or that the Company's actual ability to cover its consolidated future principal and cash interest payment obligations will not differ from the information reflected below. THE CREDITORS SOLICITED HEREBY ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FOLLOWING FINANCIAL PROJEC TIONS IN DETERMINING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN.

                  The estimates and assumptions underlying the Projections are based on matters as they exist on the date hereof, and not as of any future date, and include revenues that have not yet been realized. Moreover, the Company may be vulnerable to competitive pressures because of its highly leveraged and uncertain financial condition, which is publicly known. In addition, the Company did not take into account any impact of the Chapter 11 Cases on its business. These factors may adversely affect the Company's business, growth opportunities and relationships with its customers, suppliers and employees. The Company does not intend to update or otherwise revise the Projections to reflect circumstances existing after the date hereof or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, except as required by applicable law. The Company also does not intend to update or review the Projections to reflect changes in general, economic or industry conditions. Information contained in any of the Company's financial statements attached to this Disclosure Statement as Appendix B will be deemed to supersede the Projections.


                               Appendix E - Page 1

                  The Projections contain certain estimates and forward-looking statements that are not based on historical facts. Some of these statements can be identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "could," "may," "plan," "project," "predict," "will" and similar expressions and include references to assumptions that the Company believes are reasonable and relate to its future prospects, developments and business strategies. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Such factors include the risk of continued slowness in the Company's major markets, the impact of competition, the timing and effectiveness of operational changes and restructuring initiatives intended to increase efficiency and productivity and reduce operating costs, the loss of a major customer or customers, the effectiveness of operational changes expected to increase efficiency and productivity, the Company's relations with its employees, variability in the Company's operating results, the Company's ability to attract and retain key personnel, the costs of compliance with environmental matters, if any, the Company's ability to protect its proprietary information, and changes in general economic, political, business and market conditions, the threat of terrorism and the impact of responses to that threat. See Section III "History and Structure of the Debtors." The forward-looking statements made in the Projections are based on events through the date on which the statements are made and the Company undertakes no obligation to revise the forward-looking statements included in the Projections to reflect any future events or circumstances.

                  The Projections should be read in conjunction with the assumptions, qualifications and explanations set forth in this Disclosure Statement, including those set forth under "Principal Assumptions for the Projections" below.

PRINCIPAL ASSUMPTIONS FOR THE PROJECTIONS

                  The Projections are based on numerous assumptions, including various assumptions regarding the Company's anticipated future performance, industry performance, general business and economic conditions and other matters, most of which are beyond the Company's control. In addition, the Projections assume that the Company continues as a going-concern, and does not contemplate the effects of the Chapter 11 Cases on the Company's business, nor do the Projections assume that any of the transactions contemplated by the Plan will be consummated. Therefore, although the Projections are necessarily presented with numerical specificity, the actual results achieved during the Projection Period will vary from the projected results. These variations may be material. THE DEBTORS EXPECT THAT THE PLAN WILL BE CONFIRMED AND CONSUMMATED. IF THIS OCCURS, THE ASSUMPTIONS UNDERLYING THE PROJECTIONS WILL BE FALSE AND THE PROJECTIONS WILL NOT BE ACCURATE. Accordingly, no representation can be or is being made with respect to the accuracy of the Projections or the ability of the Company to achieve the projected results of operations.

                  Additional information relating to the principal assumptions used in preparing the Projections is set forth below:

                  Revenue: Revenue projections are based on past revenue history, estimates regarding industry growth, client spending patterns, and related estimates regarding industry growth, client spending patterns, and related estimates. The Company does not assume any significant client losses or gains, or any material changes in its operations.

                  Selling, General and Administrative Expenses: Estimates are based on past expense history, current operational cost structures and expected increases in costs. The Company does not assume any significant reductions or increases in expenses.

                  Interest Expense: Interest expense in the Projections do not reflect the cancellation or amendment of the Company's existing debt facilities.

                  THE PROJECTIONS ASSUME THAT THE COMPANY DOES NOT CONSUMMATE THE PLAN, AND THAT IT CONTINUES AS A GOING-CONCERN. THE PROJECTIONS SHOW THAT BY THE THIRD QUARTER OF 2004, THE COMPANY'S CASH RESERVES WILL HAVE BEEN EXHAUSTED.


                               Appendix E - Page 2

                        RADIO UNICA COMMUNICATIONS CORP.
                                   PROJECTIONS

                                                                             2003

                                                     ACTUAL               CASH FLOW
                                                      THRU               PROJECTION          TOTAL FOR        TOTAL
                                                      JUNE           Q3            Q4        SIX MONTHS       2003
                                                   ----------     ---------      --------    ----------     ---------
REVENUE
  Network                                          $    6,645     $   4,592      $  3,941     $   8,533     $  15,178
  Local                                                 7,340         4,105         3,527         7,632        14,971
  National                                              2,885         2,483         2,126         4,609         7,495
  TOTAL GROSS COMMERCIAL AIR TIME                      16,871        11,180         9,594        20,774        37,644
  Agency Commissions                                    1,874         1,242         1,069         2,310         4,184
  Net Commercial Air Time                              14,997         9,938         8,525        18,463        33,460
  Other/Barter                                          1,575           699           671         1,370         2,945
  TOTAL NET RADIO REVENUE                              16,572        10,637         9,196        19,834        36,405
OPERATING EXPENSES:
  Technical                                               872           456           429           885         1,757
  Promotions/Affiliate Relations                          482           213           237           450           932
  Programming                                           4,284         2,807         2,135         4,942         9,226
  Sales                                                 6,902         3,661         3,357         7,017        13,919
  G&A                                                   3,692         1,940         2,064         4,004         7,696
  Corporate Expense                                     1,963         3,500         1,000         4,500         6,463
TOTAL OPERATING EXPENSES:                              18,195        12,576         9,222        21,798        39,993

OPERATING GAIN (LOSS) (EBITDA)                         (1,624)       (1,938)          (26)       (1,964)       (3,588)
CASH FLOW
  Proceeds from sale of station as                      3,412             -             -             -         3,412
  Capital expenditures                                   (480)          (47)          (30)          (77)         (557)
  Working Capital                                      (1,373)          860           682         1,543           170
  Repayment of Notes Payable                             (639)            -             -             -          (639)
  Senior Credit Facility- Draws                        12,000         7,996             -         7,996        19,996
  Interest on Senior Facility                            (181)         (233)         (300)         (533)         (714)
  Interest payments on LT Debt                         (9,288)       (9,288)            -        (9,288)      (18,575)
  Net increase (decrease) in cash                       1,828        (2,651)          327        (2,324)         (496)
  Cash at beginning of period                          11,055        12,883        10,232        12,883        11,055
  Cash at end of period                            $   12,883     $  10,232      $ 10,559     $  10,559     $  10,559
                                                   ==========     =========      ========     =========     =========

                                                                             2004
                                                                    Cash Flow Projection
                                                       Q1             Q2           Q3            Q4         Total 2004
                                                   ----------     ---------     ---------     ---------     ----------
REVENUE
  Network                                          $    2,687     $   4,091     $   4,684     $   4,020     $  15,482
  Local                                                 3,336         4,371         4,310         3,703        15,720
  National                                              1,067         1,963         2,607         2,232         7,869
  TOTAL GROSS COMMERCIAL AIR TIME                       7,090        10,425        11,601         9,955        39,071
  Agency Commissions                                      790         1,161         1,292         1,109         4,353
  Net Commercial Air Time                               6,300         9,264        10,309         8,846        34,719
  Other/Barter                                            690           690           690           690         2,760
  TOTAL NET RADIO REVENUE                               6,990         9,954        10,999         9,536        37,479
OPERATING EXPENSES:
  Technical                                               430           451           460           433         1,774
  Promotions/Affiliate Relations                          144           343           215           239           941
  Programming                                           1,758         2,394         4,003         2,157        10,312
  Sales                                                 2,446         3,484         3,850         3,338        13,118
  G&A                                                   1,904         1,806         4,492         2,093        10,295
  Corporate Expense                                     1,000         1,002         1,002         1,002         4,006
TOTAL OPERATING EXPENSES:                               7,682         9,480        14,023         9,262        40,446

OPERATING GAIN (LOSS) (EBITDA)                           (692)          474        (3,024)          275        (2,967)
CASH FLOW
  Proceeds from sale of station as                          -
  Capital expenditures                                    (30)          (30)          (30)          (30)         (120)
  Working Capital                                       1,196        (1,062)         (852)          545          (174)
  Repayment of Notes Payable                                -          (500)            -             -          (500)
  Senior Credit Facility- Draws                             -             -             -             -             -
  Interest on Senior Facility                            (300)         (300)         (300)         (300)       (1,200)
  Interest payments on LT Debt                         (9,288)            -        (9,288)            -       (18,575)
  Net increase (decrease) in cash                      (9,114)       (1,417)      (13,494)          489       (23,536)
  Cash at beginning of period                          10,559         1,445            28       (13,466)       10,559
  Cash at end of period                            $    1,445     $      28     $ (13,466)    $ (12,977)    $ (12,977)
                                                   ==========     =========     =========     =========     =========


                               Appendix E - Page 3

RADIO UNICA COMMUNICATIONS CORP., RADIO UNICA CORP., BLAYA INC., ORO SPANISH BROADCASTING INC., RADIO UNICA NETWORK, INC., RADIO UNICA OF CHICAGO, INC., RADIO UNICA OF CHICAGO LICENSE CORP., RADIO UNICA OF DALLAS, INC., RADIO UNICA OF DALLAS LICENSE CORP., RADIO UNICA OF DENVER, INC., RADIO UNICA OF DENVER LICENSE CORP., RADIO UNICA OF FRESNO, INC., RADIO UNICA OF FRESNO LICENSE CORP., RADIO UNICA OF HOUSTON LICENSE CORP., RADIO UNICA OF LOS ANGELES, INC., RADIO UNICA OF LOS ANGELES LICENSE CORP., RADIO UNICA OF MCALLEN, INC., RADIO UNICA OF MCALLEN LICENSE CORP., RADIO UNICA OF MIAMI, INC., RADIO UNICA OF MIAMI LICENSE CORP., RADIO UNICA OF NEW YORK, INC., RADIO UNICA OF NEW YORK LICENSE CORP., RADIO UNICA OF PHOENIX, INC., RADIO UNICA OF PHOENIX LICENSE CORP., RADIO UNICA OF SACRAMENTO, INC., RADIO UNICA OF SACRAMENTO LICENSE CORP., RADIO UNICA OF SAN ANTONIO, INC., RADIO UNICA OF SAN ANTONIO LICENSE CORP., RADIO UNICA OF SAN DIEGO, INC., RADIO UNICA OF SAN DIEGO LICENSE CORP., RADIO UNICA OF SAN FRANCISCO INC., RADIO UNICA OF SAN FRANCISCO LICENSE CORP., RADIO UNICA SALES CORP., RADIO UNICA OF TUCSON, INC., RADIO UNICA OF TUCSON LICENSE CORP. AND UNICALIBROS PUBLISHING CORP.


                              SOLICITATION OF VOTES
              WITH RESPECT TO JOINT PREPACKAGED PLAN OF LIQUIDATION


     IF YOU ARE A HOLDER OF A PREPETITION SENIOR NOTE CLAIM AND HAVE ANY QUESTIONS, PLEASE CONTACT:

                           INNISFREE M&A INCORPORATED
                               501 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                               TEL: (877) 750-2689
                      BANKS AND BROKERS CALL (212) 750-5833

    REQUESTS BY HOLDERS OF PREPETITION SENIOR NOTE CLAIMS, BROKERS, DEALERS,
     OR OTHER NOMINEES FOR ADDITIONAL COPIES OF THIS DISCLOSURE STATEMENT OR
                      OTHER QUESTIONS SHOULD BE DIRECTED TO
                           INNISFREE M&A INCORPORATED.


                               Appendix E - Page 4